Registration No. 33-88818

    As filed with the Securities and Exchange Commission on March 24, 1995




                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                AMENDMENT NO. 2

                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________
                          Glenayre Technologies, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                         (State or other jurisdiction
                       of incorporation or organization)
                                     3669
                         (Primary Standard Industrial
                          Classification Code Number)
                                  98-0085742
                               (I.R.S. Employer
                              Identification No.)
                             4201 Congress Street
                                   Suite 455
                       Charlotte, North Carolina  28209
                                 704/553-0038
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             _____________________
                               CLARKE H. BAILEY
                      Chairman of the Executive Committee
                        520 Madison Avenue, 35th Floor
                           New York, New York  10022
                                 212/935-5678
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                 Please send copies of all communications to:
                            Myles E. Standish, Esq.
                  Kennedy Covington Lobdell & Hickman, L.L.P.
                         NationsBank Corporate Center
                      100 North Tryon Street, Suite 4200
                            Charlotte, N.C.  28202
                                 704/331-7400
                            Robert H. Miller, Esq.
                         Gray Cary Ware & Freidenrich
                              400 Hamilton Avenue
                         Palo Alto, California  94301
                                 415/328-6561
                               _________________
       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
                                _______________
                        CALCULATION OF REGISTRATION FEE


Title of Each Class               Amount          Proposed Maximum      Proposed Maximum      Amount of
 of Securities to                 to be              Offering               Aggregate        Registration
  be Registered                 Registered        Price per Unit        Offering Price         Fee
Common Stock, $.02 par value    750,000(1)           $38.25 (2)           $28,687,500         $9,893.00(3)

(1)  Includes 227,939 shares issuable upon exercise of stock options.
(2) Determined in accordance with Rule 457(f)(1) based upon the fair market value of a share of Common Stock on January 25, 1995. Estimated solely for the purpose of calculating the registration fee.
(3)  Previously paid.


 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             CROSS-REFERENCE SHEET



               Item Number and Form S-4 Caption                                Location in Prospectus

1.   Forepart of Registration Statement and Outside Front Cover         Facing Page of Registration Statement; Cross-
     Page of Prospectus                                                 reference sheet; Outside front cover page of
                                                                        Prospectus

2.   Inside Front and Outside Back Cover Page of Prospectus             Available Information; Incorporation of
                                                                        Certain Documents by Reference; Inside Front
                                                                        Cover Page of Prospectus; Table of Contents

3.   Risk Factors, Ratio of Earnings to Fixed Charges and Other         Summary; The Companies; The Merger; Selected
     Information                                                        Consolidated Financial Information; Selected
                                                                        Pro Forma Financial Information;
                                                                        Comparative Per Share Data; Book Value Per
                                                                        Share; Market Value Information; Glenayre
                                                                        Risk Factors

4.   Terms of the Transactions                                          The Merger

5.   Pro Forma Financial Information                                    Pro Forma Financial Information

6.   Material Contacts with the Company Being Acquired                  Not Applicable

7.   Additional Information Required for Reoffering by Persons
     and Parties Deemed to be Underwriters                              Not Applicable

8.   Interests of Named Experts and Counsel                             Legal Matters; Experts

9.   Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities                                         Not Applicable

10.  Information with Respect to S-3 Registrants                        Not Applicable

11.  Incorporation of Certain Documents by Reference                    Incorporation of Certain Documents by
                                                                        Reference

12.  Information with Respect to S-2 or S-3 Registrants                 Not Applicable

13.  Incorporation of Certain Documents by Reference                    Not Applicable

14.  Information with Respect to Registrants Other than S-3 or
     S-2 Registrants                                                    Not Applicable


15.  Information with Respect to S-3 Companies                          Not Applicable

16.  Information with Respect to S-2 or S-3 Companies                   Not Applicable


17.  Information with Respect to Companies Other than S-3 or S-2
     Companies                                                          MUX


18.  Information if Proxies, Consents or Authorizations are to          MUX Shareholders' Meeting; The Merger;
     be Solicited                                                       Security Ownership of Certain Beneficial
                                                                        Owners of MUX Common Stock; Rights of
                                                                        Shareholders Electing to Exercise Their
                                                                        Rights to Dissent; Incorporation of Certain
                                                                        Documents by Reference

19.  Information if Proxies, Consents or Authorizations are not
     be solicited or in an Exchange Offer                               Not Applicable

                              WESTERN MULTIPLEX CORPORATION
                             300 Harbor Boulevard
                          Belmont, California  94002



                                                                March 24, 1995


Dear Shareholder:


 You are cordially invited to attend a Special Meeting of Shareholders of Western Multiplex Corporation ("MUX") which will be held at 2:30 p.m., local time, on April 25, 1995, at 300 Harbor Boulevard, Belmont, California.


 At the Special Meeting, holders of the Common Stock of MUX ("MUX Common Stock") will be asked to consider and vote upon a proposal to approve and adopt an Acquisition Agreement dated as of January 3, 1995 (the "Acquisition Agreement") among Glenayre Technologies, Inc., a Delaware corporation ("Glenayre"), MUX Acquisition Corp., a California corporation and wholly-owned subsidiary of Glenayre ("Glenayre Sub"), MUX, John Woods and Frank Hegarty (collectively, the "Principal Shareholders") and certain other MUX shareholders and holders of options to acquire MUX Common Stock, and the Agreement of Merger attached to the Acquisition Agreement as Exhibit C (the "Agreement of Merger") (the Acquisition Agreement and the Agreement of Merger are collectively referred to herein as the "Agreement"). The Agreement provides for the merger of Glenayre Sub with and into MUX, with MUX as the surviving corporation and continuing as a wholly-owned subsidiary of Glenayre (the "Merger"). Under the Agreement, each share of MUX Common Stock (other than shares, if any, held by shareholders who perfect their rights to dissent under the California General Corporation Law (the "CGCL")) will be converted into the right to receive .0943848 of one share of Glenayre Common Stock, $.02 par value ("Glenayre Common Stock"), and each stock option right to purchase one share of MUX Common Stock (a "MUX Stock Option") will be converted into the right to purchase .0943848 of one share of Glenayre Common Stock and the option exercise price will be adjusted by dividing the current option exercise price by .0943848. The Merger is intended to be tax-free to MUX's shareholders for federal income tax purposes to the extent that shares of MUX Common Stock are exchanged solely for shares of Glenayre Common Stock.

 Under the Acquisition Agreement, certain shareholders of MUX who receive Glenayre Common Stock pursuant to the Merger (the "Indemnifying Shareholders") and certain holders of MUX Stock Options (the "Indemnifying Option Holders") will be required, for a period of one year from the effective time of the Merger, to indemnify Glenayre against certain potential losses specified in the Acquisition Agreement incurred by Glenayre or MUX, to the extent such losses exceed $150,000 in the aggregate. A percentage of the shares of Glenayre Common Stock issued in connection with the Merger to each Indemnifying Shareholder will be placed in escrow and a portion of the MUX Stock Options, which will be converted into options to acquire Glenayre Common Stock in the Merger, held by an Indemnifying Option Holder (and the shares of Glenayre Common Stock received upon exercise) will be subject to forfeiture upon application to satisfy the foregoing indemnification obligations. The Indemnifying Shareholders and the Indemnifying Option Holders' indemnification obligation is limited to, respectively, the shares escrowed and the options subject to forfeiture.


 On March 22, 1995, the closing sale price of Glenayre Common Stock on the NASDAQ National Market System was $43.00 per share. Based on such price, and after applying the exchange ratio of .0943848 for each share of MUX Common Stock, the value of each share of MUX Common Stock after the Merger would be $4.06 per share, or an aggregate of approximately $32,261,552 for all shares and options for shares of MUX Common Stock. The value of each share of MUX Common Stock at the actual closing of the Merger could be higher or lower than $4.06, depending on the market price of Glenayre Common Stock at the effective time of the Merger. You are urged to review the current stock price of Glenayre Common Stock during the period leading up to the meeting.


 John Woods, Frank Hegarty and John Bartelme (the "Large Shareholders"), who together beneficially own approximately 67% of the MUX Common Stock issued and outstanding on the record date, have indicated they intend to vote in favor of the Merger, although they are not contractually obligated to Glenayre to do so. If they do vote in favor of the Merger, their votes will be sufficient to assure approval of the Merger under California law.

 Although neither MUX nor Glenayre sought or received a fairness opinion with respect to the terms of the Merger, the MUX Revised and Restated Stock Ownership Plan and Trust (the "ESOP") has sought, and the closing of the Merger is contingent on the MUX ESOP receiving, an opinion of Houlihan Lokey Howard & Zukin to the effect that the terms of the Merger are fair to the ESOP from a financial point of view. See the discussion in the Proxy Statement/Prospectus at "The Acquisition Agreement--Fairness Opinion for ESOP."

 The Large Shareholders who collectively hold 68% of the MUX Common Stock (including the shares of MUX Common Stock subject to exercisable options held by the Large Shareholders) have granted to Glenayre an option to purchase all their shares of MUX Common Stock and all of the shares of MUX Common Stock subject to exercisable options held by the Large Shareholders in the event the Merger is not consummated for certain reasons or the Acquisition Agreement is terminated for certain reasons.

 The proposed Merger is described more completely in the accompanying Proxy Statement/Prospectus, the forepart of which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction and provides specific information concerning the Special Meeting. I urge you to review carefully the Proxy Statement/Prospectus and the accompanying Annexes and the information contained therein.

 The MUX Board of Directors has determined that the Merger is in the best interests of MUX and its shareholders. We are enthusiastic about the combination with Glenayre, which we believe carries distinct advantages for MUX and its shareholders.

 AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ACQUISITION AGREEMENT AND AGREEMENT OF MERGER AND RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ACQUISITION AGREEMENT AND AGREEMENT OF MERGER.

 It is very important that your shares be represented at the Special Meeting, regardless of whether or not you plan to attend in person. The affirmative vote of a majority of the outstanding shares of MUX Common Stock entitled to vote at the Special Meeting is required to approve the Merger. Consequently, a failure to vote will have the same effect as a vote against the proposal. Therefore, please complete, sign and date the accompanying proxy card and promptly return it in the enclosed prepaid envelope to ensure that your shares will be voted at the Special Meeting. If you are present at the meeting you may, if you wish, withdraw your proxy and vote in person.

 If you elect to vote in favor of the Merger, you should also fill out the enclosed acknowledgment and return it, along with your certificates for shares of MUX Common Stock, to MUX in the enclosed prepaid envelope. Participants in the MUX ESOP are entitled to vote any shares of MUX Common Stock held in their account by the ESOP. However, certificates for such shares will be delivered to MUX by the ESOP along with an acknowledgment filled out by the ESOP.

                             Sincerely,


                             John Woods
                             President

                        WESTERN MULTIPLEX CORPORATION
                             300 HARBOR BOULEVARD
                          BELMONT, CALIFORNIA  94002


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON APRIL 25, 1995


To the Shareholders of Western Multiplex Corporation:


 Notice Is Hereby Given that, pursuant to the call of its Board of Directors, a Special Meeting of Shareholders (the "Special Meeting") of Western Multiplex Corporation, a California corporation ("MUX"), will be held on April 25, 1995, at 300 Harbor Boulevard, Belmont, California, commencing at 2:30 p.m., local time, to consider and vote upon the following matter:


      A proposal to approve and adopt an Acquisition Agreement dated as of January 3, 1995 (the "Acquisition Agreement") among Glenayre Technologies, Inc., a Delaware corporation ("Glenayre"), MUX Acquisition Corp., a California corporation and wholly-owned subsidiary of Glenayre ("Glenayre Sub"), MUX, John Woods and Frank Hegarty and certain other shareholders of MUX who will receive shares of the Common Stock of Glenayre, $.02 par value, pursuant to the Acquisition Agreement, and certain holders of options to purchase MUX Common Stock, and the Agreement of Merger attached to the Acquisition Agreement as Exhibit C, providing for the merger of Glenayre Sub with and into MUX, with MUX as the surviving corporation and continuing as a wholly-owned subsidiary of Glenayre (the "Merger"). Under the Acquisition Agreement, each share of MUX Common Stock (other than shares, if any, held by shareholders who perfect their rights to dissent under the California General Corporation Law (the "CGCL")) will be converted into the right to receive .0943848 of one share of Glenayre Common Stock and each stock option right to purchase one share of MUX Common Stock will be converted into the right to purchase .0943848 of one share of Glenayre Common Stock and the option exercise price will be adjusted by dividing the current option exercise price by .0943848.

 The Merger and other related matters are more fully described in the accompanying Proxy Statement/Prospectus and Annexes thereto, which form a part of this Notice.

 The Board of Directors unanimously recommends that the holders of MUX Common Stock vote in favor of the Acquisition Agreement and the Agreement of Merger.

 Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of MUX Common Stock. Only shareholders of record at the close of business on March 10, 1995, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

 A summary of certain provisions of Chapter 13 of the CGCL pertaining to the rights of dissenting shareholders in connection with the Merger is included in the Proxy Statement/Prospectus in the section entitled "Rights of Shareholders Electing to Exercise Their Rights to Dissent." The complete text of Chapter 13 of the CGCL is set forth in Annex II to the Proxy Statement/Prospectus.

 Whether or not you plan to attend the Special Meeting, please fill in, sign, date and return the enclosed form of proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                             Sincerely,


                             John Woods
                             President

March 24, 1995

                            YOUR VOTE IS IMPORTANT

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                               PROXY STATEMENT

                        WESTERN MULTIPLEX CORPORATION

                 Special Meeting to be Held on April 25, 1995

                                  PROSPECTUS

                         GLENAYRE TECHNOLOGIES, INC.
                                750,000 Shares
                                 Common Stock
                                $.02 par value

 This Proxy Statement/Prospectus and the accompanying form of proxy are being first furnished on or about March 24, 1995 to the holders of the common stock of Western Multiplex Corporation, a California corporation ("MUX"), in connection with the solicitation of proxies by the MUX Board of Directors, to be used at the Special Meeting of Shareholders of MUX to be held on April 25, 1995 at 2:30 p.m., local time, and at any adjournments or postponements thereof (the "MUX Meeting"). At the MUX Meeting, the holders of MUX Common Stock (the "MUX Shareholders") will be asked to consider and vote upon a proposal to approve and adopt an Acquisition Agreement (the "Acquisition Agreement") attached hereto as Annex I dated as of January 3, 1995, by and among Glenayre Technologies, Inc., a Delaware corporation ("Glenayre"), MUX Acquisition Corp., a California corporation ("Glenayre Sub"), MUX, John Woods and Frank Hegarty (collectively, the "Principal Shareholders"), certain other shareholders of MUX who will receive Glenayre Common Stock, $.02 par value ("Glenayre Common Stock") in the Merger (defined below) and certain holders of options to purchase MUX Common Stock ("MUX Stock Options") and the Agreement of Merger attached thereto as Exhibit C (the "Agreement of Merger") (the Acquisition Agreement and the Agreement of Merger are collectively referred to herein as the "Agreement"). The Agreement provides for the merger of Glenayre Sub with and into MUX with MUX as the surviving corporation and continuing as a wholly-owned subsidiary of Glenayre (the "Merger").


 Pursuant to the terms of the Agreement, each share of MUX Common Stock outstanding as of the time the Merger is consummated (the "Effective Time"), except for shares as to which dissenters' rights have been perfected under the California General Corporation Law (the "CGCL"), will be converted into the right to receive .0943848 of one share of Glenayre Common Stock (the "Exchange Ratio"). Cash will be paid in lieu of the issuance of fractional shares of Glenayre Common Stock. In connection with the Merger, MUX Stock Options will be converted into options to purchase that number of shares of Glenayre Common Stock equal to the number of shares of MUX Common Stock covered by the MUX Stock Options multiplied by the Exchange Ratio and the exercise price will be adjusted by dividing the exercise price by the Exchange Ratio. See "The Merger--Conflicts of Interest." A total of 522,061 shares of Glenayre Common Stock will be issued in the Merger in exchange for MUX Common Stock (subject to adjustment for payments in cash to


                        (Cover continued on next page)

 Consideration should be given to the factors set forth under the caption "Glenayre Risk Factors."
    ______________________________________________________________________

 THE SECURITIES ISSUABLE PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS
 HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
    ______________________________________________________________________

 This Proxy Statement/Prospectus and the accompanying form of proxy and Acknowledgment are first being mailed or delivered to shareholders of MUX on or about March 24, 1995.

    ______________________________________________________________________
                                      1


        The date of this Proxy Statement/Prospectus is March 24, 1995.

(continued from previous page)


dissenting MUX Shareholders, payment of fractional shares and for any exercise of MUX Stock Options prior to the Effective Time) and 227,939 shares of Glenayre Common Stock will be reserved for issuance upon exercise of MUX Stock Options (subject to adjustment for the exercise of MUX Stock Options prior to the Effective Time).


 Certain MUX Shareholders (the "Indemnifying Shareholders") and certain holders of MUX Stock Options (the "Indemnifying Option Holders") (the Indemnifying Shareholders and the Indemnifying Option Holders are collectively referred to herein as the "Indemnifying Equity Holders") will be obligated to indemnify Glenayre for a period of one year from the Effective Time against losses which in the aggregate exceed $150,000 that Glenayre or MUX may incur as a result of the incorrectness or breach of any representations, warranties or covenants of any holder of a MUX Stock Option or a MUX Shareholder (collectively, a "MUX Equity Holder") or MUX contained in the Acquisition Agreement, the Acknowledgments executed by each of the MUX Equity Holders pursuant to the Acquisition Agreement (the "Acknowledgments") or any other document, certificate or agreement entered into or furnished by any MUX Equity Holder or MUX pursuant to the Agreement or the Acknowledgments and for certain other items specified in the Acquisition Agreement. Certain shares of Glenayre Common Stock issued in connection with the Merger to the Indemnifying Shareholders will be held in escrow and may be applied to satisfy such indemnification obligations and a portion of certain MUX Stock Options outstanding at the Effective Time, which will be converted into options to purchase Glenayre Common Stock at the Effective Time, held by the Indemnifying Option Holders (and the shares of Glenayre Common Stock received upon exercise) will be subject to forfeiture upon application to satisfy the foregoing indemnification obligations. All shares held in escrow (the "Escrowed Shares") will be issued and outstanding shares of Glenayre Common Stock registered in the names of the respective Indemnifying Equity Holders and the respective Indemnifying Equity Holders will be entitled to vote, sell and receive dividends on the Escrowed Shares and will otherwise have full equity rights to the Escrowed Shares, except that any proceeds related to the Escrowed Shares will be placed in escrow until the expiration of the escrow period. Indemnifying Option Holders will be entitled to exercise any options subject to forfeiture and the shares received on the exercise thereof will thereafter become Escrowed Shares until expiration of the escrow period. The Indemnifying Equity Holders' indemnification obligation is limited to the shares escrowed and the options subject to forfeiture. See "The Acquisition Agreement-- Indemnification" and "The Acquisition Agreement--Representations and Warranties."


 Glenayre Common Stock is traded on the NASDAQ National Market System under the symbol "GEMS." On March 22, 1995 the closing price of Glenayre Common Stock as reported on the NASDAQ National Market System was $43.00. Glenayre has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 750,000 shares of Glenayre Common Stock issuable in connection with the Merger, of which this Proxy Statement/Prospectus is a part and a reference to this document as a Proxy Statement/Prospectus shall also constitute a reference to it as a prospectus.


 All information concerning Glenayre contained in this Proxy Statement/Prospectus has been furnished by Glenayre and all information concerning MUX prior to the Merger contained in this Proxy Statement/Prospectus has been furnished by MUX. No person is authorized to give any information or to make any representation with respect to the matters described in this Proxy Statement/Prospectus other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by Glenayre, MUX or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made hereunder shall, under any circumstances, create any implication that there has not been any change in the assets, properties or affairs of Glenayre or MUX since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                            AVAILABLE INFORMATION

 Glenayre is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Public Reference Facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

 This Proxy Statement/Prospectus constitutes a part of the Registration Statement filed by Glenayre under the Securities Act, with respect to the shares of Glenayre Common Stock to be issued, and upon exercise of options to purchase Glenayre Common Stock proposed to be issued, in the Merger. As permitted by the rules issued by the Commission under the Securities Act, this Proxy Statement/Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to Glenayre and Glenayre Common Stock. Any statements contained herein concerning the provisions of any document filed with the Commission are not necessarily complete, and each such statement is qualified by reference to the copy of such document filed with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 The following documents filed with the Commission are hereby incorporated by reference in this Proxy Statement/Prospectus: (i) Glenayre's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; (ii) Glenayre's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;
(iii) Glenayre's Current Report on Form 8-K dated March 7, 1995 and (iv) the description of Glenayre's Common Stock contained in Glenayre's registration statement filed pursuant to Section 12 of the Exchange Act (and any amendment or report filed for the purpose of updating the description).

 All documents filed by Glenayre pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the MUX Meeting are deemed to be a part hereof from the date of filing of such documents. Any statement contained in the document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


 This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (including the schedules to the Acquisition Agreement), other than certain exhibits to such documents, are available without charge upon request made to Glenayre Technologies, Inc., Attention: Stan Ciepcielinski, 4201 Congress Street, Suite 455, Charlotte, North Carolina 28209 (telephone 704/553-0038). In order to ensure timely delivery of the documents, any request should be delivered to Glenayre by April 18, 1995.

                              TABLE OF CONTENTS


                                                                          Page

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . 3

SUMMARY OF PROXY STATEMENT/PROSPECTUS. . . . . . . . . . . . . . . . . . .   7
 Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
 The Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
 Effect of the Merger; Consideration . . . . . . . . . . . . . . . . . . .   8
 Recommendations of the Boards of Directors. . . . . . . . . . . . . . . .   8
 Effective Time of the Merger. . . . . . . . . . . . . . . . . . . . . . .   8
 Option to Acquire Majority Interest in MUX. . . . . . . . . . . . . . . . . 9
 Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . 9
 Indemnification and Escrow Arrangements . . . . . . . . . . . . . . . . . . 9
 Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
 Approval and Conditions to Consummation of the Merger . . . . . . . . . .  10
 Termination of the Acquisition Agreement; No-Shop Provisions. . . . . . .  11
 Transaction Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
 Federal Income Tax Consequences of the Merger . . . . . . . . . . . . . .  12
 Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . .    12

 Effects of Merger on Rights of Shareholders . . . . . . . . . . . . . . .  13

 Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .13
 Listing with the NASDAQ National Market System  . . . . . . . . . . . . . .13
 Market Value Information. . . . . . . . . . . . . . . . . . . . . . . . . .13

SUMMARY CONSOLIDATED FINANCIAL INFORMATION . . . . . . . . . . . . . . . .  14
 Glenayre Technologies, Inc. . . . . . . . . . . . . . . . . . . . . . . .  14
 GEMS Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
 Western Multiplex Corporation . . . . . . . . . . . . . . . . . . . . . .  17

SUMMARY PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . .18

COMPARATIVE PER SHARE DATA . . . . . . . . . . . . . . . . . . . . . . . .  19

GLENAYRE RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . .20
 Potential Market Changes Resulting from Technological Advances  . . . . . .20
 Competitive Market Conditions . . . . . . . . . . . . . . . . . . . . . . .20
 Variability of Quarterly Results. . . . . . . . . . . . . . . . . . . . . .20
 Volatility of Stock Price . . . . . . . . . . . . . . . . . . . . . . . . .20
 Dependence upon Key Personnel . . . . . . . . . . . . . . . . . . . . . . .21
 International Business Risks. . . . . . . . . . . . . . . . . . . . . . . .21
 Protection of Proprietary Technology and Infringement Claims. . . . . . . .21
 Potential Changes in Government Regulation. . . . . . . . . . . . . . . . .21
 Possible Anti-Takeover Effect of Glenayre's Charter and Bylaws and Delaware Law 22
 Lack of Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
 Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

                                              4


MUX SHAREHOLDERS' MEETING  . . . . . . . . . . . . . . . . . . . . . . . .  23
 Meeting of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . .  23
 Purpose of Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 Record Date; Voting Requirements at Meeting . . . . . . . . . . . . . . .  23
 Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 Background and Reasons for the Merger . . . . . . . . . . . . . . . . . .  24

 Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . .28
 Operations After the Merger . . . . . . . . . . . . . . . . . . . . . . . .28
 Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 Option to Acquire Majority Interest in MUX. . . . . . . . . . . . . . . .  30

THE ACQUISITION AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .30
 The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
 Effective Time of the Merger. . . . . . . . . . . . . . . . . . . . . . .  30
 Consideration to be Received in the Merger. . . . . . . . . . . . . . . .  31
 Surrender of Certificates . . . . . . . . . . . . . . . . . . . . . . . .  31
 Certain Covenants of MUX  . . . . . . . . . . . . . . . . . . . . . . . .  32
 No-Shop Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Restrictions on Sales of Stock. . . . . . . . . . . . . . . . . . . . . . .33
 Certain Covenants of Glenayre . . . . . . . . . . . . . . . . . . . . . .  33
 Conditions to Consummation of the Merger. . . . . . . . . . . . . . . . .  33
 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Representations and Warranties. . . . . . . . . . . . . . . . . . . . . .  36
 Transaction Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 Amendment and Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 Fairness Opinion for ESOP . . . . . . . . . . . . . . . . . . . . . . . .  42

WESTERN MULTIPLEX CORPORATION. . . . . . . . . . . . . . . . . . . . . . .  44
 General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
 Industry Background . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
 General Development of MUX. . . . . . . . . . . . . . . . . . . . . . . . .45
 Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
 Products. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
 Customer Service and Support. . . . . . . . . . . . . . . . . . . . . . . .47
 Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
 Marketing and Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
 Research and Development. . . . . . . . . . . . . . . . . . . . . . . . . .48
 New Products. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
 Manufacturing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
 Proprietary Rights and Licenses . . . . . . . . . . . . . . . . . . . . . .49
 Backlog . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
 Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
 Regulation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
 Facilities and Properties . . . . . . . . . . . . . . . . . . . . . . . . .50
 Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF MUX COMMON STOCK. . . . .51

                                       5


MUX MANAGEMENT'S DISCUSSION AND ANALYSIS . . . . . . . . . . . . . . . . . .52

COMPARATIVE RIGHTS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . .  58

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. . . . . . . . . . .  60
 Qualification of the Merger as a Tax-Free Reorganization. . . . . . . . . .60
 Federal Income Tax Consequences to MUX Continuing Shareholders and Option Holders61

RIGHTS OF SHAREHOLDERS ELECTING TO EXERCISE THEIR RIGHTS TO DISSENT  . . .  61

LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


INDEX TO MUX CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . F-1

INDEX TO PRO FORMA FINANCIAL INFORMATION . . . . . . . . . . . . . . . . .F-37

ANNEX I
  Acquisition Agreement dated January 3, 1995 and all exhibits (but without schedules) thereto

ANNEX II
  Sections 1300-13 of the California General Corporation Law

                    SUMMARY OF PROXY STATEMENT/PROSPECTUS


 The following is a summary of information contained elsewhere in the Proxy Statement/Prospectus. This summary does not contain a complete description of the terms of the Merger and the other matters summarized herein and is qualified in its entirety by, and is subject to, the more detailed information and financial statements, including the notes thereto, contained elsewhere in reference to this Proxy Statement/Prospectus and its Annexes. Except as otherwise noted, all applicable information contained in this Proxy Statement/Prospectus has been adjusted retroactively to reflect a three-for-two stock split by means of a 50% stock dividend paid on January 5, 1995 by Glenayre with respect to the Glenayre Common Stock.

Shareholder Approval



 This Proxy Statement/Prospectus is being furnished to the MUX Shareholders in connection with the solicitation of proxies by and on behalf of the MUX Board of Directors for use at the MUX Meeting to be held at 2:30 p.m., local time, on April 25, 1995 at 300 Harbor Boulevard, Belmont, California and any adjournments or postponements thereof. The close of business on March 10, 1995 is the record date (the "Record Date") for determining the MUX Shareholders entitled to vote at the MUX Meeting. As of the Record Date, there were 5,531,195 outstanding shares of MUX Common Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the MUX Meeting. This Proxy Statement/Prospectus and the enclosed proxy are first being sent to MUX Shareholders on or about March 24, 1995.


 All proxies that are properly executed and received prior to the MUX Meeting will be voted in accordance with the instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of the Merger. Any MUX Shareholder who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of MUX written notice of revocation or a duly executed later-dated proxy, or by attending the MUX Meeting and voting such MUX Common Stock in person.

 At the MUX Meeting, MUX Shareholders will consider and vote upon a proposal to approve and adopt the Acquisition Agreement and the Agreement of Merger pursuant to which Glenayre Sub will be merged with and into MUX with MUX being the surviving corporation and continuing as a wholly-owned subsidiary of Glenayre. Approval and adoption of the Acquisition Agreement and the Agreement of Merger require the affirmative vote of a majority of the outstanding shares of MUX Common Stock. John Woods, Frank Hegarty and John Bartelme, who together beneficially own approximately 67% of the MUX Common Stock outstanding as of the Record Date, have indicated that they intend to vote in favor of the Merger, although they are not contractually obligated to do so. If they do vote in favor of the Merger, their votes will be sufficient to assure approval of the Merger under the CGCL.

 MUX Shareholders will be entitled to dissenters' rights with respect to the Merger as provided for in Section 1300, et seq. of the CGCL, subject to satisfaction by such shareholders of the conditions for dissenters' rights established by Section 1300 et seq. See "Rights of Shareholders Electing to Exercise Their Rights to Dissent."

Participants in the MUX Revised and Restated Stock Ownership Plan and Trust (the "ESOP") will be entitled to vote shares of MUX Common Stock allocated to their ESOP accounts.


 The directors and executive officers of MUX beneficially own, as of the Record Date, an aggregate of 2,782,315 shares of MUX Common Stock or approximately 50% of the MUX Common Stock outstanding as of the Record Date.



 Holders of Glenayre Common Stock are not entitled to vote on the approval of the Merger nor are they entitled to dissenters' rights with respect to the Merger. As of the Record Date, there were 25,185,697 shares of Glenayre Common Stock outstanding.

The Companies

 Glenayre. Glenayre is a leading supplier of telecommunications equipment and related software used by service providers in the wireless personal communication markets. Glenayre designs, manufactures, markets and services switches, transmitters, controls and software used in personal communication systems (including its paging, voice messaging and alphanumeric messaging and mobile data systems), transit communication systems and mobile telephone systems. Glenayre markets its products directly in over 80 countries to major paging, cellular and telephone operating companies and to governmental agencies. Prior to November 1992, Glenayre was engaged in the construction of oil and gas pipelines through its indirect 64% interest in Global Pipe Line Contractors, Inc. and in managing the disposition of its real estate portfolio. In November 1992, Glenayre acquired the telecommunications equipment and related software business of Glentel Inc., a Canadian corporation, formerly known as Glenayre Electronics Ltd. (the "GEMS Business" or "GEMS"). Effective December 31, 1992 and July 6, 1993, Glenayre adopted formal plans to dispose of its oil and gas pipeline construction and real estate operations, respectively, in order to focus exclusively on the telecommunications industry. Glenayre's interest in its oil and gas pipeline construction business was sold in October 1993 and the remaining real estate properties were sold by June 30, 1994.

 Glenayre's executive offices are located at 4201 Congress Street, Suite 455, Charlotte, North Carolina 28209. Glenayre's telephone number is 704/553-0038.

 MUX. MUX designs, manufactures and markets products for use in point-to-point microwave communications systems. These products include the microwave radios themselves, both in analog and digital transmission formats, and analog baseband products. Approximately 65% of MUX's fiscal 1994 sales were comprised of digital radios, while approximately 16% and 19% were comprised of analog radio and analog baseband products, respectively. MUX's products are sold to communications service providers, including cellular, specialized mobile radio ("SMR") and inter- exchange common carriers; industrial companies, including utilities, railroads and petroleum producers; federal, state and local governmental entities; and users of wireless data communications.

 MUX's principal executive offices are located at 300 Harbor Boulevard, Belmont, California 94002. Its telephone number is 415/592-8832.

Effect of the Merger; Consideration

 Upon consummation of the Merger, Glenayre Sub will be merged with and into MUX with MUX being the surviving corporation and continuing as a wholly-owned subsidiary of Glenayre. At the Effective Time, each share of MUX Common Stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares, if any) will be converted into the right to receive .0943848 of one share of Glenayre Common Stock and each outstanding MUX Stock Option will be converted into an option to acquire shares of Glenayre Common Stock at a price per share and for a number of shares based on the Exchange Ratio. See "The Acquisition Agreement-The Merger" and "The Acquisition Agreement-Consideration to be Received in the Merger."

Recommendations of the Boards of Directors

 The Glenayre and MUX Boards of Directors have approved and adopted the Acquisition Agreement and the Agreement of Merger, and the MUX Board of Directors has recommended that the MUX Shareholders vote in favor of the Acquisition Agreement and the Agreement of Merger. See "The
Merger--Background and Reasons for the Merger."

Effective Time of the Merger

 If the Merger is approved by the requisite vote of the MUX Shareholders and the other conditions to the consummation of the Merger are satisfied or, where permissible, waived, the Merger will become effective at the time the Agreement of Merger is duly filed with the Secretary of State of the State of California or at such a later time as may be specified in such Agreement (the "Effective Time"). It is anticipated that the Agreement of Merger will be filed as soon as practicable after the satisfaction or, where permissible, waiver of the conditions in the Acquisition Agreement. See "The Acquisition Agreement--Effective Time of the Merger."

Option to Acquire Majority Interest in MUX


 On January 3, 1995, John Woods, The Woods Irrevocable Trust for the benefit of Elizabeth Woods, The Woods Irrevocable Trust for the benefit of Margaret Woods, Frank Hegarty and John P. Bartelme (collectively, the "Large Shareholders") and Glenayre entered into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which the Large Shareholders granted to Glenayre an option to acquire an aggregate of 4,770,691 shares of MUX Common Stock (or 68% of the MUX Common Stock, assuming exercise of the MUX Stock Options held by the Large Shareholders), exercisable in the event either the Merger is not consummated for certain reasons or the Acquisition Agreement is terminated for certain reasons. The exercise price per share of such option is the product of the Exchange Ratio multiplied by the average of the closing price of Glenayre Common Stock on the ten trading days preceding the date notice of exercise of the option is given by Glenayre. See "The Merger--Option to Acquire Majority Interest in MUX."


Representations and Warranties

 Pursuant to the Acquisition Agreement, MUX, the Principal Shareholders and the other Indemnifying Equity Holders will make certain representations and warranties to Glenayre with respect to MUX's properties and other assets and the conduct of its business. The representations and warranties survive the Effective Time and terminate on the first anniversary of the Effective Time. The representations, warranties and covenants, pertain, without limitation, to the following matters: (i) the organization and capitalization of MUX and Western Multiplex International Sales Corporation ("MUX Sub"); (ii) the financial statements of MUX and MUX Sub; (iii) the employee benefit plans and arrangements of MUX; (iv) the title to, and operation and condition of, all of the property of MUX and MUX Sub, including equipment, inventory, receivables, intellectual property and contract rights; (v) information concerning MUX material contracts and transactions; (vi) the absence of any conflict with, under or violation of any law, order, note, bond, mortgage, contract or similar instrument or obligation; (vii) compliance with and disclosure of all warranty obligations of MUX and MUX Sub; and (viii) the absence of any impending changes in the business, assets, liabilities or relations with employees or suppliers or customers of MUX or MUX Sub which would have a material adverse effect on the business of MUX and MUX Sub. See "The Acquisition Agreement -- Representations and Warranties."

Indemnification and Escrow Arrangements

 Pursuant to the Acquisition Agreement, each Indemnifying Equity Holder will indemnify Glenayre for a period of one year after the Effective Time against losses which exceed in the aggregate $150,000 that Glenayre or MUX may suffer as a result of the incorrectness or breach of any representation, warranty or covenant by any MUX Equity Holder or MUX contained in the Acquisition Agreement or the Acknowledgments or any other agreement or document entered into in connection with the Acquisition Agreement or the Merger and certain other items specified in the Acquisition Agreement. Certain shares of Glenayre Common Stock issued to the Indemnifying Shareholders in connection with the Merger will be placed in escrow pursuant to an Escrow Agreement (the "Escrow Agreement") among Glenayre, a representative of the Indemnifying Equity Holders (the "Equity Holders' Representative") and NationsBank, N.A. (Carolinas) (the "Escrow Agent") and may be applied to satisfy such indemnification obligations. In addition, a portion of certain MUX Stock Options outstanding at the Effective Time held by the Indemnifying Option Holders, which will be converted into options to acquire Glenayre Common Stock in the Merger, will be subject to forfeiture (the "Forfeitable Options") upon application to satisfy such indemnification obligations. Each Indemnifying Equity Holder may select the proportion of Escrowed Shares and Forfeitable Options which will constitute such holder's proportionate percentage of the Indemnity Pool and may change such proportion at any time prior to one year after the Effective Time (the "Release Date") upon written notice to Glenayre. The Escrowed Shares and the Forfeitable Options are collectively referred to herein as the "Indemnity Pool." Each Indemnifying Equity Holder's indemnification obligation will not exceed such holder's contribution to the Indemnity Pool. The Indemnity Pool will be released on the Release Date, except for any portion of the Indemnity Pool subject to being applied to the satisfaction, resolution or liquidation of pending claims. See "The Acquisition Agreement-- Indemnification" and "The Acquisition Agreement--Representations and Warranties."

 All Escrowed Shares will be issued and outstanding shares of Glenayre Common Stock registered in the names of the respective Indemnifying Equity Holders and the respective Indemnifying Equity Holders will be entitled to vote, sell and receive dividends on the Escrowed Shares and will otherwise have full equity rights to the Escrowed Shares, except that any proceeds related to the Escrowed Shares will be placed in escrow until the Release Date. Indemnifying Option Holders will be entitled to exercise any options subject to forfeiture and the shares received on the exercise thereof will thereafter be Escrowed Shares until the Release Date.

 The following table sets forth the names of the Indemnifying Equity Holders, the number of shares of Glenayre Common Stock and share equivalents of options to purchase Glenayre Common Stock (into which MUX Stock Options will be converted in connection with the Merger) which will become a part of the Indemnity Pool and such Indemnifying Equity Holders' proportionate percentage of the Indemnity Pool:



                                  Shares of Glenayre Common Stock and       Proportionate Percentage of
Indemnifying Equity Holder            Option Equivalents                          Indemnity Pool
Woods, John                                 25,167                                     33.56%
Hegarty, Frank                              19,998                                     26.67%
Bartelme, John                              13,542                                     18.06%
Gresham, Michael                             8,112                                     10.82%
Zoufonoun, Amir                              2,617                                      3.49%
Mulcay, Michael                              1,635                                      2.18%
Barnes, Graham                               1,308                                      1.74%
Foster, Barry                                1,308                                      1.74%
Mitri, Elias                                 1,308                                      1.74%

Totals                                      74,995                                     100.0%

Stock Options

 At the Effective Time, MUX's obligations with respect to outstanding MUX Stock Options will be assumed by Glenayre, provided that any outstanding MUX Stock Option will expire at the Effective Time unless such MUX Option Holder has entered into an appropriate Acknowledgment. In the case of an Indemnifying Option Holder, such Acknowledgment requires the Indemnifying Option Holder to acknowledge that certain of his MUX Stock Options will be Forfeitable Options and will be subject to forfeiture upon application to satisfy such option holder's indemnification obligations. In addition, any shares of Glenayre Common Stock received upon exercise of Forfeitable Options will be placed in escrow and may be applied to satisfy such indemnification obligations. The number of shares of Glenayre Common Stock to be received with respect to each MUX Stock Option will be determined by multiplying the number of shares subject to the MUX Stock Option by the Exchange Ratio and the option price will be determined by dividing the current option
price by the Exchange Ratio.   Such options will in all other respects
be subject to the same terms and conditions, except that the MUX Board of Directors has elected to accelerate the vesting and exercisability of the MUX Stock Options so that at the Effective Time all MUX Stock Options will be fully vested and immediately exercisable. See "The Merger--Conflicts of Interest" and "The Acquisition Agreement-- Indemnification."

Approval and Conditions to Consummation of the Merger

 The obligations of Glenayre and MUX to consummate the Merger are subject to the satisfaction or, where permissible, waiver of certain conditions set forth in the Acquisition Agreement, including, among others, obtaining the requisite approval of the Acquisition Agreement by the MUX Shareholders, the effectiveness of the Registration Statement and the absence of any stop order related thereto in effect or proceedings for such stop order, the receipt of any required consents of governmental commissions, boards or other regulatory bodies required in connection with the Merger and the approval for listing on the NASDAQ/National Market System ("NASDAQ/NMS") (subject to official notice of issuance) of the shares of Glenayre Common Stock issuable in connection with the Merger. It is also a condition to consummation of the Merger that Glenayre, the Equity Holders' Representative and the Escrow Agent enter into an Escrow Agreement governing the terms and conditions of the investment and distribution of the Indemnity Pool.

 The consummation of the Merger is also subject to the expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Glenayre filed under the HSR Act on February 1, 1995 and MUX filed under the HSR Act on January 31, 1995 and the waiting period expired on February 27, 1995.

 The obligation of MUX to consummate the Merger is subject to certain additional conditions, including, among others, the performance by Glenayre of its obligations under the Acquisition Agreement required to be performed by it at or prior to the Effective Time; the accuracy of the representations and warranties of Glenayre contained in the Acquisition Agreement; the absence of any material adverse change in the financial condition, business or operations of Glenayre from the date of the Acquisition Agreement through the Effective Time, other than any change that affects MUX, MUX Sub and Glenayre in a substantially similar manner; and the receipt by the ESOP Committee of a reasonably satisfactory "fairness" opinion.

 The obligation of Glenayre to consummate the Merger is also subject to certain additional conditions, including, among others, the performance by MUX of its obligations under the Acquisition Agreement required to be performed by it at or prior to the Effective Time; the accuracy of the representations and warranties contained in the Acquisition Agreement; the receipt by Glenayre of "comfort letters" from Shilling & Kenyon, Inc. with respect to the financial statements of MUX contained in the Registration Statement; the absence of any material adverse change in the financial condition, business or operations or prospects of MUX and MUX Sub, other than any change that affects MUX, MUX Sub and Glenayre in a substantially similar manner; the conversion of MUX Stock Options into options to purchase Glenayre Common Stock; the qualification of MUX to do business in the states of Georgia, Illinois, Texas and Arizona and the receipt by Glenayre of an estoppel certificate from Harbor-Belmont Associates satisfactory to Glenayre; the receipt of a letter from each affiliate of MUX agreeing to be bound to certain restrictions on resale of Glenayre Common Stock; the receipt by Glenayre from the Indemnifying Equity Holders of executed Acknowledgments agreeing to be bound by the terms of the Acquisition Agreement and, in the case of the MUX shareholders exchanging their MUX Common Stock for Glenayre Common Stock ("MUX Continuing Shareholders"), of their stock certificates; the execution of noncompetition agreements by certain employees of MUX; the receipt of an estimate of MUX's transaction expenses incurred in connection with the Merger and the final amount of such transaction expenses not exceeding $800,000 in the aggregate; the termination of all indemnification agreements or other arrangements pursuant to which MUX is obligated to indemnify any shareholder, director, officer, employee or agent of MUX; the termination of all shareholder, voting or similar agreements with respect to MUX Common Stock; the receipt of agreements to pay off all loans or advances from MUX to any shareholders, directors, officers or employees of MUX; and the appointment by the Indemnifying Equity Holders of Frank Hegarty as the Equity Holders' Representative.

 For a description of the conditions to the Merger, see "The Acquisition Agreement--Conditions to Consummation of the Merger."

Termination of the Acquisition Agreement; No-Shop Provisions

 The Acquisition Agreement may be terminated (i) at any time by the mutual consent of Glenayre and MUX; (ii) by either Glenayre or MUX if
(a) the Merger is not consummated prior to April 30, 1995; (b) the approval of the Merger by the MUX Shareholders is not obtained; or (c) a federal or state court or agency prohibits the transactions contemplated by the Acquisition Agreement; (iii) by MUX if (a) there is a breach by Glenayre or Glenayre Sub of any representation or warranty set forth in the Acquisition Agreement which would have or would be reasonably likely to have a material adverse effect on Glenayre; or (b) there has been a material breach of any covenant or agreement by Glenayre or Glenayre Sub that has not been cured after notice; or (iv) by Glenayre if (a) there is a breach by MUX or MUX Sub of any representation or warranty set forth in the Acquisition Agreement which would have or would be reasonably likely to have a material adverse effect on MUX; or (b) there has been a material breach of any covenant or agreement by MUX or MUX Sub that has not been cured after notice.

 MUX has agreed not to solicit or enter into negotiations with respect to a merger, sale of assets or similar transaction with any other entity prior to April 30, 1995, subject to the exercise by the MUX Board of Directors of its fiduciary duties required under applicable law. See "The Acquisition Agreement--No Shop Provisions" and "The Acquisition Agreement--Termination."

 In addition, the Large Shareholders have granted to Glenayre an option to purchase certain MUX Common Stock in certain circumstances. See "The Merger--Option to Acquire Majority Interest in MUX."

Transaction Costs

 MUX has agreed that it will incur no more than $800,000 of expenses, including services provided by its attorneys, accountants, investment bankers and financial advisers in connection with the consummation of the Merger and the transactions contemplated by the Acquisition Agreement ("MUX Transaction Expenses"). MUX will bear the expenses of any employees of MUX and of any counsel, accountants or other consultants or advisers engaged by MUX, MUX Sub or the ESOP in connection with the due diligence conducted by Glenayre, preparation of the Registration Statement or otherwise incurred in connection with such transactions in the event the Merger is not consummated. See "The Acquisition Agreement-- Transaction Costs."

Dissenters' Rights

 Under the CGCL, holders of MUX Common Stock who properly dissent and vote against or abstain from voting with respect to the Merger have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). See "Rights of Shareholders Electing to Exercise Their Rights to Dissent."

Federal Income Tax Consequences of the Merger

 In connection with the filing of the Registration Statement, Kennedy Covington Lobdell and Hickman, L.L.P. ("KCLH"), counsel to Glenayre, delivered an opinion to Glenayre to the effect that, although not free from doubt, the Merger should be a tax-free transaction under the reorganization provisions of the Internal Revenue Code of 1986, as amended (the "Code"), resulting in no gain or loss to the MUX Continuing Shareholders (except for any cash received for fractional shares). This opinion is conditioned upon certain assumptions and the accuracy of certain representations to be made by certain parties to the Acquisition Agreement. If the facts differ from such representations, the Merger may be a taxable event. See "Certain Federal Income Tax Consequences of the Merger."

 The conclusion expressed above is not binding on either the Internal Revenue Service or the courts and the opinion of KCLH was delivered only to Glenayre and only Glenayre is entitled to rely thereon. There can be no assurance that the Internal Revenue Service will not take a contrary position and sustain such position in court. Each MUX Shareholder is urged to consult with his own tax adviser with respect to the potential foreign, federal, state and local tax consequences of the Merger as they relate to his own particular circumstances.

Accounting Treatment

 The Merger will be accounted for as a "purchase" by Glenayre of the net assets of MUX in accordance with generally accepted accounting principles. See "The Merger--Accounting Treatment."

Effects of Merger on Rights of Shareholders

 The rights of the holders of MUX Common Stock are generally similar to the rights of holders of Glenayre Common Stock, except that MUX is a California corporation and Glenayre is a Delaware corporation and that Glenayre has taken certain actions which may serve to make an unsolicited takeover of Glenayre less likely. See "Comparative Rights of Shareholders."

Conflicts of Interest

 In considering the recommendation of MUX's Board of Directors with respect to the Merger, the MUX Shareholders should be aware that certain members of MUX's Board of Directors and management, who will continue as directors and employees of MUX after the Merger, may have certain interests in the Merger in addition to those of holders of shares of MUX Common Stock generally. MUX's Board of Directors was aware of these interests and considered them, among other factors, in approving the Merger, the Acquisition Agreement and the Agreement of Merger. See "The Merger--Conflicts of Interest."

Listing on the NASDAQ National Market System

 Application will be made for the listing on the NASDAQ/NMS of the shares of Glenayre Common Stock to be issued in connection with the Merger.

Market Value Information

   The last sale price of Glenayre Common Stock on December 30, 1994, the last trading day preceding the announcement of the proposed Merger, as reported on the NASDAQ/NMS, was $38.50 per share. There is no public market for MUX Common Stock.

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                         Glenayre Technologies, Inc.

   The selected information presented below for each of the five fiscal years in the period ended December 31, 1993 has been derived from the audited consolidated financial statements of Glenayre. The financial statements for the three years ended December 31, 1993 were audited by Deloitte & Touche LLP, independent certified public accountants, and these financial statements and auditors' report are incorporated herein by reference. The selected financial information for the nine month periods ended September 30, 1994 and 1993 have been taken from unaudited consolidated financial statements of Glenayre, which in the opinion of Glenayre's management include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information set forth therein. Results of operations for a nine month period are not necessarily indicative of results of operations for a full year.




                 (In thousands, except per share data)


                                                                           Nine months
                                                                               ended
                                   Fiscal year ended December 31,          September 30,

                                 1993    1992(1)   1991   1990   1989     1994        1993
                                                                       (unaudited) (unaudited)


Statement of Income Data:

Net sales (2)                   $136,139 $15,586   $---    $---    $--- $ 123,791    $99,564

Income (loss) from continuing
  operations before
  extraordinary item(2)           23,700     865    (183)   906     2,584  23,451     12,416

Discontinued operations              100  (7,990)    687   (812)       72     388        ---

Extraordinary item                (1,695)    ---     ---    ---       ---     ---        ---

Net income (loss)                 22,105  (7,125)    504     94     2,656  23,839     12,416

Primary Per Share Data(3):

  Income (loss) from continuing
  operations before
  extraordinary item             $  1.08  $ 0.05  $(0.01) $0.05     $0.14   $0.90      $ .60

  Net income (loss)                 1.01   (0.43)   0.03   0.01      0.14    0.92        .60




                                         As of December 31,                  As of September 30,

                                 1993    1992      1991      1990     1989          1994
                                                                                 (unaudited)


Balance Sheet Data:

Working capital(4)             $ 94,898  $ 20,217  $ 48,575  $  ---    $   ---   $120,156

Total assets                    228,244   169,476    80,650    81,531   123,160   268,600

Long-term debt, including
current portion                   3,451     67,981    1,751     7,005     26,572    2,022

Minority interest in
  consolidated
  subsidiaries                      ---      3,565    6,180     5,370      5,705      ---

Put warrants                        ---        459      ---       ---        ---      ---

Stockholders' equity            198,708     64,022   59,964    59,328     65,200  232,636


________________
(1) Reflects 51 days of operating results for the acquisition of the GEMS Business on November 10, 1992 (the "GEMS Acquisition"). Effective December 31, 1992 and July 6, 1993, Glenayre adopted formal plans to dispose of its oil and gas pipeline construction and real estate operations, respectively. These operations are accounted for as discontinued for all periods presented.

(2) Income (loss) from continuing operations prior to November 10, 1992, resulted primarily from interest income and gains (losses) related to Glenayre's cash and marketable securities and other income and expenses unrelated to the discontinued operations.

(3) All per share data has been adjusted retroactively to reflect a three-for-two stock split by means of a 50% stock dividend paid on January 5, 1995 by Glenayre with respect to the Glenayre
       Common Stock. (4)    Prior to the year ended December 31, 1991,
       Glenayre did not classify its balance sheet between current and noncurrent amounts. Working capital includes approximately $2.1 million and $9.5 million attributable to Glenayre's discontinued oil and gas pipeline construction operations at December 31, 1992 and 1991, respectively.

                                       GEMS Business


   The following selected financial data of the GEMS Business has been derived from the audited Consolidated Financial Statements of the GEMS Business. The Canadian dollar Consolidated Financial Statements for the year ended December 31, 1991 and for the period January 1, to November 10, 1992, have been audited by Grant Thornton, independent certified public accountants, and these financial statements and auditors' report are incorporated herein by reference. All such financial information has been converted from the functional currency of Canadian dollars to U.S. dollars for comparative purposes using the average of the exchange rates (in effect as of the end of each calendar month within such period and at November 10, 1992) for Statement of Income Data and period and rates for Balance Sheet Data, as reported by The Wall Street Journal. Although the prior owner of the GEMS business was a Canadian corporation that reported its results of operations in Canadian dollars, a substantial majority of sales were in U.S. dollars for all periods presented. Glenayre acquired the GEMS Business on November 10, 1992. The GEMS Business Consolidated Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles. The differences between Canadian generally accepted accounting principles and United States generally accepted accounting principles are not material with respect to the GEMS Business results of operations or financial condition.



                   (in thousands, except conversion rates)




                            Period January 1,         Year Ended           Year Ended
                              to November         December 31, 1991     December 31, 1990
                                10, 1992

                           (CDN$)        (US$)    (CDN$)        (US$)   (CDN$)      (US$)

Statement of Income
  Data:(1)

Net sales                  $100,900      $ 83,648 $106,032       $ 92,524 $ 92,309   $ 79,045

Income from operations       22,232        18,431   23,777         20,748   12,291     10,525

Net Income                   11,576         9,597   12,392         10,813    3,486      2,985

Conversion rate from CDN$
to US$                                     0.8290                  0.8726              0.8563



                                    As of               As of                     As of
                            November 10, 1992     December 31, 1991        December 31, 1990

Balance Sheet Data:        (CDN$)       (US$)    (CDN$)        (US$)       (CDN$)       (US$)

Working Capital            $ 24,113     $ 19,069 $ 12,898      $ 11,162     $ 20,599    $ 17,758

Total Assets                 95,079       75,188   82,255        71,183       83,334      71,842

Long Term Debt, including
current portion              23,800       18,821   21,809        18,874       40,634       35,031

Net Assets                   43,787       34,627   32,788        28,375       22,655       19,531

Conversion rate from CDN$
to US$                                    0.7908                 0.8654                    0.8621

_______________

(1) The financial statement captions reflect the method used by Glenayre for reporting its results following the GEMS Acquisition. For presentation purposes, Glenayre has retitled certain of the captions in the GEMS Business Consolidated Financial Statements to conform to Glenayre's reporting system.

                       Western Multiplex Corporation

      The selected information for each of the five fiscal years in the period ended June 30, 1994 has been derived from consolidated financial statements of MUX which for the year ended June 30, 1994 have been audited by Shilling & Kenyon, Inc., independent certified public accountants, and for the year ended June 30, 1993 have been audited by Ireland San Filippo & Company, independent certified public accountants. MUX management believes that the appropriate adjustments have been made for the three fiscal years in the period ended June 30, 1992. The selected financial data of MUX for the three-month periods ended September 30, 1994 and 1993 have been taken from unaudited consolidated financial statements of MUX, which in the opinion of MUX's management include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information set forth therein. Results of operations for a three-month period are not necessarily indicative of the results of operations for a full year.


                      (In thousands, except per share data)


                                                                                        Three months
                                                                                            ended
                                       Fiscal year ended June 30,                       September 30,
                           1994       1993        1992        1991        1990         1994        1993
                                               (unaudited) (unaudited) (unaudited)  (unaudited)  (unaudited)

Statement of Income Data:

Net sales                  $15,759    $9,071     $ 5,851    $4,716       $5,156      $ 4,990      $  2,960

Net income                   1,685       532         160        28           59          617           304

Primary per share data:

Net income                     .23       .08         .03       .01          .01          .08           .05





                                               As of June 30,                             As of September 30,
                            1994        1993        1992         1991          1990             1994
                                                (unaudited)   (unaudited)   (unaudited)       (unaudited)

Balance Sheet Data:

Working capital             $3,588     $1,808     $ 1,401      $ 1,346       $ 1,161         $    3,713

Total assets                 7,622      4,453       3,159        2,425         2,399              7,467

Long-term debt, including
  current portion              595        636         496          263           306                548

Stockholders' equity         4,037      2,338       1,806        1,646         1,506              4,654


                   SUMMARY PRO FORMA FINANCIAL INFORMATION

                                 (Unaudited)

                        Glenayre Technologies, Inc.

      The unaudited Summary Pro Forma Financial Information is presented below to give effect to the Merger as if it had been consummated at January 1, 1993 the fiscal year ended December 31, 1993, has been derived from unaudited Pro Forma Financial Information contained elsewhere in the Proxy Statement/Prospectus. The unaudited Summary Pro Forma Financial Information presented below to give effect to the Merger as if it had been consummated at January 1, 1994 for the nine month period ended September 30, 1994 has been derived from unaudited consolidated financial statements of Glenayre and MUX, which in the opinion of Glenayre's and MUX's management, respectively, include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information set forth therein. Results of operations for a nine month period are not necessarily indicative of results of operations for a full year.

      The Summary Pro Forma Financial Information is presented for informational purposes only and does not purport to present the actual results of operations which would have been achieved had the Merger been consummated at January 1, 1993 and January 1, 1994 for Statement of Income Data for the fiscal year ended December 31, 1993 and nine month period ended September 30, 1994, respectively, and at September 30, 1994 for the Balance Sheet Data, or to reflect the results of operations which may be achieved in the future. The information provided in the Summary Pro Forma Financial Information is qualified in its entirety by, and should be read in conjunction with the Glenayre Consolidated Financial Statements and Management's Discussion and Analysis which are incorporated herein by reference and the MUX Consolidated Financial Statements and Management's Discussion and Analysis which are contained elsewhere herein.


             (In thousands, except per share data)



                                 Nine months ended                 Year ended
                                September 30, 1994             December 31, 1993

Statement of Income Data:

Net sales                           $137,878                         $148,272

Income from operations                27,945                           28,215

Income from continuing operations
   before extraordinary item          24,373                           24,101

Primary per share data:

Income from continuing operations
   before extraordinary item           $0.91                            $1.06



                                              As of
                                        September 30, 1994

Balance Sheet Data:

Total current assets                        $161,621

Total assets                                 301,792

Long-term debt, including current
   portion                                     2,570

Stockholders' equity                         261,732

                            COMPARATIVE PER SHARE DATA

    The following tabulation reflects (a) the historical net income per share of Glenayre Common Stock in comparison with the pro forma net income per share after giving effect to the Merger on a purchase basis;
 (b) the historical net income per share of MUX Common Stock in comparison with the pro forma net income attributable to .0943848 of one share of Glenayre Common Stock which will be received for each share of MUX Common Stock; (c) the actual cash dividends per share of Glenayre Common Stock and MUX Common Stock compared, in the case of MUX, with the equivalent of 9.43848% of the cash dividends declared on each share of Glenayre Common Stock; and (d) the historical book value per share of Glenayre Common Stock and MUX Common Stock in comparison with, in the case of Glenayre, the pro forma book value per share after giving effect to the Merger and, in the case of MUX, the pro forma book value attributable to .0943848 of one share of Glenayre Common Stock. The information presented in this tabulation should be read in conjunction with the financial statements and the notes thereto of Glenayre incorporated herein by reference and of MUX included elsewhere herein. MUX's fiscal year ends June 30, but the information for MUX is presented consistent with the fiscal year of Glenayre, which ends December 31.


   Glenayre
                                         Nine Months Ended        Year Ended
                                        September 30, 1994     December 31, 1993


Primary income per share from continuing operations before extraordinary item

 Historical                                  $ 0.90                   $ 1.08

 Pro forma(1)                                  0.91                     1.06

Fully diluted income per share from
 continuing operations before
 extraordinary item

 Historical                                  $ 0.90                   $ 1.07

 Pro forma(1)                                  0.91                     1.05

Cash dividends declared per share

 Historical                                       0                        0

Book value per share

 Historical                                  $ 9.42                   $ 8.31

 Pro forma                                    10.29                     9.24




MUX
                                         Nine Months Ended              Year Ended
                                        September 30, 1994          December 31, 1993

Primary income per share from continuing operations before extraordinary item

  Historical                                   $0.20                        $0.17

  Equivalent of .0943848 of pro forma net
     income per share of Glenayre
     Common Stock                               0.09                         0.10

Cash dividends declared per share

   Historical                                   0                            0

   Equivalent of 9.43848% of cash dividend
     declared on each share of Glenayre
     Common Stock                               0                            0

Book value

   Historical                                   0.85                         0.57

   Equivalent  of .0943848 of pro forma
     book value per share of Glenayre
     Common Stock                               0.97                         0.87



 ____________________________

(1) With respect to the fiscal year data, reflects the net income per share of Glenayre Common Stock by combining, on a pro forma basis, the results of operations of Glenayre for the year ended December 31, 1993 with the results of operations of MUX for the year ended December 31, 1993. With respect to the data for the nine months ended September 30, 1994, reflects the results of operations of Glenayre for the nine months ended September 30, 1994 and of MUX for the nine months ended September 30, 1994.

                            GLENAYRE RISK FACTORS

      MUX Shareholders should carefully consider the following factors as well as the other information set forth in this Proxy
 Statement/Prospectus.

 Potential Market Changes Resulting from Technological Advances

      The paging industry and Glenayre's business are subject to competition from alternative forms of data communication. In addition, Glenayre's business is focused entirely upon the wireless telecommunications industry. Future technological advances in the wireless telecommunications industry, including digital-based cellular telephone systems, could result in new products which are competitive with Glenayre's products. There can be no assurance that Glenayre will not be adversely affected in the event of such technological advances. While the introduction of more advanced forms of telecommunication may provide opportunities to Glenayre for the development of new products, these advanced forms of telecommunication may reduce the demand for pagers and thus the type of paging transmission systems and related software designed and sold by Glenayre. In addition, there can be no assurance that Glenayre will be able to develop successfully these new products or to provide additional enhancements to its existing products.

 Competitive Market Conditions

      Glenayre currently faces competition from a number of other equipment manufacturers, certain of which are larger and have significantly greater resources than Glenayre, and there can be no assurance that Glenayre will be able to compete successfully in the future. In addition, manufacturers of wireless telecommunications equipment, including those in the cellular telephone industry, certain of which are larger and have significantly greater resources than Glenayre, could elect to enter into Glenayre's markets and compete with Glenayre's products.

 Variability of Quarterly Results

      Glenayre's financial results in any quarter are highly dependent upon various factors, including the timing and size of customer orders and the shipment of products for large orders. Large orders from customers can account for a significant portion of products shipped in any quarter. Accordingly, the shipment of products in fulfillment of such large orders can dramatically affect the results of operations of any single quarter. Sales to three customers amounted to approximately 28% of sales during the nine month period ended September 30, 1994.
 The customers with whom Glenayre does the largest amount of business generally change from year to year. This results from the timing of development and expansion of its customers' and new customers' systems. Furthermore, if a customer delays or accelerates its delivery requirements or a product's completion is delayed or accelerated, revenues expected in a given quarter may be deferred or accelerated into subsequent or earlier quarters. Therefore, annual financial results are more indicative of Glenayre's performance than quarterly results, and results of operations in any quarterly period may not be indicative of results likely to be realized in the following quarterly period. In addition, comparisons to Glenayre's prior quarterly periods may not be appropriate indicators of future quarterly period results.

 Volatility of Stock Price

      The market price of Glenayre Common Stock is volatile. The market price for Glenayre Common Stock could be subject to significant fluctuations in response to variations in Glenayre's quarterly operating results and other factors such as announcements of technological developments or new products by Glenayre, developments in Glenayre's relationships with its customers, technological advances by existing and new competitors, general market conditions in the industry and changes in government regulations. In addition, in recent years conditions in the stock market in general and shares of technology companies in particular have experienced significant price and volume fluctuations which have often been unrelated to the operating performance of these specific companies. Such market fluctuations and economic conditions unrelated to Glenayre may adversely affect the market price of Glenayre's Common Stock.

 Dependence upon Key Personnel

      Glenayre believes its continued success will depend to a significant extent upon the efforts and abilities of Ramon D. Ardizzone, President and Acting Chief Executive Officer, who has been one of the senior executives responsible for the GEMS Business since 1988. Glenayre believes that the loss of the services of Mr. Ardizzone could have a material adverse effect on Glenayre's business. Mr. Ardizzone has an employment agreement with Glenayre.

 International Business Risks

      Approximately 42% of Glenayre's net sales for the year ended December 31, 1993 were generated in markets outside of North America. International sales are subject to the customary risks associated with international transactions, including political risks, local laws and taxes, the potential imposition of trade or currency exchange restrictions, tariff increases, transportation delays, difficulties or delays in collecting accounts receivable, and, to a lesser extent, exchange rate fluctuations. Approximately 90% of the 1993 international sales of Glenayre's products and services were paid for in U.S. dollars. There can be no assurance, however, that Glenayre will be able to maintain such a high percentage of U.S. dollar denominated international sales. In certain instances, Glenayre seeks to mitigate its currency exchange fluctuation risk by entering into currency hedging transactions. Glenayre also acts to mitigate certain risks associated with international transactions through the purchase of political risk insurance and the use of letters of credit. A significant portion of Glenayre's manufacturing operations is conducted in Canada. To the extent Glenayre's Canadian manufacturing operations do not generate sufficient revenues in Canadian dollars to cover expenses incurred in Canadian dollars, Glenayre provides funds in U.S. dollars to finance such operations and, consequently, may be subject to the risk of exchange rate fluctuations.


 Limits on Protection of Proprietary Technology and Infringement Claims


      Glenayre owns or licenses numerous patents used in its operations. Glenayre believes that while these patents are useful to Glenayre, they are not critical or valuable on an individual basis. The collective value of the intellectual property of Glenayre is comprised of its patents, blueprints, specifications, technical processes and cumulative employee knowledge. Although Glenayre attempts to protect its proprietary technology through a combination of trade secrets, patent law, nondisclosure agreements and technical measures, such protection may not preclude competitors from developing products with features similar to Glenayre's products. The laws of some foreign countries in which Glenayre sells or may sell its products, including The Republic of Korea, The People's Republic of China, Saudi Arabia, Thailand, Dubai, India and Brazil, do not protect Glenayre's proprietary rights in the products to the same extent as do the laws of the United States. Although Glenayre believes that its products and technology do not infringe on the proprietary rights of others, Glenayre is currently party to certain infringement claims, and there can be no assurance that third parties will not assert additional infringement claims against Glenayre in the future. If such litigation resulted in Glenayre's inability to use technology, Glenayre might be required to expend substantial resources to develop alternative technology or to license the prior technology. There can be no assurance that Glenayre could successfully develop alternative technology or license the prior technology on commercially reasonable terms. Glenayre does not believe, however, that an adverse resolution of the pending claims would have a material adverse effect on Glenayre.

 Potential Changes in Government Regulation

      Many of Glenayre's products operate on radio frequencies. Radio frequency transmissions and emissions, and certain equipment used in connection therewith, are regulated in the United States, Canada and internationally. Regulatory approvals generally must be obtained by Glenayre in connection with the manufacture and sale of its products, and by Glenayre's customers to operate Glenayre's products. There can be no assurance that appropriate regulatory approvals will continue to be obtained, or that approvals required with respect to products being developed for the personal communications services market will be obtained. The enactment by federal, state, local or international governments of new laws or regulations or a change in the interpretation of existing regulations could affect the market for Glenayre's products. Although recent deregulation of international telecommunications industries along with recent radio frequency spectrum allocations made by the FCC have increased the demand for Glenayre's products by providing users of those products with opportunities to establish new paging and other wireless personal communications services, there can be no assurance that the trend toward deregulation and current regulatory developments favorable to the promotion of new and expanded personal communications services will continue or that other future regulatory changes will have a positive impact on Glenayre.

 Possible Anti-takeover Effect of Glenayre's Charter and Bylaws and
 Delaware Law

      Glenayre's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Restated Bylaws (the "Bylaws") and the Delaware General Corporation Law (the "DGCL") contain provisions which may have the effect of delaying or preventing a change in control of Glenayre. Glenayre's Certificate of Incorporation provides for: (i) a classified Board of Directors, (ii) limitations on stockholder actions and (iii) blank check preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval).
 These provisions can limit the ability of any person to gain control of Glenayre's Board of Directors and provide Glenayre with the ability to alter Glenayre's capital structure without further stockholder approval. See "Comparative Rights of Shareholders."

 Lack of Dividends

      Glenayre has not paid cash dividends since 1982 and currently intends to reinvest any earnings to finance its future growth.

 Dilution

      The MUX shareholders face significant dilution in net income per share on a pro forma basis if the Merger is completed. See
 "Comparative Per Share Data."

                      MUX SHAREHOLDERS' MEETING

 Meeting of Shareholders


      This Proxy Statement/Prospectus is being furnished to the MUX Shareholders in connection with the solicitation of proxies by and on behalf of the MUX Board of Directors for use at the Special Meeting of Shareholders of MUX to be held at 2:30 p.m., local time, on April 25, 1995 at 300 Harbor Boulevard, Belmont, California and any adjournments or postponements thereof. The close of business on March 10, 1995 is the record date for determining the MUX Shareholders entitled to vote at the MUX Meeting. This Proxy Statement/Prospectus, the attached Notice of Special Meeting and the accompanying form of Proxy and Acknowledgments are first being sent to the MUX Shareholders on or about March 24, 1995.


 Purpose of Meeting

      At the MUX Meeting, MUX Shareholders will consider and vote upon the Merger and a proposal to approve and adopt the Agreement pursuant to Section 1201 of the CGCL. The MUX Board of Directors unanimously approved the Acquisition Agreement and the Agreement of Merger, having concluded that the Merger, the Acquisition Agreement and the Agreement of Merger are fair to and in the best interests of MUX and the MUX Shareholders. The MUX Board of Directors recommends that the MUX Shareholders vote FOR the approval and adoption of the Acquisition Agreement and Agreement of Merger. For further information, see "The Merger--Background and Reasons for the Merger."

 Record Date; Voting Requirements at Meeting

      Only MUX Shareholders of record at the close of business on March 10, 1995 (the "Record Date") will be entitled to notice of and to vote at the MUX Meeting. Approval of the Merger requires the affirmative vote of holders of a majority of the outstanding shares of MUX Common Stock. As of the Record Date, there were 23 MUX Shareholders of record and 5,531,195 shares of MUX Common Stock outstanding and entitled to be voted.

      Participants in the ESOP will be entitled to vote shares of MUX Common Stock allocated to their ESOP accounts as of the Record Date at the MUX Meeting.


      The directors and executive officers of MUX and their affiliates beneficially owned, as of the Record Date, 2,782,315 shares or approximately 50% of the outstanding shares of MUX Common Stock. The Large Shareholders, who together beneficially own approximately 67% of the MUX Common Stock outstanding as of the Record Date, have indicated that they intend to vote in favor of the Merger, although they are not contractually obligated to do so. If they do vote in favor of the Merger, their votes will be sufficient to assure approval of the Merger under the CGCL.


 Proxies

      All proxies that are properly executed by MUX Shareholders and received by MUX prior to the MUX Meeting, and not subsequently revoked, will be voted in accordance with the instructions noted thereon. A proxy that does not specify to the contrary will be voted FOR approval and adoption of the Agreement. Any MUX Shareholder who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of MUX written notice of revocation or a duly executed later-dated proxy, or by attending the MUX Meeting and voting such MUX Common Stock in person.

      All costs relating to the solicitation of proxies of MUX
 Shareholders will be borne by MUX. Proxies may be solicited by officers, directors and regular employees of MUX and its subsidiaries personally, by mail or by telephone or otherwise.

      It is important that the proxies and Acknowledgments be returned promptly. MUX Shareholders are urged to mark, sign and date the accompanying proxy, and mail it in the enclosed postage paid return envelope, along with the enclosed Acknowledgment and the shareholder's certificates for shares of MUX Common Stock if the shareholder is voting in favor of the Merger.

                             THE MERGER

      The detailed terms of the Merger are contained in the Acquisition Agreement and the Agreement of Merger attached as Annex I to this Proxy Statement/Prospectus. The following discussion describes the more important aspects of the Merger and the terms of the Acquisition
 Agreement. This description is not complete and is qualified by reference to the Acquisition Agreement which is incorporated by reference herein.

 Background and Reasons for the Merger

      Background. Glenayre was initially contacted regarding a potential opportunity to invest in a company (later identified as MUX) by Robert W. Barton & Associates of Phoenix, Arizona ("Barton") in December 1993. Barton, through a verbal understanding, had been engaged by Glenayre since December 1993 to search for acquisition or merger candidates. According to the terms of the engagement, Glenayre is only obligated to pay Barton a success fee in the event that Glenayre consummates a merger with or an acquisition of a candidate introduced to Glenayre by Barton. Prior to December 1993, MUX had discussed various investments in MUX with other parties, but nothing
 materialized from these discussions.   Barton learned from The
 Commonwealth Group Inc. of San Francisco ("Commonwealth") that MUX was pursuing discussions with various parties regarding financing or an investment to facilitate the purchase of MUX Common Stock from certain MUX Shareholders. (As MUX had already engaged Commonwealth on a success fee basis, Barton and Commonwealth agreed that Barton would receive his compensation from a portion of the fee to be paid by MUX to Commonwealth, an arrangement to which Glenayre agreed.)

      In January 1994, Glenayre learned from Barton of MUX's identity and its willingness to hold discussions with Glenayre. In March 1994, following Glenayre's review of certain financial and product information concerning MUX, Glenayre proposed and discussed with MUX an acquisition of 100% of the equity of MUX, rather than just certain shareholders' interests. Senior members of Glenayre management and MUX management, including inside directors, held an initial meeting on April 12, 1994 at MUX's office to introduce themselves and to explore, in general terms, the benefits of a merger. On May 18, 1994, at MUX's office, MUX's senior management, including inside directors, gave detailed presentations of MUX's business to Glenayre's management representatives, including members of senior management and inside directors. On July 21, 1994, members of MUX's and Glenayre's senior management, including inside directors, met in Glenayre's Charlotte, North Carolina office so that Glenayre could make a presentation to MUX regarding Glenayre's business. On August 11 and August 23, 1994, members of senior management of MUX, including inside directors, toured Glenayre's manufacturing facilities in Quincy, Illinois and Vancouver, British Columbia, respectively. Glenayre management representatives, including members of senior management and an inside director, met with senior management of MUX, including inside directors, at MUX's office from August 29-31, 1994 to conduct due diligence on MUX.

      From September 1994 to December 1994, as Glenayre continued to conduct due diligence both on and off site, several meetings and negotiations occurred leading to the execution of the Acquisition Agreement and the Stock Option Agreement on January 3, 1995. During a meeting at an industry trade show on September 22, 1994 members of Glenayre and MUX senior management, including inside directors, discussed the timing of a forthcoming non-binding proposal from Glenayre to MUX, which was subsequently sent to MUX on September 28, 1994. MUX sent a counter-proposal to Glenayre on October 3, 1994. In order to address differences in the two proposals, members of senior management of Glenayre and MUX, including inside directors, met in Glenayre's Charlotte, North Carolina office on October 11, 1994. At that meeting, certain of the principal economic and operational terms were agreed to on a non-binding basis, which provided Glenayre with a basis to begin preparation of an agreement between the parties. Glenayre then provided MUX with an initial draft of the Acquisition Agreement on October 27, 1994. In order to address unresolved issues in the Acquisition Agreement, senior members of Glenayre and MUX management, including inside directors, as well as attorneys for both companies, met at the offices of MUX's counsel on November 10, 1994. The same parties then met on December 13, 1994 to resolve differences regarding the terms in the Acquisition Agreement. Following the review of several more drafts of the Acquisition Agreement and negotiations through the companies' counsel, the Glenayre Board of Directors and MUX Board of Directors unanimously approved the terms of the

 Acquisition Agreement on December 27, 1994 and January 3, 1995,
 respectively.   On January 3, 1995, the Acquisition Agreement and the
 Stock Option Agreement were executed.

      The terms of the Acquisition Agreement and the Stock Option Agreement, including the consideration to be paid, were negotiated on an arms-length basis by senior members of the managements of Glenayre and MUX, including the Large Shareholders. During the negotiations, Glenayre based its valuation of MUX on (i) its assessment of valuation parameters of companies in the same or related business as MUX; (ii) MUX's historical financial results and its prospects; and (iii) the potential effects that a transaction would have on Glenayre's financial results. Glenayre did not retain a financial advisor to advise it regarding the valuation of MUX or to provide a fairness opinion. Glenayre's decision not to utilize a financial advisor was based on the size of the transaction relative to the market capitalization of Glenayre and the experience of certain Glenayre officers and directors in merger and acquisition transactions. MUX's decision not to utilize a financial advisor was based on the MUX Board of Directors' view that it had developed adequate information and general familiarity regarding appropriate valuation ranges for MUX as a result of extensive efforts over several recent years to address MUX's capital needs. See "MUX Reasons for Merger" below. Additionally, two of the three Large Shareholders are on the MUX Board of Directors; the third, John Bartelme, was regularly involved with and informed of the valuation range information which had been developed over time. Because the Large Shareholders, together with director Michael Gresham, own in excess of 90% of the outstanding shares of MUX not owned by the ESOP, the MUX Board of Directors did not feel that the retention of a financial advisor was necessary for MUX as a whole. At the MUX Board of Directors' direction, however, the ESOP, which holds approximately 30% of the outstanding shares of MUX, has retained a financial advisor to evaluate the fairness from a financial point of view of the consideration to be received by the ESOP in the Merger.

      The form of consideration to be utilized in the transaction was chosen by Glenayre and MUX to satisfy both parties' desire for the shareholders and employee owners of MUX to retain an ongoing equity interest in MUX through the ownership of Glenayre Common Stock, as well as to satisfy the liquidity needs of certain MUX shareholders.

      The following two sections set forth all of the factors considered by the Glenayre and MUX Boards of Directors, respectively, in their decision to approve the terms of the Acquisition Agreement.

      Glenayre's Reasons for Merger. Since 1993, Glenayre has been seeking to make acquisitions of companies engaged in similar or related businesses in order to expand its product lines and to expand its presence in the wireless personal communications marketplace. Glenayre believes acquisitions provide an opportunity for revenue and earnings growth in addition to the growth that can be achieved internally.
 Prior to the execution of the Acquisition Agreement and the Stock Option Agreement, the Board of Directors of Glenayre considered, among other things; (i) information concerning the financial performance, condition, business operations and prospects of MUX; (ii) the proposed terms and structure of the Merger; (iii) the potential of the markets in which MUX competes and MUX's competitive position within such markets; (iv) the availability of Glenayre's tax net operating loss carryforwards to offset a substantial portion of the taxable income generated by MUX; and (v) the benefits that Glenayre and MUX could bring to each other as a result of the Merger. As part of its consideration, Glenayre's Board of Directors reviewed financial data, the results of due diligence examinations conducted by Glenayre's management and outside advisors and management's plans for the operation of MUX as a subsidiary of Glenayre following the Merger.


      In connection with its review and evaluation of MUX, Glenayre engaged Trott Communications Group, Inc. ("Trott") in October 1994 to assess customer perceptions of MUX's products, technology, sales support, service and product quality, as well as customer perceptions of MUX's competitors; to analyze MUX's products and those of its competition; and to assess market opportunities and potential risks associated with MUX. Trott is a leading independent engineering firm that provides services to the land mobile and telecommunications industry. Trott has not otherwise been engaged by Glenayre in the previous two years, but Glenayre occasionally refers its customers to Trott to provide various consulting services in connection with such customers' potential use of Glenayre products. Trott then engaged Jim Stewart ("Stewart"), an independent market research consultant, to
 perform the market research study.   Stewart has extensive business and
 secondary level teaching experience, and has excellent credentials, including a B.B.A. and M.B.A.

 in marketing and a PH.D. Trott and Stewart were paid collectively approximately $15,500 for their services to Glenayre in connection with the preparation of the assessment and market research study of MUX.

        Trott interviewed MUX management individually and as a group. Trott also conducted an on-site evaluation of MUX's products, reviewing product specifica- tions and marketing materials. Trott's assessment of competitive products in the industry was based on Trott's knowledge of the products offered throughout the industry. In preparing his report, Stewart interviewed 20 customers of MUX, either telephonically or by written survey.

      Trott concluded that MUX's products are based on state of the art technology in design and construction; were comparable in functionality, features and specifications to that of their competition; generally were less costly than the competition, but were not as complete as that of their competition. Trott also noted that
 competitors are extending their products into different areas.   Trott
 found that MUX employs competent personnel in adequate quantities at current levels of production. Trott found MUX's sales capability adequate based upon volume. MUX's lack of a full line of digital products compared to the competition was found to be a possible impediment to supporting the relocation necessitated by the wide band PCS implementation. Trott noted that competition is formidable.

      In connection with his assessment of MUX customers, Stewart found that MUX was well known by its customers and such customers are generally pleased with MUX's customer service, product quality, product support, product reliability, sales force and product delivery but were slightly dissatisfied with MUX with respect to its product line selection. Stewart noted that MUX's products were considered to be better values from a pricing standpoint than the competition. Stewart noted that negative comments about the competition primarily concerned high pricing, poor customer service and delivery time. Trott noted that most of the customers interviewed indicated that they will move to some extent to fiber optic cable in the next three years. In addition, such customers indicated that they are likely to or have already begun to upgrade their equipment from analog to digital, but only 30% of the respondents plan expansions for their analog equipment.

      In addition, Glenayre engaged Deloitte & Touche LLP ("D&T") to perform certain agreed-upon procedures to certain accounting records of MUX solely to assist Glenayre personnel in connection with their due diligence procedures to be performed in connection with Glenayre's proposed acquisition of MUX. D&T is a nationally recognized independent accounting firm and has served as Glenayre's independent auditors for the past several years and currently serves as Glenayre's independent auditors. Glenayre selected D&T to participate in the due diligence based upon D&T's reputation and existing relationship with Glenayre and a D&T manager's availability to participate. D&T was paid approximately $4,500 for their services to Glenayre in connection with the assistance provided to Glenayre management with the due diligence procedures performed in connection with the MUX acquisition.

      Glenayre management developed a list of accounting and financial procedures to be completed in connection with its due diligence investigation of MUX which were performed by Glenayre personnel, which had available to it one D&T manager. D&T accompanied Glenayre personnel on a two-day site visit to MUX on November 7 and 8, 1994. Specific procedures performed by D&T at the request of Glenayre management consisted of certain inquiries of MUX management regarding inventory adjustments and reserves, litigation, variances in general and administrative, sales and marketing, engineering and development and interest expenses, ownership of trademarks, patents and similar items and conditions affecting the possible accounting for the acquisition as a pooling-of-interests. D&T also read certain working papers of and met with the independent auditors of MUX regarding the audit of the MUX financial statements as of June 30, 1993 and 1994 and for the years then ended. D&T informed Glenayre management that: MUX management informed D&T that there were no unusual reductions in general and administrative expenses, selling and marketing expenses or engineering and development expenses that are expected to materially adversely affect future earnings; there were no material royalty payments for trademarks, patents or similar items; at that point in time, there were no significant MUX transactions or actions that would preclude pooling-of-interests accounting for the proposed transaction; that there were journal entries that may have resulted from the independent audit of the MUX financial statements as of and for the year ended June 30, 1994, which included adjustments for warranty provision, bonus accrual, ESOP accrual and income taxes; and that there were no apparent changes in accounting policies for fiscal 1994 or 1993.

      D&T was not engaged to conduct special procedures or reach any conclusion independent of the overall due diligence performed by Glenayre personnel. D&T was not engaged to and does not believe that it issued a report as a result of the procedures performed. At no time did D&T communicate to Glenayre any conclusions regarding the appropriateness of the MUX acquisition or the adequacy of the due diligence procedures performed. The procedures peformed by D&T were primarily directed toward assisting management of Glenayre in their consideration of matters relating to financial reporting and accounting matters, and were not directed at providing observations, conclusions or opinions as to the advisability of the acquisition or the adequacy of due diligence procedures performed.

      The positive factors considered by the Glenayre Board included the strong earnings and cash flow of MUX based upon a review of the historical financial results of MUX and companies engaged in the same or related types of business as MUX; the strong reputation of MUX's products in its markets based upon a review of reference checks conducted on MUX; the experienced management of MUX, such assessment being based upon several meetings between senior officers of Glenayre and MUX; the unique nature of MUX's products following a review of the reference checks mentioned above and of Glenayre management's technical assessment of MUX; the opportunity for Glenayre to enter a new, but related, business area and to broaden its personal communications services product offerings; and the ability of Glenayre to broaden the distribution of MUX's products through Glenayre's international sales organization and to internally finance MUX's growth based on Glenayre management's insights on how Glenayre's resources could assist MUX.
 The negative factors included risks associated with the competitive nature of MUX's industry, such assessment being based upon the reference checks discussed above and Glenayre management's investigation of the industry; the limited breadth of MUX's product offerings as compared to its competitors, such assessment being based upon Glenayre management's comparison of MUX's product offerings with those of competitors and upon the reference checks discussed above; MUX's lack of long-term financial performance following a review of its historical financial results; and the typical lack of certain management resources of a private company of MUX's size. Glenayre's Board of Directors did not assign relative weights to any one of these factors. Rather, Glenayre's Board of Directors' decision to approve the Merger was based on a general conclusion that, after weighing both the positive and negative aspects of the Merger, the Merger would be beneficial to the shareholders of Glenayre.



      MUX Reasons for Merger.   Throughout its 15-year history, MUX has
 been a closely-held corporation and has been entirely internally financed with the exception of the use of bank lines of credit and capital leases. Being a closely-held corporation, no market has existed for the MUX Common Stock. Additionally, MUX has required that only employees or ex-employees could own MUX Common Stock. In spite of this lack of liquidity and the ownership restrictions, motivational compensation programs offered by MUX have included incentive stock options and the ESOP, both of which rely heavily or entirely on MUX Common Stock as the investment vehicle. With the size of these illiquid investments in the MUX Common Stock related to these programs growing (1,645,320 shares, or 21% on a fully diluted basis, held by the ESOP and 2,440,000 option shares, or 31% on a fully diluted basis), providing a means for greater liquidity for the investors (employees) became increasingly important to MUX's Board of Directors in relation to MUX's interest in maintaining good investor and employee relations.


      When the need for access to long-term financing became critical in 1991 and 1992, MUX's management, after talking to several venture capitalists, decided that venture capital financing was not appropriate. The valuation models used by the venture capitalists did, however, provide useful information to the MUX Board of Directors concerning the value of MUX. At that time, financing of MUX's efforts was accomplished using internal funds combined with cost-cutting elsewhere in MUX's operations.

      Shortly thereafter, MUX was approached during 1992 by several brokers who introduced MUX to several investors who were interested in acquiring a minority stake in MUX, but with whom there was no perceived synergy. The valuations offered by such investors were therefore too low to be attractive to the MUX Board of Directors. Late in 1993, MUX held preliminary talks with an operating company but discussions were terminated for similar reasons.

      Having experienced substantial growth in both revenues and profit during 1993, and with the prospects for 1994 looking positive, MUX decided to embark once again on a search for an investor, but this time with a view to identifying a strategic partner willing to make up to a 20% investment in MUX. The timing of this decision to more aggressively seek outside capital reflected the MUX Board of Directors' desire to achieve MUX's goals of long-term financial stability and perhaps some investor liquidity.
 Late in 1993, the Board of Directors of MUX engaged the services of Commonwealth to help it identify possible candidates. The primary criteria established for the candidates were that they should generate approximately 10-20 times MUX's revenues, be involved in telecommunications, be profitable and be able to help MUX improve its marketing and sales efforts, especially internationally.

      Based on the input of Commonwealth, Glenayre stood out as meeting substantially all the criteria. No other candidate was identified as meeting substantially all the criteria, particularly given the desire for marketing and sales synergies. However, Glenayre indicated it was only interested in a complete purchase of MUX, not a minority investment. The MUX Board of Directors agreed to preliminary discussions with Glenayre based on this premise because of the potential of such an acquisition to address both the need for long-term financial stability and greater liquidity for the MUX shareholders.

      Additionally, Glenayre had confirmed its willingness to consider a value range for MUX of $25 to $30 million, which MUX believed to be appropriate in light of the feedback it had received from the venture capital community in earlier discussions and given the improved market position and financial condition of the Company since that time.

      The MUX Board ultimately determined that the Merger is in the best interests of MUX and its shareholders, and unanimously recommends that the shareholders approve the Agreement. In arriving at this conclusion, the MUX Board evaluated the price and terms being offered in light of the following factors, though it did not assign any specific or relative weight to these factors in its consideration: the costs and challenges of obtaining long term financing as a closely-held private corporation to finance major development projects in the increasingly competitive telecommunications market; the MUX Board of Director's review with its legal advisors of the provisions of the Agreement; the market liquidity afforded by the listing of shares of Glenayre on the NASDAQ/NMS for MUX shareholders and employees compared to the privately-held restricted stock they currently hold; the ability to provide increased incentives and enhanced liquidi- ty to its employees with incentive stock options being based on a publicly traded stock; the fact that the Merger should be tax-free for federal income tax purposes for the MUX Shareholders (other than with respect to cash paid in lieu of fractional shares); the fact that the due diligence examination conducted by representatives of MUX indicated that Glenayre is strong in capital, earnings, management, telecommunications equipment manufacturing expertise and international sales experience; and MUX's financial condition, results of operations, current business and expansion opportunities and constraints, and overall prospects for future performance and earnings.

      The MUX Board of Directors believes MUX is fortunate to have been introduced to Glenayre. In the Board's view, Glenayre satisfies in virtually every respect the search criteria originally developed by MUX, and also appears to add a compatible and like-minded management team and work force. The MUX Board of Directors, as well as MUX's management, believes that the future of MUX will be enhanced by the Merger.

 Accounting Treatment

      The Merger will be accounted for as a "purchase" by Glenayre of the assets and liabilities of MUX in accordance with generally accepted accounting principles. Accordingly, the purchase price will be allocated to the assets and liabilities of MUX based on the estimated fair value of the assets and liabilities and the excess of the purchase price, estimated at approximately $24.6 million, will be recorded as goodwill. The goodwill will be amortized over a 30-year period. The results of MUX's operations will be included in the consolidated results of operations of Glenayre only from and after the Effective Time.

 Operations After the Merger

      After the consummation of the Merger, Glenayre expects that MUX generally will continue to operate its business as presently conducted. Glenayre has no present plans for any merger, reorganization or liquidation or any sale or transfer of a material amount of assets of MUX to any unaffiliated third party. Changes in business and economic conditions and other facts may result in Glenayre's reconsideration of its plans.

      Glenayre currently expects that the present executive officers of MUX generally will continue to serve, along with certain Glenayre officers, as executive officers of MUX after the Merger and one member of MUX's Board of Directors will continue to serve, along with certain Glenayre officers and directors, as directors of MUX following the Merger.

 Conflicts of Interest

      In considering the recommendations of the Board of Directors of MUX with respect to the Merger, the MUX Shareholders should be aware that, in addition to the fact that one member of MUX's Board of Directors and the executive officers of MUX generally will continue to serve in such capacities on behalf of the surviving corporation, certain members of MUX's Board of Directors and management may have certain interests in the Merger that are in addition to the interests of the MUX Shareholders generally. The Board of Directors of MUX was aware of these interests and considered them, among other factors, in approving the Acquisition Agreement and Agreement of Merger.

      At the Effective Time, the MUX Stock Options will be converted, based on the Exchange Ratio, into options to purchase Glenayre Common Stock (rounded down to the nearest share). The exercise price per share of Glenayre Common Stock under the MUX Stock Options shall be equal to the exercise price per share before the Effective Time divided by the Exchange Ratio (rounded up to the nearest cent). Such options shall in all other respects remain subject to the same terms and conditions set forth in the stock option plans and agreements pursuant to which they were granted, except that the MUX Board of Directors has elected to accelerate the vesting and exercisability of the MUX Stock Options so that at the Effective Time all MUX Stock Options will be fully vested and immediately exercisable.


      The table below sets forth certain information with respect to the MUX Stock Options held by the executive officers and directors of MUX. The table reflects the number of shares of MUX Common Stock subject to options and the average exercise price, without giving effect to the Merger and, assuming conversion of the MUX Stock Options into options to acquire Glenayre Common Stock, the net amount realizable upon exercise of such options based on the fair market value of Glenayre Common Stock at January 3, 1995 (the date of the Acquisition Agreement) and March 22, 1995.


                                                                      Net Amount Realizable
 Name and Title of  Average Exercise                    Unvested         Upon Exercise
Executive Officer   Price Per Share    Vested Shares     Shares    1/3/95(1)      3/22/95(1)

 John Woods            $0.47               745,000          0       $2,351,041    $2,690,663
   President

 Frank Hegarty         $0.43               350,000          0       $1,118,531    $1,278,085
   Chief Financial
   Officer

 Michael Gresham       $0.58               370,000       210,000    $1,767,531    $2,031,920
   Vice President

 Michael Mulcay        $0.42                75,000        50,000   $   400,744    $  457,734
   Vice President


 __________________________

 (1) Represents the difference between the average of the high and low for Glenayre Common Stock on January 3, 1995 and March 22, 1995 and the adjusted exercise prices multiplied by the number of shares subject to options.


      The Large Shareholders have granted to Glenayre an option to purchase their MUX Common Stock in certain circumstances. See "The Merger--Option to Acquire Majority Interest in MUX."

 Option to Acquire Majority Interest in MUX


      On January 3, 1995, the Large Shareholders and Glenayre entered into the Stock Option Agreement pursuant to which Glenayre has the right to acquire an aggregate of 4,770,691 shares of MUX Common Stock (or approximately 68% of the MUX Common Stock, assuming exercise of the MUX Stock Options held by the Large Shareholders) (the "Glenayre Option") upon the occurrence of certain events (each an "Exercise Event"). The exercise price per share of the Glenayre Option will be equal to the product of the Exchange Ratio multiplied by the average closing price of Glenayre Common Stock on NASDAQ/NMS for the ten trading days immediately preceding the date the notice of exercise of the Glenayre Option is given.


      The Glenayre Option is exercisable in whole within 30 days of the occurrence of an Exercise Event. An "Exercise Event" is the occurrence of any one of the following: (i) MUX or any of its shareholders enter into an agreement, arrangement or understanding, without Glenayre's consent, with any person or entity with respect to a merger, consolidation or similar transaction involving MUX or the acquisition of 5% or more of the assets or voting securities of MUX (subject to certain exceptions for purchases by MUX); (ii) the acquisition by any person or entity other than Glenayre of the beneficial ownership of or the right to acquire beneficial ownership of 5% of the voting power or other economic interests of MUX (subject to certain exceptions for purchases by MUX); (iii) the withdrawal by the MUX Board of Directors of their recommendation that the MUX Shareholders approve the Merger or the failure of the MUX Shareholders to approve the Merger; (iv) the termination of the Acquisition Agreement by Glenayre because of a breach by MUX of certain covenants contained in the Acquisition Agreement, including the no-shop provisions, that MUX use its best efforts to convene the MUX Meeting, that MUX deliver to Glenayre a list of affiliates of MUX and that MUX not knowingly take any action which would cause the obligations of the parties to effect the Merger not to be fulfilled; or (v) the termination of the Acquisition Agreement by Glenayre or MUX because of the existence of a final court order or ruling permanently restraining, enjoining or prohibiting the Merger, unless such action was not initiated or controlled by MUX, the ESOP or a Large Shareholder. The Glenayre Option expires and shall no longer be exercisable upon the occurrence of any one of the following (each an "Expiration Event"): (i) the Effective Time; (ii) the termination of the Acquisition Agreement upon the mutual consent of Glenayre and MUX;
 (iii) the termination of the Acquisition Agreement by MUX because the Effective Time of the Merger has not occurred by April 30, 1995 (subject to extension in certain events); (iv) the termination of the Acquisition Agreement by MUX pursuant to a breach by Glenayre of its covenants or representations and warranties contained in the Acquisition Agreement; or (v) the conclusive determination that any required governmental approval for the exercise of the options cannot be obtained.

      The Large Shareholders have agreed not to transfer the shares of MUX Common Stock subject to the Glenayre Option except pursuant to the exercise of the Glenayre Option by Glenayre or to any person or entity who agrees to be bound by the terms of the Stock Option Agreement. The shares of MUX Common Stock subject to the Glenayre Option have been placed in escrow pursuant to the terms of the Stock Option Agreement, but the Large Shareholders are entitled to vote their shares of MUX Common Stock held in escrow.

                   THE ACQUISITION AGREEMENT

      The following is a summary description of certain terms of the Acquisition Agreement, which is attached as Annex I to this Proxy Statement/Prospectus and is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement.

 The Merger

      The Acquisition Agreement provides that, upon the satisfaction or waiver of certain conditions, Glenayre Sub will be merged with and into MUX, with MUX continuing as the surviving corporation and a wholly-owned subsidiary of Glenayre.

 Effective Time of the Merger

      The Merger will become effective at the time of filing of the Agreement of Merger with the California Secretary of State or at such later time as the parties shall have agreed upon and designated in the Agreement of Merger as the Effective Time, provided, however, the Merger shall not become effective prior to the receipt of certain regulatory approvals and the effectiveness of the Registration Statement. From and after the Effective Time, the surviving corporation will possess all the assets, rights, privileges, powers and franchises and be subject to all the liabilities, restrictions, disabilities and duties of Glenayre Sub and MUX, as provided under the CGCL.

      Until the Effective Time occurs, MUX Shareholders will retain their rights as shareholders to vote on matters submitted to them by the MUX Board of Directors.

 Consideration to be Received in the Merger

      In the Merger, each share of MUX Common Stock outstanding immediately prior to the Effective Time, other than shares of MUX Common Stock with respect to which dissenters' rights shall be perfected in accordance with the CGCL (the "Dissenting Shares"), will be converted into the right to receive .0943848 of one share of Glenayre Common Stock. No fractional shares of Glenayre Common Stock will be issued in connection with the Merger. In lieu of fractional shares, a cash payment will be made equal to the fractional interest which a MUX Shareholder would otherwise receive multiplied by the closing price of Glenayre Common Stock on the NASDAQ/NMS two business days before the Effective Time (or if the Glenayre Common Stock is not traded on such date on the NASDAQ/NMS, the immediately preceding day on which it is so traded). At the Effective Time, MUX Stock Options will be converted, based on the Exchange Ratio, into options to purchase Glenayre Common Stock (rounded down to the nearest share). The exercise price per share of Glenayre Common Stock of the MUX Stock Options shall be equal to the exercise price per share before the Effective Time divided by the Exchange Ratio (rounded up to the nearest cent). The MUX Stock Options shall otherwise continue to have the same terms, except that the MUX Board of Directors has elected to accelerate the vesting and exercisability of such options so that at the Effective Time such options will be fully vested and immediately exercisable. See "The Merger-- Conflicts of Interest." The total number of shares of Glenayre Common Stock issued or reserved for issuance in connection with MUX Stock Options in connection with the Merger shall in the aggregate be no more than 750,000, less the number of Dissenting Shares multiplied by the Exchange Ratio and the sum of all fractional shares for which cash is paid. If prior to the Effective Time the outstanding shares of Glenayre Common Stock or MUX Common Stock are increased, decreased, changed into a different number or kind of shares or securities through a change in Glenayre's or MUX's capitalization, then an appropriate and proportionate adjustment in the Exchange Ratio will be made. For a discussion of the rights of holders of Dissenting Shares, see "Rights of Shareholders Electing to Exercise Their Rights to Dissent."

 Surrender of Certificates

      Upon surrender of one or more duly endorsed certificates for MUX Common Stock and an accompanying Acknowledgment, there will be issued and mailed to the holder of such stock a certificate or certificates representing the number of shares of Glenayre Common Stock to which such holder is entitled, if any, and, where applicable, a check for the amount representing any fractional shares determined in the manner described above, subject to any retention of certain shares of such Glenayre Common Stock pursuant to the escrow provisions described below.

      No dividend or other distribution payable after the Effective Time with respect to Glenayre Common Stock will be paid to the holder of any unsurrendered shares of MUX Common Stock until the holder surrenders the certificate(s) therefor and an accompanying Acknowledgment, at which time the holder will be entitled to receive all previously withheld dividends and distributions, without interest.

      After the Effective Time, there will be no transfers on MUX's stock transfer books of shares of MUX Common Stock issued and outstanding at the Effective Time.

      Neither Glenayre nor MUX nor any other person will be liable to any former MUX Shareholders for any consideration properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      If a certificate for MUX Common Stock has been lost, stolen or destroyed, Glenayre will issue the consideration properly payable in accordance with the Acquisition Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant and appropriate and customary indemnification.

 Certain Covenants of MUX

      MUX has agreed that prior to the Effective Time MUX and MUX Sub will operate their businesses substantially as presently operated and only in the ordinary course. In this connection, MUX has agreed that neither MUX nor MUX Sub will, without the prior written consent of Glenayre or as expressly contemplated or permitted by the Acquisition Agreement, (i) change any provision of its Articles of Incorporation or Bylaws; (ii) change the number of shares of the authorized, issued or outstanding capital stock of MUX or MUX Sub including the issuance of or the grant of any option with respect to the capital stock of MUX or MUX Sub, or declare, set aside or pay any dividend or other distribution in cash or in kind with respect to the capital stock of MUX or MUX Sub, except for the issuance of MUX Common Stock pursuant to the exercise of any MUX Stock Option; (iii) incur any liabilities or obligations, whether directly, indirectly, or by way of guaranty, except in the ordinary course of business consistent with past practices and prior periods; (iv) except as previously disclosed in the Acquisition Agreement make any capital expenditure (or enter into any lease required to be capitalized) individually in excess of $25,000 or in the aggregate in excess of $150,000, other than reasonable expenditures necessary to maintaining existing assets in good working order and repair; (v) pay any bonuses to any employee of MUX or MUX Sub, except as previously disclosed in the Acquisition Agreement, or enter into any new or amend any existing employment agreement with any person, adopt any new or amend any existing employee benefit plan, except as may be otherwise required by law, grant any increase in compensation or benefits to its employees, officers or directors, except regularly scheduled increases in the ordinary course of business and consistent with past practices and prior periods, and policies, or effect any change in the retirement benefits of any class of employees or officers, except as otherwise required by law; (vi) sell, mortgage or otherwise dispose of or encumber any asset owned by MUX or MUX Sub except in the ordinary course of business consistent with past practices and prior periods; (vii) increase or deplete inventories, incur or collect receivables, or incur or pay trade payables or accrue liabilities in any manner other than consistent with past practices and prior periods and in the ordinary course of business; (viii) cancel without payment or satisfaction in full, waive or extend the time of performance of any indebtedness inuring to the benefit of MUX or MUX Sub; (ix) amend in any way any material contracts or agreements of MUX or MUX Sub; (x) fail to maintain in full force and effect all insurance carried by MUX or MUX Sub at the time of the Acquisition Agreement;
 (xi) institute any changes in management policy of a significant nature; (xii) take any action or fail to take any action that would make the representations and warranties of MUX or MUX Sub made in the Acquisition Agreement untrue; (xiii) knowingly take any action which would cause the conditions to the consummation of the Merger not to be fulfilled; and (xiv) make any agreement or commitment by or on behalf of MUX or MUX Sub to do or take any of the actions referred to in items
 (i) through (xiii). In addition, MUX has agreed not to take knowingly any action or knowingly fail to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

 No-Shop Provisions

      MUX has agreed that, until April 30, 1995, MUX will not, and will use its best efforts to cause its shareholders, directors, officers or other representatives not to, solicit or encourage any inquiries or the making of any proposals or offers from any parties other than Glenayre with respect to a merger, acquisition or similar transaction involving a significant portion of the assets or equity securities of MUX or engage in any negotiations concerning, or provide confidential information to or have any discussions with any party concerning such a proposal or otherwise consider the adoption of such a proposal subject to the exercise by the MUX Board of Directors of its fiduciary duties required under applicable law. MUX is also obligated to terminate any existing activities, discussions or negotiations with respect to any such inquiries or proposals and to notify Glenayre immediately if any such inquiries or proposals are received by it. See also "The Merger--Option to Acquire Majority Interest in MUX."

 Restrictions on Sales of Stock

      Shares of Glenayre Common Stock to be received by MUX Continuing Shareholders who are deemed to be "affiliates" (as such term is defined in Rule 144 under the Securities Act) of MUX prior to the Merger ("MUX Affiliates") (the "Restricted Securities") may be resold by them only pursuant to an effective registration statement under the Securities Act covering such securities or in transactions permitted by the resale provisions of Rule 145(d) under the Securities Act or as otherwise permitted under the Securities Act. Under Rule 144 under the Securities Act, an "affiliate" of MUX is a person that directly or indirectly controls or is controlled by or is under common control with MUX and may include certain officers and directors of MUX, principal shareholders of MUX and certain other shareholders with special relationships with MUX. This Proxy Statement/Prospectus may not be used by such affiliates in connection with any resale of their Restricted Securities.

      Rule 145 requires that, in a resale of the Restricted Securities, MUX Affiliates comply with volume restrictions and other restrictions on the manner of sale and that certain information about Glenayre be currently available to the public. The volume restrictions limit the number of shares that a MUX Affiliate may transfer, in the aggregate, within any three-month period to the greater of (i) 1% of the outstanding Glenayre Common Stock or (ii) the average weekly reported trading volume in the Glenayre Common Stock during the preceding four calendar weeks. A MUX Affiliate may sell its shares without regard to the volume restrictions and restrictions on the manner of sale if it has owned the shares for at least two years, certain information about Glenayre is currently available to the public and the MUX Affiliate is not then an affiliate of Glenayre. A MUX Affiliate may also sell its shares of Glenayre Common Stock without regard to the foregoing restrictions (including the requirement that certain information about Glenayre is currently available to the public) if it has held its shares for a period of at least three years and such MUX Affiliate has not been an affiliate of Glenayre for at least three months.

      At least 30 days prior to the closing of the Merger, MUX will deliver to Glenayre a list of MUX Affiliates and prior to the Effective Time will deliver to Glenayre a letter from each MUX Affiliate acknowledging certain restrictions on the resale of Glenayre Common Stock received in the Merger. Any Restricted Securities to be received by MUX Affiliates will bear a legend referencing such restrictions on transfer.

 Certain Covenants of Glenayre

      Glenayre has agreed (i) that it will not take knowingly any action or knowingly fail to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of
 Section 368(a)(2)(E) of the Code, (ii) that it will prepare and submit to the NASDAQ/NMS a listing application covering the shares of Glenayre Common Stock issuable in the Merger, and use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Glenayre Common Stock, subject to official notice of issuance, (iii) that, without the prior written consent of MUX, Glenayre will not knowingly take any action which would cause the conditions to the consummation of the Merger not to be fulfilled; and (iv) that at any time prior to the date that is two business days prior to the Effective Time, any Indemnifying Equity Holder may adjust the proportion of Escrowed Shares and Forfeitable Options which constitute such Equity Holder's proportionate percentage of the Indemnity Pool, provided that such Indemnifying Equity Holder may not reduce the value of his proportionate percentage of the Indemnity Pool.

 Conditions to Consummation of the Merger

      Consummation of the Merger is conditioned upon the approval by the holders of a majority of the aggregate issued and outstanding shares of MUX Common Stock. In addition, it is a condition to Glenayre's consummation of the Merger that Glenayre receive executed Acknowledgments from the Indemnifying Equity Holders pursuant to which such shareholders and option holders agree to be bound by the terms of the Acquisition Agreement. In the case of the Indemnifying Shareholders, such Acknowledgments must be accompanied by their stock certificates for shares of MUX Common Stock.

      The Merger is also conditioned upon the expiration or termination of the applicable waiting period under the HSR Act (which expired February 27, 1995) and that Glenayre, the Equity Holders'
 Representative and the Escrow Agent enter into the Escrow Agreement.

      The obligations of Glenayre and MUX to consummate the Merger are further conditioned, unless waived, upon (i) the absence of any action or proceeding by a court or other governmental body or authority to restrain or prohibit the transactions contemplated by the Acquisition Agreement or to obtain an amount of damages or other material relief in connection with the execution of the Acquisition Agreement or consummation of the Merger, and the absence of any notice from a governmental body or authority that the transactions contemplated by the Acquisition Agreement constitute a violation of law; (ii) the effectiveness of the Registration Statement under the Securities Act, which shall not be subject to any Commission stop order or any threatened stop order; (iii) the receipt of all required governmental consents and approvals with respect to the Merger, except for the filing of the Agreement of Merger and where the failure to receive such consents or approvals would not have a material adverse effect on the combined business of Glenayre and MUX following the Effective Time; and
 (iv) the listing of the shares of Glenayre Common Stock issuable or reserved for issuance in connection with the Merger with the NASDAQ/NMS.

      The obligation of Glenayre to consummate the Merger is further conditioned, unless waived by Glenayre, upon (i) the accuracy of MUX's representations and warranties contained in the Acquisition Agreement and the performance by MUX of all of its covenants and agreements contained in the Acquisition Agreement; (ii) the receipt by Glenayre of opinions of counsel with respect to certain legal matters, including the organization and good standing of MUX and MUX Sub and the due authorization of the Acquisition Agreement by MUX and MUX Sub; (iii) the receipt by Glenayre from Shilling & Kenyon, Inc. of "comfort" letters with respect to the procedures undertaken by Shilling & Kenyon, Inc. in connection with the financial statements of MUX contained in the Registration Statement; (iv) the absence of any material change in the financial condition, business or operations of MUX or MUX Sub that would be reasonably likely to have a material adverse effect on MUX, other than a change that affects Glenayre, MUX and MUX Sub in a substantially similar manner; (v) the qualification as a foreign corporation of MUX in certain states and the receipt of a satisfactory estoppel certificate from MUX's landlord; (vi) the conversion of MUX Stock Options into options to purchase Glenayre Common Stock; (vii) the receipt of all required consents; (viii) the receipt by Glenayre of an affiliate letter from each MUX Affiliate; (ix) the receipt by Glenayre of executed noncompetition agreements from certain employees of MUX;
 (x) the receipt by Glenayre of an estimate of all MUX Transaction Expenses, and the final MUX Transaction Expenses not exceeding $800,000; (xi) the termination as of the Effective Time of all indemnification agreements or other arrangements pursuant to which MUX or MUX Sub is obligated to indemnify any of the directors, officers, employees, agents or shareholders of MUX; (xii) the termination as of the Effective Time of all shareholder, voting or other agreements with respect to MUX Common Stock; (xiii) the agreement to pay off all loans or advances by MUX or MUX Sub to any of the shareholders, directors, officers or employees of MUX; (xiv) the receipt of copies by Glenayre of all resolutions adopted by MUX's Board of Directors and the MUX Shareholders in connection with the approval of the Agreement and the transactions contemplated thereby; (xv) the appointment by the Indemnifying Equity Holders of Frank Hegarty as the Equity Holders' Representative; and (xvi) the receipt of a list of the employees of MUX and MUX Sub and the annual compensation of such employees.

      The obligation of MUX to consummate the Merger is further conditioned upon, unless waived by MUX, upon (i) the accuracy of Glenayre's representations and warranties contained in the Acquisition Agreement and the performance by Glenayre of all of its covenants and agreements contained in the Acquisition Agreement; (ii) the absence of any material change in the financial condition, business or operations of Glenayre that would be reasonably likely to have a material adverse effect on Glenayre, other than a change that affects Glenayre, MUX and MUX Sub in a substantially similar manner; (iii) the receipt by MUX of an opinion of counsel with respect to certain legal matters, including the organization and good standing of Glenayre and Glenayre Sub, the due authorization of the Acquisition Agreement by Glenayre and Glenayre Sub and the valid issuance of the shares of Glenayre Common Stock being issued to MUX Continuing Shareholders; (iv) the receipt of copies by MUX of all resolutions adopted by Glenayre's Board of Directors in connection with the approval of the Agreement and the transactions contemplated thereby; and (v) the receipt by the ESOP Committee of a "fairness" opinion from Houlihan Lokey Howard & Zukin reasonably satisfactory to the ESOP Committee.

 Indemnification

      The Acquisition Agreement provides that the Indemnifying Equity Holders will indemnify Glenayre with respect to any liability, damage or loss (a "Loss") which in the aggregate exceeds $150,000 incurred by Glenayre or MUX as a result of the incorrectness or breach of any representation, warranty or covenant made by MUX or any MUX Equity

 Holder in the Acquisition Agreement, the Acknowledgments or any other document or certificate entered into or furnished by any MUX Equity Holder or MUX pursuant to the Agreement or the Acknowledgements or from the failure of MUX or MUX Sub to qualify as a foreign corporation in any state or the failure of MUX or MUX Sub to pay any taxes to any taxing authority outside of the State of California, the failure of MUX or any other person or entity to obtain appropriate permits with respect to certain facilities' improvements or a potential claim against MUX by a former MUX employee. The amount of any indemnifiable Losses under the Acquisition Agreement shall be reduced by the amount of (i) any tax benefits actually realizable by Glenayre and MUX or their affiliates, (ii) insurance proceeds net of deductibles and incidental expenses and premium increases reasonably anticipated to result therefrom, and (iii) proceeds or amounts from third parties (regardless of when received but only if actually received), in each case of clauses (i), (ii) and (iii) in connection with or as a result of such Losses, which tax benefits, insurance proceeds or amounts from third parties Glenayre shall take reasonable steps to obtain. MUX shall assign to the Equity Holders' Representative any choses in actions that MUX may have against third parties with respect to specific claims as to which Glenayre has received indemnification hereunder. A percentage of the shares of Glenayre Common Stock issued to each Indemnifying Shareholder in connection with the Merger will be placed in escrow and subject to application to satisfy such indemnification obligations. In addition, a portion of certain MUX Stock Options held by an Indemnifying Option Holder, which will be converted into options to acquire Glenayre Common Stock in the Merger, (and the shares of Glenayre Common Stock received upon exercise) will be subject to forfeiture upon application to satisfy such indemnification obligations. Each Indemnifying Equity Holder's proportionate percentage of the Indemnity Pool was established in the Acquisition Agreement and is set forth in the table below. On the Effective Date, each such holder will elect the proportion of Escrowed Shares and Forfeitable Options which will constitute such holder's proportionate percentage of the Indemnity Pool. Such proportions may be adjusted by the Indemnifying Equity Holder at any time prior to the Release Date upon written notice to Glenayre. The indemnification obligations of the Indemnifying Equity Holders continue until the Release Date. The application of any of the Indemnity Pool to satisfy such indemnification obligations is subject to the terms and conditions set forth in the Acquisition Agreement and in the Escrow Agreement among Glenayre, the Escrow Agent and the Equity Holders' Representative attached as Exhibit D to the Acquisition Agreement.

      All Escrowed Shares will be issued and outstanding shares of Glenayre Common Stock registered in the names of the respective Indemnifying Equity Holders and the respective Indemnifying Equity Holders will be entitled to vote, sell and receive dividends on the Escrowed Shares and will otherwise have full equity rights to the Escrowed Shares, except that any proceeds related to the Escrowed Shares will be placed in escrow until the Release Date. Indemnifying Option Holders will be entitled to exercise any options subject to forfeiture and the shares received on the exercise thereof will thereafter be Escrowed Shares until the Release Date.

      The following table sets forth the names of the Indemnifying Equity Holders, the number of shares of Glenayre Common Stock and share equivalents of options to purchase Glenayre Common Stock (into which MUX Stock Options will be converted in connection with the Merger) which will become a part of the Indemnity Pool, and such Indemnifying Equity Holders' proportionate percentage of the Indemnity Pool:



                                   Shares of Glenayre Common Stock     Proportionate Percentage of
  Indemnifying Equity Holder           and Option Equivalents                Indemnity Pool

  Woods, John                                 25,167                              33.56%
  Hegarty, Frank                              19,998                              26.67%
  Bartelme, John                              13,542                              18.06%
  Gresham, Michael                             8,112                              10.82%
  Zoufonoun, Amir                              2,617                               3.49%
  Mulcay, Michael                              1,635                               2.18%
  Barnes, Graham                               1,308                               1.74%
  Foster, Barry                                1,308                               1.74%
  Mitri, Elias                                 1,308                               1.74%


  Totals                                      74,995                             100.00%


     An Indemnifying Shareholder's liability is limited to the value of such shareholder's Escrowed Shares, based on the average closing price of Glenayre Common Stock between two and twelve trading days prior to the Effective Time (the "Closing Value"). An Indemnifying Option Holder's liability is limited to the sum of the difference between the Closing Value and the exercise price for each Forfeitable Option. Glenayre, upon at least 30 days' prior written notice to the Equity Holders' Representative and the Escrow Agent, may apply all or any part of the Indemnity Pool to the payment, settlement or discharge of any Loss, any such payment, settlement, or discharge being based on the Glenayre Common Stock having a value equal to the Closing Value. If the Escrow Agent and Glenayre receive notice from the Equity Holders' Representative that he protests such application of the Indemnity Pool, such dispute will be settled by arbitration. Each of Glenayre and the Indemnifying Equity Holders will bear its or their own attorneys' fees, fees for expert witnesses and all other costs incurred by it or them in connection with such arbitration and shall share equally any such costs or fees incurred by the Escrow Agent or fees charged by the arbitrators in connection with such arbitration. In the event of a dispute regarding the application of the Indemnity Pool by Glenayre or if, on or before the Release Date, Glenayre has given notice to the Escrow Agent and the Equity Holders' Representative of the existence of a claim for the discharge or settlement of a Loss which has not been liquidated, the Escrow Agent will retain the appropriate portion of the Indemnity Pool pending final determination of such claims.

     Each Indemnifying Equity Holder's liability with respect to a Loss will be determined based on his proportionate contribution to the Indemnity Pool. The registered holder of any Escrowed Shares (including shares received upon exercise of Forfeitable Options) will be entitled to vote the Escrowed Shares. Dividends or distributions on the Escrowed Shares generally will be held as part of the Indemnity Pool.

     The indemnification obligations of the Indemnifying Equity Holders will expire on the Release Date, except as to any matter as to which Glenayre has given notice prior to such date.

 Representations and Warranties

     Pursuant to the Acquisition Agreement, MUX, the Principal Shareholders and (following their execution of their Acknowledgments) the other Indemnifying Equity Holders make certain representations and warranties to Glenayre with respect to the properties and other assets and the conduct of the businesses of MUX and Mux Sub. All statements contained in the Schedules to the Acquisition Agreement are deemed to be representations and warranties under the Acquisition Agreement. The representations and warranties survive the Effective Time and terminate on the Release Date, except as to any matter as to which Glenayre has given notice prior to such date. Each Indemnifying Equity Holder should read carefully the representations, warranties and covenants contained in the Acquisition Agreement. Any representation or warranty made "to the knowledge" of MUX or that MUX "knows" a particular fact or circumstance includes the knowledge of certain officers and key employees of MUX assuming their review of the pertinent business records in their files and assuming their inquiry of each MUX employee and each MUX attorney and accountant who is reasonably believed to have relevant information about such fact or circumstance. The representations, warranties and covenants include the following matters:

     (i) Except as disclosed in the Acquisition Agreement, both MUX and MUX Sub are corporations duly organized, validly existing and in good standing under the laws of California and each has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry out its businesses as it is now being conducted, and is duly qualified or licensed as a foreign corporation, and is in good standing, in each jurisdiction where such qualification or licensing is necessary, except where such failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business, results of operations or financial condition of MUX and MUX Sub.

  (ii) The Articles of Incorporation and Bylaws of MUX and MUX Sub provided to Glenayre are complete and correct and are in full force and effect, and, except as disclosed in the Acquisition Agreement, neither MUX nor MUX Sub is in violation of any provision of such Articles of Incorporation or Bylaws. The minute books of MUX and MUX Sub contain all records of meetings of the directors and shareholders of MUX and MUX Sub and other corporate actions taken by them.

  (iii) The authorized capital stock of MUX consists of 25,000,000 shares of MUX Common Stock, of which 5,503,695 shares were issued and outstanding as of January 3, 1995. In addition, as of January 3, 1995, 2,442,500 shares of MUX Common Stock were reserved for future issuance pursuant to MUX Stock Options. No such shares or options have been issued in violation of any preemptive rights. In addition, the information provided to Glenayre with respect to the names, addresses and social security numbers of record owners of all shares of MUX Common Stock and the certificate numbers for such shares is accurate and complete. Except as disclosed to Glenayre in the Acquisition Agreement, each share of MUX Common Stock is owned by the record owner free and clear of any encumbrances. The authorized capital stock of MUX Sub consists of 2,500 shares of Common Stock, all of which shares are held by MUX free and clear of any encumbrances and were validly issued and were not issued in violation any preemptive rights. Except as disclosed in the Acquisition Agreement, there are no options, warrants or other rights or agreements relating to the capital stock of MUX or MUX Sub to issue or sell any capital stock or other equity interests in MUX or MUX Sub.

  (iv) Each of MUX and the Principal Shareholders has all necessary power and authority to execute and deliver the Acquisition Agreement and to perform its or his obligations under such agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Acquisition Agreement by MUX and the Principal Shareholders and the consummation of the Merger have been duly and validly authorized by MUX. The Acquisition Agreement has been duly and validly executed and delivered by MUX and the Principal Shareholders and constitutes a legal, valid, binding and enforceable obligation of each of MUX and the Principal Shareholders. In addition, each MUX Continuing Shareholder and MUX Option Holder has all necessary power and authority to execute and deliver his, her or its Acknowledgment. Such execution and delivery have been duly and validly authorized by all necessary action on the part of the MUX Continuing Shareholders and MUX Option Holders and each such Acknowledgment constitutes a legal, valid and binding obligation of such MUX Continuing Shareholder or MUX Option Holder.

     (v) Except as disclosed in the Acquisition Agreement, the execution and delivery of the Acquisition Agreement by MUX and the performance of the transactions contemplated thereby will not conflict with or violate the Articles of Incorporation or Bylaws of MUX or MUX Sub or conflict with or violate any law, rule, regulation, order, judgment or decree applicable to MUX or MUX Sub or by which any of their property or assets is bound or affected, result in any breach of or constitute a default under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of MUX or MUX Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which MUX or MUX Sub is a party or is bound or affected.

      In addition, the execution and delivery of the Acquisition Agreement and Acknowledgments by MUX, the Principal Shareholders and each MUX Continuing Shareholder and MUX Option Holder, respectively, will not require any consent, approval or authorization of, or filing with or notification to, any governmental or regulatory authority other than that required by the Exchange Act, the Securities Act, state securities or "Blue Sky" Laws and state takeover laws, the HSR Act and the filing or recordation of appropriate merger documents as required by the CGCL.

      (vi) Other than the ownership interest of MUX Sub by MUX, neither MUX nor MUX Sub owns directly or indirectly any interest or investment in any corporation, partnership, joint venture, business, trust or other entity.

      (vii) Each of the balance sheets included in the audited consolidated financial statements of MUX for the years ended June 30, 1993, and June 30, 1994 and the unaudited interim financial statements for each month subsequent to

 June 30, 1994 through November 30, 1994 presents fairly the consolidated financial position of MUX and MUX Sub as of its date, and each of the statements of income, retained earnings and cash flows presents fairly the results of operations, retained earnings and cash flows of MUX and MUX Sub for the periods set forth therein. Such financial statements have been prepared from the books and records of MUX and MUX Sub which accurately and fairly reflect the transactions and dispositions of the assets of MUX and MUX Sub. As of the date of each such balance sheet, neither MUX nor MUX Sub had any liabilities, contingent or otherwise, whether due or to become due, known or unknown as of the date of such financial statements other than as indicated on the balance sheet or in the notes thereto. MUX has adequately accrued all employee benefit costs and such accruals are reflected in the financial statements, and the funding of such employee benefit costs has been and will be provided for in the ordinary course of business consistent with past practices.

  (viii) Since June 30, 1994, except as disclosed to Glenayre in the Acquisition Agreement or as otherwise contemplated by the Acquisition Agreement, there has not been (a) any material adverse change in the business of MUX or MUX Sub and no such adverse change is reasonably expected to occur; (b) any disposition or issuance by MUX or MUX Sub of any of its capital stock or any option or right or privilege to acquire any of its capital stock, any acquisition or retirement of any of its capital stock or any dividend or other distribution on or with respect to its capital stock except for the issuance of MUX Common Stock upon the exercise of a MUX Stock Option or as required by the terms of the ESOP; (c) any sale, mortgage, pledge, grant, dividend or other disposition, transfer or encumbrance of any asset or interest owned or possessed by MUX or MUX Sub, other than in the ordinary course of business consistent with past practices and prior periods; (d) any expenditure or commitment by MUX or MUX Sub for the acquisition of assets of any kind other than in the ordinary course of business; (e) any damage, destruction or loss of such character as to interfere materially with the continued operation of or which would have a material adverse effect on any part of the business of MUX or MUX Sub;
 (f) any increase or any agreement for the increase of any compensation payable or to become payable by MUX or MUX Sub to any officer, shareholder or key employee of MUX or MUX Sub; (g) any change made or authorized to be made to the Articles of Incorporation or Bylaws of MUX or MUX Sub; (h) any loans or advances by or to MUX or MUX Sub other than renewals or extensions of existing indebtedness and uses of lines of credit in the ordinary course of business; (i) any cancellation or payment by MUX or MUX Sub of any indebtedness owed to MUX or MUX Sub (except for any amount less than $150 owed to MUX by any of its employees) or any cancellation or settlement by MUX or MUX Sub of any claims against others; (j) any failure by MUX or MUX Sub to operate its business other than in the ordinary course of business, or any change from past practices in the manner of building or depleting inventories, incurring or collecting receivables or incurring or paying trade payables or accrued liabilities; (k) any failure to maintain the books and records of MUX or MUX Sub in accordance with past practices or any write-down of assets shown on the books of MUX or MUX Sub or the establishment of or failure to establish any reserves or accruals in an amount or nature that is not consistent with past practices or prior periods; (l) any change in accounting practices; or (m) any agreement or commitment by or on behalf of MUX or MUX Sub to do or take any of the actions referred to in clauses (a) through (l).

    (ix) MUX has timely filed all required tax returns and reports and has duly paid all taxes required to be paid or an adequate reserve has been established for such taxes. MUX has provided to Glenayre true and correct copies of certain tax returns beginning with the 1990 tax year. The reserves for taxes contained in the financial statements and carried on the books of MUX or MUX Sub are adequate to cover all tax liabilities. Except as disclosed in the Acquisition Agreement, no extension of time to file any tax return by MUX or MUX Sub is currently in effect. Since June 30, 1994, neither MUX nor MUX Sub has incurred any tax liability other than in the ordinary course of business. There are no tax liens upon any properties or assets of MUX or MUX Sub and, except as disclosed in the Acquisition Agreement and as shown in the financial statements, there are no pending or, to the knowledge of MUX, threatened questions or examinations relating to, or claims asserted for, taxes or assessments against MUX or MUX Sub. Neither MUX nor MUX Sub has granted or been requested to grant any extension of the limitation period applicable to any claim for taxes or assessments with respect to taxes. Except as disclosed in the Acquisition Agreement, neither MUX nor MUX Sub is a party to any tax allocation or sharing agreement. MUX and MUX Sub have withheld and paid all required withholding taxes.

  (x) Representations and warranties regarding employment, bonus, deferred compensation, pension, stock option, stock appreciation rights, employee stock ownership, profit-sharing, retirement, medical, vacation, retiree medical, severance pay and other agreements or fringe benefit plans, arrangements or practices of MUX and MUX Sub, including descriptions of such plans, arrangements or practices and assurances that MUX and MUX Sub have complied in all material respects with all applicable federal, state and local laws with respect to such plans, arrangements or practices.

    (xi) Neither MUX nor MUX Sub owns any real property. With respect to all real property leased by MUX, representations and warranties (limited in certain circumstances to the knowledge of MUX) regarding MUX's title to, rights to and the condition of all such property (including compliance with all applicable statutes, ordinances, orders, requirements, laws, rules or regulations, including all environmental laws, rules and regulations) and, except as disclosed in the Acquisition Agreement, that there does not exist any event which would constitute a default by either MUX or MUX Sub or, to the knowledge of MUX, the landlord under any such lease. In addition, representations and warranties that, to the knowledge of MUX, the landlord under each lease has good and marketable fee simple title to the leased premises. Representations and warranties that MUX and MUX Sub have good and marketable fee simple title to all of their equipment, free and clear of all encumbrances other than those disclosed in the Acquisition Agreement, and have good and marketable fee simple title to all of their inventories reflected on the balance sheet for the month ended November 30, 1994 (adjusted for additions and dispositions since November 30, 1994); that MUX's and MUX Sub's equipment is in good condition and repair; that all of MUX's and MUX Sub's inventory is usable or saleable in the ordinary course of business and each item of inventory is in good condition and is not obsolete or defective; that all accounts receivable of MUX and MUX Sub reflected on the November 30, 1994 balance sheet (adjusted for additions and collections) constitute valid and enforceable claims of MUX or MUX Sub and that such accounts receivable are pledged as collateral to Comerica Bank, San Jose, California; except as disclosed in the Acquisition Agreement, that MUX or MUX Sub has the right to use the names "Western Multiplex Corporation" and "Western Multiplex International Sales Corporation" where now used, all other material trademarks or service marks and all other intellectual property belonging to or used in the business of MUX and MUX Sub and, except as disclosed to Glenayre in the Acquisition Agreement, neither MUX nor MUX Sub is a party to any agreement with any person or entity with respect to the use of such intellectual property; and that MUX has disclosed to Glenayre in the Acquisition Agreement all material contracts, agreements and commitments it is a party to and that such contracts constitute valid and enforceable obligations against MUX or MUX Sub and neither MUX nor MUX Sub is in default in any material respect with respect to such contracts.

  (xii) The fixtures and leasehold improvements located on the property leased by MUX or MUX Sub are in good condition and all electrical, gas, water and sewer utilities serving such property are adequate; to MUX's knowledge, the properties MUX leases and formerly leased are or were at all times during the tenancy of MUX with respect to such property used in compliance with all environmental laws, rules and regulations and MUX has not illegally generated, used, treated, stored or disposed of hazardous materials; and there are no threatened claims against MUX or MUX Sub with respect to such matters.

    (xiii) All leases of property or equipment by MUX or MUX Sub to or from any other party have been fully disclosed in the Acquisition Agreement.

  (xiv) Except as disclosed in the Acquisition Agreement, since June 30, 1991, all material transactions with third persons involving MUX or MUX Sub have been conducted on an arms-length basis; MUX has disclosed in the Acquisition Agreement, to MUX's knowledge, any interest, ownership or profit participation of any of the Indemnifying Shareholders, officers or directors of MUX or their affiliates or relatives in businesses which are MUX's or MUX Sub's competitors or potential competitors; there are no outstanding loans or other advances to any shareholder, officer, director or employee of MUX or MUX Sub or their respective affiliates or relatives, except as disclosed in the Acquisition Agreement; and, except as disclosed in the Acquisition Agreement, none of the Indemnifying Shareholders, officers or directors of MUX or MUX Sub or their respective affiliates or relatives is an affiliate of any person that has a material business relationship with MUX or MUX Sub.

  (xv) Except as disclosed in the Acquisition Agreement, MUX and MUX Sub are not in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to MUX or MUX Sub or by which any property or asset of MUX or MUX Sub is bound or affected, or the provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which MUX or MUX Sub or their property or assets is a party or is bound or affected. MUX and MUX Sub are lawfully conducting their business and their property has been and will be used and operated in compliance with all laws, rules and regulations and other restrictions.

     (xvi) All pending and threatened lawsuits or administrative proceedings or investigations against MUX or MUX Sub have been disclosed in the Acquisition Agreement. All material "loss contingencies" have been fully disclosed in the Acquisition Agreement.

  (xvii) Since June 30, 1989, neither MUX nor MUX Sub has been a party to any collective bargaining agreement and neither has been the subject of any union activity, labor dispute or strike, and MUX and MUX Sub have not violated any applicable federal or state law or regulation relating to labor or labor practices and do not have any liability to any of their employees, agents or consultants in connection with grievances of such employees, agents or consultants.

 (xviii)   All brokerage arrangements entered into in connection with the negotiations leading to the Acquisition Agreement or the consummation of the transactions contemplated thereby have been fully disclosed in the Acquisition Agreement.

   (xix) Neither MUX nor MUX Sub owns any shares of Glenayre Common Stock or other securities convertible into Glenayre Common Stock.

    (xx) All bank accounts, vaults and safe deposit boxes used by or in the name of MUX or MUX Sub have been disclosed in the Acquisition Agreement.

   (xxi) The Acquisition Agreement fully discloses all insurance policies in effect covering the assets, properties and business of MUX and MUX Sub and all life insurance policies maintained by them and such policies have not been invalidated in whole or in part.

  (xxii) Except as disclosed in the Acquisition Agreement, the products and services of MUX and MUX Sub comply with all express and implied warranties and the requirements and standards of all federal and state laws and regulations governing the sale or provision of such products. Except as disclosed in the Acquisition Agreement, no product or service warranty or liability claims are pending or threatened against MUX or MUX Sub or in respect of products or services sold or provided by either of them.

 (xxiii)   MUX has fully described in the Acquisition Agreement all
 material warranty obligations of MUX and MUX Sub and all material warranty contracts, agreements, understandings or arrangements to which MUX or MUX Sub is a party or its property or assets are bound and all material service and repurchase contracts, agreements, understandings or arrangements to which MUX or MUX Sub is a party or by which any of their property is bound. Complete copies of such agreements have been delivered to Glenayre.

  (xxiv) MUX has disclosed in the Acquisition Agreement the 30 largest customers (based on dollar volume) of MUX and MUX Sub during the fiscal years ended June 30, 1991, 1992, 1993 and 1994 and the 30 largest suppliers (based on dollar volume) of MUX and MUX Sub during each such period. Except as disclosed in the Acquisition Agreement, since June 30, 1994 no material adverse change has occurred in the business relationship of MUX or MUX Sub with its customers and suppliers and MUX has no knowledge that any such customers or suppliers are expected to cease or substantially reduce purchasing or supplying goods or services from or to MUX, or are currently involved in any bankruptcy or similar proceeding.

   (xxv) Neither MUX nor MUX Sub is a guarantor or otherwise liable for any liability or obligation of any other person.

  (xxvi) Except as disclosed in the Acquisition Agreement, MUX knows of no impending changes in MUX's or MUX Sub's business, assets, liabilities, relations with employees, competitive situations or relations with suppliers or customers, or in any governmental actions or regulations affecting MUX's or MUX Sub's business which would reasonably be expected to have a material adverse effect on the business of MUX or MUX Sub.

 (xxvii)   All of the written information provided by MUX, MUX Sub and each MUX Equity Holder to Glenayre and their representations in the Acquisition Agreement and in the schedules and exhibits thereto or in the Acknowledgments are true, correct and complete in all material respects and no such representation, warranty or statement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Glenayre.

      Pursuant to the Acquisition Agreement, Glenayre has also made certain representations and warranties, including representations and warranties (i) as to the organization, capitalization and qualification of Glenayre and Glenayre Sub; (ii) as to the authority of Glenayre and Glenayre Sub to enter into the Acquisition Agreement and to consummate the transactions thereunder; (iii) as to the enforceability of the Acquisition Agreement against Glenayre and Glenayre Sub; (iv) that the execution of the Acquisition Agreement and the performance of the transactions contemplated thereby do not conflict with the organizational documents of Glenayre or Glenayre Sub or any law, judgment or the equivalent or constitute a breach or event of default under any instrument or obligation of Glenayre or Glenayre Sub, and do not require the approval of any governmental entity except for that required by the Exchange Act, the Securities Act, NASDAQ/NMS, state securities or blue sky laws, the HSR Act and the CGCL; (v) that Glenayre has filed all required documents with the Commission since January 1, 1994, that each of such documents was prepared in accordance with the material requirements of the Exchange Act and at the time they were filed did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein; (vi) that except as disclosed in the Acquisition Agreement, Glenayre has not entered into any brokerage or finder's fee arrangement in connection with the negotiations of the Acquisition Agreement or the consummation of the Merger; and (vii) in connection with the federal income tax consequences of the Merger, including that (a) prior to the Merger, Glenayre will "control" Glenayre Sub; (b) Glenayre has no present plan or intention to cause MUX to issue additional shares of its stock that would result in Glenayre losing "control" of MUX; (c) Glenayre has no present plan or intention to reacquire any of the Glenayre Common Stock issued in the Merger, except for any Escrowed Shares as provided for in the Acquisition Agreement; (d) Glenayre has no present plan or intention to liquidate, merge or otherwise dispose of MUX or its assets except in the ordinary course of business or transfers of assets to a corporation controlled by Glenayre; (e) following the Merger, Glenayre's present intention is that MUX will continue the historic business of MUX or use a significant portion of the historic assets of MUX in a business; (f) Glenayre does not own and has not for the past five years owned any shares of stock of MUX; (g) both Glenayre and Glenayre Sub are undertaking the Merger for a bona fide business purpose; (h) Glenayre Sub will have no liabilities assumed by MUX and will not transfer to MUX any assets subject to liabilities in the Merger; (i) neither Glenayre nor Glenayre Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; and (j) the payment of cash in lieu of the issuance fractional shares of Glenayre Common Stock in connection with the Merger is solely for the purpose of avoiding the expense or inconvenience to Glenayre of issuing fractional shares and does not represent separately bargained-for consideration. Glenayre's representations and warranties will survive the Merger for one year after the Effective Time.

 Transaction Costs

      MUX will bear the expenses of any employees of MUX or MUX Sub and of any counsel, accountants or other consultants or advisers engaged by MUX, MUX Sub or the ESOP in connection with the Merger and the transactions contemplated by the Acquisition Agreement. MUX has agreed that the "MUX Transaction Expenses" incurred by MUX in connection with the Merger and the transactions contemplated by the Acquisition Agreement will be limited to no more than $800,000. "MUX Transaction Expenses" include fees and expenses of the attorneys, accountants, investment bankers and brokers and financial advisors of MUX, MUX Sub and the ESOP incurred in connection with negotiating, drafting and preparing the Acquisition Agreement and the Registration Statement (including the broker fees and expenses of Commonwealth and Barton, whose charges are currently anticipated to be approximately $400,000), expenses of attending the closing of the Merger, the expenses of due diligence conducted by MUX and the expenses relating to the

 MUX Meeting. "MUX Transaction Expenses" do not include any ordinary out-of- pocket expenses incurred by MUX for photocopying charges, long distance telephone charges or similar incidental charges or expenses.

 Amendment and Waiver

      The Acquisition Agreement may be amended by mutual agreement of Glenayre, Glenayre Sub and MUX at any time before or after approval of the Merger by the MUX Shareholders; provided, that after any such approval, no amendment will be made which by law requires further approval by the MUX Shareholders without such further approval. Any such amendment must be in writing and signed on behalf of each of Glenayre, Glenayre Sub and MUX and, in the case of a modification to the escrow provisions of the Acquisition Agreement, the Escrow Agent. At any time prior to the Effective Time, Glenayre or MUX may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Acquisition Agreement, (ii) waive any inaccuracies in the representations and warranties made by the other parties contained in the Acquisition Agreement or in any document delivered pursuant thereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Acquisition Agreement. Unless expressly provided therein, any amendment to the Acquisition Agreement prior to the Effective Time will not affect the obligations of any Indemnifying Equity Holder under the Acquisition Agreement, as amended.

 Termination

      The Acquisition Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after the approval of the Merger by the MUX Shareholders, upon the mutual consent of Glenayre and MUX. The Acquisition Agreement may be terminated and the Merger may be abandoned by either MUX or Glenayre if (i) the Merger has not been consummated by April 30, 1995; (ii) approval of the Merger by the MUX Shareholders is not obtained; or (iii) a federal or state court or governmental or administrative agency or commission has taken action prohibiting the transactions contemplated by the Acquisition Agreement and such order or action has become final and nonappealable. The Acquisition Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Glenayre or MUX in the event of a material breach by the other party of any representation or warranty which would have a material adverse effect on such breaching party or in the event of a material breach by the other parties of any covenant or agreement contained in the Agreement which cannot be or has not been cured within thirty days after the giving of written notice to the breaching party of such breach.

 Fairness Opinion for ESOP


      The MUX Board did not engage a financial advisor in connection with its decision to proceed with the Merger. MUX's decision not to utilize a financial advisor was based on the MUX Board of Directors' view that it had developed adequate information and general familiarity regarding appropriate valuation ranges for MUX as a result of extensive efforts over several recent years to address MUX's capital needs. See "The Merger--Background and Reasons for the Merger." Additionally, two of the three Large Shareholders are on the MUX Board of Directors; the third, John Bartelme, was regularly involved with and informed of the valuation range information which had been developed over time.
 Because the Large Shareholders, together with director Michael Gresham, own in excess of 90% of the outstanding shares of MUX not owned by the ESOP, the MUX Board of Directors did not feel that the retention of a financial advisor was necessary for MUX as a whole. At the MUX Board of Directors' direction, however, the ESOP has retained a financial advisor to evaluate the fairness from a financial point of view of the consideration to be received by the ESOP in the Merger. Specifically, it is a condition to the closing of the Merger that the ESOP Committee receive an opinion from Houlihan Lokey Howard & Zukin ("HLHZ") with respect to the fairness from a financial point of view of the consideration to be received by the ESOP in connection with the Merger. The ESOP represents 1,645,320 shares of MUX Common Stock or 29.7% of the MUX Common Stock outstanding at the Record Date. HLHZ is an internationally known investment banking company which specializes in corporate valuations as particularly related to employee stock ownership plans. MUX, which is not affiliated with HLHZ, first hired HLHZ on behalf of its ESOP (and paid HLHZ a retainer of $15,000) to provide a comprehensive valuation of MUX Common Stock for ESOP purposes at the end of its June 30, 1994 fiscal year. MUX later engaged HLHZ on behalf of the ESOP to provide an opinion as to the fairness of the Merger to the participants in the ESOP. MUX also paid a retainer to HLHZ for these services and expects that the total expense for both the valuation and the fairness opinion will be approximately $50,000. These represent the only payments made to HLHZ and MUX does not expect to require HLHZ's services in the future, should the Merger be completed. MUX has placed no limitations on HLHZ with respect to conducting the analysis necessary to render its opinion. Although HLHZ is not required to render its opinion until the Closing, HLHZ has advised the ESOP that in preparation for rendering its opinion, HLHZ will complete prior to the
 Closing: (i) a review of the MUX financial statements for the past five years, (ii) a review of this Proxy Statement/Prospectus, (iii) meetings with MUX management and MUX's independent accountants to discuss the operations, financial condition, and future prospects of MUX, (iv) visits to the facilities of MUX, (v) a review of long range forecast information concerning MUX, (vi) a review of historical market prices and trading volume for Glenayre's Common Stock, and (vii) a review of publicly available financial data for certain companies HLHZ deems comparable to MUX. HLHZ has further advised that in arriving at its opinion, it intends to apply a capitalization of earnings and cash flow analysis, as well as a discounted cash flow analysis, and to compare the resulting valuation data against selected public and private companies viewed by HLHZ to be comparable to MUX. HLHZ does not intend to complete its analysis until just prior to the Closing.

                 WESTERN MULTIPLEX CORPORATION

 General

      MUX designs, manufactures and markets products for use in point-to-point microwave communications systems. These products include the microwave radios themselves, both in analog and digital transmission formats, and analog baseband products. Approximately 65% of MUX's 1994 sales were comprised of digital radios, while approximately 16% and 19% were comprised of analog radio and analog baseband products, respectively. MUX's products are sold to communications service providers, including cellular, SMR and inter-exchange common carriers; industrial companies, including utilities, railroads and petroleum producers; federal, state and local governmental entities; and users of wireless data communications.

      Certain of the information disclosed in this Proxy
 Statement/Prospectus with respect to MUX has been provided by MUX. Glenayre has not independently verified the accuracy of all such information.

 Industry Background

      Point-to-point microwave systems are used extensively to provide wideband voice and data communications over long distances. One radio link ("hop") typically covers 10 to 30 miles and hops can be cascaded to form long networks. A limitation on transmission distance is the fact that microwave communications must occur within line-of-sight and that the earth is curved. To achieve long ranges, it is therefore necessary to use tall buildings or mountains or to erect towers in order to mount the antennae at a height sufficient for reliable communications.

      Alternatives to microwave transmission include leased access telephone lines (also known as wirelines) and satellites. Domestically, the decision between these alternatives is usually based on cost, with leased lines generally being least expensive and satellite communication generally being most expensive. Point-to-point microwave transmission provides the user with a private networking alternative that in many circumstances has a price/performance advantage over other technologies. For example, a company may want to provide voice and data communications between buildings separated by a freeway, which has no wirelines running across it. Installing microwave transmission equipment in this case would be much easier and cost effective than either using a satellite system or laying wirelines, if even possible.

      Operators of microwave point-to-point communications systems fall into four main categories: (i) communications service providers, such as cellular, SMR or inter-exchange common carriers, who sell, directly or indirectly, the transmission capacity provided by the microwave system; (ii) industrial users, such as utilities, railroads and petroleum producers, who use the microwave transmission system for internal communications and/or control; (iii) federal, state and local governmental entities, that use the systems to provide reliable, independent internal communications, sometimes in areas not served by a local telephone company; and (iv) users of wireless data communications.

       In North America, MUX's primary market, common carriers
 (including cellular service providers) almost exclusively use digital systems whereas the networks of the industrial and governmental categories still have a significant proportion of analog installations. However, for new installations even in these markets, the trend continues to be towards digital communication systems.

      Internationally, microwave radio transmission is used for many of the same reasons and by many of the same users as described above. However, due to the limited telecommunications infrastructure in developing countries and the significant expense of installing wirelines to remote areas, microwave transmission is a popular alternative to providing basic telephone and telecommunications services to underserved areas in these countries.

 General Development of MUX

      MUX was incorporated in California on December 17, 1979 and shipped its first product in April 1980, an analog baseband product designed to work with analog microwave radios produced by other manufacturers. MUX grew profitably over the next few years by adding more baseband products and expanding its customer base. In pursuit of further growth, MUX decided to design and manufacture microwave radios, as well as their accessories.

      In June 1990, MUX shipped its own internally designed and manufactured microwave radio. This first radio product was the beginning of a family of analog radio designs that were released over the next few years. While the primary focus of MUX at this time was on expanding its analog radio line, design was underway on MUX s unique spread spectrum digital radio, the LYNX. This was the first long range, wideband microwave radio put into production that did not require the user to obtain an FCC license. It provided full duplex 1.544 MBps ("T1") transmission capability at 2.4 GHz with a 1 Watt power output. First shipped in October 1992 and now available in an international format and at 5.8 GHz, the LYNX has become the highest volume line of equipment that MUX has produced.

      Throughout its existence, MUX has been funded primarily by internally generated case flow and bank lines of credit to finance its growth. At the present time, all of MUX s equity holders are present or former employees.

 Strategy

      MUX's strategic objective is to expand its market position as a supplier of microwave transmission equipment. To achieve this goal, MUX intends to leverage its low cost manufacturing techniques as it expands its digital radio product offering. With a larger product offering, MUX intends to compete for sales of microwave radios to current microwave users whose systems will be relocated from the 2GHZ band to new frequency bands as a result of the ongoing wideband personal communication ("PCS") auctions being conducted by the FCC. Finally, MUX will continue its efforts to expand its international market presence.

      MUX's competitive approach has always been to manufacture reliable, high quality equipment at costs substantially lower than its competition and to offer that equipment at significantly lower prices. It is able to do so because it has a niche-oriented product focus rather than a full product line. MUX targets a particular product where it can supply it substantially cheaper than its competition by determining the most cost effective way of producing that specific product and omitting unnecessary functionality. MUX's engineering effort is based on developing cost effective, quality products, rather than leading-edge technology. MUX designs almost all parts of its products, especially the radio frequency portions, unlike it competitors which generally use parts designed and manufactured by others, allowing MUX to obtain higher margins. MUX often concentrates on markets that are underserved by larger competitors or which are no longer profitable for competitors with higher cost structures.

      The key elements of MUX's strategy are as follows:

      Expansion of Product Line. MUX is developing a line of licensed digital radios due to the continuing shift in demand from analog to digital radios and the opportunity to successfully implement its low cost strategy in this area. (Licensed digital radios are known as such because they require a license by the FCC for use.) These radios would be marketed to cellular, SMR and industrial markets. MUX is currently developing its first licensed digital radio at 6GHZ, which is expected to be introduced approximately in the middle of calendar 1995. Several more licensed digital radios that are variations of the first radio would be introduced shortly thereafter.

      MUX has also identified five new variations of its successful LYNX spread spectrum unlicensed digital radio that it believes it can successfully offer and is preparing to introduce two of these in the first quarter of calendar 1995.

      Participation in PCS Relocation Market. As a result of the ongoing FCC auction of frequency spectrum at 2GHZ, which will be used for wideband PCS applications, current users of this spectrum, including owners of microwave transmission networks, will be required to relocate to other frequency bands. The FCC has stated that the new licensees will be required to bear the costs of the relocation, but specific details have not been established.

      MUX believes that the relocation provides not only an opportunity for users of analog microwave radios to buy new analog radios, but also a larger opportunity for them to replace analog radios with digital microwave radios, which are generally more expensive. With the introduction of the products discussed above, MUX management believes it will offer microwave radios in the frequency bands desired by the relocated microwave radio users. However, there can be no assurance that MUX will supply radios in the frequency bands to which these microwave users decide to relocate.

      Expansion of International Sales. The international marketplace is a major opportunity for MUX, which it has begun to tackle only recently because of limited resources. MUX is different from most of its competitors, whose international/domestic sales mix is heavily skewed toward international sales. This is due to the fact that, although the competitors' products are more cost effective than installing wireline systems to remote or underserved areas, especially in developing countries, they are too expensive domestically relative to leased lines. However, MUX's cost advantages have allowed it to remain competitive versus leased lines domestically. With some revisions to its current products and introduction of related new products, MUX believes that it will be able to exploit the international marketplace for the same reasons as its competitors.

 Products


      MUX today has three main families of products: digital microwave radios, analog microwave radios and analog baseband products. Average retail prices for MUX's products range from a low of $50 for some analog baseband equipment to a high in excess of $22,000 for certain analog microwave radios.


      Digital Microwave Radios. MUX's current largest-selling product line, representing $10.2 million or approximately 65% of fiscal 1994 sales, is its family of LYNX spread spectrum unlicensed digital radios. MUX believes that it has the leading market share for spread spectrum unlicensed digital radios in North America. MUX currently has four LYNX radios, including one for international specifications. The radios operate at 2.4GHz and 5.8GHz and have T1 capacity or its international equivalent.

      The LYNX radio, introduced in fiscal 1993, is the first digital radio produced by MUX and was developed to satisfy requests from MUX's customer base for an inexpensive digital radio. Cellular and SMR customers use the LYNX radio to link cell sites and the central switch, while industrial users, such as utilities and petroleum producers use it to provide voice and data communications for their own field networks. The LYNX was the first product offered by MUX to be marketed to the rapidly growing cellular/SMR industry. Although MUX has attempted to market the LYNX to the wireless data communications market, these efforts have not been successful. Continuing market analysis is being conducted to determine what product would be most appropriate for this market segment.

      Because the LYNX is a spread spectrum radio, a user in the United States does not need to obtain a license for its use from the FCC, making the radio even more attractive from a cost perspective. However in late June, 1994, the FCC did set a limit on the amount of power at which such a radio could transmit. MUX re- sponded by introducing a new version that allows the user to set the power within acceptable limits.

      Partially due to the trend toward digital radios, sales of MUX's digital radios have increased over time in absolute terms and as a percentage of total sales. MUX expects this trend to continue. MUX has identified four other variations of the LYNX radio that it would like to offer and is preparing to introduce two of these in the first calendar quarter of 1995. MUX is also developing a line of licensed digital radios. See "Western Multiplex Corporation -- Strategy"

      Analog Microwave Radios. MUX's family of analog radios accounted for approximately 16% of fiscal 1994 sales. The analog radios are offered at 2GHz, with capacities from 12 to 600 channels, at 6GHz, with capacities from 120 to

 600 channels, and at 960MHz, with capacities from 3 to 12 channels. An analog channel is a 4kHz wide slice of baseband spectrum suitable for the transmission of a single voice channel.

      Analog radios are sold to industrial users, including utilities, railroads and petroleum producers, and to governmental entities.

      Due to the continuing trend toward digital microwave radios, sales of analog radios have decreased over time and are expected to decline in the future. If current users of analog radios which are relocated due to the PCS spectrum license auctions, choose to buy other analog radios as replacements, this trend could be temporarily reversed.
 There can be no assurance that this will occur.

      Analog Baseband Products. MUX's analog baseband products accounted for approximately 19% of fiscal 1994 sales. MUX believes that it has the leading market share in North America for analog baseband equipment. The analog baseband family contains products designed to amplify, attenuate, filter or frequency- shift the analog signals that are transmitted over analog microwave radios. Analog baseband products include converters, frequency generation equipment, protection equipment, baseband amplifiers, baseband filters, bridges, attenuators, transformers and equalizers.

      Analog baseband equipment is sold to industrial users, including utilities, railroads and petroleum producers, and to governmental entities.

      Due to the continuing trend toward digital microwave radios, sales of analog baseband equipment, which is used in conjunction with analog microwave radios, have decreased over time and are expected to decline in the future.

 Customer Service and Support

      From its inception, MUX has always made customer service a priority. MUX believes that it is essential to provide reliable service to customers in order to solidify customer relationships and be the vendor of choice when system expan- sions are sought by customers. Customer service begins at the system design stage with recommendations as to which products to use and how to assemble them into a system. This design is then implemented using reliable, high quality MUX products, engineered for ease of manufacture and long life. Should a customer experience any difficulty with any of MUX s products, responsive and reliable customer service is provided via telephone and/or facsimile. Except in rare instances, MUX does not provide field installation or field service. Should a customer require installation and/or on-site maintenance, MUX will subcontract this to a company specializing in this type of work.

      MUX's warranty terms vary by product line. Analog baseband products carry a 5 year warranty, analog radio products a 3 year warranty and all others a 12 month warranty. Warranty is limited to repair or replacement at MUX s option upon return of the defective product to MUX. For products no longer covered by warranty, MUX offers a repair and return service with a charge limited to the lesser of $500 or 50% of the cost of a replacement unit. Defective products must be returned to MUX's Belmont, California factory for any repairs to be performed.

 Customers

       MUX has focused its marketing and sales efforts primarily in the North American marketplace. Customers include most of the North American cellular and SMR carriers, as well as inter-exchange carriers. MUX entered the common carrier market in 1993 with the introduction of the LYNX radio. Customers also include several major utilities, railroads and petroleum producers. Government customers include agencies of the federal government and regional authorities, as well as state and local entities. Due to limited resources, MUX has entered the international market only recently. Expansion into international markets represents a major opportunity for MUX. See "Western Multiplex Corporation -- Strategy." International customers include cellular carriers and industrial users. No customer represented more than 6% of MUX's sales in fiscal 1994.

 Marketing and Sales

      MUX markets its products primarily through a direct sales force consisting of approximately 18 marketing and sales personnel. MUX also uses value-added resellers ("VARs"), system integrators and agents to sell certain of its products domestically. Some products are sold to other companies on an original equipment manufacturer basis. VARs and agents account for nearly all of MUX's international sales. MUX has Domestic Regional Sales Managers located in the Houston, Chicago, Atlanta and Phoenix metropolitan areas, with the Director of Sales located in MUX's headquarters in Belmont, California. Supporting these field sales personnel is a team of sales engineers at MUX's headquarters, who are responsible for making quotations and for ensuring that any systems ordered are technically correct. In January 1994 MUX employed a full-time international sales manager located in Dallas, Texas to establish international VARs.

 Research and Development

      MUX believes that a strong commitment to research and development is essential to the continued growth of its business. MUX has always endeavored to ensure that the technology used in its products is current, even though the products themselves may be considered less than state-of-the-art. For example, analog radios are not new, but MUX believes that it has introduced some novel ideas and technology into its versions of these products. In keeping with this philosophy, MUX has consistently spent 10-17% of its revenues annually over the last 5 years on research and development.

      MUX has expertise in the technologies required to develop low-cost microwave radio products. The key technologies in which MUX's development staff has extensive expertise include radio frequency design, multiplexer design, and modem technology.

      MUX's research and development organization is comprised of approximately 13 employees, who are located at MUX's headquarters. Nearly half of MUX's research and development staff are engineers.

 New Products

      In its new designs, MUX's focus continues to be on low cost. New products presently in development include variations on the LYNX spread spectrum unli- censed digital radio to increase its capacity and add different frequency options. However, the major thrust of new product development is in the area of licensed digital microwave radios. MUX will shortly be announcing its first such product, a 6GHz digital radio capable of carrying up to four T1 signals. The target markets are cellular service providers and industrial microwave users, both of whom are currently served by MUX. MUX also expects to introduce an international version of this product in the future.

 Manufacturing

      All manufacturing takes place at MUX's headquarters in Belmont, California. MUX s manufacturing operations consist of the purchase of raw materials (electronic components), quality inspection, assembly and testing. The actual assembly of the raw materials into sub-assemblies is subcontracted to local assembly houses. By utilizing subcontractors, MUX has great flexibility in regards to manufacturing capacity, yet maintains control over the quality of the products through the acquisition of the raw materials and the testing of both the sub-assemblies and the final products. MUX believes that its manufacturing facilities are sufficient to accommodate substantial growth in its business.

      Whenever possible, MUX tries to use standard components available from multiple suppliers. However, occasionally, it is necessary to use custom-designed items and/or components available from a single source supplier. Less than 1% of the parts used in MUX's products are obtained from single source suppliers. To date, such practices have not caused any significant delivery problems for MUX, and MUX continues to work with its suppliers to minimize the possibility of any future occurrence of product shortages.

 Proprietary Rights and Licenses

      MUX does not own or license patents related to any of its products. It does rely on copyright protection for its logos and other publications. MUX considers its trademark "Western Multiplex" to be a valuable asset. The "Western Multiplex" trademark is protected through trademark registrations.

 Backlog

      MUX estimates that its backlog was approximately $3.1 million as of September 30, 1994 and $2.1 million as of September 30, 1993. The orders supporting MUX's estimate of the backlog amount consist of signed purchase orders and, in general, are expected to be shipped within three months of the respective backlog dates.

 Competition

      Competition in MUX's markets is based upon quality, reliability, product features and price. MUX believes that it compares favorably with its competitors due to its ability to provide reliable, high quality products and service at much lower prices. However, MUX has a narrower product line than many of its competitors, and thus, cannot bid on certain entire network projects.

      MUX has continuously faced competition from a number of other equipment manufacturers, most of which are larger and have significantly greater resources than it, and there can be no assurance that MUX will be able to compete successfully in the future.

      MUX believes that it has the leading market share in North America for spread spectrum unlicensed digital radios. The only other current supplier of spread spectrum unlicensed digital microwave radios is Cylink Corporation. However, MUX believes that other competitors are planning entries into this market. Although this information has been known for several months, MUX has no knowledge of a functioning product from these companies.

      In the licensed digital microwave market, which MUX intends to enter, the primary competitors include Alcatel, Harris Corporation, California Microwave Corporation and Digital Microwave Corporation.

      In the analog microwave radio market, MUX's primary competitors are California Microwave Corporation and Harris Corporation. Many former competitors have exited this market due to the trend toward digital microwave radios.

      In the analog baseband equipment market, MUX's primary competitor is Inter- Lac Inc.

      Internationally there are additional major competitors, including Siemens A.G., L M Ericsson Telephone Company and Philips Electronics N.V.

      MUX's determination of its competitive market position is based upon its knowledge of sales of products of the type sold by it in its markets, information derived from its working relationship with its customers, and market information obtained from industry trade publications and sources.

 Regulation

      Most of MUX's products operate on radio frequencies. Radio frequency transmissions and emissions, and certain equipment used in connection therewith, are regulated in the United States and internationally. Regulatory approvals generally must be obtained by MUX in connection with the manufacture and sale of such products, and, in certain circumstances, by the customers of MUX to operate its products. The enactment by federal, state, local or international governments of new laws or regulations could affect the market for MUX's products. In particular, on June 23, 1994, the FCC established limitations on the amount of power at which a spread spectrum unlicensed digital radio, such as

 MUX's LYNX, could transmit. MUX responded by introducing a new version that allows the user to set the power within acceptable limits.

      As a result of the ongoing FCC auction of frequency spectrum at 2GHZ, which will be used for wideband PCS applications, current users of this spectrum, including owners of microwave transmission networks, will be required to relocate to other frequency bands. The FCC has stated that these new licensees will be required to bear the costs of the relocation, but specific details have not been established. MUX believes that the relocation provides an opportunity to supply microwave radios to those users being relocated.

 Facilities and Properties

       MUX's principal offices and manufacturing facilities are located in a leased section, consisting of approximately 29,000 square feet, of a building in an industrial park in Belmont, California. The lease expires on June 30, 1998. MUX also leases sales offices for its Regional and International Sales Managers in various cities in the United States, including Cumming, Georgia; Roselle, Illinois; Scottsdale, Arizona; Dallas, Texas; and Houston, Texas.

 Employees


      As of March 10, 1995, MUX had approximately 88 full time and temporary employees. None of its employees are currently represented by a collective bargaining agreement. MUX has not experienced any strikes or work stoppages in its history and believes its employee relations to be strong. MUX believes that its continuing success will depend, in part, on its ability to hire and retain qualified personnel in an increasingly competitive market.


 Litigation

      MUX is subject to litigation from time to time in the ordinary course of its business. No litigation is pending at this time.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                       OF MUX COMMON STOCK


      As of March 10, 1995, MUX Common Stock was held of record by 23 holders. The following table sets forth certain information concerning the beneficial ownership of MUX Common Stock as of March 10, 1995, by
 (i) each person who is known to MUX to own beneficially more than 5% of the outstanding shares of MUX Common Stock, (ii) each of MUX's directors and named executive officers and (iii) all of MUX's directors and executive directors and executive directors, as a group.



                                                                   Approximate Number
                                                                  of Shares of Glenayre
                               Shares of MUX                       Common Stock to be
                               Common Stock     Percentage of MUX   received in the
Name of Beneficial Owner  Beneficially Owned(1)   Common Stock         Merger(2)

  John Woods                  2,068,253(3)            33.0%              195,211

  Frank Hegarty               1,667,463(4)            28.4%              157,383

  John Bartelme               1,034,975               18.7%               97,685


  Michael Gresham               504,524(5)             8.6%               47,620


  Michael Mulcay                 82,075(6)             1.5%                7,746

  ESOP                        1,645,320(7)            29.7%              155,293


  Directors and               4,322,315(8)            61.1%              407,960
  Officers as a Group
  (4 persons)



 _____________________

 *    Less than 1%.

 (1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

 (2) No beneficial owner will own more than 1% of the issued and outstanding Glenayre Common Stock following the Merger.

 (3) Includes 745,000 shares subject to options that are presently exercisable or exercisable within 60 days and 200,000 shares held in trust for the benefit of Mr. Woods' minor children of which he is trustee. Does not include 1,500,392 shares held by the ESOP of which Mr. Woods is a trustee which are beneficially owned by others.

 (4) Includes 350,000 shares subject to options that are presently exercisable or exercisable within 60 days. Does not include 1,506,182 shares held by the ESOP of which Mr. Hegarty is a trustee which are beneficially owned by others.


 (5) Includes 370,000 shares subject to options that are presently exercisable or exercisable within 60 days.


 (6) Includes 75,000 shares subject to options that are presently exercisable or exercisable within 60 days.

 (7) Mr. Woods and Mr. Hegarty are the trustees for the ESOP. The beneficial owners of the shares held in the ESOP as of the Record Date are entitled to vote such shares at the MUX Meeting.


 (8) Includes 1,540,000 shares subject to options that are presently exercisable or exercisable within 60 days.

      WESTERN MULTIPLEX CORPORATION MANAGEMENT'S DISCUSSION AND
      ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



 Results of Operations

      The following table sets forth as dollars and as a percentage of net sales certain items in MUX's statements of income for the years ended June 30, 1994, 1993 and 1992 and the three month periods ended September 30, 1994 and 1993. This table should be read in connection with the Selected Financial Data and the Consolidated Financial Statements and related Notes contained elsewhere herein.


                                             Years ended June 30,                          Three month periods ended September 30,
                             1994                     1993                    1992               1994               1993

(dollars in thousands)                                                     (Unaudited)        (Unaudited)        (Unaudited)
                          Amount    Percent     Amount      Percent      Amount    Percent  Amount   Percent   Amount   Percent

Net sales                 15,759     100.0%      $9,071      100.0%      $5,851      100.0%  $4,990    100.0%  $ 2,960    100.0%


Costs and expenses:
    Cost of sales          7,117      45.2        5,256       57.9        3,340       57.1    1,838     36.8     1,308     44.2

    Selling, general, and
    administrative expense 4,213      26.7        1,949       21.5        1,405       24.0    1,730     34.7       828     28.0

    Research and
    development expense    1,511       9.6        1,011       11.1          981       16.8      392      7.9       300     10.1

    Total costs and
    expenses              12,841      81.5        8,216       90.6        5,726       97.9    3,960     79.4     2,436     82.3

Income from operations     2,918      18.5          855        9.4          125        2.1    1,030     20.6       524     17.7

Interest expense, net        (27)      (.2)         (48)       (.5)         (47)       (.8)      (4)     (.1)       (9)     (.3)

Other income, net             14        .1           --         --            9         .2       11       .2         9       .3


Income before income taxes
and change in accounting
principle                  2,905      18.4          807        8.9           87        1.5    1,037     20.8       524     17.7

Provision for income taxes 1,220       7.7          275        3.0          (40)       (.7)     420      8.4       220      7.4

Cumulative effect on prior
years of change in
accounting principle         --         --           --         --           33         .6       --      --         --       --

Net income               $ 1,685      10.7%      $  532        5.9%      $  160        2.8%  $  617     12.4%   $  304     10.3%





Note: For presentation purposes, MUX has reclassified certain financial statement captions to reflect the method used by Glenayre for reporting its results of operations except that depreciation and amortization are included in the operating expense categories.

   YEAR ENDED JUNE 30, 1994 COMPARED TO YEAR ENDED JUNE 30, 1993

 Net Sales


     Net sales in 1994 increased to approximately $15.8 million from 1993 net sales of approximately $9.1 million, an increase of $6.7 million or 73.7%. This overall change included an increase of 6.5% in unit sales of MUX's analog baseband products, a decrease of 40.9% in unit sales of its analog radios and an increase of 439.6% in unit sales of its LYNX digital microwave radio family. The increase in unit sales of the LYNX microwave radio was primarily attributable to the increased market acceptance of the LYNX microwave radio which was introduced in fiscal 1993. As there were no significant price changes in any of the product families between the periods, any increases or decreases in revenue were attributable solely to the changes in sales volume of each product family.


 Gross Profit

     Gross  profit   in  1994   increased  to   approximately  $8.6
 million from approximately $3.8 million in 1993, an increase of $4.8 million or 126.5%. MUX's gross profit as a percentage of net sales increased from 42.1% for the year ended June 30, 1993 to 54.8% for
 the year  ended June  30, 1994.   This increase  was primarily due  to
 the lower sales  volume of lower-margin  analog products and  an
 increase in  sales  volume of  the  higher-margin  LYNX products.    In
 addition, manufacturing overhead grew at a significantly lower rate then did net sales. Increased volume also enabled MUX to purchase components at a lower cost per unit.

 Selling, General and Administrative Expense

     Selling, general, and administrative expense, which consist primarily of salaries, commissions to sales employees, employee benefits, advertising expenses, the cost of participating in trade shows and finance department and administrative costs increased by $2.3 million or 116.2% from $1.9 million for the year ended June 30, 1993 to $4.2 million for the year ended June 30, 1994. The dollar amount increase resulted primarily from the increase in the number of employees, salaries and employee benefits required to support the growth of the business.

 Research and Development Expense

     Research and development expenses increased to approximately $1.5 million or 9.6% of sales for the year ended June 30, 1994 from $1.0 million or 11.1% of net sales for the year ended June 30, 1993, an increase of $500,000 or 49.5%. The increase in expense was primarily due to increased labor, materials and overhead expenses associated with the development of the LYNX and other products. Research and development expenses consist primarily of salaries, development materials and supplies, depreciation and amortization on development equipment and consulting services. MUX expenses research and development costs as they are incurred. MUX intends to maintain research and development expenses within the range of 10-15% of net sales. The failure to do so during 1994 was caused both by the high sales volume and by MUX's inability to hire all of the engineering personnel that it had planned on during the year.

 Interest Expense, Net

     Interest expense, net decreased to approximately $27,000 for the year ended June 30, 1994 from $48,000 for the year ended June 30, 1993,
 a decrease of $21,000 or 43.8%.   The decrease is primarily
 attributable to the payoff  of loans due to Comerica Bank.

 Income Taxes

     The differences between the U.S. federal statutory tax rate of approximately 34.0% and the effective tax rate of 42.0% for 1994 is primarily the result of the utilization of research and development credits offset by state taxes and certain non-deductible expenses. The effective tax rate for 1993 was 34.1% which results from state taxes offset by research and development credits. The increase in 1994 is attributable to state taxes and certain non- deductible expenses.

     YEAR ENDED JUNE 30, 1993 COMPARED TO YEAR ENDED JUNE 30, 1992


 Net Sales

     Net sales in 1993 increased to approximately $9.1 million from 1992 net sales of approximately $5.9 million, an increase of $3.2 million or 55.0%. This overall change included a decrease of 16.4% in unit sales or MUX's analog baseband products and increase of 76.4% in units sales of the analog radios and reflects that 1993 was
 the first year that  its LYNX digital microwave radio was sold.   As
 there were no significant price changes to any of the analog products during the year, any increases or decreases in revenue were attributable to the changes in sales volume of each product family and to the introduction of the LYNX digital microwave radio.

 Gross Profit

     Gross   profit  in   1993  increased   to  approximately  $3.8
 million from approximately $2.5 million, an increase of $1.3 million or 51.9%. MUX's gross profit as a percentage of net sales remained essentially constant at 42.1% for the year ended June 30, 1993 versus 42.9% for the year ended June 30, 1992.

 Selling, General and Administrative Expense

     Selling, general, and administrative expense increased by $545,000 or 38.8% from $1.4 million for the year ended June 30, 1992 to $1.9 million for the year ended June 30, 1993. This increase was due to the marketing expenses associated with the expansion of the analog microwave product line and the introduction of the LYNX digital microwave radio as well as increases in the number of employees, salaries and employee benefits associated with the growth of the business.

 Research and Development Expense

     Research and development expenses increased to $1.0 million for the year ended June 30, 1993 from $981,000 for the year ended June 30, 1992, a 3.1% increase. The decrease as a percentage of sales from 16.8% in 1992 to 11.1% in 1993 occurred because research and development cost expenditures did not keep pace with the sales growth rate.

 Interest Expense, Net

     Interest expense, net remained relatively constant at $48,000 in 1993 as compared to $47,000 in 1992.

 Income Taxes

     The effective tax rate of 34.1% for 1993 compares to a benefit of 46.0% for 1992. The benefit in 1992 is primarily attributable to research and development tax credits and the effect of the graduated
 federal tax rates.   The cumulative effect of adopting SFAS 109 was
 approximately $33,000 for 1992.

    UNAUDITED THREE MONTH PERIOD ENDED SEPTEMBER 30, 1994 COMPARED
      TO UNAUDITED THREE MONTH PERIOD ENDED SEPTEMBER 30,1993

 Net Sales

        Net sales for the three months ended September 30, 1994 increased toapproximately $5.0 million from approximately $3.0 million, an increase of $2.0 million or 68.6%. This overall change included a decrease of 31.5% in unit sales of MUX's analog baseband products, a decrease of 25.8% in unit sales of analog radios and an increase of 153.4% in unit sales of its LYNX digital microwave
 family.   The increase  in unit sales  of the LYNX  microwave radio
 was primarily attributable to the increased market acceptance of the
 LYNX microwave radio which was introduced in fiscal 1993.   As there
 were no significant price changes in any of the product families between the periods, any increases or decreases in revenue were attributable solely to changes in sales volume of each product family.

 Gross Profit

     Gross profit for the three month period ended September 30, 1994 increased to approximately $3.2 million from $1.7 million for the comparable 1993 period, an increase of $1.5 million or 90.8%. MUX's gross profit as a percentage of net sales increased to 63.2% for the three months ended September 30, 1994 from 55.8% for the same period in 1993. This increase was primarily due to increased LYNX sales volume with its higher gross margins and a decrease in analog products with lower margins.

 Selling, General and Administrative Expense

     Selling, general, and administrative expense increased by approximately $900,000 or 108.9% from $828,000 for the three month period ended September 30, 1993 to $1.7 million for the three month period ended September 30, 1994. Selling, general, and administrative expense as a percentage of net sales increased from 28.0% to 34.7% over the same three month period. This increase was due to the increased level of sales and marketing activity associated with the introduction and planning of new products as well as increases in the number of employees, salaries and employee benefits as a result of the increased business activity.

 Research and Development Expense

     Research and development expenses increased to approximately $392,000 for the quarter ended September 30, 1994 from approximately $300,000 for the same period in 1993, an increase of approximately $92,000 or 30.7%. The level of research and development spending as a percentage of sales was 7.9% for the three months ended September
 30,1994, compared to 10.1% for the same period in 1993.   MUX intends
 to maintain its research and development expenses within the range of 10-15% of net sales. The failure to do so during the three months ended September 30, 1994 was caused by the high sales volume and MUX's inability to hire all of the engineering personnel that it had planned on during both this and the prior quarters.

 Interest Expense, Net

     Interest expense, net was $4,000  for the three months ended
 September 30,1994 as compared to $9,000 for the three months ended September 30,1993 due to the payoff of certain loan balances.

 Income Taxes

      The effective tax rate for the three months ended September 30, 1993 was 42.0%which results from utilization of research and development credits offset by state taxes and certain non-deductible expenses. The effective tax rate for the same period during 1994 was 40.5% which consists of the federal tax rate of 34.0% and a net state tax rate of 6.5%.

                FINANCIAL CONDITION AND LIQUIDITY


                               At Sept. 30,       At June 30,      At June 30,
   (dollars in thousands)      (Unaudited)

  Cash and cash equivalents      $  1,181          $   1,068        $    102
  Working capital                   4,246              3,588           1,808
  Long-term debt, including
   current portion                    548                595             636
   Stockholders' equity             4,654              4,037           2,338


       The significant financial condition and liquidity improvements resulted principally from MUX achieving record operating results in fiscal 1994 and in the three months ended September 30, 1994.

       To date,  MUX has  funded its  growth exclusively from  cash
 generated  from operations, bank  borrowings and lease financing.   At
 September 30, 1994 MUX had available a $1.0 million bank line of credit facility and a $500,000 term debt facility. As of September 30, 1994 there were no outstanding borrowings on either facility. Capital expenditures are generally financed with third party leasing agencies.

       MUX's cash and cash equivalents are placed in money market accounts. MUX expects to use its cash and cash equivalents for working capital and other corporate purposes, including expansion and development of its existing products and markets and expansion into complementary product lines.

       Working capital excluding cash and cash equivalents increased $545,000 from June 30, 1994 to September 30, 1994, a 21.6%
 increase.    This increase  was primarily due to increases in accounts
 receivable due to the higher sales level.

       MUX believes that funds generated from continuing operations, together with its current cash reserves, will be sufficient to support its short-term and long- term liquidity requirements for current operations (including annual expenditures for capital equipment).

       MUX believes that inflation has not had a material effect on results of operations to date.

       Preliminary results of operations for the six month period ending December 31, 1994 suggest a leveling off of sales and net income during such period, although total sales and net income for the six month period remain above the totals for the same period in the prior fiscal year.

               COMPARATIVE RIGHTS OF SHAREHOLDERS


       At the Effective Time of the Merger, MUX Shareholders (except any dissenting MUX Shareholder properly exercising dissenters' rights) automatically will become shareholders of Glenayre, and the rights of such shareholders will be determined by Glenayre's Certificate of Incorporation, Bylaws and the DGCL. The following is a summary of certain material differences in the rights of MUX Shareholders and holders of Glenayre Common Stock.


       Authorized Capital. The authorized capital stock of Glenayre consists of 50,000,000 shares of Glenayre Common Stock, par value $.02 per share, and 5,000,000 shares of Glenayre Preferred Stock,
 par value  $.01 per share.   As of March  10,  1995, 25,223,197  shares
 of Glenayre  Common  Stock  were issued  and 25,185,697 shares of
 Glenayre Common Stock were outstanding.   In addition, as of the  same
 date, 3,405,355 shares of Glenayre Common Stock were reserved for issuance pursuant to Glenayre's stock option plans.


       The Glenayre Preferred Stock may be issued in one or more series with such terms, limitations and preferences as may be established by the Board of Directors without further shareholder action. No shares of Glenayre Preferred Stock are currently issued or outstanding.
 In the event of an unsolicited attempt to takeover Glenayre, it might be possible for the Board of Directors to issue Preferred Stock with rights which could impede the completion of such a takeover. The existence of the Preferred Stock may make Glenayre a less attractive takeover candidate.

       The authorized capital of MUX consists of 25,000,000 shares of MUX Common Stock. As of March 10, 1995, 5,531,195 shares of MUX Common
 Stock were issued and outstanding.   In addition,  as of the same
 date, 2,415,000 shares of MUX Common Stock were reserved for future issuance pursuant to MUX's stock option plans.

       Board  of Directors.   Glenayre's  Certificate of  Incorporation
 and Bylaws divide its Board of Directors into three classes, each class to consist of as nearly equal a number of directors as possible serving for three-year terms. The Glenayre Board of Directors currently has nine members. Glenayre's Certificate of Incorporation authorizes the Board of Directors to set the number of directors at a number not less than three. Pursuant to the DGCL, if the number of directors and the manner of setting such number is set forth in the Certificate of Incorpo- ration, they may be changed only by amending the Certificate of Incorporation. Glenayre's Certificate of Incorporation and Bylaws provide that a director may be removed from office only for cause and by an affirmative vote of the shareholders holding at least a majority of the outstanding shares then entitled to vote for the election of directors. The DGCL also provides that if the board of directors of a corporation is divided into classes, directors may only be removed for cause. These provisions of Glenayre's Certificate of Incorporation and Bylaws may make Glenayre a less attractive candidate for an unsolicited takeover.

       Glenayre's directors are elected by the vote of the holders of a majority of the Glenayre Common Stock present in person or represented by proxy and entitled to vote in the election of directors. Holders of Glenayre Common Stock do not have cumulative voting rights in the election of directors.

       Vacancies on the Board of Directors of Glenayre created by increasing the number of directors may be filled upon the approval of a majority of the directors then in office, provided a quorum is present. Any other vacancy occurring on the Board may be filled by a majority of the directors then in office, even if lessthan a quorum.

       MUX's Bylaws provide that MUX's Board of Directors will consist of three directors, all of whom are in the same class and serve one-year terms. The number may be changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to the Bylaws adopted by a majority of the outstanding shares entitled to vote.

       Under certain circumstances, MUX's Bylaws entitle shareholders to cumulative voting rights in the election of directors.

       The CGCL provides that a director of MUX may be removed without cause by a vote of shareholders holding a majority of the shares entitled to vote in an election of directors. However, unless the entire Board of Directors is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. The CGCL allows a court, upon a suit by the shareholders holding at least 10% of the outstanding shares of any class, to remove from office any director in the case of fraudulent or  dishonest acts or gross  abuse of
 authority  or discretion.   The  CGCL  provides that  a Board  of
 Directors may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

       MUX's Bylaws authorize the Board of Directors to fill vacancies on the Board by approval of a majority of the remaining directors, or by the shareholders upon the consent of the holders of a majority of the outstanding shares entitled to vote thereon in the event the
 vacancy has not been filled by  the Board of Direc- tors.   However,
 the Bylaws provide that a vacancy created by the removal of a director may only be filled by an affirmative vote of a majority of the shares represented at a meeting at which a quorum is present.

       Meetings   of  Shareholders.     Glenayre's  Certificate   of
 Incorporation authorizes  the Board of Directors, the Chairman of  the
 Board or the President to call  a  special   meeting  of  Glenayre's
 shareholders.    The   Certificate  of Incorporation requires  any
 action taken by the shareholders to be effected at a duly called annual or special meeting of such shareholders; such actions may not be effected by written consent in lieu of a meeting.

       The Certificate of Incorporation and the DGCL authorize a Delaware Court to order a meeting between the corporation and its creditors or shareholders to address a proposed compromise between the Corporation and its creditors or shareholders. A majority, representing at least 75% of the value of the creditors or shareholders, or any class of either as the case may be, can bind all such parties to the agreement if sanctioned by the Court. In addition, the shareholders may apply to a court to appoint a custodian or a receiver in certain circumstances.

       Glenayre's Bylaws provide that a quorum is one-third of the issued and out- standing shares entitled to vote. Shareholder action requires the approval by the holders of a majority of the shares present unless a greater number is required by an express provision of the DGCL, the Certificate of Incorporation or the Bylaws. Glenayre's Bylaws require that proposals submitted requesting certain action by the Board of Directors be approved by a majority of the outstanding shares.

        The MUX Bylaws authorize the Board of Directors, the Chairman of the Board,the President or one or more shareholders who hold shares which in the aggregate entitle such shareholder or shareholders to cast at least 10% of the votes at such meeting to call a special meeting of the MUX shareholders at any time.

       The MUX Bylaws provide that a quorum is a majority of the issued and outstanding shares entitled to vote. The MUX Bylaws provide that an act of the shareholders requires the affirmative vote of a majority of shares represented and voting (unless a greater number is otherwise required).

       The MUX Bylaws authorize the shareholders to take action in lieu of a meeting by written consent of the holders of a minimum number of shares necessary to authorize action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of an election of directors, the Bylaws require such consent to be signed by the holders of all the outstanding shares
 entitled  to  vote  thereon.     However,  the  Bylaws  provide  that
 the shareholders may, by consent of the holders of a majority of the outstanding shares entitled to vote in the election of the directors, fill a vacancy on the board of directors provided the vacancy was not created by the removal of a director and that it has not yet been filled by the directors.

       Inspection Rights. The DGCL allows any shareholder for any purpose reason- ably related to such person's interest as a shareholder to inspect, copy and make extracts of the corporation's stock ledger, list of shareholders, and its other books and records upon written demand.

       The MUX Bylaws entitle a shareholder or shareholders holding at least 5% in the aggregate of the outstanding voting shares of a corporation or who holds at least 1% of such voting shares and has filed a Schedule 14B with the Commission relating to the election of directors of the corporation to an absolute right to inspect and copy the record of shareholder names and addresses and shareholdings and/or to obtain from the transfer agent for the corporation a list of shareholders who are entitled to vote for the election of directors. In addition, the accounting books and records, including the record of shareholders, and minutes of proceedings of the shareholders and the board of directors and the committees of the board of directors are open to inspection upon the written demand to the corporation of any shareholder at any reasonable time for a purpose reasonably related to such shareholder's interests as a shareholder.

       Amendment  of Charter  Documents.   Glenayre's Certificate  of
 Incorporation requires that any amendment to the Certificate be approved as a resolution by the Board of Directors. Glenayre's Certificate of Incorporation, requires approval by at least 80% of the shares which are entitled to vote, voting as a single class, to amend, repeal or adopt any provision inconsistent with the following provisions of the Certificate of Incorporation: (i) the terms and conditions of the Board of Directors, including but not limited to, the manner for setting the number of directors, the division of Glenayre's directors into three classes serving stag- gered three-year terms, the standards for removal of directors and the method for filling vacancies on the Board; (ii) the prohibition on shareholders acting by written consent in lieu of a meeting; (iii) that special shareholder meetings may only be called by the Board of Directors, the Chairman of the Board or the President and limitations on such meetings to only those matters set forth in the meeting notice; and (iv) the manner for approval of any amendment to the Certificate of Incorporation, including the 80% supermajority provision. Any other amendment must be approved by a majority of the outstanding Shares entitled to vote.

       The CGCL requires that any amendment to MUX's Articles of Incorporation be approved by a majority of the outstanding shares and the board of directors.

       Amendment to Bylaws. Glenayre's Certificate of Incorporation and Bylaws provide that the Bylaws may be amended, altered or repealed by action of the Board of Directors or a majority of the shares entitled to vote. However, certain Bylaws which are also set forth in the Certificate of Incorporation may not be amended without approval by the holders of 80% of the shares entitled to vote.

       The CGCL and MUX's Bylaws provide that MUX's Bylaws may be amended or repealed by approval of a majority of the outstanding shares or by the approval of the Board of Directors.

       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

       The following discussion of certain federal income tax consequences of the Merger is based on the current provisions of the Code, applicable Treasury Regulations, judicial authority and
 administrative rulings and  practice.   This discussion, however, does
 not address all aspects of federal income taxation that may be relevant to a particular MUX Shareholder in light of his personal investment circumstances and to certain types of shareholders subject to special treatment under the federal income tax laws (for example, insurance companies, tax exempt organizations, financial institutions or broker-dealers and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts) and does not
 discuss  any aspects of  state, local or  foreign taxation.   Further,
 this discussion assumes that all MUX Shareholders have held their shares of MUX Common Stock as capital assets.

       There can be no assurance that the Internal Revenue Service (the
 "IRS") will not take a contrary  view to those expressed herein.   No
 ruling from  the IRS has been  or will  be sought  with respect  to any
 aspect of  the Merger.   Moreover, legislative,  judicial  or
 administrative  changes  or  interpretations  may   be forthcoming that
 could  alter or modify  the statements and conclusions  set forth
 herein.   Any such changes  or interpretations may  or may not  be
 retroactive and could affect the tax consequences to MUX Shareholders.


       In  connection with the filing of the Registration Statement,
 KCLH delivered a tax  opinion to Glenayre.   The following discussion
 summarizes the conclusions set forth in such opinion and the assumptions upon which they were based, and is qualified in its entirety by reference to such opinion which is an exhibit to the Registration Statement.


           EACH MUX SHAREHOLDER AND OPTION HOLDER IS URGED TO CONSULT HIS OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

 Qualification of the Merger as a Tax-Free Reorganization

       Although the matter is not free from doubt and is subject to the
 assumptions set  forth   in  the  following  sentence,   the  Merger
 should   be  a  tax-free reorganization within  the meaning of Section
 368(a)(1) of the Code by reason ofthe application of Section 368(a)(2)(E) of the Code. The foregoing conclusion is based on certain assumptions, including the following: (i) that the Merger will be consummated in accordance with the Acquisition Agreement and the Agreement of Merger; (ii) that Glenayre has no present plan or intention to liquidate MUX, to merge MUX with or into another unaffiliated corporation, to sell or otherwise dispose of the stock of MUX, to cause MUX to issue additional shares of its stock that would result in Glenayre's loss of "control" of MUX within the meaning of Section 368(c) of the Code or to cause MUX to sell or dispose of any of its assets except for dispositions made in the ordinary course of business or which would not cause the Merger to fail to satisfy the "continuity of the business enterprise" requirements to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (iii) that following the Effective Time, MUX will continue to hold substantially all of the properties it owned immediately prior thereto; (iv) that following the Effective Time, the MUX Continuing Shareholders will retain the Glenayre Common Stock received in the Merger in amounts and for such periods of time as shall be necessary to satisfy the "continuity of interest" requirements of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; and (v) that following the Effective Time, Glenayre will not take any actions that would cause the Merger to fail to qualify as a reorganization within the meaning of Sections 368(a)(1) and 368(a)(2)(E) of the Code.

 Federal Income Tax Consequences to MUX Continuing Shareholders and
 Option Holders

       Assuming that the Merger constitutes a tax-free reorganization under Sections 368(a)(l) and 368(a)(2)(E) of the Code,
 (i) MUX  Continuing Shareholders will not  recognize gain  or loss upon the  receipt of Glenayre  Common Stock  in exchange  for  their
 shares  of  MUX   Common  Stock;  (ii)  any  MUX  Continuing
 Shareholders receiving cash in lieu of a fractional share of Glenayre Common Stock will recognize gain or loss equal to the difference between the amount of cash received and the basis he would have had in the fractional share of Glenayre Common Stock (such gain or loss being a long-term capital gain or loss if the shares of MUX Common Stock being surrendered for such Glenayre Common Stock were held by such MUX Continuing Shareholder for more than one year);
 (iii) each MUX Continuing Shareholder's tax basis in, and holding period for, his shares of MUX Common Stock will carry over to the Glenayre Common Stock received in exchange therefor (including fractional shares of Glenayre Common Stock deemed received and then redeemed as described in clause (ii) above); (iv) each of Glenayre, Glenayre Sub and MUX will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder; and (v), assuming the MUX Stock Options are "incentive stock options" within the meaning of Section 422(b) of the Code, MUX Option Holders will not recognize gain or loss as a result of Glenayre's assumption of the MUX Stock Options, and the tax attributes of the MUX Stock Options will not be changed by the Merger.

       Any MUX Shareholder who exercises his right to dissent in connection with the Merger will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received and (ii) the shareholder's tax basis in his shares of MUX Common Stock.

       If the Merger were not to constitute a reorganization under Section 368(a)(l) of the Code, each MUX Continuing Shareholder would recognize gain or loss equal to the difference between (i) the fair market value of the Glenayre Common Stock, cash and other property received and (ii) his basis in his shares of
 MUX Common Stock.   Such gain or loss would  be long-term capital gain
 or loss ifsuch shares had been held for more than one year.

     RIGHTS OF SHAREHOLDERS ELECTING TO EXERCISE THEIR RIGHTS TO DISSENT

       Under the CGCL, each MUX Shareholder as of March 10, 1995 is entitled to demand and receive payment of the fair value of all or any portion of such holder's shares of MUX Common Stock pursuant to Section 1300 et seq. of the CGCL owned by such holder if the Merger is consummated. The fair value of such shares is determined as of December 30, 1994, the last trading day before the first
 announcement of  the terms  of the  Merger.  Any  MUX   Shareholder who
 elects to perfect such holder's dissenter's rights and demands payment of the fair value of such holder's shares of MUX Common Stock must strictly comply with Section 1300 et seq. of the CGCL. The following summary does not purport to be complete and is qualified in its entirety by reference to Sections 1300 et seq. of the CGCL, the text of which is attached as Annex II to this Proxy
 Statement/Prospectus and  is incorporated  herein by  reference.   Any
 holder of shares of MUX Common Stock considering demanding dissenters' rights is advised to consult legal counsel. Dissenting rights will not be available unless and until the Merger (or a similar business combination) is consummated. To perfect the right to dissent and receive the fair value of such holder's shares, the shareholder must neither vote for the Merger nor return an executed proxy that is left blank. A dissenting shareholder
 must  either vote against  the Merger  or abstain from  voting.   A
 proxy returned without voting instructions will be voted in favor of the Merger and as a result such MUX Shareholder will lose such holder's dissenters' rights.

       Within 10 days after the MUX Meeting, MUX will mail to each MUX Shareholder who did not vote for the Merger notice (the "Notice") of the approval of the Merger by the MUX Shareholders, accompanied by
 a copy of Sections 1300-1304 of the CGCL.   The Notice  shall also
 state the price determined by MUX to be the fair market value of the Dissenting Shares and a brief description of the procedure to be followed by a shareholder who elects to dissent.

       Any dissenting MUX Shareholder who desires that MUX purchase his shares of MUX Common Stock must make written demand upon MUX for the purchase of such shares. The demand must be made no later than 30 days after the Notice was mailed to the shareholder. The MUX Shareholder's demand must state the number and class of shares held of record by the MUX Shareholder which the shareholder demands that MUX purchase, as well as a statement by the MUX Shareholder as to what such holder thinks the fair market value of such shares was as of the
 day  prior to  the announcement of  the Merger.   The statement of
 fair market  value constitutes an offer  by the MUX Shareholder  to
 sell the  shares at such price.   Neither voting against, abstaining
 from voting nor failing to vote on the Merger constitutes such written demand.

       Within the same 30-day period following the mailing of the Notice, the dissenting shareholder must submit to MUX for endorsement certificates for any shares which the MUX Shareholder
 demands  MUX purchase.    If MUX  and the  MUX Shareholder agree  upon
 the price of the Dissenting Shares, the dissenting MUX Shareholder is entitled to the agreed price with interest at the legal rate on judgments from the date of such agreement. Payment must be made within 30 days of the later of the date of the agreement between the MUX Shareholder and MUX or the date the contractual conditions to the Merger are satisfied.

        If MUX and the shareholder cannot agree as to the fair market value or as tothe fact that such shares are Dissenting Shares, such MUX Shareholder may file within six months of the date of mailing of the Notice a complaint with the California Superior Court for the County of San Mateo demanding judicial determination of such matters. MUX will then be required to make any payments in accordance with such judicial determination. If the complaint is not filed within the specified six-month period, the MUX Shareholder's rights as a dissenter are lost.

       Dissenting Shares lose their status as such if (i) MUX abandons the Merger; (ii) the shares are transferred or are surrendered for conversion into shares of another class; (iii) the MUX Shareholder and MUX do not agree as to the fair market value of such shares and a complaint is not filed within six months of the date the Notice was mailed; or (iv) the dissenting MUX Shareholder withdraws, with the consent of MUX, his demand for purchase of the Dissenting Shares.

       At the Effective Time, the shares of MUX held by a MUX Shareholder exercising his dissenters' rights will be canceled, and such shareholder will be entitled to no further rights except the right to receive payment of the fair value of such holder's shares
 of  MUX  Common  Stock.    However, if  the  MUX Shareholder  fails to
 perfect or withdraws or loses such holder's rights as a dissenter with respect to such holder's shares of MUX Common Stock, such holder's shares of MUX Common Stock will be exchanged for Glenayre Common Stock as provided in the Agreement of Merger.

       Under Delaware law, shareholders of Glenayre are not entitled to dissenters' rights in connection with the issuance of Glenayre Common Stock in the Merger.

                           LEGAL MATTERS

       The validity and legality of the Glenayre Common Stock offered hereby and certain other legal matters will be passed upon for Glenayre by Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte,
 North  Carolina 28202.   Certain  legal matters  will be passed upon
 for MUX and the MUX Shareholders by Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California 94301 and by Robert E. Miller, Esq., 1550 El Camino Real, Suite 220, Menlo Park, California 94025-4111.

                             EXPERTS

       The consolidated financial statements and supplemental schedules of Glenayre and its subsidiaries at December 31, 1993 and 1992 and for
 each of the three years in   the   period   ended   December  31,
 1993   incorporated   in  this   Proxy Statement/Prospectus by
 reference to Glenayre's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their reports incorporated by reference herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

       With respect  to the unaudited  interim financial information for the nine month periods ended September 30, 1994 and 1993 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards
 for a review of such information.   However, as statedin  their report
 included in Glenayre's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and incorporated by reference herein, they did not audit and they do not express an opinion
 on  that  interim  financial information.    Accordingly,  the degree
 of reliance on their report on such information should be restricted in light of the limited nature of the review procedures
 applied.    Deloitte &  Touche LLP  are not  subject  to the  liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because this report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

       The consolidated financial statements of the GEMS Business incorporated in this Proxy Statement/Prospectus by reference to Glenayre's Annual Report on Form 10-K for its fiscal year ended December 31, 1993 have been so incorporated in reliance on the reports of Grant Thornton, independent accountants, given on the authority of said firm as experts in accounting and auditing.

       The consolidated financial statements of MUX and its subsidiaries as of June 30, 1994 included in this Proxy Statement/Prospectus have been audited by Shilling & Kenyon, Inc., independent public accountants, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm and given upon their authority as experts in accounting and auditing.

       The consolidated financial statements of MUX and its subsidiaries as of June 30, 1993 included in this Proxy Statement/Prospectus have been audited by Ireland San Filippo & Company, independent public accountants, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm and given upon their authority as experts in accounting and auditing.

                 WESTERN MULTIPLEX CORPORATION
           Index to Consolidated Financial Statements


                                                                    Page


 Consolidated Balance Sheet as of September 30, 1994                F-2

 Consolidated Statement of Income for the
   three months ended September 30, 1994                            F-3

 Consolidated Statement of Stockholders' Equity
   for the three months ended September 30, 1994                    F-4

 Consolidated Statement of Cash Flows
   for the three months ended September 30, 1994                    F-5

 Notes to September 30, 1994 Financial Statements                   F-6

 Report of Shilling and Kenyon, Inc.                                F-8

 Consolidated Balance Sheet as of June 30, 1994                     F-9

 Consolidated Statement of Income for the year ended
   June 30, 1994                                                    F-11

 Consolidated Statement of Stockholders' Equity
   for the year ended June 30, 1994                                 F-12

 Consolidated Statement of Cash Flows for the
   year ended June 30, 1994                                         F-13

 Notes to June 30, 1994 Consolidated Financial Statements           F-15

 Report of Ireland San Filippo & Company                            F-22

 Consolidated Balance Sheets as of June 30, 1993
   and 1992                                                         F-23

 Consolidated Statements of Income and Expense
   for the years ended June 30, 1993 and 1992                       F-25

 Consolidated Statements of Retained Earnings
   for the years ended June 30, 1993 and 1992                       F-26

 Consolidated Statements of Cash Flows for the
   years ended June 30, 1993 and 1992                               F-27

 Notes to June 30, 1993 Financial Statements                        F-29

        WESTERN MULTIPLEX CORPORATION
        CONSOLIDATED BALANCE SHEET
        (dollars in thousands, except per share amounts)
        (unaudited)



                                                            September 30,
                                                                1994

        ASSETS

        Current Assets:
          Cash and cash equivalents                            $ 1,181
          Accounts receivable, less allowance                    2,440
          Inventories (Note 1)                                   2,556
          Prepaid expenses and other assets                        349

               Total current assets                              6,526

          Property and equipment, net                              941


        TOTAL ASSETS                                           $ 7,467


        LIABILITIES AND STOCKHOLDERS' EQUITY

        Current Liabilities:
          Accounts payable                                     $   401
          Accrued expenses                                       1,682
          Current portion of long-term debt                        197

               Total current liabilities                         2,280

          Long-term debt, less current portion                     351
          Deferred income taxes                                    182


               Total liabilities                                 2,813

        Stockholders' Equity: (Note 3)
          Common stock, no par value, 25,000,000 shares
            authorized                                             757
          Less: Stockholders' note receivable                      (13)
          Retained earnings                                      3,910


               Total stockholders' equity                        4,654

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 7,467







                See Notes to Consolidated Financial Statements.

        WESTERN MULTIPLEX CORPORATION
        CONSOLIDATED STATEMENTS OF INCOME
        (dollars in thousands, except per share amounts)
        (unaudited)


                                             Three months ended September 30,

                                                 1994              1993


        NET SALES                               $4,990            $2,960

        COST AND EXPENSES
          Cost of Sales                          1,838             1,308
          Sales, general and administrative      1,730               828
          Research and development                 392               300


             Total costs and expenses            3,960             2,436


        OPERATING INCOME                         1,030               524

        OTHER INCOME (EXPENSE)
          Interest (net)                            (4)               (9)
          Other                                     11                 9


             Total other income (expenses)           7                 -


        INCOME BEFORE INCOME TAXES (Note 2)      1,037              524

        PROVISION FOR INCOME TAXES                 420              220


        NET INCOME                             $   617           $  304




        INCOME PER COMMON SHARE (Note 3)       $   .08           $  .05



             See Notes to Consolidated Financial Statements.

        WESTERN MULTIPLEX CORPORATION
        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
        (dollars in thousands)
        (unaudited)



                   Common Stock      Stockholder               Total
                                        Note      Retained  Stockholders'
                  Shares   Amount    Receivable    Earning     Equity


BALANCES
  June 30, 1994    5,448  $  749         -         $ 3,288    $ 4,037

NET INCOME           -        -          -             617        617

STOCK OPTION
 ACTIVITY             25       8        (13)             5         -

BALANCES,
 September 30, 1994 5,473 $  757      $ (13)       $ 3,910    $ 4,654





         See Notes to Consolidated Financial Statements.

        WESTERN MULTIPLEX CORPORATION
        CONSOLIDATED STATEMENTS OF CASH FLOWS
        (dollars in thousands)
        (unaudited)


                                        Three months ended September 30,

                                             1994            1993


 NET CASH PROVIDED BY OPERATING ACTIVITIES  $  299          $  190

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment          (133)           (123)


 NET CASH USED IN INVESTING ACTIVITIES        (133)           (123)


 CASH FLOWS FROM FINANCING ACTIVITIES:
   Stock option activity                        (5)              -
   Payments on long term debt and capital
     lease obligations                         (47)            (94)

 NET CASH USED IN FINANCING ACTIVITIES:        (52)            (94)

 NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                 114            (27)

 CASH AND CASH EQUIVALENTS,
   beginning of period                       1,067            102

 CASH AND CASH EQUIVALENTS,
   end of period                            $1,181         $   75

 SUPPLEMENTAL DISCLOSURE OF NON-CASH
   TRANSACTIONS:
 Cash paid during the period of:
   Interest                                 $   16         $   13

   Income taxes                             $  970         $   95


            See Notes to Consolidated Financial Statements.

        WESTERN MULTIPLEX CORPORATION
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (tabular amounts in thousands of dollars)
        (unaudited)


        The consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Western Multiplex Corporation audited financial statements for the year ended June 30, 1994.

        The accompanying financial information is unaudited; however, in the opinion of MUX, this information includes all adjustments
        (consisting only  of   normal  recurring   adjustments)
        necessary  for   a  fair presentation of the financial
        information therein.

        The quarterly results of operations are not necessarily indicative of the results that may be expected for the
        entire  year.    MUX's financial  results in any  quarter are
        highly dependent upon various factors, including timing and size of customers orders and the shipment of products for large orders. Large orders from customers can account for a significant portion of products shipped in any quarter. Accordingly, the shipment of products of such large orders can dramatically affect the results of operations of any single quarter.


        NOTE 1 - INVENTORIES

        Inventories consist of the following at September 30, 1994:

        Raw materials                             $   1,022
        Work-in-process                                 554
        Finished goods                                  980
                                                  $   2,556


        NOTE 2 - INCOME TAXES

          MUX's consolidated tax provision was different from the amount computed using the U.S. statutory income tax rate as follows:


                                            Three Months Ended
                                              September 30,

                                              1994     1993


      Tax computed at federal statutory rate  34.0%    34.0%
      State income taxes, net of federal
       benefit                                  6.6      6.6
      Research and development tax credits      -       (3.4)
      Non-deductible expenses and other
       items                                    (.1)     4.8

                                               40.5%    42.0%

        WESTERN MULTIPLEX CORPORATION
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
        (tabular amounts in thousands of dollars)
        (unaudited)


        NOTE 3 - STOCKHOLDERS EQUITY

        Income per Common Share

        Primary income per share was computed by dividing net income by the weighted average number of shares of common stock outstanding plus the shares that would be outstanding assuming exercise of dilutive stock options, which are considered to be common stock equivalents.

                INDEPENDENT AUDITORS' REPORT


        To the Stockholders
        Western Multiplex Corporation

        We have audited the accompanying consolidated balance sheet of Western Multiplex Corporation as of June 30, 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the year then
        ended.    These  consolidated  financial statements are the
        responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with generally accepted
        auditing standards.   Those standards  require that  we plan
        and perform the audit to obtain reasonable assurance about whether the financial statements are free of material
        misstatement.   An audit  includes examining,  on a  test
        basis, evidence  supporting  the amounts  and disclosures  in
        the  financial statements.   An  audit also  includes assessing
        the accounting principles used and significant estimates made by management, as well as evaluating the overall financial
        statement presentation.    We  believe  that  our  audit
        provides  a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western Multiplex
        Corporation as of June 30, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



        Shilling & Kenyon, Inc.
        San Jose, California
        August 8, 1994

                     WESTERN MULTIPLEX CORPORATION

                     CONSOLIDATED BALANCE SHEET

                           June 30, 1994



                     ASSETS


 CURRENT ASSETS
   Cash and cash equivalents - Note 3                         $1,067,505
   Accounts receivable, less allowance for
     doubtful accounts of $20,000 - Notes 3 and 4              2,641,080
   Inventories - Notes 2, 3 and 4                              2,598,510
   Prepaid expenses                                               34,617
   Deferred income taxes - Note 9                                287,896

       Total current assets                                    6,629,608


 PROPERTY AND EQUIPMENT - Notes 3,4 and 5
   Office equipment                                             407,843
   Test and production equipment                              1,031,928
   Equipment under capital lease obligations                    632,726
   Leasehold improvements                                        28,851
                                                              2,101,348
   Less accumulated depreciation and amortization             1,207,304

                                                                894,044


 OTHER ASSETS
   Deposits                                                     22,295
   Other assets                                                 76,381
                                                                98,676

                                                            $7,622,328



   The accompanying notes are an integral part of these consolidated financial statements.

                WESTERN MULTIPLEX CORPORATION

                CONSOLIDATED BALANCE SHEET

                       June 30, 1994



       LIABILITIES AND STOCKHOLDERS' EQUITY


 CURRENT LIABILITIES
   Current portion of long-term debt                               $ 50,580
   Current portion of obligations under capital leases              182,654
   Accounts payable                                                 261,453
   Accrued expenses - Note 6                                      1,623,909
   Income taxes payable                                             922,960


       Total current liabilities                                  3,041,556


 LONG-TERM DEBT, less current portion - Note 4                      31,505

 OBLIGATIONS UNDER CAPITAL LEASES, less current portion - Note 5   329,812

 DEFERRED INCOME TAXES - Note 9                                    182,000

 COMMITMENTS - Note 10                                                  -

 STOCKHOLDERS' EQUITY - Note 8
   Common stock, no par value, 25,000,000
     shares authorized, 5,477,445 outstanding                     749,132
   Retained earnings                                            3,288,323
                                                                4,037,455

                                                               $7,622,328


  The accompanying notes are an integral part of these consolidated financial statements.

                 WESTERN MULTIPLEX CORPORATION
                CONSOLIDATED STATEMENT OF INCOME

                    Year Ended June 30, 1994

                                            Amount              Percent
 NET SALES                                $15,759,232            100.0%

COST OF SALES                               7,117,086             45.2

 GROSS PROFIT                               8,642,146             54.8

 OPERATING EXPENSES
   Sales and marketing                      2,265,301             14.4
   Engineering and development              1,511,463              9.6
   General and administrative               1,948,091             12.3
                                            5,724,855              36.3

 OPERATING INCOME                           2,917,291             18.5
 OTHER INCOME (EXPENSE)
   Interest (net)                             (26,630)             (.1)
   Other                                       14,429                -
                                              (12,201)             (.1)

 INCOME BEFORE INCOME TAXES                 2,905,090             18.4

 PROVISION FOR INCOME TAXES - Note 9        1,220,000              7.7

 NET INCOME                                $1,685,090             10.7%

 INCOME PER COMMON SHARE                   $      .23


The accompanying notes are an integral part of these consolidated financial statements.

                   WESTERN MULTIPLEX CORPORATION
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                    Year Ended June 30, 1994


                                                            Total
                           Common Stock        Retained  Stockholders'
                        Shares      Amount     Earnings    Equity

 BALANCES,
   July 1, 1993       5,444,945   $734,932   $1,603,233  $2,338,165

 ISSUANCE OF COMMON
   STOCK - Note 8        32,500     14,200            -       14,200

 NET INCOME                   -         -      1,685,090   1,685,090

 BALANCES,
   June 30, 1994      5,477,445   $749,132   $3,288,323  $4,037,455

The accompanying notes are an integral part of these consolidated financial statements.

                   WESTERN MULTIPLEX CORPORATION
                CONSOLIDATED STATEMENT OF CASH FLOWS

                    Year Ended June 30, 1994


 CASH FLOWS FROM OPERATING ACTIVITIES
   Cash received from customers                               $14,820,527
   Cash paid to suppliers and employees                       (12,988,145)
   Income taxes paid                                             (306,863)
   Interest paid                                                  (31,513)
   Interest received                                                4,883

Net cash provided by operating activities                       1,498,889


 CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                            (109,583)
   Change in other assets                                         (29,416)

Net cash used by investing activities                            (138,999)


 CASH FLOWS FROM FINANCING ACTIVITIES
   Notes payable to bank                                         (250,000)
   Payments on long term debt and capital lease obligations      (158,692)
   Proceeds from issuance of common stock                          14,200

   Net cash used by financing activities                         (394,492)


 NET INCREASE IN CASH AND CASH EQUIVALENTS                        965,398

 CASH AND CASH EQUIVALENTS, July 1, 1993                          102,107

 CASH AND CASH EQUIVALENTS, June 30, 1994                      $1,067,505


 SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:

     During the year ended June 30, 1994, the Company entered into capital lease obligations for equipment totaling approximately $367,700.

The accompanying notes are an integral part of these consolidated financial statements.

                    WESTERN MULTIPLEX CORPORATION
           CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

                      Year Ended June 30, 1994


 RECONCILIATION OF NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES

   Net income                                              $1,685,090

   Adjustments to reconcile net income to
     net cash provided by operating activities

     Depreciation and amortization                            336,125
     Deferred income taxes                                     (1,896)
     Bad debts                                                (20,491)

     Cash provided by (used for):
     Accounts receivable                                     (932,643)
     Inventories                                             (957,497)
     Prepaid expenses                                          15,764
     Accounts payable                                        (309,913)
     Accrued expenses                                         769,317
     Income taxes payable                                     915,033

       Total adjustments                                     (186,201)

   Net cash provided by operating activities               $1,498,889



 The accompanying notes are an integral part of these consolidated financial statements.

                 WESTERN MULTIPLEX CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                          June 30, 1994

NOTE 1  -   DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES

        (a) Western Multiplex Corporation (the Company) was founded and incorporated under the laws of California in December, 1979. The Company is engaged in the development, manufacture, and distribution of analog and digital microwave radio and baseband equipment.

        (b) The consolidated  financial  statements  include  the
accounts  of  the Company   and  its   wholly-owned   subsidiary,
Western   Multiplex International  Sales  Corporation,  a Domestic
International Sales Corporation (DISC). All significant intercompany accounts have been eliminated.

        (c) Revenue is recognized at the time products are shipped to customers.

        (d) Inventories are stated at the lower of average cost or market.

        (e) Property and equipment  are stated  at  cost.   Depreciation
is  computed on  the straight-line and  accelerated  methods, with
useful lives  ranging from three to  seven years.   Leasehold
improvements are amortized over the shorter of the lease term or the estimated useful life.

        (f) The  Company warrants  certain products  from between  one
and  five  years after sale.   A provision for estimated  warranty costs
is recorded at the time of sale.

        (g) All research and development costs are expensed as incurred.

        (h) For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

        (i) The Company accounts for income taxes in accordance with statement of Financial Accounting Standards (SFAS) No. 109, Accounting For Income Taxes.

             Tax credits are recorded as a reduction of tax expense when realized.

        (j) Primary income per common share was computed by dividing net income by the weighted average number of shares of common stock outstanding plus the shares that would be outstanding assuming exercise of dilutive stock options, which are considered to be common stock equivalents.

                    WESTERN MULTIPLEX CORPORATION
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                         June 30, 1994



NOTE 2  -   INVENTORIES

        Inventories consist of the following:

        Raw materials                            $1,056,462
        Work-in-process                             357,939
        Finished goods                            1,184,109

                                                 $2,598,510

NOTE 3  -   NOTE PAYABLE TO BANK

        The Company has a $1,000,000 bank line of credit which bears interest at the bank's prime rate (6.75% at June 30, 1994) plus 1.25%. Maximum borrowings are limited to eighty percent of eligible accounts receivable plus the lesser of $200,000 or twenty percent of inventories. The line is secured by substantially all the assets of the Company. The credit agreement requires the Company, among other things, to maintain a minimum quick ratio of .75 to 1, minimum working capital of $1,250,000 and a maximum debt to net worth ratio of 1.25 to 1. There were no outstanding borrowings on the line at June 30, 1994.

        In addition, the Company has a $500,000 term debt facility available under the above agreement through November, 1994 for the purchase of equipment. There were no borrowings outstanding under this facility at June 30, 1994.

NOTE 4  -  LONG-TERM DEBT

        Long-term debt consists of the following:

        Note payable, secured by accounts receivable,
        inventories and equipment, with monthly principal and interest payments of $3,265 through November, 1995, with interest at the
        Bank's prime rate plus 2%                                        $ 55,485

        Note payable, secured by accounts receivable,
        inventories and equipment, with monthly principal and interest payments of $950 monthly through November, 1996, with
        interest at the Bank's prime rate plus 2%                          26,600
                                                                           82,085
        Less current portion                                               50,580

                                                                         $ 31,505

                     WESTERN MULTIPLEX CORPORATION
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                           June 30, 1994



NOTE 4  -   LONG-TERM DEBT (Continued)

        Maturities on long-term debt are as follows:

 Year Ending
  June 30,
   1995                     $ 50,580
   1996                       27,705
   1997                        3,800

                            $ 82,085

NOTE 5  -   OBLIGATIONS UNDER CAPITAL LEASES

        The Company leases equipment which is classified as capital leases and consists of the following:

        Equipment                       $632,726
        Less accumulated amortization    164,346

                                        $468,380

        The  capital   leases  expire   on  various  dates   through
February, 1999. The following is a schedule by year of future minimum lease payments under these leases together with the present value of the net minimum lease payments:

Year Ending
June 30,
  1995                                                   $231,723
  1996                                                    117,905
  1997                                                    108,435
  1998                                                     88,044
  1999                                                     43,569

Total payments                                            589,676

Less amounts representing interest                         77,210
Present value of minimum lease payments                   512,466

Current portion                                           182,654
Obligations under capital leases, less current portion   $329,812

                   WESTERN MULTIPLEX CORPORATION
              NOTES TO FINANCIAL STATEMENTS (Continued)

                          June 30, 1994



NOTE 6  -ACCRUED EXPENSES

        Accrued expenses consists of the following:

        Wages and related taxes and benefits     $647,543
        ESOP payable                              306,537
        Bonus payable                             394,759
        Warranty accrual                          175,000
        Other                                     100,070

                                               $1,623,909


NOTE 7  -   EMPLOYEE BENEFIT PLANS

    The Company has an Employee Stock Option Plan (ESOP) which covers substantially all qualified employees. Contributions are determined annually by the Board of Directors. The Company contributed approximately $516,500 to the plan for the year ended June 30, 1994.

    In addition, the Company has a 401(k) plan which covers all qualified employees. Semi-annual employer contributions to the plan are made at the discretion of the Board of Directors. The employer also matches 50% of employee contributions up to 2% of eligible compensation. The Company contributed approximately $141,300 to the plan for the year ended June 30, 1994.


NOTE  8  -  STOCK OPTIONS

    The Company has an incentive stock option plan that covers substantially all employees. Under the provisions of the plan options may be granted to employees to purchase common stock. The option price under the plan is determined by the Board of Directors and will not be less than the fair market value of the stock on the date the option is granted. Options are granted for a period not to exceed five years; some are exercisable at the date of grant, while others are exercisable according to a vesting schedule. The Company has the right of first refusal, to purchase at fair market value, shares issued under the plan.

    At June 30, 1994, 1,903,750 shares are fully vested and no shares were available for future grant.

                    WESTERN MULTIPLEX CORPORATION
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                         June 30, 1994



NOTE 8  -   STOCK OPTIONS (Continued)

        A summary of stock option activity follows:

                                                  Option
                                      Shares       Price
        Balance, July 1, 1993       2,168,750    $.39-.51

        Options granted               332,500        1.40
        Options exercised             (32,500)    .39-.51

        Balance, June 30, 1994      2,468,750   $.39-1.40


NOTE 9  -  PROVISION FOR INCOME TAXES

        The provision for income taxes consist of the following:

Current
  Federal                                      $1,032,200
  State                                           297,800
  Less research and development tax credits      (100,000)
                                                1,230,000
Deferred
  Federal                                         12,000
  State                                          (22,000)
                                                 (10,000)

                                              $1,220,000

        The effective tax rate differs from the federal statutory tax rate as follows:

  Tax computed at federal statutory rate             34.0%
  State income taxes, net of federal benefit          6.6
  Research and development tax credits               (3.4)
  Non-deductible expenses and other items             4.8

                                                     42.0%

                       WESTERN MULTIPLEX CORPORATION
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 1994

NOTE 9  -   PROVISION FOR INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are as follows:

Deferred tax assets:
   Accounts  receivable,  due to allowances for doubtful accounts         $  6,660
   Inventories,  due to reserves  and capitalized costs for tax purposes    73,240
   Warranty accrued                                                         72,775
   Vacation accrual                                                         49,800
   State taxes                                                              85,421
     Gross deferred tax assets                                             287,896

Deferred tax liabilities:
   Depreciation                                                            (42,400)
   Undistributed earnings of the DISC                                     (139,600)
     Gross deferred tax liabilities                                       (182,000)

       Net deferred tax assets                                           $ 105,896

NOTE 10  -  COMMITMENTS

 The Company has a noncancelable operating lease for its office, manufacturing and warehousing facilities. The lease expires on April 30, 1998 with scheduled rent increase after July, 1995.

 Future minimum lease payment are approximately as follows:

 Year Ending
 June 30,
   1995      $267,000
   1996       293,000
   1997       296,000
   1998       246,000

           $1,102,000

 Total rent expense was approximately $271,500 for the year
ended  June  30,  1994.   The  Company subleases  a  portion  of the
facilities  on  a  month  to  month  basis.    Sublease  income  was
approximately $31,800 for the year ended June 30, 1994.

                      WESTERN MULTIPLEX CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                             June 30, 1994


NOTE 12  -SUBSEQUENT EVENT

 Subsequent to  June 30,  1994, the Company  authorized a 5
for  1 stock  split.   All  share and  per share  amounts  have been
restated to reflect the split.

                       Independent Accountant's Report



August 19, 1993


Board of Directors
Western Multiplex Corporation
Belmont, California

We have audited the accompanying consolidated balance sheet of Western Multiplex Corporation, Inc. (a California Corporation) and its subsidiary, as of June 30, 1993, and the related consolidated statements of income and expense, retained earnings, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Western Multiplex Corporation, Inc. and subsidiary as of June 30,1993, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Ireland San Filippo & Company

                       WESTERN MULTIPLEX CORPORATION

                        Consolidated Balance Sheets

                                   ASSETS

                                                               June 30,
                                                         1993           1992

                                                       (Audited)    (Unaudited)

 Current assets:
     Cash                                              $ 102,107      $ 101,431

     Accounts receivable - Notes 4 and 5               1,687,946        924,832
     Inventories - Notes 3, 4 and 5                    1,641,013      1,462,521

     Prepaid expenses                                     50,381         12,265
     Prepaid income taxes                                 10,294          3,256

     Deferred income taxes - Note 12                     139,000         81,659

    Total current assets                               3,630,741      2,585,964


 Equipment and leasehold improvements -
     Notes 4, 5 and 6:

Office equipment                                         245,536       207,764

Test and production equipment                          1,049,258     1,012,783
Equipment under capital lease                            304,020           -
 obligations

Leasehold improvements                                    25,240       11,558
                                                       1,624,054    1,232,105

     Less accumulated depreciation                       871,179      714,015

                                                         752,875      518,090


 Other assets:
     Deposits                                             15,978       15,000

     Other receivables                                    53,282       39,778

                                                          69,260       54,778
                                                    $ $4,452,876    3,158,832


The accompanying notes are an integral part of these consolidated financial statements.

                     WESTERN MULTIPLEX CORPORATION

                      Consolidated Balance Sheets

                 LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                June 30,

                                                           1993         1992
                                                        (Audited)   (Unaudited)

Current liabilities:
   Line of credit - Note 4                         $       250,000  $   230,614

   Notes payable - Note 5                                   67,024      116,447
   Obligations under capital leases -                       61,695          -
    Note 6
   Accounts payable                                        571,366      561,610

   Accrued expenses:
Salaries and bonuses                                       222,919       67,492

Pension contribution - Note 8                              219,017       30,500
Payroll and sales taxes                                    123,374       36,968

Income taxes                                                18,221       17,770
Vacation                                                   128,014       91,708

Warranty reserve                                            66,000        4,987
Health insurance                                            45,354          -
Other                                                       49,914       27,307

  Total current liabilities                              1,822,898    1,185,403


Long-term liabilities:
   Notes Payable - Note 5                                   82,085      149,109

   Obligations under capital leases -                      174,728         -
      Note 6
   Deferred income taxes - Note 12                          35,000       18,195

                                                         2,114,711     1,352,707
Commitment - Note 7
                                                              -            -


Stockholders' equity:

  Common stock, no par value,
5,000,000 shares authorized,
  1,088,989 shares issued and                              734,932      734,932
outstanding - Notes 8 and 9
   Retained earnings                                     1,603,233    1,071,193

                                                         2,338,165    1,806,125

                                                       $ 4,452,876   $3,158,832

                        WESTERN MULTIPLEX CORPORATION

             Consolidated Statements of Income and Expense

                                                           Year Ended June 30,

                                                            1993           1992
                                                       (Audited)    (Unaudited)
    Sales - Note 10                                 $9,071,110      $ 5,851,465

    Cost of goods sold                               5,255,703        3,340,219
Gross profit                                         3,815,407        2,511,246

    Operating expenses:
Sales and marketing                                    950,417          726,425
Engineering and development
    (including research and                          1,010,987          980,974
development of $712,948 and
    $717,586)
General and administrative                             999,075          678,208

                                                     2,960,479        2,385,607
Income from operations                                 854,928          125,639

    Other income (expense):
Interest (net)                                         (47,742)        (47,177)
Gain on disposal of equipment                               98             -

Other                                                     (108)          8,513
                                                       (47,752)        (38,664)
    Income before provision for taxes and
     cumulative effect adjustment                      807,176          86,975
    Provision (benefit) for income taxes:
Current                                                315,672          19,982

Deferred                                               (40,536)        (60,175)
                                                       275,136         (40,193)

    Income before effect of a change in                532,040         127,168
    accounting principle
    Cumulative effect on prior years of                     -           32,858
    accounting change-Note 2
 Net income                                           $532,040        $160,026


    Earnings per share of common stock:
Before effect of a change in                             $0.45           $0.12
    accounting principle

Cumulative effect of the change in
    accounting                                              -            $0.03
for income taxes
Net earnings per share                                   $0.45           $0.15


The accompanying notes are an integral part of these consolidated financial statements.

                        WESTERN MULTIPLEX CORPORATION


                 Consolidated Statements of Retained Earnings

                                         Year Ended June 30,

                                            1993    1992
                                     (Audited)       (Unaudited)

Balance, beginning of year     $     1,071,193  $       911,167


     Net income                        532,040          160,026



Balance, end of year           $     1,603,233  $     1,071,193



   The accompanying notes are an integral part of these consolidated financial statements.

                     WESTERN MULTIPLEX CORPORATION

                 Consolidated Statements of Cash Flows

                    Increase (Decrease) in Cash

                                                        Year Ended June 30,

                                                        1993            1992
                                                    (Audited)       (Unaudited)

Cash flows from operating activities:
    Net income                                 $       532,040  $       160,026

   Adjustments to reconcile net
   income to net
   cash provided by operating
   activities:

 Depreciation                                         173,695         126,586
 Deferred income taxes                                (40,536)        (93,033)
 Gain on disposal of                                      (98)             -
 equipment

   (Increase) decrease in operating
     assets:
Accounts receivable                                 (763,114)        (252,961)

Inventories                                         (178,492)        (191,752)
Prepaid expenses                                     (39,094)          13,667

Prepaid taxes                                         (7,038)            -
    Increase (decrease) in operating
     liabilities:

Accounts payable                                       9,756          255,098
Accrued expenses                                     596,081           96,214

Net cash provided by operating                       283,200          113,845
activities
Cash flows from investing activities:
   Purchases of fixed assets                        (315,569)        (274,299)

   Proceeds from sale of fixed assets                    100              -
   Increase in other receivables                     (13,504)          (9,724)

Net cash used in investing activities               (328,973)        (284,023)



   The accompanying notes are an integral part of these consolidated financial statements.

                          WESTERN MULTIPLEX CORPORATION

                          Increase (Decrease) in Cash

                                                        Year Ended June 30,

                                                      1993              1992
                                                   (Audited)       (Unaudited)

Cash flows from financing activities:
   Proceeds from sale leaseback               $       186,242      $      -
   agreements

   Proceeds from notes payable                             -           202,300
   Proceeds from line of credit (net)                  19,386          166,958


   Principal payments on notes                       (116,447)        (135,723)
    payable
   Principal payments on lease                        (42,732)             -
     obligations
   Decrease in employee receivables                        -             5,896


Net cash provided by financing                         46,449          239,431
 activities


Increase in cash                                          676           69,253
Cash, beginning of year                               101,431           32,178


Cash, end of year                             $       102,107  $       101,431



Supplemental disclosures of cash flow
    information


Cash paid during the year for:

   Interest                                  $        51,287    $      47,499
   Income taxes                              $       306,400    $         -




   The accompanying notes are an integral part of these consolidated financial statements.

                          WESTERN MULTIPLEX CORPORATION


                         Notes to Financial Statements


                                  June 30, 1993

                 (Audited - See accompanying accountant's report)


Note 1 - Summary of significant accounting policies:

Organization: - The Company was founded in 1978 and incorporated under the laws of California in December 1979. The Company is engaged in the development, manufacture, and distribution of analog microwave radio and baseband equipment.

Principles  of   consolidation:  -  The   consolidated  financial
statements include the accounts of the Company and its wholly-owned subsidiary, Western Multiplex International Sales Corporation, a Domestic International Sales Corporation. All significant intercompany accounts have been eliminated.

Revenue Recognition: - Revenue is recognized at the time products are shipped to customers.

Inventories: - Inventories are stated at the lower of average cost or market.

Equipment and leasehold improvements: - Equipment and leasehold improvements are stated at cost. Major expenditures for equipment acquisitions and those expenditures which substantially increase the useful lives are capitalized. Expenditures for maintenance, repairs, and minor replacements are expensed as incurred. Depreciation is computed using the straight-line and double declining balance methods, with useful lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. Various accelerated methods are used for income tax reporting purposes.

Income taxes: - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes relate primarily to differences between the bases of equipment, and the recognition of certain accrued expenses for financial and income tax reporting purposes. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Reclassification: - Certain balances as of June 30, 1992 have been reclassified to conform to the current period's presentation format. This reclassification does not alter the financial position or results of operations previously reported for the period ended June 30, 1992.

                      WESTERN MULTIPLEX CORPORATION

                   Notes to Financial Statements

                            June 30, 1993

            (Audited - See accompanying accountant's report)


Note 2 - Change in accounting principle:

Effective  July  1,  1991,  the  Company  adopted  Statement   of
Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach for financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result intaxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.


Note 3 - Inventories:

Inventories at June 30 are comprised of:

                                                    1993       1992

                                                            (unaudited)
Raw Material                                   $  928,877  $    762,974

Work-in-process                                   501,167       396,135

Finished goods                                    210,969       303,412
                                               $1,641,013    $1,462,521





Note 4 - Line of credit:

The Company maintains a line of credit with interest computed at 1.25% over the Bank's "base" rate.Maximum borrowings are limited to the lesser of $700,000 or eighty five percent of eligible accounts receivable. The line is secured by accounts receivable, inventory and equipment and contains certain restrictive covenants. The line contains a personal guarantee by two of the stockholders. Outstanding borrowings on the line at June 30, 1993 and 1992 were $250,000 and $230,614, respectively.

                     WESTERN MULTIPLEX CORPORATION

                    Notes to Financial Statements

                            June 30, 1993

          (Audited - See accompanying accountant's report)



Note 5 - Notes payable:

Notes payable consist of the following at June 30:
                                                   1993       1992
                                                            (unaudited)


Comerica Bank - California; secured
by accounts receivable, inventory
and equipment, $5,806 principal and
interest payable monthly through                $   16,444 $    86,110
November 1993 with interest at 2%
above base rate

Comerica Bank - California; secured
by accounts receivable, inventory
and equipment, $3,265 principal and
interest payable monthly through                    94,665     133,846
November 1995 with interest at 2%
above base rate
Comerica Bank - California; secured
by accounts receivable,inventory
and  equipment,
$950 principal and interest payable
monthly through November 1996 with                  38,000      45,600
interest at 2% above base rate
                                                   149,109     265,556

                                                   (67,024)    (116,447)
                                                   $82,085     $149,109


Principal payments required to be made over the next four years are as follows:

     1994                   $   67,024
     1995                       50,580
     1996                       27,705
     1997                        3,800
                            $  149,109


The notes contain certain restrictive covenants.

                       WESTERN MULTIPLEX CORPORATION


                       Notes to Financial Statements

                                June 30, 1993

              (Audited - See accompanying accountant's report)


Note 6 - Obligations under capital lease:

The Company has entered into capital lease agreements for equipment with an aggregate cost of $304,020. The leases, which expire at various dates through December 1997, require monthly lease payments aggregating $7,039. Interest on these leases range from 10% to 11% per annum.


The annual obligations  under these agreements are as follows:


                                                Year ending       Amount
                                                 June 30,
                                                    1994      $    83,691
                                                    1995           84,467
                                                    1996           59,700
                                                    1997           48,915
                                                    1998            9,472

     Total payments                                               286,245

     Less amounts representing                                     49,822
     interest
     Present value of minimum lease                               236,423
     payments

     Less portion due within one year                              61,695

     Portion due after one year                               $   174,728

                        WESTERN MULTIPLEX CORPORATION

                        Notes to Financial Statements
                                June 30, 1993

              (Audited - See accompanying accountant's report)


Note 7 - Commitment:

The Company has entered into a non-cancellable operating lease for office space in its Belmont facility commencing on July 1, 1990. The lease was amended effective May 1, 1993 and extended to expire on April 30, 1998. The amendment stipulates scheduled rent increases after June 1993 and July 1995 to offset inflation. The minimum annual lease obligation is summarized as follows:


                                              Year ending  Lease Payments
                                                 June 30,     required

                                                  1994       $  266,919
                                                  1995          266,919
                                                  1996          293,309
                                                  1997          295,708
                                                  1998          246,424
                                                            $ 1,369,279


Total rent expense included in costs and expenses at June 30, 1993 and 1992 was $189,582 and $169,970, respectively. Certain portions of the facilities are subleased on a month-to-month basis. Sublease income was approximately $31,000 in 1993 and $28,000 in 1992.

Note 8 - Employee pension plan:

The  Company  maintains an  Employee  Stock Ownership  Plan which
covers  substantially  all qualified  employees.   For  the years
ended June 30,  1993 and 1992,  the Company contributed  $219,017 and $39,000, respectively, to the plan.

Note 9 - Stock options:

The Company's incentive stock option plan covers substantially all employees. Under the provisions of the Plan, the Board of Directors has the authority to determine which employees will be granted options.The Board also determines when options will be granted.

                       WESTERN MULTIPLEX CORPORATION

                       Notes to Financial Statements

                              June 30, 1993

            (Audited - See accompanying accountant's report)


Note 9 - Stock options (continued):

The Company has the right of first refusal, to purchase at fair market value, shares distributed under the Plan. If the shares are not purchased by the Company, the Plan has the right to acquire such shares, at current fair market value.

Options may be granted at an option price, not less than the fair market value, as determined by the Board of Directors on the date of grant. Options are granted for a period not to exceed five years and some are exercisable at the date of grant, while others are exercisable according to a vesting schedule. When options are repurchased, the excess of the purchase price over the option price is charged to retained earnings.

A summary of stock option activity is as follows:

                                    Number          Per         Total
                                 of Shares         Share        Amount
June 30, 1991,
(unaudited)

Outstanding                        272,500    $1.95 to $3.20  $ 588,350
Granted                             57,750          $2.10        121,275
Exercised                               -            -              -
Terminated                              -            -              -

June 30, 1992,
(unaudited)
Outstanding                        330,250    $1.95 to $3.20  $ 709,625


Granted                            142,500    $2.50 to $2.53    345,920

Exercised                              -               -            -
Terminated                         (40,000)   $1.95 to $3.20    (84,250)

June 30, 1993,
Outstanding                        432,750    $1.95 to $3.20  $ 971,295

Exercisable                        295,250

                        WESTERN MULTIPLEX CORPORATION

                       Notes to Financial Statements

                                 June 30, 1993

               (Audited - See accompanying accountant's report)


Note 10 - Major customers:

Sales to customers constituting 10% or more of net sales are as follows:


                                            1993             1992

  Customer A                                 11%       Less than 10%
  Customer B                                 10%       Less than 10%


Note 11 - Noncash financing transactions:

During the year ended June 30, 1993, the Company acquired certain equipment through noncash financing as follows:


Cost of equipment  $  100,377
Less cash paid        (7,464)

Amount financed    $   92,913


Note 12 - Deferred income taxes:

The basis of equipment  exceeds its tax basis by the  cummulative
amount   that  accelerated  depreciation   exceeds  straight-line
depreciation.    The excess  will  be taxable  in  future periods
through reduced depreciation deductions.

The income tax provision differs from the expense that would result from applying Federal and State statutory tax rates to income before income taxes because certain income is not taxable, and certain expenses are not deductible for tax puposes.

                     WESTERN MULTIPLEX CORPORATION

                     Notes to Financial Statements

                             June 30, 1993

             (Audited - See accompanying accountant's report)

Note 12- Deferred income taxes (continued):

Deferred tax assets (liabilities) are comprised of the following at June 30, 1993:


Accrued warranty expense                  $   29,000
Accrued vacation expense                      36,000

(section mark) 263(a) Adjustment              36,000

Accrued medical insurance                     19,000
State tax                                     19,000

Deferred tax assets                          139,000

Less deferred tax assets valuation              -
allowance

Net deferred tax asset                                  $  139,000
Depreciation                                  35,000

Total deferred tax liabilities                             (35,000)

Net deferred taxes                                      $  104,000

                      GLENAYRE TECHNOLOGIES, INC.

                INDEX TO PRO FORMA FINANCIAL INFORMATION

                                                                        Page

Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . F-39

Pro Forma Condensed Consolidated Income Statement for the nine months ended September 30, 1994 . . . . . . . . . . . . . . . . . . . . F-40

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1994 . F-41

Notes to September 30, 1994 Pro Forma Condensed Consolidated Balance
   Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-42

                 PRO FORMA CONDENSED FINANCIAL INFORMATION

                              (Unaudited)

                     Glenayre Technologies, Inc.

The unaudited Pro Forma Financial Information presented below to give effect to the Merger as if it had been consummated at January 1, 1993 for the fiscal year ended December 31, 1993 has been derived from the audited consolidated financial statements of Glenayre and from the consolidated financial statements of MUX for the year ended December 31, 1993, which are unaudited because MUX's fiscal year ends June 30. The unaudited Pro Forma Financial Information presented below to give effect to the Merger as if it had been consummated at January 1, 1994 for the nine month period ended September 30, 1994 has been derived from unaudited consolidated financial statements of Glenayre and MUX, which in the opinion of Glenayre's and MUX's management, respectively, include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information set forth therein. Results of operations for a nine month period are not necessarily indicative of results of operations for a full year.

For presentation purposes, MUX has reclassified financial captions to reflect the method used by Glenayre for reporting its results of operation.

The Pro Forma Financial Information is presented for informational purposes only and does not purport to present the actual results of operations which would have been achieved had the Merger been consummated at January 1, 1993 and January 1, 1994 for Statement of Income Data for the fiscal year ended December 31, 1993 and nine months ended September 30, 1994, respectively, and at September 30, 1994 for the Balance Sheet Data, or to reflect the results of operations which may be achieved in the future. The information provided in the Pro Forma Financial Information is qualified in its entirety by, and should be read in conjunction with the Glenayre
Consolidated Financial Statements and Management's Discussion and Analysis which are incorporated herein by reference and the MUX Consolidated Financial Statements and Management's Discussion and Analysis which are contained elsewhere herein.

                        GLENAYRE TECHNOLOGIES, INC.

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                    FOR THE YEAR ENDED DECEMBER 31, 1993
                                 (Unaudited)
                    (In thousands, except per share data)



                                                                        Pro Forma     Adjustment        Pro
                                          Glenayre        MUX          Adjustments    Reference        Forma
   Net sales                             $ 136,139   $   12,133                                    $ 148,272
   Costs and expenses
    Cost of sales                           60,561        5,971                                       66,532
    Selling, general and administrative
    expense                                 31,638        2,907                                       34,545
    Research and development expense        11,843        1,084                                       12,927
    Depreciation and amortization expense    5,059          218       $   776            A             6,053
    Total costs and expenses               109,101       10,180           776                        120,057

   Income from operations                   27,038        1,953          (776)                        28,215

   Other income (expense)
    Interest income (expense), net          (2,828)         (34)                                     (2,862)
    Other, net                                 (49)           5                                         (44)
    Total other income (expenses), net      (2,877)         (29)                                     (2,906)

   Income from continuing operations before
     income taxes and extraordinary item     24,161       1,924          (776)                       25,309

   Provision for income taxes                   461         747                                       1,208

   Income from continuing operations
     before extraordinary item            $  23,700    $  1,177        $ (776)                     $ 24,101

   Income from continuing operations
     before extraordinary item per
      share - primary                         $1.08         .17                                       1.06

   Number of shares used to compute
    primary per share data, adjusted for
    January 5, 1995 3 for 2 stock split      21,955       6,762          750             B          22,705



   A Increase in amortization expense:
     Amortization for the period January 1, 1993 to December 31,  1993 of excess of cost over

value assigned to net assets acquired (on a straight-line basis over 30 years)                  $      776

   B Increase in number of shares used to compute primary per share data:
     Issuance of common stock for MUX shares and options                                               750

                         GLENAYRE TECHNOLOGIES, INC.
             PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                              (Unaudited)
                   (In thousands, except per share data)


                                                                         Pro Forma   Adjustment     Pro
                                                 Glenayre        MUX    Adjustments   Reference    Forma
   Net sales                                    $ 123,791    $  14,087                          $ 137,878
   Costs and expenses
    Cost of sales                                  52,906        5,963                            58,869
    Selling, general and administrative expense    29,016        4,081                            33,097
    Research and development expense               11,620        1,172                            12,792
    Depreciation and amortization expense           4,302          291   $  582          A         5,175
    Total costs and expenses                       97,844       11,507      582                  109,933

   Income from operations                          25,947        2,580     (582)                  27,945

   Other income (expense)
    Interest income (expense), net                  2,997          (15)                            2,982
    Other, net                                       (410)           2                              (408)
    Total other income (expenses), net              2,587          (13)                            2,574

   Income from continuing operations before
    income taxes                                   28,534        2,567     (582)                  30,519

   Provision for income taxes                       5,083        1,063                             6,146

   Income from continuing operations            $  23,451     $  1,504  $  (582)               $  24,373

   Income from continuing operations per
     share - primary                                 0.90          .20                              0.91

   Number of shares used to compute primary
    per share data, adjusted for January 5, 1995
    3 for 2 stock split                            25,977        7,337     750        B           26,727


   A Increase in amortization expense:
     Amortization for the period January 1, 1994 to September 30, 1994 of excess of cost over
value assigned to net assets acquired (on a straight-line basis over 30 years)   $   582

   B Increase in number of shares used to compute primary per share data:
     Issuance of common stock for MUX shares and options                             750


                       GLENAYRE TECHNOLOGIES, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                          SEPTEMBER 30, 1994
                             (Unaudited)
                           (In thousands)



                                                                        Pro Forma  Adjustment        Pro
                                                Glenayre         MUX   Adjustments  Reference       Forma
   ASSETS

   Cash and cash equivalents                    $ 85,057      $  1,181  $  1,402      A           $  87,640
   Accounts receivable                            35,088         2,440                               37,528
   Trade notes receivable, current                 4,921                                              4,921
   Inventories                                    21,196         2,556                               23,752
   Deferred income taxes                           4,100                                              4,100
   Prepaid expenses and other current assets       3,331           349                                3,680
    Total current assets                         153,693         6,526     1,402                    161,621

   Trade notes receivable                         11,376                                            11,376
   Property, plant and equipment                  15,621           941                              16,562
   Goodwill and intangibles                       62,108                  23,285      B             85,393
   Deferred income taxes                          23,548                     978      C             24,526
   Other assets                                    2,314                                             2,314

   TOTAL ASSETS                                 $268,660      $  7,467   $25,665                  $301,792

   LIABILITIES AND STOCKHOLDERS' EQUITY

   Accounts payable                             $  5,783        $  401   $                        $  6,184
   Accrued liabilities                            27,536         1,682     1,223      D             30,441
   Current portion of long term debt                 218           197                                 415
    Total current liabilities                     33,537         2,280     1,223                    37,040

   Long term debt, less current portion            1,804           351                               2,155
   Other liabilities                                 683           182                                 865

   Stockholders' equity:
    Shares issued and outstanding at
    September 30, 1994:
      Historical       24,694,068
      Pro Forma        25,444,068                    329                      15      E                344
   Contributed capital                           211,576           744    28,337      F            240,657
   Retained earnings from February 1, 1988        20,854         3,910    (3,910)     G             20,854
   Unearned stock compensation                      (123)                                             (123)

    Total stockholders' equity                   232,636         4,654    24,442                   261,732

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $268,660      $  7,467  $ 25,665                  $301,792


See Notes to Pro Forma Condensed Consolidated Balance Sheet as of
September 30, 1994

                       GLENAYRE TECHNOLOGIES, INC.
           Notes to Pro Forma Condensed Consolidated Balance Sheet
                            SEPTEMBER 30, 1994
                               (Unaudited)
             (Dollars in thousands, except per share data)

   A Increase in cash:
     Cash received from exercise of MUX options                              $  1,402

   B Increase in goodwill:
     Excess of cost over value assigned to net assets acquired (see note H)  $ 23,285

   C Increase in deferred income taxes:
     Change in valuation reserve of deferred tax asset due to increased
       future earnings estimates after merger                                $    978

   D Increase in accrued liabilities:
     Accrual of direct acquisition costs paid after closing (see note H)     $  1,194
     SEC registration filing fee for 750,000 shares                                29
                                                                             $  1,223
   E Increase in common stock:
     Issuance of common stock to MUX
        (750,000 shares at $.02)                                             $     15

   F Increase in contributed capital:
     Issuance of common stock to MUX
       (750,000 shares at $38.8133)                                          $ 29,110
     SEC registration filing fee for 750,000 shares                               (29)
     Elimination of MUX historical equity                                        (744)
                                                                             $ 28,337
   G Decrease in retained earnings:
     Elimination of MUX historical equity                                    $ (3,910)

   H The following is a pro forma computation of the purchase price as of the Closing Date:
     Common stock issued (750,000 shares x estimated market price on
        the Closing Date of $38.8333 per share)                              $ 29,125

     Direct Costs of the Acquisition                                            1,194
         Total purchase price                                                $ 30,319

     Allocation of purchase price:
       Historical book value of total assets of MUX as of September 30, 1994 $  4,654
       (Management believes that fair value approximates net book value for all tangible assets.)

       Effect on Deferred Tax Asset due to Merger                                978

       Cash received from exercise of MUX options                              1,402

     Excess of cost over value assigned to net assets acquired (goodwill
        and intangibles)                                                      23,285
        Total purchase price                                                $ 30,319

                                PART II.

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

   Section 102(7) of the DGCL enables a Delaware corporation to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Restated Certificate of Incorporation of Glenayre contains provisions limiting the personal liability of its directors to the fullest extent permitted by the DGCL.

   Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided, such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe
that the  challenged conduct was unlawful.    A Delaware  corporation
may indemnify officers and directors in an action brought by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

   The  Restated   Certificate  of   Incorporation  of   Glenayre
provides for indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL.

   Section 145(g) of the DGCL authorizes a Delaware corporation to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. Glenayre has a policy insuring its directors and officers and directors and officers of its subsidiary companies and Glenayre and its subsidiaries to the extent they may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts or omissions in the discharge of their duties that they shall become legally obligated to pay.

Item 21.  Exhibits.
   2.1 Acquisition Agreement and all exhibits thereto, including the Agreement of Merger attached thereto as Exhibit C (filed herewith as Annex I)

   2.2    Schedules to the Acquisition Agreement (previously filed).

   5      Opinion  and Consent  of Kennedy  Covington  Lobdell &  Hickman,  L.L.P.
          (previously filed).

   8      Opinion ofKennedy Covington Lobdell & Hickman,L.L.P. (previously filed).

                                II-1



   23.1   Consent of Deloitte & Touche LLP (previously filed).


   23.2   Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (see Exhibit 5).


   23.3   Consent of Schilling & Kenyon Inc. (previously filed)

   23.4   Consent of Grant Thornton. (previously filed)

   23.5   Consent of Ireland San Filippo & Company. (previously filed)

   24     Power of Attorney (see page II-4) (previously filed)


   99.1   Form of Proxy (filed herewith)

   99.2   Form   of   Acknowledgment    and   Transmittal   Letter   (Indemnifying
          Shareholder) (previously filed)

   99.3   Form  of   Acknowledgment  and   Transmittal  Letter   (Non-Indemnifying
          Shareholder) (previously filed)

   99.4   Form of Acknowledgment (Indemnifying Option Holder) (previously filed)

   99.5   Form  of  Acknowledgment  (Non-Indemnifying  Option Holder)  (previously filed)


   99.6   Assessment  of   Western   Multiplex  Corporation   prepared  by   Trott
          Communications Group, Inc. (filed herewith)


Item 22.  Undertakings.

   (a)  The undersigned Registrant hereby undertakes:

   (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


        (i)   to  include  any prospectus  required  by Section
   10(a)(3)  of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information statement.

   (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or any party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer
undertakes   that  such  reoffering   prospectus  will   contain  the
information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt
means.   This includes  information contained  in documents  filed
subsequent to the effective date of the registration statement through the date of responding to the request.

   (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 23, 1995.

                       Glenayre Technologies, Inc.


                       By:       /s/ Clarke H. Bailey

                                Name:  Clarke H. Bailey
                                Title: Vice Chairman of the Board and
                                       Chairman of the Executive Committee



   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Capacity                         Date


*                        Director and Chairman            March 23, 1995
Gerald B. Cramer


/s/ Clarke H. Bailey     Director, Vice Chairman          March 23, 1995
Clarke H. Bailey         and Chairman of the
                         Executive Committee


*                        Director and Vice Chairman       March 23, 1995
John J. Hurley


*                        Director,  President and Acting  March 23, 1995
Ramon D. Ardizzone       Chief Executive Officer
                         (Principal Executive Officer)


*                        Director                         March 23, 1995
Barry W. Gray



*                        Director                         March 23, 1995
Thomas C. Israel

*                        Director                         March 23, 1995
Alma M. McConnell

*                        Director                         March 23, 1995
Edward J. Rosenthal


*                        Director                         March 23, 1995
Thomas E. Skidmore


*                        Executive Vice President,        March 23, 1995
Stanley Ciepcielinski    Chief Financial Officer,
                         Secretary and Treasurer
                         (Principal Financial Officer)


*                        Controller and Chief             March 23, 1995
Billy C. Layton          Accounting Officer (Principal
                         Accounting Officer)

_____________


*By /s/ Clarke H. Bailey
    Clarke H. Bailey, Attorney in Fact

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.

                               EXHIBITS

                              ITEM 21(a)


                            Amendment No. 2

                                   to
                                FORM S-4

                       GLENAYRE TECHNOLOGIES, INC.
                       Commission File No. 0-15761

                             EXHIBIT INDEX

Exhibit
Number       Description                                              Page


2.1          Acquisition Agreement and all schedules thereto           A-1
               including the Agreement of Merger attached thereto as Exhibit C (filed herewith as Annex I)

99.1         Form of Proxy

99.6 Assessment of Western Multiplex Corporation prepared by Trott Communications Group, Inc.

                           ACQUISITION AGREEMENT

                                   among

                        GLENAYRE TECHNOLOGIES, INC.,

                           MUX ACQUISITION CORP.,

                       WESTERN MULTIPLEX CORPORATION

                                    and

                         CERTAIN EQUITY HOLDERS OF
                       WESTERN MULTIPLEX CORPORATION



                        Dated as of January 3, 1995

                             TABLE OF CONTENTS

ARTICLE 1

               DEFINITIONS AND CERTAIN RULES OF CONSTRUCTION  . . . . .   1
     1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Certain Rules of Construction . . . . . . . . . . . . . . . .   6

ARTICLE 2

                                 THE MERGER . . . . . . . . . . . . . .   6
     2.1  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.2  The Closing . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.3  Effective Time  . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 3

                    ARTICLES OF INCORPORATION AND BYLAWS
          AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION . . .   7
     3.1  Articles of Incorporation . . . . . . . . . . . . . . . . . .   7
     3.2  Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.3  Directors . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.4  Officers  . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 4

          CONVERSION OF MUX COMMON STOCK; EXCHANGE OF CERTIFICATES  . .   8
     4.1  Conversion of MUX Common Stock  . . . . . . . . . . . . . . .   8
     4.2  Fractional Shares . . . . . . . . . . . . . . . . . . . . . .   9
     4.3  Exchange of Certificates  . . . . . . . . . . . . . . . . . .   9
     4.4  Distributions  with Respect  to  Unexchanged  Shares of  MUX
          Common Stock  . . . . . . . . . . . . . . . . . . . . . . . .  10
     4.5  MUX Stock Options . . . . . . . . . . . . . . . . . . . . . .  11
     4.6  Withholding Rights  . . . . . . . . . . . . . . . . . . . . .  12
     4.7  Dissenting Shares.  . . . . . . . . . . . . . . . . . . . . .  12
     4.8  Transaction Expenses  . . . . . . . . . . . . . . . . . . . .  13
     4.9  Escrow  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.10 Application of Indemnity Pool to a Loss.  . . . . . . . . . .  15

ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF MUX
                    AND THE INDEMNIFYING EQUITY HOLDERS . . . . . . . .  17
     5.1  Organization and Qualification  . . . . . . . . . . . . . . .  17
     5.2  Articles of Incorporation; Bylaws; Minute Books . . . . . . .  18
     5.3  Capitalization  . . . . . . . . . . . . . . . . . . . . . . .  18
     5.4  Authority Relative to this Agreement  . . . . . . . . . . . .  19
     5.5  No Conflict; Required Filings and Consents  . . . . . . . . .  20
     5.6  Other Interests . . . . . . . . . . . . . . . . . . . . . . .  20
     5.7  Financial Statements  . . . . . . . . . . . . . . . . . . . .  20
     5.8  Subsequent Events . . . . . . . . . . . . . . . . . . . . . .  21
     5.9  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . .  22

     5.10 Employees and Fringe Benefit Plans  . . . . . . . . . . . . .  23
     5.11 Title to Assets . . . . . . . . . . . . . . . . . . . . . . .  25
     5.12 Condition of Tangible Assets  . . . . . . . . . . . . . . . .  29
     5.13 Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     5.14 Arms-Length Transactions  . . . . . . . . . . . . . . . . . .  31
     5.15 Lawfully Operating  . . . . . . . . . . . . . . . . . . . . .  32
     5.16 No Litigation . . . . . . . . . . . . . . . . . . . . . . . .  32
     5.17 Labor Matters . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.18   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.19 Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.20 Glenayre Stock Ownership  . . . . . . . . . . . . . . . . . .  33
     5.21 Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.22 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     5.23 Warranty and Product Liability Matters  . . . . . . . . . . .  34
     5.24 Warranty, Repurchase and Other Service Obligations  . . . . .  34
     5.25 Customers and Suppliers . . . . . . . . . . . . . . . . . . .  34
     5.26 Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . .  34
     5.27 Prospective Changes . . . . . . . . . . . . . . . . . . . . .  34
     5.28 Full Disclosure . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 6

         REPRESENTATIONS AND WARRANTIES OF GLENAYRE AND MERGER SUB  . .  35
     6.1  Organization and Qualification  . . . . . . . . . . . . . . .  35
     6.2  Certificate of Incorporation and Bylaws.  . . . . . . . . . .  35
     6.3  Capitalization. . . . . . . . . . . . . . . . . . . . . . . .  35
     6.4  Authority Relative to this Agreement. . . . . . . . . . . . .  36
     6.5  No Conflict; Required Filings and Consents. . . . . . . . . .  36
     6.6  SEC Reports.  . . . . . . . . . . . . . . . . . . . . . . . .  37
     6.7  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     6.8  Federal Income Tax Representations  . . . . . . . . . . . . .  38

ARTICLE 7

                                 COVENANTS  . . . . . . . . . . . . . .  39
     7.1  Covenants of Glenayre and MUX . . . . . . . . . . . . . . . .  39
     7.2  Covenants of MUX  . . . . . . . . . . . . . . . . . . . . . .  41
     7.3  Covenants of Glenayre . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 8

                                 CONDITIONS . . . . . . . . . . . . . .  45
     8.1  Conditions to Each Party's Obligation to Effect the Merger  .  45
     8.2  Conditions to Obligation of MUX to Effect the Merger  . . . .  46
     8.3  Conditions  to  Obligation of  Glenayre  and  Merger Sub  to
          Effect the Merger . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE 9

                              INDEMNIFICATION . . . . . . . . . . . . .  49
     9.1  Indemnification . . . . . . . . . . . . . . . . . . . . . . .  49
     9.2  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

     9.3  Definition of Loss or Losses  . . . . . . . . . . . . . . . .  50
     9.4  Appointment of Representative . . . . . . . . . . . . . . . .  51

ARTICLE 10

                                TERMINATION . . . . . . . . . . . . . .  52
     10.1 Termination by Mutual Consent . . . . . . . . . . . . . . . .  52
     10.2 Termination by Either Glenayre or MUX . . . . . . . . . . . .  52
     10.3 Termination by MUX  . . . . . . . . . . . . . . . . . . . . .  52
     10.4 Termination by Glenayre . . . . . . . . . . . . . . . . . . .  52
     10.5 Effect of Termination and Abandonment . . . . . . . . . . . .  53
     10.6 Extension; Waiver . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE 11

                             GENERAL PROVISIONS . . . . . . . . . . . .  53
     11.1 Effectiveness of Representations and Warranties . . . . . . .  53
     11.2 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     11.3 Assignment; Binding Effect; Benefit . . . . . . . . . . . . .  55
     11.4 Entire Agreement  . . . . . . . . . . . . . . . . . . . . . .  55
     11.5 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     11.6 Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  56
     11.7 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .  56
     11.8 Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     11.9 Severability  . . . . . . . . . . . . . . . . . . . . . . . .  56
     11.10 Enforcement of Agreement . . . . . . . . . . . . . . . . . .  57

                          ACQUISITION AGREEMENT


     THIS ACQUISITION AGREEMENT (this "Agreement") is executed as of the 3rd day of January, 1995, by and among GLENAYRE TECHNOLOGIES, INC., a Delaware corporation ("Glenayre"); MUX ACQUISITION CORP., a newly formed California corporation and wholly-owned subsidiary of Glenayre ("Merger Sub"); WESTERN MULTIPLEX CORPORATION, a California corporation ("MUX"); the following shareholders of MUX: John Woods and Frank Hegarty (collectively, the "Principal Shareholders"); and the Indemnifying Equity Holders (hereinafter defined) who subsequently execute and deliver Acknowledgments (Indemnifying)(hereinafter defined).

                            STATEMENT OF PURPOSE

     The Boards of Directors of Glenayre, Merger Sub and MUX each have determined that a business combination pursuant to which Merger Sub will merge with and into MUX and MUX will become a wholly-owned subsidiary of Glenayre is in the best interests of the respective corporations and their shareholders, and accordingly have approved this merger upon the terms and conditions set forth herein. For federal income tax purposes, it is intended that this merger qualify as a reorganization within the meaning of
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

     NOW,  THEREFORE,  in  consideration  of   the  foregoing  and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                 ARTICLE 1

               DEFINITIONS AND CERTAIN RULES OF CONSTRUCTION

     1.1 Definitions. In addition to any other terms defined elsewhere in this Agreement, including any Exhibit or Schedule hereto (unless such Exhibit or Schedule provides for a different definition), as used herein, the following terms shall have the following meanings:

     "Acknowledgment (Indemnifying Shareholders)" means the Acknowledgment and Transmittal Letter (Indemnifying Shareholders) substantially in the form of Exhibit A-1 hereto.

     "Acknowledgment (Non-Indemnifying Shareholders)" means the Acknowledg-ment and Transmittal Letter (Non-Indemnifying Shareholders) substantially in the form of Exhibit A-2 hereto.

     "Acknowledgment    (Indemnifying    Option    Holders)"   means    the
Acknowledgment (Indemnifying Option Holders) substantially in the form of Exhibit A-3 hereto.

     "Acknowledgment   (Non-Indemnifying   Option   Holders)"   means   the
Acknowledgment (Non-Indemnifying Option Holders) substantially in the form of Exhibit A-4 hereto.

     "Acknowledgments    (Indemnifying)"     means,    collectively,    the
Acknowledgments   (Indemnifying   Shareholders)  and   the  Acknowledgments
(Indemnifying Option Holders).

     "Acknowledgments" means, collectively, the Acknowledgments (Indemnifying Shareholders), the Acknowledgments (Non-Indemnifying Shareholders), the Acknowledgments (Indemnifying Option Holders) and the Acknowledgments (Non-Indemnifying Option Holders).

     "Affiliate Letter" means the Affiliate Letter substantially in the form of Exhibit B hereto.

     "Agreement of Merger" means the Agreement of Merger substantially in the form of Exhibit C hereto.

     "Blue Sky Laws" means state securities Laws or "blue sky" Laws.

     "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of North Carolina.

     "CGCL" means the California General Corporation Law, as amended.

     "Closing" means the consummation of the Merger.

     "Closing Date" means the date on which the Closing occurs.

     "Closing Value" means the average closing price of the Glenayre Common Stock on the NASDAQ National Market System for the 10 trading days immediately prior to two Business Days before the Effective Time, subject to appropriate adjustment in the event of a stock dividend on, or split-up or other recapitalization of, the Glenayre Common Stock.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Dissenter Payment" is defined in Section 4.7(a).

     "Dissenting Shares" is defined in Section 4.7(a).

     "Effective Time" is defined in Section 2.3

     "Encumbrances" means all liens, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

     "Equity Holders" means, collectively, the Shareholders and the Option Holders.

     "Equity   Holders'  Representative"  means   Frank  Hegarty   (or  his
successor)  as  agent  and  attorney-in-fact for  the  Indemnifying  Equity
Holders.


     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESOP" means the Western Multiplex Corporation Revised and Restated Employee Stock Ownership Plan and Trust Agreement, effective July 1, 1993.

     "Escrow" is defined in Section 4.9.

     "Escrow Agent" means NationsBank of North Carolina, N.A., a national banking association organized and existing under the laws of the United States of America, or its successor.

     "Escrow Agreement" means the Escrow Agreement substantially in the form of Exhibit D hereto.

     "Escrowed Funds" is defined in Section 4.9.

     "Escrowed Shares" is defined in
Section 4.9.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means American Stock Transfer & Trust, as exchange agent for Glenayre.

     "Exchange Ratio" is defined in Section 4.1(a).

     "Expiration Date" means that date which is one year after the Effective Time.

     "Forfeitable  Options"  means  the  MUX  Stock  Options  described  on
Schedule 4.5 which will be part of the Indemnity Pool and subject to forfeiture upon application to a Loss as provided in Section 4.10 and the Escrow Agreement.

     "Form S-4" is defined in Section 7.1(c).

     "GAAP" means generally accepted accounting principles in the United States of America as set forth in pronouncements of the Financial Accounting Standards Board and the American Institute of Certified Public Accountants, as such principles are from time to time supplemented and amended.

     "Glenayre  Common  Stock" means  the $.02  par  value Common  Stock of
Glenayre.

     "Glenayre Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of Glenayre and its subsidiaries, taken as a whole, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting Glenayre's and its subsidiaries' industry.

     "Governmental Authority" means any foreign, federal, state or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Indemnifying Equity Holders" means, collectively, the Indemnifying Shareholders and the Indemnifying Option Holders.

     "Indemnifying Option Holders" means, collectively, the Option Holders who execute and deliver to Glenayre the Acknowledgments (Indemnifying Option Holders).

     "Indemnifying  Shareholders" means, collectively, the Shareholders who
execute  and   deliver  to   Glenayre  the   Acknowledgments  (Indemnifying
Shareholders).

     "Indemnity Claim" is defined in Section 9.2.

     "Indemnity Pool" is defined in Section 4.10(f).

     "Law"  or  "Laws"  means  any  and  all  statutes,  laws,  ordinances, proclamations, regulations, published requirements, orders, decrees and rules of any Governmental Authority, including without limitation those covering environmental, tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust and wage and hour matters, in each case as amended and in effect from time to time.

     "Leased Property" is defined in Section 5.11(a).

     "Loss" or "Losses" is defined in Section 9.3.

     "Merger" means the merger of Merger Sub with and into MUX.

     "Merger Consideration" means, with respect to any holder of MUX Common Stock, (1) certificates evidencing the number of whole shares of Glenayre Common Stock that such holder has the right to receive pursuant to Section 4.1(a) and (2) any cash in lieu of fractional shares of the Glenayre Common Stock to which such holder is entitled pursuant to Section 4.2.

     "MUX Common Stock" means the Common Stock of MUX.

     "MUX Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of MUX and MUX Sub, taken as a whole, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting MUX's and MUX Sub's industry.

     "MUX Stock Option Plans" means, collectively, (1) MUX's 1981 Incentive Stock Option Plan, (2) MUX's 1991 Incentive Stock Option Plan, (3) MUX's 1992 Incentive Stock Option Plan and (4) MUX's 1993 Incentive Stock Option Plan.

     "MUX Stock Option" means any option granted by MUX pursuant to any of the Mux Stock Option Plans.

     "Mux Sub" means Western Multiplex International Sales Corporation, a domestic international sales corporation and a wholly owned subsidiary of MUX.

     "NASDAQ National Market System" means the National Market System automated quotation system maintained by the National Association of Securities Dealers, Inc.

     "Noncompetition    Agreements"    means   Noncompetition    Agreements
substantially in the form of Exhibit I hereto to be executed by the individuals listed on Schedule 8.3(l).

     "Notice of Claim" is defined in Section 9.2.

     "Option Holders" means, collectively, the holders of all MUX Stock Options which will be converted into options for Glenayre Common Stock pursuant to Section 4.5.

     "Person"   means  an  individual,  corporation,  partnership,  limited liability company, trust, association or other entity.

     "Proportionate Percentage", with respect to an Indemnifying Equity Holder, means such Indemnifying Equity Holder's "Proportionate Percentage" of the Indemnity Pool as shown on Schedule 4.10.

     "Rule 145" means Rule 145 of the rules and regulations promulgated under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shareholders"  means,  collectively,  the   holders  of  all  of  the
outstanding capital stock of MUX.

     "Surviving Corporation" is defined in Section 2.1.

     "Tax" or "Taxes" means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under
Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "Transactions" means the transactions contemplated by this Agreement.

     "November 30, 1994 Balance Sheet" is defined in Section 5.11(c).

     1.2 Certain Rules of Construction. The captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement. All references in this Agreement to Articles or Sections are references to the Articles or Sections in this Agreement, unless some other reference is clearly indicated. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP as in effect on the date hereof. In this Agreement, unless the context otherwise requires, (1) words describing the singular number shall include the plural and vice versa, (2) words denoting any gender shall include all genders and
(3) references to "including" shall mean "including without limitation."

                                 ARTICLE 2

                                 THE MERGER

     2.1 The Merger. Subject to the terms and conditions set forth in this Agreement, and in accordance with the CGCL, at the Effective Time, Merger Sub shall be merged with and into MUX and the separate corporate existence of Merger Sub shall thereupon cease. MUX shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and shall be a wholly-owned subsidiary of Glenayre. In connection with the Merger, each of Glenayre, Merger Sub and MUX shall adopt the Agreement of Merger.

     2.2 The Closing. Subject to the terms and conditions of this Agreement, the Closing shall be held (1) at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202-4006 at 9:00 a.m., Charlotte time, as promptly as practicable (and in any event within two Business Days) following the day on which all of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or
(2) at such other time, date or place as Glenayre and MUX may agree. The Closing Date shall be the same as the date of the Effective Time.

     2.3 Effective Time. If all of the conditions to the Merger set forth in Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 10, the parties hereto shall cause the Agreement of Merger to be properly executed and filed, together with appropriate officers' certificates, in accordance with Section 1103 of the CGCL on the Closing Date. The Merger shall become effective at the time the Agreement of Merger is filed or at such later time as MUX, Glenayre and Merger Sub shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").


                                 ARTICLE 3

                    ARTICLES OF INCORPORATION AND BYLAWS
          AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

     3.1 Articles of Incorporation. The Articles of Incorporation of MUX in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable Law.

     3.2  Bylaws.   The Bylaws of  MUX in effect  immediately prior  to the
Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable Law.

     3.3  Directors.     The   directors  of   the  Surviving   Corporation
immediately after the Effective Time shall be the following Persons:

                    Clarke H. Bailey
                    Ramon D. Ardizzone
                    Kenneth C. Thompson
                    John Woods

     3.4 Officers. The officers of the Surviving Corporation immediately after the Effective Time shall be the following Persons:

     Chairman of the Board                   Clarke H. Bailey
     President and Chief Executive Officer   Ramon D. Ardizzone

     Executive Vice President and            John Woods
       General Manager
     Vice President                          Michael J. Gresham
     Vice President                          Michael Mulcay
     Secretary                               Stan Ciepcielinski
     Treasurer                               Stan Ciepcielinski
     Assistant Secretary                     Jerome Pintar


                                 ARTICLE 4

          CONVERSION OF MUX COMMON STOCK; EXCHANGE OF CERTIFICATES

     4.1  Conversion of MUX Common Stock.

     (a) Prior to the Effective Time, (1) the Board of Directors of MUX may accelerate, effective as of the Effective Time, the vesting of any unvested MUX Stock Options and (2) any shareholders of MUX who hold vested MUX Stock Options may exercise such options and receive MUX Common Stock subject to the terms and conditions of the applicable MUX Stock Option Plans and agreements pursuant to which such MUX Stock Options were granted. At the Effective Time, by virtue of the Merger and without any action on the part of Glenayre, Merger Sub, MUX or the holders of any of their respective securities, each share of MUX Common Stock, issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, if applicable) shall be converted, subject to Section 4.2, into the right to receive .0943848 of one share of Glenayre Common Stock (the "Exchange Ratio"). The shares of Glenayre Common Stock issued pursuant to this Section 4.1, and the shares of Glenayre Common Stock reserved for issuance pursuant to Section 4.5, shall in the aggregate be no more than 750,000 shares (which number of shares takes into account the three-for-two stock split effected by a 50% stock dividend distributable to Glenayre stockholders of record as of December 22, 1994) less (1) the number of Dissenting Shares multiplied by the Exchange Ratio and (2) the sum of all fractional shares for which cash is to be paid pursuant to
Section 4.2; provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Glenayre Common Stock or MUX Common Stock shall have been changed into a different number of shares or a different combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. At the Effective Time, all shares of MUX Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with
Section 4.3 (or in case of a lost, stolen or destroyed MUX stock certificate, compliance with the provisions of Section 4.3(b)), certificates evidencing such number of whole shares of Glenayre Common Stock into which such MUX Common Stock was converted in accordance with the Exchange Ratio. The holders of such certificates evidencing such shares of MUX Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by
Law.   No fractional share of  Glenayre Common Stock shall be  issued, and, in  lieu  thereof, a  cash  payment shall  be  made pursuant to
Section 4.2.

     (b) At the Effective Time, by virtue of the Merger and without any action on the part of Glenayre, Merger Sub or MUX, each share of capital stock of Merger Sub issued and outstanding prior to the Effective Time, shall be converted into the right to receive one share of Common Stock of MUX as the Surviving Corporation. From and after the Effective Time, Glenayre, as holder of all of the outstanding shares of capital stock of Merger Sub, shall (1) have the right to receive Common Stock of MUX as provided in this Section 4.1(b) upon its surrender of the certificate or certificates representing all shares of the capital stock of Merger Sub and
(2) thereupon cease to have any rights with respect to such shares of the capital stock of Merger Sub and its rights shall be solely in respect of the Common Stock of MUX into which such shares of capital stock of Merger Sub have been so converted. Until surrender, each outstanding certificate which prior to the Effective Time represented capital stock of Merger Sub shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Common Stock of MUX into which the shares of capital stock of Merger Sub have been so converted.


     4.2 Fractional Shares. No fraction of a share of Glenayre Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of MUX Common Stock, upon surrender of a certificate for exchange pursuant to Section 4.3, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of MUX Common Stock then held of record by such holder) by the closing price of the Glenayre Common Stock on the NASDAQ National Market System two Business Days before the Effective Time (or if the Glenayre Common Stock is not traded on the NASDAQ National Market System on such date, the immediately preceding date on which the stock is so traded).

     4.3  Exchange of Certificates.

     (a) At the Closing, Glenayre shall deliver to each Shareholder, against receipt of certificates for all of such Shareholder's shares of MUX Common Stock and the appropriate executed Acknowledgment, the Merger Consideration (less the Escrowed Shares as provided in Section 4.9) that such Shareholder has a right to receive pursuant to Section 4.1(a). After the Effective Time, except for a Shareholder receiving payment of the

Merger Consideration pursuant to the preceding sentence, each holder of record of any certificate which immediately prior to the Effective Time evidenced outstanding shares of MUX Common Stock (other than Dissenting Shares, if applicable) upon surrender thereof (or compliance with Section
4.3(b), if applicable), and upon presentation of the appropriate Acknowledgment (as set forth on Schedule 5.3) executed by such Shareholder, to the Exchange Agent shall be entitled to receive in exchange therefor (1) the Merger Consideration that such holder has the right to receive pursuant to Section 4.1(a) and (2) any dividends or other distributions to which such holder is entitled pursuant to Section 4.4, and the MUX Common Stock certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of shares of MUX Common Stock that is not registered in the transfer records of MUX, the Merger Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 4.4, may be issued and paid in accordance with this
Article 4 to a transferee if the certificate evidencing such shares of MUX Common Stock (or compliance with Section 4.3(b), if applicable) and the appropriate Acknowledgment (as set forth on Schedule 5.3) executed by such transferee, are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.3(a) (or compliance with Section 4.3(b), if applicable), each certificate representing shares of MUX Common Stock shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender (or compliance with Section 4.3(b), if applicable) and upon presentation of the appropriate Acknowledgment (as set forth on Schedule 5.3) executed by such holder, the Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 4.4.


     (b) In the event that a stock certificate representing shares of MUX Common Stock is alleged by the holder thereof to have been lost, stolen or destroyed, Glenayre shall nevertheless deliver to such holder the Merger
Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 4.4, provided that Glenayre may require such holder to give Glenayre a bond (or other adequate security) sufficient to indemnify it and MUX against any claim that may be made against it or MUX (including any expense or liability) on account of the alleged loss, theft or destruction of the MUX stock certificate or the issuance of the Glenayre stock certificate in exchange therefor.

     4.4 Distributions with Respect to Unexchanged Shares of MUX Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Glenayre Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate representing shares of MUX Common Stock until the holder of such unsurrendered certificate shall surrender the certificate (or comply with Section 4.3(b), if applicable) and upon presentation of the appropriate Acknowledgment (as set forth in Schedule 5.3) executed by such holder.

     4.5  MUX Stock Options.

     (a) At the Effective Time, MUX's obligations with respect to each outstanding MUX Stock Option, as amended in the manner described in this
Section 4.5, shall be assumed by Glenayre, provided that any outstanding MUX Stock Option shall expire upon the Effective Time unless prior to the Effective Time the holder thereof shall have entered into an Acknowledgment (Indemnifying Option Holders) or an Acknowledgment (Non-Indemnifying Option Holders) in accordance with Schedule 4.5. The MUX Stock Options so assumed by Glenayre shall not expire and shall continue to have, and be subject to, the same terms and conditions as set forth in the MUX Stock Option Plans and agreements pursuant to which such MUX Stock Options were granted as in effect immediately prior to the Effective Time, except that (1) each MUX Stock Option shall be exercisable for that number of whole shares of Glenayre Common Stock equal to the product of the number of shares of MUX Common Stock covered by such MUX Stock Option immediately prior to the Effective Time, multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Glenayre Common Stock, (2) the price at which each such MUX Stock Option is exercisable shall be divided by the Exchange Ratio (rounded up to the nearest cent), and (3) the Forfeitable Options shall be part of the Indemnity Pool and subject to forfeiture upon application to a Loss as provided in Section 4.10 (or, if exercised, all of the shares of Glenayre Common Stock received on such exercise shall be held as Escrowed Shares).

     (b) Glenayre shall (1) reserve for issuance the aggregate number of shares of Glenayre Common Stock that will become issuable upon the exercise of all MUX Stock Options pursuant to Section 4.5 and (2) promptly after the Effective Time issue to each holder of an outstanding MUX Stock Option a document evidencing the assumption by Glenayre of MUX's obligations with respect thereto under Section 4.5.


     (c)  For each outstanding  MUX Stock Option,  Schedule 4.5 sets  forth
(1) the number of shares of MUX Common Stock for which such option is exercisable and the exercise price with respect thereto, (2) the number of shares of Glenayre Common Stock for which each such option shall be exercisable upon its assumption by Glenayre and the exercise price therefor as determined pursuant to Section 4.5 and (3) whether the holder thereof is to execute and deliver an Acknowledgment (Indemnifying Option Holders) or an Acknowledgment (Non-Indemnifying Option Holders).

     4.6 Withholding Rights. Glenayre, MUX or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of MUX Common Stock or MUX Stock Options such amounts as Glenayre, MUX or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of any other Tax Law. Glenayre shall notify MUX at least two Business Days prior to the Closing Date of any withholding Glenayre plans to make, or cause the Exchange Agent or MUX to make, pursuant to this Section 4.6. To the extent that amounts are so withheld by Glenayre, MUX or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of which such deduction and withholding was made by Glenayre, MUX or the Exchange Agent.

     4.7  Dissenting Shares.

     (a) If provided for under the CGCL, notwithstanding any other provision of this Agreement to the contrary, shares of MUX Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders of MUX who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing payment for such shares in accordance with Sections 1300 et seq. of the CGCL (a "Dissenter Payment") and who shall not have withdrawn such demand or have been deemed or otherwise have forfeited the right to payment (such shares of MUX Common Stock being referred to as "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive their Dissenter Payments in accordance with the provisions of the CGCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to payment for such shares of MUX Common Stock under the CGCL shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration, upon surrender in the manner provided in Section 4.3 of the certificate or certificates that formerly evidenced such shares of MUX Common Stock (or compliance with Section 4.3(b) if applicable) and the presentation of the appropriate executed Acknowledgment. All Dissenter Payments shall be paid by MUX.

     (b) MUX shall give Glenayre (1) prompt notice of any demands for payment received by MUX pursuant to Sections 1300 et seq. of the CGCL, withdrawals of such demands, and any other instruments served pursuant to the CGCL and received by MUX and (2) the opportunity to direct all negotiations and proceedings with respect to demands for payment under the CGCL. MUX shall not, except with the prior written consent of Glenayre, make any payment with respect to any demands for payment of, or offer to settle, or settle, any such demands.

     4.8  Transaction  Expenses.   MUX  shall  bear  the  expenses  of  any
employees of MUX or MUX Sub and of any counsel, accountants or other consultants or advisers engaged by MUX, MUX Sub or the ESOP in connection with the due diligence conducted by Glenayre, preparation of the Form S-4, or otherwise incurred in connection with the Transactions in the event the Merger is not consummated. In the event the Merger is consummated, MUX shall incur no more than $800,000 of MUX Transaction Expenses. As used herein, "MUX Transaction Expenses" means the total amount of expenses incurred by MUX, MUX Sub and the ESOP in connection with the Merger and the Transactions for the following: fees and expenses of the attorneys, accountants, investment bankers, brokers (including the fees and expenses of The Commonwealth Group Inc. of San Francisco, California and Robert
W.  Barton & Associates  of Phoenix, Arizona, whose charges are anticipated to be approximately  $400,000) or financial advisers  of MUX, MUX  Sub or the ESOP, any  travel expenses  or other  direct  out-of-pocket expenses of MUX  incurred in  connection with negotiating, drafting and preparing this Agreement and any other agreements or documents contemplated hereby, expenses of attending the Closing, the expenses of the due diligence conducted by MUX hereunder, and the expenses relating to the MUX shareholders' meeting to approve the Merger (or the furnishing of consents to the
shareholders).   However,  "MUX Transaction Expenses" shall not include any ordinary out-of-pocket expenses incurred by MUX for photocopying charges, long distance telephone charges or similar incidental charges or expenses. MUX shall cause its attorneys, accountants and other service providers to provide periodic statements of MUX Transaction Expenses (no less frequently than monthly and more frequently upon Glenayre's request) and shall promptly provide summaries of such statements to Glenayre.

     4.9  Escrow.   On  the Closing  Date,  Glenayre, the  Equity  Holders'
Representative and the Escrow Agent shall enter into the Escrow Agreement, and Glenayre shall deliver to the Escrow Agent a certificate with respect to each Indemnifying Shareholder for the percentage of the shares of Glenayre Common Stock shown on Schedule 5.3 hereto (such shares, together with (i) all shares issued in payment or distribution of any stock dividend on or split-up or other recapitalization of, or in respect of, any such escrowed shares, and any securities or other property issued or distributed with respect to such shares in connection with any merger, consolidation or liquidation of Glenayre and (ii) shares of Glenayre Common Stock issued upon the exercise of Forfeitable Options being herein sometimes referred to
as the "Escrowed Shares").   Each such certificate  shall be registered  in
the name of such Indemnifying Shareholder and shall be duly endorsed in blank, or shall be accompanied by stock powers duly signed in blank, by
such Indemnifying  Shareholder.    The Indemnifying  Shareholders shall  be
entitled  to   vote  their   Escrowed  Shares.  Any   dividends  or   other
distributions on their Escrowed Shares shall be delivered to the Escrow Agent and held as part of the Escrowed Shares if such dividends or other distributions are in the form of the capital stock of Glenayre or  held as part of the Escrowed Funds  if such dividends
or distributions are  in some other  form.   "Escrowed  Funds" means  any
cash or property, other than capital stock of Glenayre, held in escrow by the Escrow Agent under this Agreement and the Escrow Agreement. The Escrowed Shares and the Escrowed Funds are collectively referred to herein
as the  "Escrow".   The Escrow shall  be applied to indemnify,  defend and
hold harmless Glenayre against Losses in accordance with the terms and conditions of this Agreement. The Escrow Agent shall hold, invest and distribute the Escrow according to the provisions of this Article 4 and the Escrow Agreement. In the event that there is any inconsistency between the provisions of this Article 4 and the Escrow Agreement, the Escrow Agreement shall control.

     (a) Term of Escrow. Except as provided in Section 4.9(d), the Escrow shall not be released by the Escrow Agent until the Expiration Date.

     (b) Formula for Number of Escrowed Shares to be Returned to Glenayre. To the extent that Escrowed Shares are applied to any portion of a Loss pursuant to Section 4.10(e), the number of Escrowed Shares to be so applied shall be computed by dividing the dollar amount of such portion of a Loss by the Closing Value rounded up to the nearest whole share, subject to appropriate adjustment in the event of a stock dividend on, or split-up or other recapitalization of, or in respect of, the Escrowed Shares or in the event that other securities or property have been deposited in escrow in connection with any merger, consolidation or liquidation of Glenayre. Such Escrowed Shares to be so returned to Glenayre shall be allocated among the Indemnifying Shareholders in accordance with Section 4.10(e).

     (c)  Investment  of Escrowed  Funds.   The  Escrowed  Funds shall,  as
nearly as may be practicable, be continuously invested and reinvested by the Escrow Agent as provided in the Escrow Agreement.

     (d)  Distribution of the Escrow.

          (1) The Escrow Agent shall apply the Escrow to any Loss, and distribute Escrow to Glenayre, in accordance with Section
     4.10 and the Escrow Agreement.

          (2) Not later than five Business Days after the Expiration Date, the Escrow Agent shall deliver to the Equity Holders' Representative (for delivery to the Indemnifying Shareholders) the Escrow then held by the Escrow Agent, less the Escrow for which a Notice of Claim was received by the Escrow Agent prior to the Expiration Date; and such Escrow so distributed to the
     Indemnifying Shareholders shall be allocated among the Indemnifying Shareholders in accordance with their respective
     interests in the Escrow.   Any retained Escrow shall,  upon
     final determination or settlement of the Loss being determined or contested, be applied thereto in accordance with Section 4.10 and any balance delivered to the Equity Holders' Representative (for delivery to the Indemnifying Shareholders) in accordance with their then respective interests in the retained Escrow.

     4.10 Application of Indemnity Pool to a Loss.

     (a) At any time prior to the Expiration Date, Glenayre may give the Escrow Agent and the Equity Holders' Representative a Notice of Claim pursuant to Section 9.2, together with notice that Glenayre intends to apply all or a part of the Indemnity Pool (in the manner provided in Section 4.10(e)) to the payment of the Loss specified in such Notice of Claim. In the event that a Loss has not been liquidated or determined, Glenayre may, at any time prior to the Expiration Date, give the Escrow Agent and the Equity Holders' Representative a Notice of Claim in which Glenayre describes the general nature of the Indemnity Claim and makes a good faith estimate of the Loss.

     (b) If the Equity Holders' Representative does not give written notice to Glenayre and the Escrow Agent, within 30 days after the giving of such Notice of Claim, that he protests the proposed application of the Indemnity Pool to the Loss as specified in such Notice of Claim, then the Indemnity Pool shall be applied to such Loss as set forth in such Notice of Claim.

     (c) If the Equity Holders' Representative does give written notice to Glenayre and the Escrow Agent, within 30 days after the giving of such Notice of Claim, that he protests the proposed application of the Indemnity Pool to the Loss as specified in such Notice of Claim, then the proposed application shall be referred by Glenayre to, and settled by, binding arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association. The arbitration panel or arbitrator (as applicable) shall be selected as provided in Section 4.10(d). The arbitra-tion panel or arbitrator (as applicable) shall determine the amount, if any, of such proposed application which is proper. The venue of the arbitral proceedings shall be in Mecklenburg County, North Carolina. The proceedings shall be governed by the Rules of Commercial Arbitration of the American Arbitration Association. In reaching a decision, the arbitration panel or arbitrator (as applicable) shall apply the principles of law that a North Carolina court, in applying North Carolina law, would use in the event of litigation on the same issues. The decision rendered by the arbitration panel or arbitrator (as applicable) shall be final and binding on the parties hereto, including Glenayre, the Indemnifying Equity Holders and the Escrow Agent. Judgment on the award rendered by the arbitration panel or arbitrator (as applicable) may be entered in any court having jurisdiction thereof. Each of Glenayre and the Indemnifying Equity Holders shall bear its or their own attorneys' fees, fees for expert witnesses and
all other costs incurred by it or them in connection with the Indemnity Claim which is the subject of the arbitration. Glenayre and the Indemnifying Equity Holders shall share equally any attorneys' fees, fees for expert witnesses and all other costs incurred by the Escrow Agent in connection with the arbitration of such indemnification claim (including, without limitation, costs incurred by Glenayre pursuant to paragraph 15(b) of the Escrow Agreement) and any fees charged by the arbitrators or the American Arbitration Association.

     (d) Promptly after receiving notice of protest from the Equity Holders' Representative under Section 4.10(c), Glenayre shall name a suitable professionally qualified individual to serve as an arbitrator on the arbitration panel to determine the Indemnity Claim and shall give the Equity Holders' Representative notice thereof; within 10 days after such notice, the Equity Holders' Representative shall name a second suitable professionally qualified individual to serve as an arbitrator on such arbitration panel; and the two individuals so named shall agree upon and name a third individual to serve as an arbitrator on such arbitration panel. In the event that the Equity Holders' Representative does not name a second individual to serve on the arbitration panel within such 10-day period, then the arbitrator named by Glenayre shall serve as the sole arbitrator. In the event that the two individuals named by Glenayre and the Equity Holders' Representative, respectively, cannot agree on a third member within 10 days, then the selection of a third individual to serve on the arbitration panel shall be made by the American Arbitration Association or, if the American Arbitration Association fails to choose an arbitrator within 15 days after request, by the Chief Resident Superior Court Judge of Mecklenburg County, North Carolina.

     (e) Each Indemnifying Equity Holder shall be liable for his, her or its Proportionate Percentage (as shown on Schedule 4.10 hereto) of any Loss indemnifiable under Section 9.1, provided that, notwithstanding any other provision of this Agreement, no Equity Holder shall be liable for any Loss in excess of his, her or its total interest in the Indemnity Pool. The liability of each Indemnifying Equity Holder as so determined may be satisfied, at the written direction of the Equity Holders' Representative to Glenayre and the Escrow Agent within 30 days after such  Notice of Claim is given to the Equity Holders' Representative (or, if such Indemnity Claim is contested pursuant to Section 4.10(c), within 30 days after final resolution of such Indemnity Claim), by the Escrow Agent's payment of Escrowed Funds to Glenayre, the Escrow Agent's delivery of the Escrowed
Shares  to  Glenayre,  the  forfeiture  of  Forfeitable   Options,  or  any
combination of the foregoing. In the absence of any such direction by the Equity Holders' Representative within the 30-day period described above, the Proportionate Percentage of a Loss by such Indemnifying Equity Holder shall be satisfied in accordance with the directions specified by Glenayre in the Notice of Claim with respect to such Loss. For purposes of applying the Indemnity Pool to a Loss to satisfy the indemnity obligation of any Indemnifying Equity Holder, (1) the value of any Escrowed Funds so applied shall be the dollar amount (or fair market value, as applicable) of such Escrowed Funds as of the date of such application, (2) the value of any Escrowed Shares so applied shall be the number of such Escrowed Shares, multiplied by the Closing Value and (3) the value of any Forfeitable Options so applied shall be the sum of the Spreads for such Forfeitable Options.

     (f) As used in this Agreement, the following terms shall have the following meanings:

          "Indemnity Pool" means all Escrowed Shares, Escrowed Funds and Forfeitable Options.

          "Spread", with respect to any MUX Stock Option, means the amount by which the Closing Value exceeds the exercise price of such MUX Stock Option after giving effect to the adjustments to the exercise price made under Section 4.5(a).

                                 ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF MUX
                    AND THE INDEMNIFYING EQUITY HOLDERS

     MUX and the Principal Shareholders (and following the execution of their Acknowledgments, the other Indemnifying Equity Holders) hereby jointly and severally make the representations and warranties contained in this Article 5. As used herein, where a statement is made "to the knowledge" of MUX or a statement is made that MUX "knows" a particular fact or circumstance, such knowledge shall include the knowledge of each of the Persons listed on Schedule 5 assuming (1) their review of the pertinent business records of MUX and MUX Sub in their files and (2) their inquiry of each employee of MUX or MUX Sub, and each attorney or accountant retained by MUX or MUX Sub, who is reasonably believed to have relevant information about the matter as to which such knowledge or lack of knowledge is asserted (the scope of such review and inquiry being that of a reasonable person under the circumstances).

     5.1 Organization and Qualification. Except as set forth in Schedule 5.1, each of MUX and MUX Sub is a corporation duly organized, validly existing and in good standing under the laws of California and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as set forth in Schedule 5.1, MUX and MUX Sub are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a MUX Material Adverse Effect.

     5.2  Articles  of  Incorporation;  Bylaws;  Minute  Books.    MUX  has
provided  to Glenayre  a  complete  and correct  copy  of  the Articles  of
Incorporation and the Bylaws of MUX and MUX Sub. Such Articles of Incorporation and Bylaws are in full force and effect. Except as set forth in Schedule 5.2, neither MUX nor MUX Sub is in violation of any provisions of its Articles of Incorporation or Bylaws. The minute books of MUX and MUX Sub (a copy of which has been furnished to Glenayre) contain all records of meetings of MUX's and MUX Sub's directors and shareholders and other corporate actions taken by them.

     5.3  Capitalization.

     (a) The authorized capital stock of MUX consists of 25,000,000 shares of MUX Common Stock. As of the date hereof, (1) 5,503,695 shares of MUX Common Stock are issued and outstanding, all of which shares were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, and (2) 2,442,500 shares of MUX Common Stock are reserved for future issuance pursuant to outstanding MUX Stock Options (which options were not granted in violation of any preemptive rights). The names and addresses, Social Security or Federal I.D. numbers of all of the record owners of the outstanding shares of MUX Common Stock and the certificate numbers for such shares are set forth in Schedule 5.3. Each such share of MUX Common Stock is owned by such record owner free and clear of all Encumbrances whatsoever, except (1) as set forth on Schedule 5.3 or
(2) restrictions imposed by applicable securities Laws.

     (b) The authorized capital stock of MUX Sub consists of 2,500 shares of Common Stock. As of the date hereof, 2,500 shares of Common Stock are issued and outstanding, all of which shares are held by MUX and were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. Each such share owned by MUX is free and clear of all Encumbrances whatsoever, except restrictions imposed by applicable securities Laws.

     (c) Except as set forth in Schedule 5.3 or Schedule 5.5, or except as set forth in this Section 5.3(c), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of MUX or MUX Sub to issue or sell any shares of capital stock of, or other equity interests in, MUX or MUX Sub. All shares of MUX Common Stock subject to issuance under the MUX Stock Options, upon issuance on the terms and conditions specified in the MUX Stock Option Plans and agreements pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.
Except as set forth in Schedule 5.3, there are no outstanding contractual obligations of MUX or MUX Sub to repurchase, redeem or otherwise acquire any shares of MUX Common Stock or any capital stock of MUX Sub, or make any investment (in the form of a loan, capital contribution or otherwise) in, MUX Sub or any other Person. All offers and sales of MUX Common Stock and the stock of MUX Sub prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Securities Act and the applicable Blue Sky Laws.

     5.4  Authority Relative to this Agreement.

     (a) Each of MUX and the Principal Shareholders has all necessary power and authority to execute and deliver this Agreement, to perform its or his obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by MUX and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of MUX are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, any approval and adoption of this Agreement by the holders of MUX Common Stock and the filing and recordation of appropriate merger documents as required by the CGCL). This Agreement has been duly and validly executed and delivered by MUX and the Principal Shareholders and, assuming the due authorization, execution and delivery by Glenayre and Merger Sub, constitutes a legal, valid and binding obligation of each of MUX and the Principal Shareholders enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

     (b) Each Equity Holder has all necessary power and authority to execute and deliver his, her or its Acknowledgment at the Effective Time and to perform his, her or its obligations thereunder and hereunder. The execution and delivery of such Acknowledgments at the Effective Time will have been duly and validly authorized by all necessary action on the part of the Equity Holders and no other proceedings on the part of any Equity
Holder will have  been necessary  to authorize such  Acknowledgments.   The
Acknowledgment executed by each Equity Holder will have been duly and validly executed and delivered by him, her or it and, assuming the due
authorization,  execution   and  delivery  by  Glenayre   and  Merger  Sub,
constitutes a legal, valid and binding obligation of such Equity Holder enforceable against him, her or it in accordance with its terms, except as
such   enforceability   may   be    limited   by   applicable   bankruptcy,
reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

     5.5  No Conflict; Required Filings and Consents.

     (a) Except as set forth in Schedule 5.5 or as set forth in the exceptions in Section 5.5(b) below, the execution and delivery of this Agreement by MUX do not, and the performance of the Transactions by MUX will not, (1) conflict with or violate the Articles of Incorporation or Bylaws of MUX or MUX Sub, (2) conflict with or violate any Law applicable to MUX or MUX Sub or by which any of their property or assets is bound or affected, or (3) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of MUX or MUX Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which MUX or MUX Sub is a party or by which either of them or any of their property or assets is bound or affected.

     (b) The execution and delivery of this Agreement by MUX and the execution and delivery of the Acknowledgments by each Equity Holder do not, and the performance of the Transactions by MUX and the Principal
Shareholders and of the Acknowledgment by each Equity Holder will not, require any consent or authorization of, or filing with or notification to, any Governmental Authority except for (1) applicable requirements, if any, of the Securities Act or Blue Sky Laws, (2) the pre-merger notification requirements of the HSR Act and (3) filing and recordation of appropriate merger documents as required by the CGCL.

     5.6 Other Interests. Other than the ownership interest of MUX Sub by MUX, neither MUX nor MUX Sub owns directly or indirectly any interest or investment in any Person.

     5.7 Financial Statements. MUX has delivered to Glenayre its audited consolidated financial statements for the years ended June 30, 1993 and June 30, 1994, respectively, and unaudited interim consolidated financial statements for each month subsequent to June 30, 1994 through November 30,
1994  (collectively,  the "Financial  Statements").   Each  of  the balance
sheets provided to Glenayre (including the related notes and schedules) fairly presents the consolidated financial position of MUX and MUX Sub as of its date and each of the statements of income, retained earnings and cash flows provided to Glenayre (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings or cash flows of MUX and MUX Sub for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will be consistent with prior years' adjustments and which would not be material in amount or effect, except as disclosed in Schedule 5.7) in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. The Financial Statements have been prepared from the books and records of MUX and MUX Sub which accurately and fairly reflect the transactions and dispositions of the assets of MUX and MUX Sub. As of any date for which a balance sheet is provided, neither MUX nor MUX Sub had any liabilities, contingent or otherwise, whether due or to become due, known or unknown, as of such date other than as indicated on the balance sheet, or in the notes thereto. MUX and MUX Sub have adequately accrued all employee benefit costs and such accruals are reflected in each balance sheet included in the Financial Statements. The funding of such employee benefit costs have been, and will be, provided for in the ordinary course of business consistent with past practices.

     5.8  Subsequent Events.   Except as  set forth  in Schedule 5.8  or as
otherwise contemplated by this Agreement, since June 30, 1994, there has not been:

     (a) any MUX Material Adverse Effect, and no prospective MUX Material Adverse Effect is reasonably expected to occur;


     (b) except for the issuance of shares of MUX Common Stock pursuant to the exercise of a MUX Stock Option or as required by the terms of the ESOP, any disposition or issuance by MUX or MUX Sub of any of its capital stock, or of any option or right or privilege to acquire any of its capital stock, or any acquisition or retirement by MUX of any of its capital stock, or any dividend or other distribution on or with respect to its capital stock;

     (c) any sale, mortgage, pledge, grant, dividend or other disposition, transfer or Encumbrance of any asset or interest owned or possessed by MUX or MUX Sub, other than those occurring in the ordinary course of business consistent with past practices and prior periods;

     (d) any expenditure or commitment by MUX or MUX Sub for the acquisition of assets of any kind, other than expenditures or commitments in the ordinary course of business consistent with past practices and prior periods;

     (e) any damage, destruction or loss of such character as to interfere materially with the continued operation of any part of the business of MUX or MUX Sub (whether or not such loss was insured against), or to have a MUX Material Adverse Effect;

     (f) any increase in the compensation payable or to become payable by MUX or MUX Sub to any officer, shareholder or key employee of MUX or MUX Sub, or any agreement therefor;

     (g) any change made or authorized in the Articles of Incorporation or Bylaws of MUX or MUX Sub;

     (h) any loans or advances by or to MUX or MUX Sub, other than renewals or extensions of existing indebtedness and uses of lines of credit in the ordinary course of business;

     (i) any cancellation or payment by MUX or MUX Sub of any indebtedness owing to it (except for any amount less than $150 owed to MUX by any of its employees), or any cancellation or settlement by MUX or MUX Sub of any claims against others;

     (j) any failure by MUX or MUX Sub to operate its business other than in the ordinary course of business, any change from past practices in the manner of building or depleting inventories, incurring or collecting receivables, or incurring or paying trade payables or accrued liabilities;

     (k) any failure to maintain the books and records of MUX or MUX Sub consistent with past practices, or any write-down of assets shown on the books and records of MUX or MUX Sub, or the establishment of, or failure to establish, any reserves or accruals in an amount or nature that is not consistent with past practices or prior periods;

     (l)  any change in accounting practices; or

     (m) any agreement or commitment by or on behalf of MUX or MUX Sub to do or to take any of the actions referred to in Section 5.8 (a) through
(l).

     5.9  Tax  Matters.   MUX and  MUX Sub  have (1)  timely filed  all Tax
reports and returns required to be filed by them and such reports and returns were true and complete in all material respects, (2) duly paid all Taxes and other charges (whether or not shown on any Tax return) due or claimed to be due from them by federal, foreign, state or local taxing authorities or an adequate reserve has been established therefor in the Financial Statements and (3) true and complete copies of all Tax reports and returns beginning with the 1990 tax year have been delivered to Glenayre. The reserves for Taxes contained in the Financial Statements and carried on the books of MUX or MUX Sub are adequate to cover all Tax liabilities. Except as disclosed in Schedule 5.9, no extension of time to file any Tax return by MUX or MUX Sub is currently in effect. Since June 30, 1994, neither MUX nor MUX Sub has incurred any material Tax liabilities other than in the ordinary course of business. There are no Tax liens (other than liens for current Taxes not yet due) upon any properties or assets of MUX or MUX Sub and, except as disclosed in Schedule 5.9 and as reflected in the Financial Statements, there are no pending or, to the knowledge of MUX, threatened questions or examinations relating to, or claims asserted for, Taxes or assessments against MUX or MUX Sub. Neither

MUX nor MUX Sub has granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assessments with respect to Taxes. Except as disclosed in Schedule 5.9, neither MUX nor MUX Sub is a party to any Tax allocation or sharing agreement. MUX and MUX Sub have duly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person that required withholding (and have otherwise complied with all applicable Laws relating to the payment and withholding of Taxes).

     5.10 Employees and Fringe Benefit Plans.

     (a) Schedule 5.10(a) sets forth the names and titles of all members of the Boards of Directors and officers of MUX and MUX Sub and all employees of MUX and MUX Sub.

     (b) Schedule 5.10(b) lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, employee stock ownership, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of MUX or MUX Sub, whether legally binding or not, which affects one or more of their respective employees, including all "employee benefit plans" as defined by Section 3(3) of ERISA (collectively, the "Plans").

     (c) For each Plan which is an "employee benefit plan" under Section 3(3) of ERISA, MUX has delivered to Glenayre correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, if any, the most recent Form 5500 Annual Report, if any, the most recent trust statement, financial statement or other document detailing the investments and assets of such Plan, if any, and all related trust agreements, insurance contracts and funding agreements that implement each such Plan.

     (d) Neither MUX nor MUX Sub has any commitment, whether in writing or not and whether legally binding or not, (1) to create any additional Plan;
(2) to modify or change any Plan in any material respect; or (3) to maintain for any period of time any such Plan. Schedule 5.10(d) contains an accurate and complete description of the funding policies (and commitments, if any) of MUX or MUX Sub with respect to each such existing Plan. For any Plan that is an "employee stock ownership plan" as defined by Section 4975(e)(7) of the Code or Section 407(d)(6) of ERISA or is invested in any securities issued by MUX or any of its affiliates, Schedule 5.10(d) also contains an accurate and complete description of (1) how and when the Plan acquired any such securities and the amount acquired and (2) any borrowings or indebtedness incurred by the Plan with respect to any such acquisition.

     (e) None of MUX or MUX Sub or any Plan or any trustee, administrator, fiduciary or sponsor of any Plan has engaged in any prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code; all filings, reports and descriptions as to the Plans (including Form 5500 Annual Reports, summary plan descriptions, and summary annual reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of Labor and other Governmental Authorities have been made in a timely manner. There is no litigation, disputed claim, governmental proceeding or investigation pending or, to the knowledge of MUX, threatened with respect to any of the Plans, the related trusts or other funding media, or any fiduciary, trustee, administrator or sponsor of the Plans except (1) as described on
Schedule 5.10(e) or (2) for claims for health or medical benefits arising in the normal course of plan administration that have not progressed beyond the Plan's internal claims procedures and, if granted, will not differ in any material respect from the plan benefits historically provided under the Plan. Except as described in Schedule 5.10(e), such Plans have been estab-lished, maintained and administered in all material respects in accordance with their governing documents and in compliance in all material respects with all applicable provisions of ERISA and the Code. Except as described in Schedule 5.10(e), each Plan which is intended to be a qualified plan under Section 401(a) of the Code has received, within the last three years, a favorable determination letter from the Internal Revenue Service with respect to its qualified plan status and, since the date of each most recent determination letter, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Plan.

     (f) MUX and MUX Sub have complied in all material respects with all applicable Laws relating to employees' employment and/or employment relationships, including, without limitation, wage and hour related Laws, anti-discrimination Laws, employee safety and workers compensation Laws and COBRA (defined herein to mean the requirements of Section 4980B of the Code, Proposed Treasury Regulation Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA).

     (g) Except as described in Schedule 5.10(g), the consummation of the Transactions will not (1) result in the payment or series of payments by MUX or MUX Sub to any employee or other Person of an "excess parachute payment" within the meaning of Section 280G of the Code, (2) entitle any employee or former employee of MUX or MUX Sub to severance pay, unemployment compensation or any other payment, or (3) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation or other employee benefits under any Plan (including vacation and sick pay).

     (h) None of the Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in Section 4980B(g) of the Code and Section 607 of ERISA.

     (i) Neither MUX nor any "affiliate" of MUX (defined herein to mean an entity which is a member of a "controlled group of corporations," or under "common control," with MUX as defined in Section 414(b) or (c) of the Code or in the regulations promulgated thereunder) has ever participated in, contributed to or withdrawn from a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and neither MUX nor MUX Sub has incurred, or owes, any liability as a result of any partial or complete withdrawal by any employer from such a multiemployer plan as described under Sections 4201, 4203 or 4205 of ERISA.

     (j)  None of MUX or MUX  Sub or any "affiliate" of MUX (as  defined in
Section 5.10(i)) has ever sponsored, maintained, participated in or contributed to an employee benefit plan or arrangement that is or was subject to Title IV of ERISA or any of the minimum funding standards or requirements of Section 412 of the Code.

     5.11 Title to Assets.

     (a)  Real Property and Leasehold  Interests.  Neither MUX nor  MUX Sub
owns any real property.   Schedule 5.11(a) describes all  leases (including
all amendments thereto) of real property under which MUX or MUX Sub is a lessee or sublessee (the "Leases"). MUX has delivered to Glenayre copies of all Leases and all material notices from the landlords thereunder or its leasing agents with respect thereto, all of which are specifically identified in Schedule 5.11(a). MUX or MUX Sub, as the case may be, has a valid and enforceable leasehold interest under all of the Leases, subject only to the terms and conditions set forth in the Leases and except as such enforceability may be limited by applicable bankruptcy, reorganization,
insolvency,   moratorium  or  similar   laws  affecting  creditors'  rights
generally and by such  principles of equity as may affect  the availability
of equitable remedies.   Neither MUX  nor MUX Sub  is in default under  any
Lease, and there does not exist any event which with notice or the lapse of time or both would constitute a default by either MUX or MUX Sub thereun-
der.   To the knowledge of MUX, (1) except as set forth in Schedule 5.11(a)
the landlord under each Lease is not in default thereunder and there does not exist any event which with notice or the lapse of time or both would constitute a default by such landlord thereunder and (2) the landlord under each Lease has good and marketable fee simple title to the premises leased under the Lease, subject to the leasehold interest of the lessee under the Lease. As to all such real property leased by MUX or MUX Sub (the "Leased Property") except as disclosed in Schedule 5.11(a):

          (1) MUX or MUX Sub has adequate rights of ingress and egress to all such Leased Property;

          (2) to the knowledge of MUX, there is no interest of any third party which impairs the current use of the Leased Property by MUX or MUX Sub;

          (3) to the knowledge of MUX, the Leased Property, as currently used by MUX or MUX Sub, is not in violation of any Law (including building or environmental Laws) affecting the Leased Property which in any material respect would affect the value thereof or materially interfere with or materially impair the present and continued use thereof in the usual and normal conduct of the business of MUX or MUX Sub;

          (4) no notice of violation of any applicable Law, or of any covenant, condition, restriction or easement, affecting the Leased Property or with respect to the use or occupancy of the Leased Property, has been received by MUX (or, to its knowledge, any of the landlords) from any Governmental Authority having jurisdiction over the Leased Property or by any other Person entitled to enforce the same;

          (5) to the knowledge of MUX, there is no (i) intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any Encumbrance upon the Leased Property, (ii) intended or proposed Law (including zoning changes) which may adversely affect the current or proposed use of the Leased Property, or (iii) suit, action, or legal, administrative, arbitration or other proceeding (including any proceeding for condemnation) or governmental investigation pending, threatened or contemplated against or affecting the Leased Property or the use of any part thereof;

          (6) to the knowledge of MUX, there are no encroachments onto the Leased Property or any improvements on any adjoining property which in any material respect would affect the value thereof or interfere with or materially impair the present and continued use thereof in the usual and normal conduct of the business of MUX or MUX Sub, and no improvement on the Leased Property materially encroaches on any adjoining property or any easements or right-of-ways on, under or over the Leased Property;

          (7) neither MUX nor MUX Sub is in breach of any, and each of them is currently complying in all material respects with, all covenants, conditions, restrictions, easements and similar matters affecting the Leased Property;

          (8) to the knowledge of MUX, the buildings and improvements located on the Leased Property, and the present use thereof, comply with all zoning Laws; and

          (9) the water supply and sewage and waste disposal facilities available at each such Leased Property have been adequate for the business of MUX and MUX Sub as currently conducted and as proposed to be conducted in the future.

     (b) Equipment. MUX or MUX Sub, as the case may be, has good and marketable fee simple title to all machinery and equipment, computers, office supplies, furniture, parts, transportation equipment and other tangible personal property (other than Inventory as hereinafter defined) used in the businesses of MUX and MUX Sub (the "Equipment"), free and clear of all Encumbrances other than those set forth in Schedule 5.11(b).

     (c) Inventory. MUX and MUX Sub have good and marketable fee simple title to all of their inventories reflected on the balance sheet included in the consolidated financial statements for MUX and MUX Sub for the month ended November 30, 1994 (the "November 30, 1994 Balance Sheet"), plus additions made to such inventories since November 30, 1994 and less such inventories disposed of in the ordinary course of business since November 30, 1994 (the "Inventory"), free and clear of all Encumbrances except those described in Schedule 5.11(c).

     (d) Receivables. At the Closing, all accounts receivable of MUX and MUX Sub reflected on the November 30, 1994 Balance Sheet, plus additional accounts receivable of MUX or MUX Sub arising after November 30, 1994 and less any accounts receivables collected in full after November 30, 1994 (the "Receivables") will constitute valid and enforceable claims of MUX or MUX Sub, as the case may be, enforceable by it in accordance with the terms of the instruments or documents creating them. The Receivables are free and clear of all Encumbrances, except that the Receivables are pledged as collateral to Comerica Bank, San Jose, California, pursuant to the Bank Agreement dated November 4, 1993 as set forth in Schedule 5.11(d).

     (e)  Intellectual Property.  Except  as disclosed on Schedule 5.11(e),
MUX or MUX Sub has the rights to use (1) the name "Western Multiplex Corporation" and the name "Western Multiplex International Sales
Corporation" where now used and any trademarks or service marks in connection therewith and the goodwill of the business of MUX or MUX Sub in connection therewith (collectively, the "Name") and (2) all other trade names, trademarks, service marks, copyrights, patents, and registrations thereof or applications therefor as described in Schedule 5.11(e), and all software, trade secrets,  secret  processes,  customer lists,  inventions, formulae and other intellectual property used by MUX or MUX Sub, in connection with the business of MUX and MUX Sub as and where now conducted (with the Name, the "Intellectual Property"). Except as disclosed on
Schedule 5.11(e), neither MUX nor MUX Sub is a party to any agreement with any other Person with respect to the use of any Intellectual Property. Except as disclosed on Schedule 5.11(e), each of MUX and MUX Sub owns or possesses all licenses and permits, and all rights to use all material trademarks, service marks, trade names, software or copyrights necessary or being used to conduct its business as and where now conducted and has not received any notice of conflict with the asserted rights of any others. Listed on Schedule 5.11(e) is an accurate and complete listing of all such trademarks, service marks, trade names, software or copyrights owned by, registered, licensed or used by MUX or MUX Sub which are material to the business of MUX and MUX Sub taken as a whole. Except as disclosed in
Schedule 5.11(e), there are no instances where it has been held or claimed and there is no basis upon which a valid claim may be made, that any of the Intellectual Property or any use of the Intellectual Property by MUX or MUX Sub infringes upon any rights of any Person. Except as disclosed in
Schedule 5.11(e), there are no instances where MUX or MUX Sub has claimed, and, to the knowledge of MUX, there is no basis upon which a claim may be made, that any Person infringes upon any rights of MUX or MUX Sub with respect to the Intellectual Property.

     (f) Contract Rights. Schedule 5.11(f) sets forth all of the material executory contracts, agreements and commitments of MUX and MUX Sub of any kind or nature, including (1) any contract, agreement or commitment which requires MUX or MUX Sub to make aggregate payments thereunder in excess of $50,000, (2) any contract, agreement or commitment pursuant to which MUX or MUX Sub is entitled to receive aggregate payments thereunder in excess of $50,000 and (3) any joint venture, partnership, participation or cost sharing agreement, license agreement, lease, note or other evidence of indebtedness, security agreement, mortgage, noncompetition agreement or power of attorney, whether written or unwritten so long as it is an enforceable obligation (collectively, the "Material Contracts"). The rights of MUX or MUX Sub, as the case may be, under all Material Contracts are valid and enforceable by MUX or MUX Sub, as the case may be, in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affect-ing creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. Neither MUX nor MUX Sub, as the case may be, is in default in any material respect (nor does any cir-cumstance exist which, with notice or the passage of time or both, would result in such a default) under the Material Contracts (including the
Leases). To the knowledge of MUX, the other party to each Material Contract is not in default thereunder in any material respect (nor does any circumstance exist which,


with notice or the passage of time or both, would result in such a default). All amendments or supplements to the Material Contracts and all material notices with respect to such Material Contracts are specifically identified in Schedule 5.11(f).

     5.12 Condition of Tangible Assets.

     (a) Fixtures. The fixtures and leasehold improvements on the Leased Property are in good condition and repair, ordinary wear and tear excepted, and all electric, gas, water and sewer utilities serving the Leased Property are adequate.

     (b)  Hazardous  Substances.    For  purposes of  this  Agreement,  the
following terms shall have the following meanings:

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law (for purposes of (1) and (2) below, "Claims") or to any material provision of any permit issued under any such Environmental Law, including:

          (1) any and all Claims by Governmental Authorities for investigation, oversight, enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and

          (2)  any  and  all Claims  by  any third  party  seeking damages, response costs, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment arising from Hazardous Materials.

     "Environmental Law" means any Law, now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health or safety, or hazardous, toxic or dangerous materials, substances or wastes, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (section mark)(section mark) 9601 et seq. ("CERCLA"); the Toxic Substances Control Act, as amended, 15 U.S.C. (section mark)(section mark) 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. (section mark)(section mark) 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (section mark)(section mark)1251 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. (section mark)(section mark)136, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (section mark)(section mark)1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (section mark)(section mark) 6901 et seq. ("RCRA"); the Safe Drinking Water Act, 42 U.S.C.
(section mark)(section mark)300f et seq.; and any similar state or local Law.

     "Hazardous Materials" shall mean  "hazardous substances" as defined in
Section 101(14) of CERCLA, "hazardous waste" and "hazardous constituents" as defined in RCRA and its implementing regulations, and any other substances defined as pollutants, contaminants, toxic, hazardous or harmful or dangerous to human health or the environment under any Law, including:

          (1) any petroleum or petroleum products, chlorinated solvents, explosives, radioactive materials, asbestos, asbestos products, urea formaldehyde foam insulation, polychlorinated biphenyls (PCB's), including transformers or other equipment that contain dielectric fluid containing detectible levels of polychlorinated biphenyls, and radon gas;

          (2) any hazardous, toxic or dangerous waste, substance or material defined as such, or as harmful or dangerous to human health or the environment, in (or for purposes of) any current Environmental Law or currently listed as such pursuant to any Environmental Law; and

          (3) any other chemical, material or substance, the addition of which to the air, earth, surface water or groundwater is prohibited, limited or regulated by any Environmental Law.

     "MUX Property" shall mean (1) any real property and improvements presently owned, leased, used, operated or occupied by MUX or MUX Sub, and
(2) any other real property and improvements at any previous time owned, leased, used, operated or occupied by MUX or MUX Sub.

     "Release" means disposing, depositing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water (including surface or ground water) or air, or otherwise entering into the environment.

Except as set forth on Schedule 5.12:

          (1) to the knowledge of MUX, during the tenancy of MUX with respect to any MUX Property, Hazardous Materials have not been illegally generated, used, treated or stored on, or transported to or from, any MUX Property;

          (2) to the knowledge of MUX, during the tenancy of MUX with respect to any MUX Property, no asbestos-containing materials or other Hazardous Materials have been installed in or affixed to structures on any MUX Property;

          (3) to the knowledge of MUX, during the tenancy of MUX with respect to any MUX Property, Hazardous Materials have not been disposed of or otherwise Released on any MUX Property, and Hazardous Materials used on or generated at any MUX Property have not at any time been illegally disposed of on any other property;

          (4) MUX and MUX Sub are currently, and have at all times in the past been, in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any MUX Property during the tenancy of MUX with respect to such MUX Property;

          (5) there are no past, pending or, to the knowledge of MUX, threatened Environmental Claims against MUX or MUX Sub or any MUX Property currently occupied by MUX or MUX Sub;

          (6)  there  are   no  facts  or   circumstances,  conditions   or
     occurrences on any MUX Property or otherwise which are known to MUX that could reasonably be anticipated by MUX or MUX Sub:

               (A) to form the basis of an Environmental Claim against MUX, MUX Sub or any MUX Property currently used or occupied by MUX or MUX Sub; or

               (B) to materially interfere with the ownership, occupancy or use of such MUX Property as currently used or occupied by MUX or MUX Sub, or the ability to transfer such MUX Property, under any Environmental Law;

          (7) to the knowledge of MUX, there are not now, nor have there been during the tenancy of MUX with respect to any MUX Property, any aboveground or underground storage tanks located on any MUX Property.

     (c) Equipment. All of the Equipment is in good condition and repair, ordinary wear and tear excepted.

     (d) Inventory. Except to the extent provided for by inventory reserves reflected on the November 30, 1994 Balance Sheet, each item of Inventory is in good condition, not obsolete or defective and is useable or saleable in the ordinary course of MUX's or MUX Sub's business.

     5.13 Leases. Except as set forth in Schedule 5.13, none of the Leased Property or Equipment is leased by MUX or MUX Sub to any other Person and, except for the Leased Property or as set forth on Schedule 5.13, none of the real or tangible personal property used in the business of MUX or MUX Sub is leased by them from any other Person.

     5.14 Arms-Length Transactions. Except as set forth in Schedule 5.14, since June 30, 1991, all of the material transactions with third Persons by MUX or MUX Sub have been conducted on an arms-length basis. Except as set forth on Schedule

5.14, (1) to the knowledge of MUX, none of the Indemnifying Shareholders, officers or directors of MUX or their respective Affiliates or Relatives (as hereafter defined) has any direct or indirect interest, profit participation or ownership (other than through non-controlling investments in securities of publicly-held corporations) in businesses which are competitors or potential competitors of MUX or MUX Sub, (2) neither MUX nor MUX Sub has any outstanding loans or other advances to any shareholder, officer, director or employee of MUX or MUX Sub or their respective Affiliates or Relatives and (3) to the knowledge of MUX, none of the Indemnifying Shareholders, officers or directors of MUX or MUX Sub or their respective Affiliates or Relatives is an Affiliate of any Person that has a material business relationship with MUX or MUX Sub. "Affiliate" shall mean any Person which (1) directly or indirectly controls, is controlled by or is under common control with a specified Person, (2) owns or controls 5% or more of the outstanding equity interests of a specified Person or (3) is an officer, director, general partner, trustee, manager, administrator, representative or agent of a specified Person. For this purpose, the term "control" means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of a Person through an ownership of voting securities or other ownership interests, contract, voting trust or otherwise. "Relative" means any brother or sister (whether by whole or half blood or adoption), spouse or lineal ascendant or descendant.

     5.15 Lawfully Operating. Except as set forth in Schedule 5.15, neither MUX nor MUX Sub is in conflict with, or in default or violation of,
(1) any Law applicable to MUX or MUX Sub or by which any of their property or assets is bound or affected or (2) the provisions of any note, bond, mortgage, indenture, contract, agreement, understanding, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which MUX or MUX Sub is a party or by which MUX or MUX Sub or any of their property or assets is bound or affected, nor does any circumstance exist which with notice or the passage of time or both would result in such a conflict, default, or violation, except where such conflict, violation or default would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent MUX or any Equity Holder from performing its, his or her obligations under this Agreement or the Acknowledgments in any material respect. Except as set forth in
Schedule 5.15, MUX and MUX Sub have been and currently are conducting their business, and the Leased Property has been and now is being used and operated, in compliance with all Laws applicable to the same. MUX and MUX Sub hold all of the licenses, permits and other governmental franchises required for the conduct of their respective businesses as now conducted.

     5.16 No Litigation. Schedule 5.16 sets forth all pending and, to the knowledge of MUX, threatened lawsuits or administrative proceedings or investigations against MUX and MUX Sub or to which any of their assets are subject. Neither MUX nor MUX Sub is subject to any currently existing order, writ, injunction, or decree relating to its operations. Except as described in Schedule 5.16, there are no material "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS 5")), which would be required by FAS 5 to be disclosed or accrued in consolidated financial statements of MUX and MUX Sub were such statements prepared at the time this warranty is made or deemed made.

     5.17 Labor Matters. Since June 30, 1989, neither MUX nor MUX Sub has been a party to any collective bargaining agreement and neither has been the subject of any union activity or labor dispute, and there has not been any strike of any kind called or, to the knowledge of MUX and MUX Sub, threatened to be called against MUX or MUX Sub. Neither MUX nor MUX Sub has violated any applicable Law relating to labor or labor practices or has any liability to any of its employees, agents or consultants in connection with grievances by, or the termination or employment of, such employees, agents or consultants.

     5.18 [Intentionally Omitted]

     5.19 Brokers. Except as set forth on Schedule 5.19, neither MUX nor MUX Sub has entered into any contract, arrangement or understanding with any Person which may result in the obligation of MUX or MUX Sub or Glenayre or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions. Except as set forth in
Schedule 5.19 and Schedule 6.7, MUX is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions.

     5.20 Glenayre Stock  Ownership.    Neither  MUX nor  MUX Sub  owns any
shares of Glenayre Common Stock or other securities convertible into Glenayre Common Stock.

     5.21 Bank Accounts. Schedule 5.21 describes all bank accounts, vaults and safe deposit boxes used by, or in the name of, MUX or MUX Sub, including the account, vault or box number, the institution at which the account, vault or box is maintained, and the signatories authorized for the account or persons authorized to have access to the vault or box.

     5.22 Insurance. Schedule 5.22 identifies all policies of insurance now in effect covering the assets, properties and business of MUX and MUX Sub and all life insurance policies maintained by them. MUX has delivered an accurate and complete copy of each of the policies listed on Schedule
5.22 to Glenayre.

Neither MUX nor MUX Sub has done anything by way of action or inaction that invalidates any of such policies in whole or in part.

     5.23 Warranty and Product Liability  Matters.  Except as set  forth in
Schedule 5.23, the products and services provided by MUX and MUX Sub are in compliance with and meet all express and implied warranties and the requirements and standards of all Laws applicable to the sale or provision of such products and services. Except as set forth in Schedule 5.23, no product or service warranty or liability claims are pending or, to the knowledge of MUX, threatened against MUX or MUX Sub or in respect of products of services sold or provided by it.

     5.24 Warranty,  Repurchase and  Other Service  Obligations.   Schedule
5.24 describes (1) all material warranty obligations of MUX or MUX Sub and all material warranty contracts, agreements, understandings or arrangements to which MUX or MUX Sub is a party or by which any of their property or assets is bound, including express warranties, implied warranties and warranties established by a course of dealing and (2) all material service and repurchase contracts, agreements, understandings or arrangements to which MUX or MUX Sub is a party to or by which any of their property or assets is bound. True and complete copies of such agreements have been delivered to Glenayre.

     5.25 Customers and Suppliers. Schedule 5.25 hereto lists, with respect to the fiscal years of MUX and MUX Sub ended on June 30, 1991, June 30, 1992, June 30, 1993 and June 30, 1994, respectively, (1) the 30 largest customers (by dollar volume) of MUX and MUX Sub during each such period (showing the dollar volume for each) and (2) the 30 largest suppliers (by dollar volume) of MUX during each such period (showing the dollar volume of each). Except to the extent set forth in Schedule 5.25, since June 30, 1994, no material adverse change has occurred in the business relationship of MUX or MUX Sub with its customers and suppliers reflected in Schedule
5.25 and MUX has no knowledge that any such customers or suppliers are expected to cease or substantially reduce purchasing or supplying goods or services from or to MUX, or are currently involved in any bankruptcy, liquidation or similar proceeding.

     5.26 Guarantees. Neither MUX nor MUX Sub is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person.

     5.27 Prospective Changes. Except as set forth on Schedule 5.27, MUX knows of no impending changes in MUX's or MUX Sub's business, assets, liabilities, relations with employees, competitive situation or relations with suppliers or customers, or in any governmental actions or regulations affecting MUX's or MUX Sub's business, which, if they occur, would reasonably be expected to have a MUX Material Adverse Effect.

     5.28 Full Disclosure. All of the written information provided by MUX, MUX Sub and each Equity Holder and their representations herein or in the Schedules and Exhibits hereto or in the Acknowledgments are true, correct, and complete in all material respects and no written representation, warranty or statement made by MUX, MUX Sub or any Equity Holder in or pursuant to this Agreement or the Acknowledgments contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty, or statement, in light of the circumstances under which it was made, not misleading to Glenayre.

                                 ARTICLE 6

         REPRESENTATIONS AND WARRANTIES OF GLENAYRE AND MERGER SUB

     Glenayre and Merger Sub hereby jointly and severally represent and warrant to MUX and the Equity Holders that:

     6.1 Organization and Qualification. Each of Glenayre and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Merger Sub has not engaged in any activities other than in connection with the Transactions. Glenayre and Merger Sub are each duly qualified or licensed as a foreign corporation to do business, and each is in good standing, in each jurisdiction where the character of the properties owned, leased, or operated by such corporation or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Glenayre Material Adverse Effect.

     6.2 Certificate of Incorporation and Bylaws. The Articles or Certificate of Incorporation and the Bylaws of Glenayre and Merger Sub are in full force and effect. Neither Glenayre nor Merger Sub is in violation of any provision of its Articles or Certificate of Incorporation or Bylaws.

     6.3 Capitalization. The authorized capital stock of Glenayre consists of 50,000,000 shares of Glenayre Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Glenayre Preferred Stock"). As of December 29, 1994, approximately 24,922,702 shares of Glenayre Common Stock were issued and approximately 24,885,202 shares of Glenayre Common Stock were outstanding (each number of shares takes into account the three-for-two stock split effected by a 50% stock dividend distributable to Glenayre stockholders of record as of December 22,

1994), all of which shares were validly issued, fully paid and nonassessable. As of the date hereof, no shares of Glenayre Preferred Stock are issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, of which, as of the date hereof, 1,000 shares are issued and outstanding and held of record by Glenayre free and clear of all Encumbrances, except for restrictions imposed by applicable securities Laws. These shares were validly issued, fully paid and nonassessable. The shares of Glenayre Common Stock to be issued pursuant to the Merger will, when issued, (1) be duly authorized, validly issued, fully paid and nonassessable, (2) be free and clear of any Encumbrances except for applicable resale restrictions under Rule 145 and under any Affiliate Letter, (3) not be subject to any preemptive rights, and (4) be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

     6.4 Authority Relative to this Agreement. Each of Glenayre and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Glenayre and Merger Sub and the consummation by Glenayre and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Glenayre or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the filing and recordation of the appropriate merger documents as required by the CGCL). This Agreement has been duly and validly executed and delivered by Glenayre and Merger Sub and, assuming the due authorization, execution and delivery by MUX, constitutes a legal, valid and binding obligation of each of Glenayre and Merger Sub, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

     6.5  No Conflict; Required Filings and Consents.

     (a) Except as set forth in Schedule 6.5, the execution and delivery of this Agreement by Glenayre and Merger Sub do not, and the performance of the Transactions by Glenayre and Merger Sub will not, (1) conflict with or violate the Articles or Certificate of Incorporation or Bylaws of Glenayre or Merger Sub, (2) conflict with or violate any Law applicable to Glenayre or Merger Sub or by which any of their property or assets is bound or affected, or (3) result in any breach of or constitute a default (or any event which with notice or the passage of time or both would result in a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Glenayre or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Glenayre or Merger Sub is a party or by which either of them or any of their property or assets is bound or affected.

     (b) The execution and delivery of this Agreement by Glenayre and Merger Sub do not, and the performance of the Transactions by Glenayre and Merger Sub will not, require any consent or authorization of, or filing with or notification to, any Governmental Authority, except (1) for (i) applicable requirements, if any, of the Exchange Act, the Securities Act, the NASDAQ National Market System and Blue Sky Laws, (ii) the pre-merger notification requirements of the HSR Act and (iii) filing and recordation of appropriate merger documents as required by the CGCL, and (2) where failure to obtain such consents, approvals, authorizations or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Glenayre or Merger Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Glenayre Material Adverse Effect.

     6.6 SEC Reports. Glenayre has filed all forms, reports and documents required to be filed by it under the Exchange Act with the SEC since January 1, 1994, and has delivered to MUX (1) its Annual Report on Form 10-K for the fiscal year ended December 31, 1993, (2) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994 and (3) all proxy statements relating to Glenayre's meetings of shareholders held since January 1, 1994 (the forms, reports and other documents referred to in clauses (1), (2) and (3) above being referred to herein, collectively, as the "Glenayre SEC Reports"). The Glenayre SEC Reports (1) were prepared in accordance with the material requirements of the Exchange Act and the rules and regulations thereunder and (2) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     6.7 Brokers. Except as set forth in Schedule 6.7 hereto, Glenayre has not entered into any contract, arrangement or understanding with any Person which may result in the obligation of MUX, MUX Sub, Glenayre or Merger Sub to pay any finder's fees, brokerage or other agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions. Except for the obligations set forth in Schedule 5.19 and Schedule 6.7, Glenayre is not aware of any claim for any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions.

     6.8  Federal Income Tax Representations.

     (a) Prior to the Merger, Glenayre will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

     (b) Glenayre has no present plan or intention to cause MUX to issue additional shares of its stock that would result in Glenayre losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

     (c) Glenayre has no present plan or intention to reacquire any of its stock issued in the Merger, except for any Escrowed Shares pursuant to Sections 4.9 and 4.10.

     (d) Glenayre has no present plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with or into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation except for transfers of stock to another corporation controlled by Glenayre; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Glenayre.

     (e) Following the Merger, Glenayre's present intent is that the Surviving Corporation will continue the historic business of MUX or use a significant portion of the historic business assets of MUX in a business.

     (f) Glenayre does not own, nor has it owned during the past five years, any shares of the stock of MUX.

     (g) Each of Glenayre and Merger Sub is undertaking the Merger for a bona fide business purpose and not merely for the avoidance of federal income tax.

     (h) Merger Sub will have no liabilities assumed by MUX, and will not transfer to MUX any assets subject to liabilities, in the Merger.

     (i) Neither Glenayre nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     (j) The payment under Section 4.2 of cash in lieu of fractional shares of Glenayre Common Stock is solely for the purpose of avoiding the expense and inconvenience to Glenayre of issuing fractional shares and does not represent separately bargained-for consideration.

                                 ARTICLE 7

                                 COVENANTS

     7.1 Covenants of Glenayre and MUX. During the period from the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent MUX consents in writing in the case of Glenayre's obligations and to the extent Glenayre consents in writing in the case of MUX's obligations) each of Glenayre and MUX covenants with the other that, insofar as the obligations relate to it:

     (a) Glenayre and MUX and their respective subsidiaries shall each carry on and conduct their respective businesses only in the ordinary course in substantially the same manner as previously conducted and shall use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

     (b) Each of MUX and Glenayre and their respective subsidiaries shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times during regular business hours to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of MUX and Glenayre and their respective subsidiaries.

     (c) Glenayre and MUX and their respective subsidiaries shall cooperate and promptly prepare, and Glenayre shall file with the SEC as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Glenayre Common Stock issuable in the Merger (including shares of Glenayre Common Stock issuable in substitution for MUX Common Stock pursuant to Section 4.5), a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting (or consent in lieu of a meeting) of the shareholders of MUX in connection with the Merger (the "Proxy State-ment/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Glenayre shall use all reasonable efforts, and MUX will cooperate with Glenayre, to have the Form S-4 declared effective by the SEC as promptly as practicable. Glenayre shall use all reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law permits or approvals required to carry out the Transactions. MUX shall furnish all information concerning MUX and its shareholders as Glenayre may reasonably request in connection with such actions.

As promptly as practicable after  the Form S-4 shall have become effective, MUX shall mail the Proxy Statement/Prospectus to its shareholders. Glenayre agrees that the Proxy Statement/Prospectus at the time of mailing thereof and at the time of the meeting of the shareholders of MUX, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact relates to MUX or MUX Sub. MUX agrees that the information relating to MUX and MUX Sub in the Proxy Statement/Prospectus, at the time of mailing thereof and at the time of the meeting of the shareholders of MUX (or during the period that consents are solicited or received), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Glenayre or MUX without the approval of the other party. Glenayre will advise MUX, promptly after it receives notice thereof, of the time when the Form S-4 has become effective. Glenayre and MUX each hereby (1) consents to the use of its name, and on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities Laws) in the Form S-4 or Proxy Statement/Prospectus and (2) agrees to use reasonable efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in the Form S-4 or Proxy Statement/Prospectus. The form of Proxy (or consent) accompanying the Proxy Statement/Prospectus will state that a vote by a MUX shareholder in favor of the Merger shall also constitute a consent by such shareholder to be bound by the terms of this Agreement and shall be in a form reasonably satisfactory to Glenayre.

     (d) MUX and Glenayre shall each use reasonable efforts to obtain and furnish to the other party prior to the Effective Time the written consents set forth on Schedules 5.5 and 6.5.

     (e) Glenayre, Merger Sub and MUX shall cooperate and use their best efforts to file a Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act with the U.S. Department of Justice and the Federal Trade Commission.

     (f) Glenayre, Merger Sub and MUX shall cooperate and use their best efforts (1) to prepare all documentation, to effect all filings and to obtain all consents and authorizations of all Governmental Authorities and other third Persons necessary to consummate the Transactions and (2) to cause the Transactions to be consummated as expeditiously as is reasonably practicable.

     (g) Except and as to the extent required by Law, neither MUX nor its representatives shall make any public statements regarding the Merger or this Agreement without the prior approval of Glenayre.

     7.2 Covenants of MUX. MUX covenants and agrees with Glenayre that during the period from the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent that Glenayre shall otherwise consent in writing):

     (a) Until April 30, 1995 (or earlier if this Agreement has been terminated pursuant to Article 10), and subject to the exercise by the MUX Board of Directors of fiduciary duties required by applicable Law, MUX agrees that (1) it shall not, and shall direct and use its best efforts to cause MUX's directors, officers, employees, shareholders, advisors, accountants and attorneys (the "Representatives"), including such Representatives of any of MUX's affiliated Persons, not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of MUX or MUX Sub (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, or otherwise consider the adoption of an Acquisition Proposal, whether or not unsolicited; (2) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted previously with respect to any of the foregoing and will take the necessary steps to inform the Representatives of the obligations undertaken in this
Section 7.2(a); and (3) it will notify Glenayre immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

     (b) Promptly after the date of this Agreement and subject to the timing of the SEC's review of Form S-4, MUX shall take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene a special meeting of MUX's shareholders (or seek consent in lieu of a meeting) for the purpose of considering and approving the Merger and MUX shall consult with Glenayre in connection therewith. MUX shall use its best efforts to solicit from its shareholders proxies in favor of the Merger

(and consenting to be bound by the terms of this Agreement) and shall take all other actions necessary or advisable to secure the vote or consent of shareholders required by California Law to approve the Merger.

     (c) MUX and the MUX Sub will make all normal and customary repairs, replacements, and improvements to their facilities, will not dispose of any assets other than at fair market value and with the prior written consent of Glenayre, and without limiting the generality of the foregoing or the covenants set forth in Section 7.1(a), neither MUX nor MUX Sub will, without the prior written consent of Glenayre (such consent to be given by either Clarke H. Bailey or Stan Ciepcielinski on behalf of Glenayre) or as otherwise contemplated by this Agreement:

          (1) change any provision of its Articles of Incorporation or Bylaws;

          (2) except for the issuance of MUX Common Stock pursuant to the exercise of any MUX Stock Options and any related agreements, change the number of shares of the authorized, issued or outstanding capital stock of MUX or MUX Sub, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of MUX or MUX Sub, or declare, set aside or pay any dividend or other distribution in cash or in kind with respect to the outstanding capital stock of MUX or MUX Sub;

          (3) incur any liabilities or obligations, whether directly or indirectly, or by way of guaranty, and whether or not evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practices and prior periods;

          (4) except as set forth in Schedule 7.2(c)(4), make any capital expenditures (or enter into any lease required to be capitalized in accordance with GAAP) individually in excess of $25,000 or in the aggregate in excess of $150,000, other than reasonable expenditures necessary to maintain existing assets in good working order and repair, reasonable wear and tear excepted;

          (5) pay any bonuses to any employee of MUX or MUX Sub except as set forth on Schedule 7.2(c)(5); enter into any new or amend in any respect any existing employment agreement with any Person; adopt any new or amend in any respect any existing Plan, except as may be otherwise required by Law; grant any increase in compensation or benefits of any kind to its employees, officers or directors, except regularly scheduled general increases in the ordinary course of business and consistent with past practices and policies; or effect any change in any respect in retirement benefits to any class of employees or officers, except as otherwise required by Law;

          (6) sell, mortgage, pledge, or otherwise dispose of or encumber any asset owned by MUX or MUX Sub, other than sales, mortgages, pledges, or other dispositions or Encumbrances occurring in the ordinary course of business consistent with past practices and prior periods;

          (7) increase or deplete inventories, incur or collect receivables, or incur or pay trade payables or accrued liabilities in any manner other than consistent with past practices and prior periods and in the ordinary course of business;

          (8) cancel without payment or satisfaction in full, waive or extend the time for performance of, any notes, loans, or other obligations inuring to the benefit of MUX or MUX Sub;

          (9) make any modification of or amendment to any of the contracts or agreements listed or described on any Schedule to this Agreement;

          (10) fail to maintain in full force and effect all insurance now carried by MUX or MUX Sub;

          (11) institute any changes in management policy of a significant nature;

          (12) take any action or fail to take any action that, if taken or omitted, would be required to be disclosed under the provisions of
     Section 5.8; or

          (13) make any agreement or commitment by or on behalf of MUX or MUX Sub to do or take any of the actions referred to in the foregoing
     Section 7.2(c)(1) through (12).

     (d) At least 30 days prior to the Closing Date, MUX shall deliver to Glenayre a list, which shall be reasonably satisfactory to Glenayre, of names and addresses of those Persons who were, in MUX's reasonable judgment after discussion with its counsel, Gray Cary Ware & Freidenrich, at the
record   date  for  its  shareholders'  meeting   to  approve  the  Merger,
"affiliates" (each  such  person, a  "MUX  Affiliate Shareholder")  of  MUX
within  the  meaning  of  Rule  145.    MUX  shall  provide  Glenayre  such
information and documents as Glenayre shall reasonably request for purposes
of  reviewing such list.   MUX shall  deliver or  cause to be  delivered to
Glenayre prior to the Closing Date, from each of the MUX Affiliate Shareholders identified in the foregoing list, an Affiliate Letter. Glenayre shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Glenayre Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Glenayre Common Stock consistent with the terms of such Affiliate Letters.

     (e) Without the prior written consent of Glenayre, MUX shall not knowingly take any action which would cause or would be likely to cause the conditions upon the obligations of the parties hereto to effect the Transactions not to be fulfilled, including without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by MUX or MUX Sub herein not to be true, correct and accurate as of any time between the date hereof and the Closing Date.

     (f) MUX shall promptly provide to Glenayre monthly and quarterly consolidated financial statements of MUX.

     (g) MUX shall not (1) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code; or
(2) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     (h) The shares of MUX Common Stock held by the ESOP will be voted on all matters pertaining to the Merger on which holders of MUX Common Stock are entitled to vote, in a manner that fully complies in all respects with the Code, ERISA and the provisions of the ESOP, including without limitation, any matters as to which the ESOP participants are entitled to direct the ESOP's Trustee as to the voting of the shares of MUX Common Stock allocated to their respective ESOP accounts.

     7.3 Covenants of Glenayre. Glenayre covenants with MUX that during the period from the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent that MUX shall otherwise consent in writing):

     (a) Glenayre shall promptly prepare and submit to the NASDAQ National Market System a listing application covering the shares of Glenayre Common Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Glenayre Common Stock, subject to official notice of issuance.

     (b) Glenayre shall not (1) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code; or (2) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     (c) Without the prior written consent of MUX, Glenayre shall not knowingly take any action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the Transactions not to be fulfilled, including without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Glenayre herein not to be true, correct and accurate as of any time between the date hereof and the Closing Date.

     (d) Glenayre agrees that, at any time during the period between the date of this Agreement and that date which is two Business Days prior to the Effective Time, any Indemnifying Equity Holder may, upon written notice to Glenayre, adjust the proportion of Escrowed Shares and Forfeitable Options which will constitute such Equity Holder's Proportionate Percentage of the Indemnity Pool, provided that such Indemnifying Equity Holder shall not be permitted to reduce the value of such Indemnifying Equity Holder's Proportionate Percentage of the Indemnity Pool (determined by using the Closing Value for Escrowed Shares and the Spread for the Forfeitable Options).

                                 ARTICLE 8

                                 CONDITIONS

     8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) This Agreement and the Transactions shall have been approved in the requisite manner by the holders of the issued and outstanding shares of capital stock of MUX entitled to vote thereon, which approval and the voting thereon shall be certified by the Chief Executive Officer of MUX.

     (b) No action or proceeding shall have been instituted before a court or other Governmental Authority to restrain or prohibit the Transactions or to obtain an amount of damages or other material relief in connection with the execution of the Agreement or the related agreements or the consummation of the Merger; and no Governmental Authority shall have given notice to any party hereto to the effect that consummation of the Transactions would constitute a violation of any Law or that it intends to commence proceedings to restrain consummation of the Merger.

     (c) The Registration Statement shall have become effective, no stop orders suspending its effectiveness shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of Glenayre or MUX, shall be contemplated.

     (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Glenayre and MUX, taken as a whole, following the Effective Time.

     (e) The applicable waiting period under the HSR Act shall have expired or been terminated.

     (f) The shares of Glenayre Common Stock issuable in the Merger shall have been approved for listing, subject to official notice of issuance, on the NASDAQ National Market System.

     (g) Glenayre, Merger Sub and MUX shall have executed and delivered the Agreement of Merger and appropriate certificates for filing with the Secretary of State of California.

     (h) Glenayre, the Equity Holders' Representative and the Escrow Agent shall have entered into the Escrow Agreement.

     8.2 Conditions to Obligation of MUX to Effect the Merger. The obligations of MUX to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) Glenayre shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Glenayre and Merger Sub contained in this Agreement shall be true and correct as of the Closing Date, and MUX shall have received a certificate of the Chief Executive Officer or the Acting Chief Executive Officer of Glenayre, dated the Closing Date, certifying to such effect.

     (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Glenayre that would have or would be reasonably likely to have a Glenayre Material Adverse Effect other than any such change that affects MUX, MUX Sub and Glenayre in a substantially similar manner.

     (c)  MUX shall have received a written opinion letter, dated as of the
Closing   Date,  from   Kennedy   Covington  Lobdell   &  Hickman,   L.L.P.
substantially in the form of Exhibit E attached hereto.

     (d) MUX shall have received a good standing certificate for Glenayre from the Secretary of State of Delaware and for Merger Sub from the Secretary of State of California.

     (e) MUX shall have received from Glenayre and Merger Sub certified copies of all resolutions adopted by the Board of Directors of each respective corporation and the shareholders of Merger Sub in connection with this Agreement and the Transactions.

     (f) The ESOP Committee shall have received a "fairness opinion" from Houlihan Lokey Howard & Zukin reasonably satisfactory to the ESOP Committee (in accordance with Proposed Department of Labor Regulation 29 C.F.R. 2510.3-18).

     8.3 Conditions to Obligation of Glenayre and Merger Sub to Effect the Merger. The obligations of Glenayre and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) MUX shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of MUX contained in this Agreement shall be true and correct as of the Closing Date, and Glenayre shall have received a certificate of the Chief Executive Officer of MUX, dated the Closing Date, certifying to such effect.

     (b)  [Intentionally Omitted]

     (c) Glenayre shall have received from Shilling & Kenyon Inc. "comfort" letters, (1) dated as of the effective date of the Pro-spectus/Proxy Statement, substantially in the form of Exhibit F hereto, and
(2) dated either as of the date of the MUX shareholders' meeting to approve the Merger or if there is no meeting dated as of the end of the period for soliciting and receiving consents from the shareholders, a bringdown of the letter provided in clause (1) substantially in the form of Exhibit G hereto.

     (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of MUX or MUX Sub that would have or would be reasonably likely to have a MUX Material Adverse Effect other than any such change that affects MUX, MUX Sub and Glenayre in a substantially similar manner.

     (e) Glenayre shall have received a written opinion letter, dated as of the Closing Date, from Gray Cary Ware & Freidenrich substantially in the form of Exhibit H attached hereto.

     (f) Glenayre shall have completed to its satisfaction a review of MUX's and MUX Sub's business and operations and any matters raised in the Schedules to this Agreement and the results of such review shall be satisfactory to Glenayre; provided, however, this condition shall expire at the end of 10 Business Days after the date of this Agreement.

     (g) MUX shall have prior to the Closing Date (i) qualified to do business as a foreign corporation (with both the Secretary of State's office and the applicable State taxing authorities) in each of the States of Georgia, Illinois, Texas and Arizona and (ii) obtained an estoppel certificate from Harbor-Belmont Associates in form and substance satisfactory to Glenayre.

     (h) MUX and each Option Holder shall have entered into agreements satisfactory to Glenayre as described in Section 4.5(a).

     (i) The consents set forth in Schedules 5.5 and 6.5 shall have been obtained in form satisfactory to Glenayre.

     (j) Glenayre shall have received an Affiliate Letter from each MUX Affiliate Shareholder.

     (k) Glenayre shall have received certificates and executed Acknowledgments (Indemnifying Shareholders) from the Indemnifying Shareholders set forth on Schedule 5.3. Glenayre shall have received executed Acknowledgments (Indemnifying Option Holders) from the Indemnifying Option Holders set forth on Schedule 4.5.

     (l) Glenayre shall have received good standing certificates for MUX and MUX Sub from the Secretary of State of California and from the Secretary of State of each state where MUX or MUX Sub is qualified to do business.

     (m) The individuals listed on Schedule 8.3(m) shall have executed Noncompetition Agreements.

     (n) Glenayre shall have received an estimate of all of the MUX Transaction Expenses dated as of the Closing Date and the final MUX Transaction Expenses shall not exceed $800,000.

     (o)  [Intentionally Omitted]

     (p) All indemnification agreements or other arrangements pursuant to which MUX or MUX Sub is obligated to indemnify any shareholder, director, officer, employee or agent of MUX or MUX Sub shall have been terminated as of the Closing Date.

     (q) All shareholder, voting or other agreements with respect to the MUX Common Stock or any capital stock of MUX Sub shall have been terminated as of the Closing Date.

     (r) Glenayre shall have received from MUX certified copies of all resolutions adopted by the Board of Directors and shareholders of MUX in connection with this Agreement and the Transactions.

     (s) Any shareholders, directors, officers or employees of MUX or MUX Sub who have received loans or advances from MUX or MUX Sub (other than routine travel advances) shall agree to pay off such loans or advances as set forth on Schedule 8.3(s).

     (t) The Indemnifying Equity Holders shall have entered into the Agency Agreement in the form of Exhibit J appointing Frank Hegarty as the Equity Holders' Representative; provided, however, such form of Exhibit J may be changed if such change does not effect Glenayre as determined by Glenayre in its sole discretion.

     (u) Glenayre shall have received from MUX a list of the names of all employees of MUX and MUX Sub, showing the annual rate of compensation (and bonuses and Wellness Program payments) being paid to each employee as of the Closing Date.

                                 ARTICLE 9

                              INDEMNIFICATION

     9.1  Indemnification.    Subject  to   the  limitation  set  forth  in
Section 4.10(e), the Indemnifying Equity Holders shall, jointly and severally, indemnify, defend and hold harmless Glenayre, its successors and assigns, from and against any and all Loss or Losses which Glenayre or MUX or their subsidiaries, their respective successors and assigns, or any one or more of them, may sustain or incur, directly or indirectly, arising out of or incident to or by reason of (1) the falsity or incorrectness of any representation or warranty made by any Equity Holder or MUX in this Agreement, the Acknowledgments or any document, certificate of other agreement entered into, furnished or to be furnished by any Equity Holder, MUX or MUX Sub pursuant to this Agreement or the Acknowledgments, (2) any breach of any covenant to be performed by or on the part of any Equity Holder or MUX under this Agreement, the Acknowledgments or any document, certificate, or other agreement or instrument entered into, furnished or to be furnished by any Equity Holder, MUX or MUX Sub pursuant to this Agreement or the Acknowledgments, (3) any liability from the failure prior to the Closing of MUX or MUX Sub to qualify as a foreign corporation in any state or the failure of MUX or MUX Sub to pay any taxes to any taxing authority outside the State of California, (4) the failure of MUX or any Person to obtain a building permit with respect to tenant improvements constructed by MUX at 300-310 Harbor Boulevard, Belmont, California or (5) any matter disclosed on paragraph 1 of Schedule 5.16. Notwithstanding any provisions in this Section 9.1 to the contrary, the Indemnifying Equity Holders shall have no liability for indemnification under this Section 9.1 except to the extent that the  aggregate amount of Losses exceeds $150,000.
Glenayre shall conduct its activities as to all matters referred to in clauses (3) through (5) above as would a reasonable and prudent person to whom no indemnity were available. All rights to indemnification under this
Section 9.1 shall expire on the Expiration Date except as to any matter as to which Glenayre has given Notice of Claim pursuant to Section 9.2 prior to such date. Notwithstanding anything in this Article 9 or elsewhere in this Agreement to the contrary, except for (1) common law fraud,
(2) equitable relief in the nature of specific performance, (3) any remedies available to Glenayre under the Noncompetition Agreements or
(4) any  remedies   available   to   Glenayre   under   Section 10.5,   the
indemnification provisions of this Article 9 shall be the sole and exclusive remedy available to Glenayre for any breach of MUX's or any Equity Holder's representations, warranties, agreements, covenants or any other agreement or provision contained in this Agreement or in any schedule to this Agreement or certificate delivered pursuant to this Agreement or otherwise in connection with this Agreement and the Transactions, or any causes of action related to any of the foregoing.

     9.2 Notice. If any matter shall arise which may involve or give rise to a claim by Glenayre against the Indemnifying Equity Holders under the provisions of Section 9.1 (an "Indemnity Claim"), Glenayre shall give prompt written notice thereof (the "Notice of Claim") to the Equity Holders' Representative and the Escrow Agent stating the general nature of the Indemnity Claim with reasonable detail as to the alleged basis of the Indemnity Claim and the Section of this Agreement of which a violation is alleged. If any Indemnity Claim is based upon any claim, demand, suit or action of any third party against any of Glenayre, MUX or their subsidiaries, or their successors or assigns (a "Third Party Claim"), then Glenayre shall, or shall cause MUX to, undertake the defense of such Third Party Claim, shall conduct such defense as would a reasonable and prudent person to whom no indemnity were available and shall permit the Equity Holders' Representative (at the sole expense of the Indemnifying Equity Holders) to participate in (but not control) such defense. Glenayre agrees that it shall consult with the Equity Holders' Representative as to Glenayre's selection of legal counsel to conduct such defense, but the Equity Holders' Representative shall have no right to control such selection.

     9.3  Definition  of Loss or Losses.   For purposes  of this Agreement,
"Loss" or "Losses"  shall mean  any and all  liabilities, losses,  damages,
actions,  suits,   proceedings,   claims,  demands,   assessments,   fines,
penalties, judgments, fees, costs and expenses (including reasonable accountants' and attorneys' fees) of every nature and character arising out of the matters of circumstances referred to in Section 9.1. The amount of any indemnifiable Losses hereunder shall be reduced by the amount of (i) any tax benefits actually realizable by Glenayre and MUX or their affiliates, (ii) insurance proceeds net of deductibles and incidental expenses and premium increases reasonably anticipated to result therefrom, and (iii) proceeds or amounts from third parties (regardless of when received but only if actually received), in each case of clauses (i), (ii) and (iii) in connection with or as a result of such Losses, which tax benefits, insurance proceeds or proceeds or amounts from third parties Glenayre shall take reasonable steps to obtain. MUX shall assign to the Equity Holders' Representative any choses in actions that MUX may have against third parties with respect to specific claims as to which Glenayre has received indemnification hereunder. Tax benefits actually realizable by Glenayre and MUX shall be calculated on a "with and without" basis. (The total Taxes payable by Glenayre and its affiliates if Glenayre had not incurred the applicable Loss shall be referred to as the "Without Taxes"
and the total Taxes payable by Glenayre and its affiliates taking into account the Loss shall be referred to as the "With Taxes." The excess, if any, of the Without Taxes over the With Taxes shall be the measure of such
tax benefits  accruing to  Glenayre and  MUX.   The calculation of  Without
Taxes and With Taxes shall be for all open years ending with the year following the year during which the amount of the Loss for the applicable
Indemnity  Claim is  finally resolved.   Glenayre  shall make  a reasonable
estimate  of the  With Taxes  and  Without Taxes  for portion  of the  then
current fiscal  year and the  following fiscal year.   In the event  of any
dispute as to the calculation of the tax benefit, the determination of the independent accounting firm regularly employed to prepare Glenayre's Tax returns (or if there is no such firm, the firm that certifies Glenayre's financial statements) shall be final and binding on all parties.

     9.4 Appointment of Representative. Subject to the successorship provisions set forth in the Agency Agreement, the Equity Holders' Representative is hereby irrevocably appointed as the attorney-in-fact and representative of the interests of the holders of MUX Common Stock and MUX Stock Options for all purposes of this Agreement, and notice is hereby given thereof to Glenayre, and, without independent verification, Glenayre may rely upon the Equity Holders' Representative's undertakings in such capacity. The Equity Holders' Representative shall have full and irrevocable authority on behalf of the Indemnifying Equity Holders to:

     (a) Participate in, represent and bind the Indemnifying Equity Holders in all respects with respect to any arbitration or legal proceeding relating to this Agreement, including without limitation, all matters relating to any indemnification under this Article 9, and the calculation thereof for every purpose thereunder, consent to jurisdiction, enter into any settlement, and consent to entry of judgment, each with respect to any or all of the Indemnifying Equity Holders;

     (b)  Receive,  accept  and  give   notices  and  other  communications
relating to this Agreement;

     (c) Take any action that the Equity Holders' Representative deems necessary or desirable in order to fully effectuate the Transactions; and

     (d) Execute and deliver any instrument or document that the Equity Holders' Representative deems necessary or desirable in the exercise of his authority under this Article 9.

                                 ARTICLE 10

                                TERMINATION

     10.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of MUX, by the mutual consent of Glenayre and MUX.

     10.2 Termination by Either Glenayre or MUX. This Agreement may be terminated and the Merger may be abandoned by action or authorization of the Board of Directors of either Glenayre or MUX if (1) the Merger shall not have been consummated by April 30, 1995, or (2) the approval of MUX's shareholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor (or at any adjournment thereof) or pursuant to a written consent in lieu of a meeting, or (3) a United States federal or state court of competent jurisdiction or any Governmental Authority, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (3) shall have used all reasonable efforts to remove such order, decree, ruling or action.

     10.3 Termination by MUX. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of MUX, by action or authorization of the Board of Directors of MUX if (1) there has been a breach by Glenayre or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Glenayre Material Adverse Effect or (2) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Glenayre, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by MUX to Glenayre.

     10.4 Termination by Glenayre. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action or authorization of the Board of Directors of Glenayre if (1) there has been a breach by MUX or MUX Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a MUX

Material Adverse Effect or (2) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of MUX or MUX Sub, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Glenayre to MUX.

     10.5 Effect of Termination and Abandonment. Upon termination of this Agreement pursuant to this Section, this Agreement shall be void and of no other effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any party hereto or on the part of the respective directors, officers, employees, agents or shareholders of any of them, in each case except that the agreements set forth in Section 7.1(g) and Articles 10 and 11 shall survive termination of this Agreement pursuant to this Article 10. Notwithstanding anything to the contrary contained in this Section 10.5, any party hereto shall be liable to any other party hereto for the willful breach by such first party of its representations, warranties, covenants or agreements contained herein.

     10.6 Extension; Waiver. At any time prior to the Effective Time, Glenayre or MUX, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (2) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (3) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of Glenayre or MUX to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE 11

                             GENERAL PROVISIONS

     11.1 Effectiveness of Representations and Warranties.

     (a) Except as set forth in Section 11.1(b), the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. All statements contained in the Schedules hereto shall be deemed to be representations and warranties by the parties hereunder.

     (b) The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article 10; except (1) that the representations and warranties set forth in Article 5 and
Article 6 shall survive the Effective Time and expire on the first anniversary of the Effective Time, (2) that the agreements set forth in Articles 2, 3, 4, 9, 10 and 11 shall survive the Effective Time and
(3) as provided in Section 10.5 upon termination of this Agreement pursuant to Article 10.

     11.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile numbers specified below:

     (a)  If to Glenayre or Merger Sub:

          Glenayre Technologies, Inc.
          520 Madison Avenue, 35th Floor
          New York, New York 10022-4213

          Attention: Clarke H. Bailey

          Facsimile No.:  (212) 935-4299

          and

          Glenayre Electronics, Inc.
          4201 Congress Street, Suite 455
          Charlotte, North Carolina 29209

          Attention: Stan Ciepcielinski

          Facsimile No.: (704) 553-7878
          with a copy to:

          Kennedy Covington Lobdell & Hickman, L.L.P.
          NationsBank Corporate Center, Suite 4200
          100 North Tryon Street
          Charlotte, North Carolina 28202

          Attention:  Eugene C. Pridgen, Esq.

          Facsimile No.:  (704) 331-7598

     (b)  If to MUX:

          Western Multiplex Corporation
          300 Harbor Boulevard
          Belmont, California 94002

          Attention: John Woods

          Facsimile No.:  (415) 592-4249

          with a copy to (prior to the Effective Time):

          Gray Cary Ware & Freidenrich
          400 Hamilton Avenue
          Palo Alto, California 94301-1825

          Attention: Robert H. Miller, Esq.

          Facsimile No.:  (415) 327-3699

     (c)  If to any Indemnifying Equity Holder:

          To his, her or its address set forth in the Acknowledgment executed by such Indemnifying Equity Holder

     (d)  If to the Equity Holders' Representative:

          Frank Hegarty
          2114 Lyon Avenue
          Belmont, California  94002

     11.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     11.4 Entire  Agreement.    Except  for  the  Bilateral  Non-Disclosure
Agreement dated April 11, 1994 executed by MUX and Glenayre, this Agreement, the Exhibits and the Schedules constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     11.5 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the shareholders of MUX, but after any such shareholder approval, no amendment shall be made which by Law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be modified or amended except by an instrument in writing signed on behalf of Glenayre, Merger Sub, MUX and the Principal Shareholders.

     11.6 Governing Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the United States and those of the State of North Carolina applicable to contracts made and to be performed wholly within such state.

     11.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     11.8 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any waiver hereunder by Glenayre shall not release or otherwise affect the obligations of any Equity Holder hereunder except to the extent expressly provided in such waiver. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Glenayre may waive the condition to issuing shares of Glenayre Common Stock to a Shareholder of receipt of an executed Acknowledgment from such Shareholder.

     11.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                          *          *          *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

[CORPORATE SEAL]              GLENAYRE TECHNOLOGIES, INC.

ATTEST:

By:_____________________      By:
                              Name:
                              Title:

[CORPORATE SEAL]              MUX ACQUISITION CORP.

ATTEST:

By:_____________________      By:
                              Name:
                              Title:




[CORPORATE SEAL]              WESTERN MULTIPLEX CORPORATION

ATTEST:

By:___________________        By:_______________________________
                              Name:_____________________________
                              Title:____________________________



                    ______________________________[SEAL]
                              John Woods


                              ______________________________[SEAL]
                              Frank Hegarty

                    EXHIBITS AND SCHEDULES



                                  Exhibits

     Exhibit A-1         Acknowledgment     and     Transmittal      Letter
                         (Indemnifying Shareholders)
     Exhibit A-2         Acknowledgment   and   Transmittal  Letter   (Non-
                         Indemnifying Shareholders)
     Exhibit A-3         Acknowledgment (Indemnifying Option Holders)
     Exhibit A-4         Acknowledgment (Non-Indemnifying Option Holders)
     Exhibit B           Affiliate Letter
     Exhibit C           Agreement of Merger
     Exhibit D           Escrow Agreement
     Exhibit E           Opinion  of Kennedy  Covington Lobdell  & Hickman,
                         L.L.P.
     Exhibit F           Shilling & Kenyon Inc. Comfort Letter
     Exhibit G           Shilling & Kenyon Inc. Comfort Letter Bringdown
     Exhibit H           Opinions  of Gray  Cary  Ware  &  Freidenrich  and
                         Robert E. Miller, Inc.
     Exhibit I           Form of Noncompetition Agreement
     Exhibit J           Agency Agreement

                                 Schedules

     Schedule 4.5        MUX Stock Options
     Schedule 4.10       Proportionate  Percentages of  Indemnifying Equity
                         Holders
     Schedule 5          Knowledge of Certain Persons
     Schedule 5.1        Organization and Qualification
     Schedule 5.2        Articles of Incorporation; Bylaws; Minute Books
     Schedule 5.3        Capitalization
     Schedule 5.5        MUX Consents, etc.
     Schedule 5.7        Material Year-End Adjustments to Interim Financial
                         Statements
     Schedule 5.8        Subsequent Events
     Schedule 5.9        Tax Matters
     Schedule 5.10(a)    Directors, Officers and Employees
     Schedule 5.10(b)    Benefit Plans
     Schedule 5.10(d)    Funding Policies
     Schedule 5.10(e)    Plan Claims and Litigation
     Schedule 5.10(g)    Benefit Plans - Effect of Merger
     Schedule 5.11(a)    Leasehold Interests and Exceptions
     Schedule 5.11(b)    Permitted Encumbrances
     Schedule 5.11(c)    Inventory Encumbrances
     Schedule 5.11(d)    Receivables Encumbrances

     Schedule 5.11(e)    Intellectual Property
     Schedule 5.11(f)    Material Contracts
     Schedule 5.12       Environmental Matters
     Schedule 5.13       Leases
     Schedule 5.14       Certain Transactions
     Schedule 5.15       Compliance Exceptions
     Schedule 5.16       Litigation
     Schedule 5.19       MUX's Brokers
     Schedule 5.21       Bank Accounts
     Schedule 5.22       Insurance
     Schedule 5.23       Warranty and Product Liability Matters
     Schedule 5.24       Warranty, Repurchase and Other Service Obligations
     Schedule 5.25       Customers and Suppliers
     Schedule 5.27       Prospective Changes
     Schedule 6.5        Glenayre's Consents
     Schedule 6.7        Glenayre's Brokers
     Schedule 7.2(c)(4)  Capital Expenditures
     Schedule 7.2(c)(5)  Bonuses
     Schedule 8.3(m)     Individuals    to   Enter    Into   Noncompetition
                         Agreements
     Schedule 8.3(s)     Payoff of Certain Loans and Advances

                                                                EXHIBIT A-1

             TO BE COMPLETED BY EACH INDEMNIFYING SHAREHOLDER
              WHO RECEIVES GLENAYRE COMMON STOCK IN THE MERGER

                   ACKNOWLEDGMENT AND TRANSMITTAL LETTER
                          (INDEMNIFYING SHAREHOLDERS)



Glenayre Technologies, Inc.
520 Madison Avenue, 35th Floor
New York, NY 10022-4213
Attention: Clarke H. Bailey

Glenayre Electronics, Inc.
4201 Congress Street, Suite 455
Charlotte, NC 28209
Attention: Stan Ciepcielinski

Ladies and Gentlemen:

     The undersigned holder of Common Stock of Western Multiplex Corpora-tion ("MUX") hereby acknowledges that he, she or it has received and reviewed (1) the Prospectus/Proxy Statement dated _________, 1995 (herein-after referred to as the "Prospectus/Proxy Statement") and (2) the Acquisi-tion Agreement dated as of January 3, 1995 by and among Glenayre Technolo-gies, Inc. ("Glenayre"), MUX Acquisition Corp., MUX and certain equity holders of MUX (hereinafter referred to as the "Acquisition Agreement") attached as Annex I to the Prospectus/Proxy Statement. Pursuant to the terms of the Acquisition Agreement, MUX Acquisition Corp., which is a wholly-owned subsidiary of Glenayre, will merge with and into MUX (the "Merger"), and after the Merger, MUX will be a wholly-owned subsidiary of
Glenayre.   Capitalized terms used  but not otherwise  defined herein shall have the  same meanings as are  ascribed to them in  the Acquisition Agreement.

     1. Binding Acquisition Agreement. The undersigned agrees to be bound by the terms of the Acquisition Agreement, including without limita-tion the escrow and indemnification provisions contained therein, and acknowledges that by signing this Acknowledgment and Transmittal Letter, he, she or it is so bound as a party to the Acquisition Agreement.

     2. Waiver and Amendment. Any waiver by Glenayre of a breach of or compliance with any of the provisions or terms of the Acquisition Agreement and any amendment to the Acquisition Agreement prior to the Effective Time shall not release, waive or otherwise affect the obligations of the undersigned shareholder except to the extent expressly provided in such waiver or amendment.

     3.   Transmittal.

     (a) This Acknowledgment and Transmittal Letter should be completed, signed and mailed or delivered with the certificates (and stock powers executed in blank as described below) of the undersigned that previously represented shares of MUX Common Stock, to Glenayre at the following address:

                         Glenayre Electronics, Inc.
                         4201 Congress Street, Suite 455
                         Charlotte, NC 28209
                         Attention: Stan Ciepcielinski

     (b) Delivery of Certificates and Stock Powers. The undersigned hereby delivers to Glenayre (1) the below-described certificates, which are enclosed herewith, in exchange for (A) .0943848 of one share of Glenayre Common Stock for each such surrendered share of MUX Common Stock and (B) cash in lieu of fractional shares determined by multiplying the fractional interest to which the undersigned would otherwise be entitled by the closing price of the Glenayre Common Stock on the NASDAQ National Market System two Business Days before the Effective Time (or, if such stock is not traded on the NASDAQ National Market System on such date, the closing price thereon on the immediately preceding day on which the stock traded), as provided in the Acquisition Agreement, and (2) the stock powers which were attached to this Acknowledgement and Transmittal Letter and which have been executed in blank by the registered owner of the certificates exactly as the name appears on the stock certificates. Such stock powers are to be held in escrow by the Escrow Agent together with the undersigned's Escrowed Shares of Glenayre Common Stock.

     The undersigned hereby warrants that the undersigned is the legal owner, free and clear of all Encumbrances, of the shares of MUX Common Stock described below and that the undersigned has full authority to deliver to you the certificate(s) identified below and that such delivery does not require the consent of any third party. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the delivery of such certificate(s). The undersigned acknowledges and agrees that the Indemnifying Equity Holders, as defined in the Acquisi-tion Agreement, shall be third party beneficiaries of the foregoing representation. The undersigned shall indemnify each and every Indemnify-ing Equity Holder from any damages incurred by such Indemnifying Equity Holder as a result of any inaccuracy in such representation.

     Please issue (1) the shares of Glenayre Common Stock the undersigned is entitled to receive and (2) a check in payment for fractional shares in the name of the registered owner and please mail such shares and check to the registered owner at the address specified below.



             DESCRIPTION OF CERTIFICATE(S) DELIVERED
                    (See Instructions 2 and 3)

                         MUX COMMON STOCK

                                                      Number of Shares of
                                                       Common Stock
       Name of Registered Owner        Certificate     Represented by
  (as they appear on certificate(s))    Number        Such Certificate





                                        Total
                                        Shares
                                        of Common
                                        Stock

          (Signature(s) of Owner(s)) (See Instruction 2)

 (Must be signed by registered owner(s) exactly as name(s) appear(s) on stock certificate(s). If signature is by attor-ney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, please set forth full title and see Instruction 2.)

 Name(s)


                          (Please Print)

 Address



                        (Include Zip Code)


        (Area Code and Telephone No.)                   (Tax Identification or
                                                          Social Security No.)


               Dated



                            (See Instruction 7)

 PAYER'S NAME:     GLENAYRE TECHNOLOGIES, INC.

                    Part  1 - PLEASE PROVIDE
                    YOUR  TIN  (SOCIAL SECU-   Social Security Number
 SUBSTITUTE         RITY NUMBER  OR EMPLOYER
                    IDENTIFICATION   NUMBER)  OR
 Form W-9           IN THE BOX AT RIGHT  AND  _________________-
 Department of the  CERTIFY  BY SIGNING  AND  ___________
 Treasury           DATING BELOW              Employer Identification Number
 Internal Revenue
 Service            Part 2 - Check the box if you are NOT sub-
 Payer's Request    ject to backup withholding under the provi-
 for Taxpayer       sions of Section 3406(a)(1)(C) of the In-
 Identification     ternal Revenue Code because (1) you have
 Number [TIN]       not been notified that you are subject to
                    backup withholding as a result of failure
                    to report all interest or dividends or (2)
                    the Internal Revenue Service has notified
                    you that you are no longer subject
                    to backup withholding                                 [ ]


                    CERTIFICATION -- UNDER THE PENALTIES
                    OF PERJURY, I CERTIFY THAT THE           Part 3 --
                    INFORMATION PROVIDED ON THIS
                    FORM IS TRUE, CORRECT, AND COMPLETE
                                                             Awaiting TIN  [ ]

                    SIGNATURE      DATE

                                INSTRUCTIONS

  1. Delivery of Acknowledgment and Transmittal Letter and Certificates. This Acknowledgment and Transmittal Letter or a photocopy hereof, filled in and signed, must be used in connection with a delivery of certificates.

  The method of delivery of all documents is at the option and risk of the shareholder, but it is recommended that documents be delivered either personally or by registered mail properly insured with return receipt requested.

  2. Signatures on Letter of Transmittal and Endorsements. In case of endorsement or signatures by executors, administrators, trustees, guard-ians, attorneys, corporations and the like, the certificates delivered must be accompanied by evidence satisfactory to Glenayre of authority of the person to make the endorsement, or to sign, together with all supporting documents necessary to validate the delivery. If certificates are deliv-ered by joint holders or owners, all such persons must sign. If certifi-cates are registered in different forms, it will be necessary to fill in, sign and submit as many separate Acknowledgment and Transmittal Letters or photocopies thereof as there are different registrations of certificates.

  3.   Inadequate Space.   If the space provided herein is  inadequate, the
certificate number(s) and the number of shares of MUX Common Stock should be listed on a separate signed schedule attached hereto.

  4. Deposit of Certificates. Issuance of shares of Glenayre Common Stock and payment for fractional shares will be made only against deposit of the certificates of MUX Common Stock to be exchanged therefor with Glenayre as set forth herein.

  5. Lost or Stolen Certificates. Please notify Glenayre in writing at its address set forth above for the procedure to be followed if any certificate has been lost, stolen, destroyed or mutilated and replacement instructions will be mailed to you.

  6. Dissenters Rights. Shareholders who are seeking to exercise their dissenters rights under the California General Corporation Law should not deliver certificates for shares pursuant to this Acknowledgment and Transmittal Letter.

  7. Substitute Form W-9. If you have not previously provided Glenayre with your social security number or other taxpayer identification number on Form W-9 or certified therein that you are not subject to back-up withhold-ing, you should complete the substitute Form W-9 included herein.

  All questions with respect to this Acknowledgment and Transmittal Letter will be determined by Glenayre, which determinations shall be conclusive and binding. Questions should be directed to Glenayre at the address set forth above or by telephone at (704) 553-0038.

  Additional copies of this Acknowledgment and Transmittal Letter may be obtained from Glenayre at its address set forth above. Photocopies of this Acknowledgment and Transmittal Letter will be accepted, however.

                                                                EXHIBIT A-2

           TO BE COMPLETED BY EACH NON-INDEMNIFYING SHAREHOLDER
              WHO RECEIVES GLENAYRE COMMON STOCK IN THE MERGER

                   ACKNOWLEDGMENT AND TRANSMITTAL LETTER
                      (NON-INDEMNIFYING SHAREHOLDERS)

Glenayre Technologies, Inc.
520 Madison Avenue, 35th Floor
New York, NY 10022-4213
Attention: Clarke H. Bailey

Glenayre Electronics, Inc.
4201 Congress Street, Suite 455
Charlotte, NC 28209
Attention: Stan Ciepcielinski

Ladies and Gentlemen:

     The undersigned holder of Common Stock of Western Multiplex Corpora-tion ("MUX") hereby acknowledges that he, she or it has received and reviewed (1) the Prospectus/Proxy Statement dated _________, 1995 (herein-after referred to as the "Prospectus/Proxy Statement") and (2) the Acquisi-tion Agreement dated as of January 3, 1995 by and among Glenayre Technolo-gies, Inc. ("Glenayre"), MUX Acquisition Corp., MUX and certain equity holders of MUX (hereinafter referred to as the "Acquisition Agreement") attached as Annex I to the Prospectus/Proxy Statement. Pursuant to the terms of the Acquisition Agreement, MUX Acquisition Corp., which is a wholly-owned subsidiary of Glenayre, will merge with and into MUX (the "Merger"), and after the Merger, MUX will be a wholly-owned subsidiary of Glenayre. Capitalized terms used but not otherwise defined herein shall have the same meanings as are ascribed to them in the Acquisition Agree-ment.

     1.   Transmittal.

     (a) This Acknowledgment and Transmittal Letter should be completed, signed and mailed or delivered with the certificates of the undersigned that previously represented shares of MUX Common Stock, to Glenayre at the following address:

                              Glenayre Electronics, Inc.
                         4201 Congress Street, Suite 455
                         Charlotte, NC 28209
                         Attention: Stan Ciepcielinski

     (b) Delivery of Certificates. The undersigned hereby delivers to Glenayre the below-described certificates, which are enclosed herewith, in exchange for (A) .0943848 of one share of Glenayre Common Stock for each such surrendered share of MUX Common Stock and (B) cash in lieu of frac-tional shares determined by multiplying the fractional interest to which the undersigned would otherwise be entitled by the closing price of the Glenayre Common Stock on the NASDAQ National Market System two Business Days before the Effective Time (or, if such stock is not traded on the NASDAQ National Market System on such date, the closing price thereon on the immediately preceding day on which the stock traded), as provided in the Acquisition Agreement.

     The undersigned hereby warrants that the undersigned is the legal owner, free and clear of all Encumbrances, of the shares of MUX Common Stock described below and that the undersigned has full authority to deliver to you the certificate(s) identified below and that such delivery does not require the consent of any third party. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the delivery of such certificate(s). The undersigned acknowledges and agrees that the Indemnifying Equity Holders, as defined in the Acquisi-tion Agreement, shall be third party beneficiaries of the foregoing representation. The undersigned shall indemnify each and every Indemnify-ing Equity Holder from any damages incurred by such Indemnifying Equity Holder as a result of any inaccuracy in such representation.

     Please issue (1) the shares of Glenayre Common Stock the undersigned is entitled to receive and (2) a check in payment for fractional shares in the name of the registered owner and please mail such shares and check to the registered owner at the address specified below.


             DESCRIPTION OF CERTIFICATE(S) DELIVERED
                    (See Instructions 2 and 3)

                         MUX COMMON STOCK
                                                                 Number of
                                                                 Shares of
                                                                Common Stock
Name of Registered Owner               Certificate             Represented by
  (as they appear on certificate(s))      Number             Such Certificate





                                           Total
                                          Shares
                                            of
                                        Common Stock

          (Signature(s) of Owner(s)) (See Instruction 2)

 (Must be signed by registered owner(s) exactly as name(s) appear(s) on stock certificate(s). If signature is by attor-ney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, please set forth full title and see Instruction 2.)

 Name(s)


                          (Please Print)

 Address



                        (Include Zip Code)


        (Area Code and Telephone No.)            (Tax Identification or Social
                                                         Security No.)


               Dated




                            (See Instruction 7)

 PAYER'S NAME:     GLENAYRE TECHNOLOGIES, INC.

                    Part  1 - PLEASE PROVIDE
                    YOUR  TIN  (SOCIAL SECU-      Social Security Number
 SUBSTITUTE         RITY NUMBER  OR EMPLOYER
                    IDENTIFICATION   NUMBER)    OR
 Form W-9           IN THE BOX AT RIGHT  AND
 Department of the  CERTIFY  BY SIGNING  AND
 Treasury           DATING BELOW                Employer Identification Number
 Internal Revenue
 Service            Part 2 - Check the box if you are NOT sub-
 Payer's Request    ject to backup withholding under the provi-
 for Taxpayer       sions of Section 3406(a)(1)(C) of the In-
 Identification     ternal Revenue Code because (1) you have
 Number [TIN]       not been notified that you are subject to
                    backup withholding as a result of failure
                    to report all interest or dividends or (2)
                    the Internal Revenue Service has notified
                    you that you are no longer subject
                    to backup withholding                               [ ]



                    CERTIFICATION -- UNDER THE PEN-
                    ALTIES OF PERJURY, I CERTIFY      Part 3 --
                    THAT THE INFORMATION PROVIDED
                    ON THIS FORM IS TRUE, CORRECT,
                    AND COMPLETE                      Awaiting TIN       [ ]

                    SIGNATURE   DATE

                                INSTRUCTIONS

  1. Delivery of Acknowledgment and Transmittal Letter and Certificates. This Acknowledgment and Transmittal Letter or a photocopy hereof, filled in and signed, must be used in connection with a delivery of certificates.

  The method of delivery of all documents is at the option and risk of the shareholder, but it is recommended that documents be delivered either personally or by registered mail properly insured with return receipt requested.

  2. Signatures on Letter of Transmittal and Endorsements. In case of endorsement or signatures by executors, administrators, trustees, guard-ians, attorneys, corporations and the like, the certificates delivered must be accompanied by evidence satisfactory to Glenayre of authority of the person to make the endorsement, or to sign, together with all supporting documents necessary to validate the delivery. If certificates are deliv-ered by joint holders or owners, all such persons must sign. If certifi-cates are registered in different forms, it will be necessary to fill in, sign and submit as many separate Acknowledgment and Transmittal Letters or photocopies thereof as there are different registrations of certificates.

  3.   Inadequate Space.   If the space provided herein is  inadequate, the
certificate number(s) and the number of shares of MUX Common Stock should be listed on a separate signed schedule attached hereto.

  4. Deposit of Certificates. Issuance of shares of Glenayre Common Stock and payment for fractional shares will be made only against deposit of the certificates of MUX Common Stock to be exchanged therefor with Glenayre as set forth herein.

  5. Lost or Stolen Certificates. Please notify Glenayre in writing at its address set forth above for the procedure to be followed if any certificate has been lost, stolen, destroyed or mutilated and replacement instructions will be mailed to you.

  6. Dissenters Rights. Shareholders who are seeking to exercise their dissenters rights under the California General Corporation Law should not deliver certificates for shares pursuant to this Acknowledgment and Transmittal Letter.

  7. Substitute Form W-9. If you have not previously provided Glenayre with your social security number or other taxpayer identification number on Form W-9 or certified therein that you are not subject to back-up withhold-ing, you should complete the substitute Form W-9 included herein.

  All questions with respect to this Acknowledgment and Transmittal Letter will be determined by Glenayre, which determinations shall be conclusive and binding. Questions should be directed to Glenayre at the address set forth above or by telephone at (704) 553-0038.

  Additional copies of this Acknowledgment and Transmittal Letter may be obtained from Glenayre at its address set forth above. Photocopies of this Acknowledgment and Transmittal Letter will be accepted, however.

                                                                EXHIBIT A-3

             TO BE COMPLETED BY EACH INDEMNIFYING OPTION HOLDER

                              ACKNOWLEDGMENT
                       (INDEMNIFYING OPTION HOLDERS)

Glenayre Technologies, Inc.
520 Madison Avenue, 35th Floor
New York, NY 10022-4213
Attention: Clarke H. Bailey

Glenayre Electronics, Inc.
4201 Congress Street, Suite 455
Charlotte, NC 28209
Attention: Stan Ciepcielinski

Ladies and Gentlemen:

     The undersigned holder of options to purchase Common Stock ("MUX Stock Options") of Western Multiplex Corporation ("MUX") hereby acknowledges that he or she has received and reviewed (1) the Prospectus/Proxy Statement dated _________, 1995 (hereinafter referred to as the "Prospectus/Proxy Statement") and (2) the Acquisition Agreement dated as of January 3, 1995 by and among Glenayre Technologies, Inc. ("Glenayre"), MUX Acquisition Corp., MUX and certain equity holders of MUX (hereinafter referred to as the "Acquisition Agreement") attached as Annex I to the Prospectus/Proxy Statement. Pursuant to the terms of the Acquisition Agreement, MUX Acquisition Corp., which is a wholly-owned subsidiary of Glenayre, will merge with and into MUX (the "Merger"), and after the Merger, MUX will be a wholly-owned subsidiary of Glenayre. Capitalized terms used but not otherwise defined herein shall have the same meanings as are ascribed to them in the Acquisition Agreement.

     1. Binding Acquisition Agreement. The undersigned agrees to be bound by the terms of the Acquisition Agreement, including without limita-tion the escrow and indemnification provisions contained therein, and acknowledges that by signing this Acknowledgment and Transmittal Letter, he or she is so bound as a party to the Acquisition Agreement.

     2. Waiver and Amendment. Any waiver by Glenayre of a breach of or compliance with any of the provisions or terms of the Acquisition Agreement and any amendment to the Acquisition Agreement prior to the Effective Time shall not release, waive or otherwise affect the obligations of the undersigned except to the extent expressly provided in such waiver or amendment.

     3.   MUX Stock Options.

     (a) The undersigned hereby acknowledges and agrees that, at the Effective Time, MUX's obligations with respect to each outstanding MUX Stock Option held by the undersigned, as amended in the manner described in this Paragraph 3, shall be assumed by Glenayre. The MUX Stock Options so assumed by Glenayre shall not expire and shall continue to have, and be subject to, the same terms and conditions as set forth in the MUX Stock Option Plans and agreements pursuant to which such MUX Stock Options were granted as in effect immediately prior to the Effective Time, except that the undersigned hereby agrees that (1) each MUX Stock Option shall be exercisable for that number of whole shares of Glenayre Common Stock equal to the product of the number of shares of MUX Common Stock covered by such MUX Stock Option immediately prior to the Effective Time, multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Glenayre Common Stock, (2) the price at which each such MUX Stock Option is exercisable shall be divided by the Exchange Ratio (rounded up to the nearest cent) and (3) the Forfeitable Options shall be part of the Indemni-ty Pool and subject to forfeiture upon application to a Loss as provided in
Section 4.10 of the Acquisition Agreement (or, if all or part of the Forfeitable Options are exercised, all of the shares of Glenayre Common Stock received on such exercise shall be held by the Escrow Agent as Escrowed Shares).

     (b) The undersigned understands that Glenayre shall (1) reserve for issuance the aggregate number of shares of Glenayre Common Stock that will become issuable upon the exercise of all MUX Stock Options pursuant to this Paragraph 3 and (2) promptly after the Effective Time issue to the under-signed a document evidencing the assumption by Glenayre of MUX's obliga-tions with respect thereto under this Paragraph 3.

     (c)   For each outstanding MUX  Stock Option held  by the undersigned,
Schedule 1 sets forth (1) the number of shares of MUX Common Stock for which such option is exercisable and the exercise price with respect thereto, (2) the number of shares of Glenayre Common Stock for which each such option shall be exercisable upon its assumption by Glenayre and the exercise price therefor as determined pursuant to this Paragraph 3 and (3) which MUX Stock Options will be Forfeitable Options and therefore part of the Indemnity Pool.

            (Signature of Holder of MUX Stock Options)


 Name(s)


                          (Please Print)

 Address



                        (Include Zip Code)


 (Area Code and Telephone No.)     (Tax Identification or Social Security No.)


               Dated

                                                                    EXHIBIT A-4

           TO BE COMPLETED BY EACH NON-INDEMNIFYING OPTION HOLDER

                              ACKNOWLEDGMENT
                     (NON-INDEMNIFYING OPTION HOLDERS)

Glenayre Technologies, Inc.
520 Madison Avenue, 35th Floor
New York, NY 10022-4213
Attention: Clarke H. Bailey

Glenayre Electronics, Inc.
4201 Congress Street, Suite 455
Charlotte, NC 28209
Attention: Stan Ciepcielinski

Ladies and Gentlemen:

     The undersigned holder of options to purchase Common Stock ("MUX Stock Options") of Western Multiplex Corporation ("MUX") hereby acknowledges that he or she has received and reviewed (1) the Prospectus/Proxy Statement dated _________, 1995 (hereinafter referred to as the "Prospectus/Proxy Statement") and (2) the Acquisition Agreement dated as of January 3, 1995 by and among Glenayre Technologies, Inc. ("Glenayre"), MUX Acquisition Corp., MUX and certain equity holders of MUX (hereinafter referred to as the "Acquisition Agreement") attached as Annex I to the Prospectus/Proxy Statement. Pursuant to the terms of the Acquisition Agreement, MUX Acquisition Corp., which is a wholly-owned subsidiary of Glenayre, will merge with and into MUX (the "Merger"), and after the Merger, MUX will be a wholly-owned subsidiary of Glenayre. Capitalized terms used but not otherwise defined herein shall have the same meanings as are ascribed to them in the Acquisition Agreement.

     1.   MUX Stock Options.

     (a) The undersigned hereby acknowledges and agrees that, at the Effective Time, MUX's obligations with respect to each outstanding MUX Stock Option held by the undersigned, as amended in the manner described in this Paragraph 1, shall be assumed by Glenayre. The MUX Stock Options so assumed by Glenayre shall not expire and shall continue to have, and be subject to, the same terms and conditions as set forth in the MUX Stock Option Plans and agreements pursuant to which such MUX Stock Options were granted as in effect immediately prior to the Effective Time, except that the undersigned hereby agrees that (1) each MUX Stock Option shall be exercisable for that number of whole shares of Glenayre Common Stock equal to the product of the number of shares of MUX Common Stock covered by such MUX Stock Option immediately prior to the Effective Time, multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Glenayre Common Stock and (2) the price at which each such MUX Stock Option is exercisable shall be divided by the Exchange Ratio

(rounded up to the nearest cent). The undersigned understands that none of the undersigned's MUX Stock Options will be "Forfeitable Options" and will therefore not be part of the Indemnity Pool and subject to forfeiture upon application to a Loss as provided in Section 4.10 of the Acquisition Agreement.

     (b) The undersigned understands that Glenayre shall (1) reserve for issuance the aggregate number of shares of Glenayre Common Stock that will become issuable upon the exercise of all MUX Stock Options pursuant to this Paragraph 1 and (2) promptly after the Effective Time issue to the under-signed a document evidencing the assumption by Glenayre of MUX's obliga-tions with respect thereto under this Paragraph 1.

     (c)   For each outstanding MUX  Stock Option held by  the undersigned,
Schedule 1 sets forth (1) the number of shares of MUX Common Stock for which such option is exercisable and the exercise price with respect thereto and (2) the number of shares of Glenayre Common Stock for which each such option shall be exercisable upon its assumption by Glenayre and the exercise price therefor as determined pursuant to this Paragraph 1.

            (Signature of Holder of MUX Stock Options)



 Name(s)


                          (Please Print)

 Address



                        (Include Zip Code)


 (Area Code and Telephone No.)     (Tax Identification or Social Security No.)


               Dated

EXHIBIT B


                          FORM OF AFFILIATE LETTER


                            _____________, 1995

Glenayre Technologies, Inc.
520 Madison Avenue, 35th Floor
New York, NY 10022-4213
Attention: Clarke H. Bailey

Glenayre Electronics, Inc.
4201 Congress Street, Suite 455
Charlotte, NC 28209
Attention: Stan Ciepcielinski

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Western Multiplex Corporation, a California corporation ("MUX"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Acquisition Agreement dated as of January 3, 1995 (the "Acquisition Agreement"), among Glenayre Technologies, Inc., a Delaware corporation ("Glenayre"), MUX Acquisition Corp., a California corporation that is a wholly-owned subsidiary of Glenayre ("Merger Sub"), MUX and certain equity holders of MUX, Merger Sub will be merged with and into MUX, which will become a wholly-owned subsidiary of Glenayre (the "Merger").

     As a result of the Merger, I may receive shares of common stock, $.02 par value per share, of Glenayre ("Glenayre Common Stock") or options to purchase shares of Glenayre Common Stock (the "Glenayre Options") (the Glenayre Common Stock, the Glenayre Options and any Glenayre Common Stock issued upon conversion of the Glenayre Options are collectively referred to hereinafter as the "Glenayre Securities") in exchange for shares of the common stock of MUX or options to purchase MUX common stock.

     I represent, warrant and covenant to Glenayre that in the event I receive any Glenayre Securities as a result of the Merger:

     A. I shall not make any sale, transfer or other disposition of the Glenayre Securities in violation of the Securities Act or the Rules and Regulations.

     B. I have carefully read this letter and the Acquisition Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Glenayre Securities to the extent I felt necessary with my counsel or counsel for MUX.

     C. I have been advised that the issuance of Glenayre Common Stock to me pursuant to the Merger has been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the shareholders of MUX, I may be deemed to have been an affiliate of MUX and the distribution by me of the Glenayre Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Glenayre Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act,
(ii) such

Glenayre Technologies, Inc.
______, 1995
Page 2

sale, transfer or other  disposition is made  in conformity with
Rule 145 promulgated by the SEC under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Glenayre, or a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. Pursuant to the regulations of the Securities and Exchange Commission as currently in effect, I may make bona-fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the Glenayre Common Stock except as provided herein. With respect to a transfer under Section C(ii) above, I understand that unless you have a reasonable basis for believing to the contrary, such transfer will be viewed by you as in conformity with Rule 145 upon my delivery to you or your transfer agent of a broker's letter in customary form stating that the requirements of Rule 145(d)(1) have been met.

     D. I understand that Glenayre is under no obligation to register the sale, transfer or other disposition of the Glenayre Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available other than to timely file all reports as required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     E. I also understand that stop transfer instructions will be given to Glenayre's transfer agent with respect to the Glenayre Common Stock and that there will be placed on the certificates for the Glenayre Common Stock issued to me in the Merger or issued to me upon conversion of the Glenayre Options, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED__________, 1995 BETWEEN THE REGISTERED HOLDER HEREOF AND GLENAYRE TECHNOLOGIES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF GLENAYRE TECHNOLOGIES, INC."

     F. I also understand that unless the transfer by me of my Glenayre Securities has been registered under the Securities Act or in a sale in conformity with the provisions of Rule 145, Glenayre reserves the right to put the following legend on the certificates issued to my transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that the legend(s) set forth in paragraphs E and, if applicable, F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act or this Agreement. It is understood and agreed that such legend(s) and the stop orders referred

Glenayre Technologies, Inc.
______, 1995
Page 3


to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Glenayre Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Glenayre Securities received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Glenayre has received either
an  opinion of  counsel, which   opinion  and counsel  shall  be reasonably
satisfactory to Glenayre, or a "no action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.


     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of MUX as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                  Very truly yours,






                                  (Print or type Name)


Accepted this _____ day of
________________, 1995 by



GLENAYRE TECHNOLOGIES, INC.


By:

Name:

Title:

Glenayre Technologies, Inc.
______, 1995
Page 4

                                                                  EXHIBIT C

                             AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement") is dated as of this _____ day of _____________, 1995, by and among MUX ACQUISITION CORP., a California corporation ("SUB"), GLENAYRE TECHNOLOGIES, INC., a Delaware corporation ("Glenayre"), and WESTERN MULTIPLEX CORPORATION, a California corporation ("MUX").


                                WITNESSETH:

     WHEREAS, SUB has outstanding 1,000 shares of Common Stock, all of which are owned of record and beneficially by Glenayre;

     WHEREAS, MUX has outstanding 5,503,695 shares of Common Stock; and

     WHEREAS, the Boards of Directors of MUX, Glenayre and SUB deem it advisable and in the best interests of MUX, Glenayre and SUB and their respective shareholders, that SUB merge with and into MUX in a merger (the "Merger") to be consummated under the terms and conditions set forth herein and in accordance with the laws of the State of California; and

     WHEREAS, the Boards of Directors of MUX on ________, 1994, of Glenayre on December 27, 1994, and of SUB on __________, 1994, have, by resolutions duly adopted, approved this Agreement; and

     WHEREAS, the shareholders of MUX on ________, 1995, and the sole shareholder of SUB on ___________, 1994 have approved the Merger pursuant to the terms of this Agreement; and

     WHEREAS, Glenayre has agreed that when the Merger becomes effective, and as and when required hereby, it will deliver such shares of its Common Stock as shall be required in exchange for the shares of MUX Common Stock outstanding on the effective date of the Merger; and

     WHEREAS, Glenayre, SUB, MUX and certain equity holders of MUX have entered into an Acquisition Agreement dated as of January 3, 1995 (the "Acquisition Agreement"), setting forth certain agreements and conditions in connection with the Merger;

     NOW, THEREFORE, the parties hereby agree that SUB shall be and is hereby merged into MUX (sometimes referred to herein as the "Surviving Corporation"), and that the terms and conditions of the Merger and the mode of carrying them into effect, including the manner of converting the shares of MUX Common Stock into shares of Glenayre Common Stock, shall be as follows:


1.   Merger; Effective Date of Merger.

     1.1 The Merger shall be effected in accordance with the provisions of and have the effect provided in Sections 1100 et seq. of the California General Corporation Law. Upon the effectiveness of the Merger, the separate existence of SUB shall cease and MUX shall succeed, without other transfer, to all the rights, privileges, powers, immunities and franchises of SUB, all of the properties and assets of SUB, and all of the debts, choses in action and other interests due or belonging to SUB, and shall be subject to and responsible for all the debts, liabilities and obligations of SUB in the same manner as if MUX had itself incurred them. All rights of creditors and all liens upon the property of SUB shall be preserved unimpaired, provided such liens shall be limited to the property affected by such liens immediately prior to the Effective Time (defined below). Any action or proceeding pending by or against SUB may be prosecuted to judgment which shall bind MUX, or MUX may be proceeded against or substituted in the place of SUB.

     1.2 The Merger shall become effective on the date that this Agreement of Merger is filed with the Secretary of State of the State of California (the "Effective Time").

     1.3 If, at any time after the Effective Time, MUX considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or record in MUX its right, title and interest in, to and under any of the rights, properties or assets of SUB acquired or to be acquired by MUX as a result of, or in connection with, the Merger or to otherwise carry out this Agreement, then the officers and directors of MUX shall and will be authorized to execute and deliver, in the name and on behalf of MUX or SUB or otherwise, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of MUX or SUB or otherwise, all such other actions as may be necessary or desirable to vest, perfect or record any and all right, title and interest in, to and under such rights, properties or assets in MUX or otherwise carry out this Agreement.

2.   Surviving   Corporation's  Articles   of  Incorporation   and  Bylaws;
     Directors; Officers.

     2.1 At the Effective Time, the Articles of Incorporation and Bylaws of MUX as in effect on the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Time (until altered, amended or repealed in the manner specified therein or as provided by law).

     2.2 The directors of the Surviving Corporation immediately after the Effective Time shall be the following persons:

                    Clarke H. Bailey
                    Ramon D. Ardizzone
                    Kenneth C. Thompson
                    John Woods

     2.3 The officers of the Surviving Corporation immediately after the Effective Time shall be the following persons:

  Chairman of the Board                   Clarke H. Bailey
  President and Chief Executive Officer   Ramon D. Ardizzone
  Executive Vice President and General    John Woods
   Manager
  Vice President                          Michael J. Gresham
  Vice President                          Michael Mulcay
  Secretary                               Stan Ciepcielinski
  Treasurer                               Stan Ciepcielinski
  Assistant Secretary                     Jerome Pintar


3.   Conversion of Shares.

     3.1 At the Effective Time, each share of MUX Common Stock issued and outstanding immediately prior to the Effective Time (except for shares, if any, of MUX Common Stock which shall then constitute "dissenting shares" within the meaning of Section 1300 et seq. of the California General Corporation Law ("Dissenting Shares")), shall be converted into the right to receive .0943848 of one share of the Common Stock of Glenayre. No fractional shares of Glenayre Common Stock shall be issued or delivered upon the conversion of shares of MUX Common Stock into shares of Glenayre Common Stock hereunder; rather, such fractional portion shall be paid in cash. The amount paid for a fractional share shall be an amount equal to the fraction of the share of Glenayre Common Stock otherwise due multiplied by the closing price of the Glenayre Common Stock on the NASDAQ National
Market System two business days before the Effective Time (or if the Glenayre Common Stock is not traded on the NASDAQ National Market System on such date, the immediately preceding day on which the stock is so traded).

     3.2 Each holder of shares of MUX Common Stock, upon surrender at the Effective Time to Glenayre or at any subsequent time to American Stock Transfer & Trust, as Exchange Agent, for cancellation of the one or more certificates representing such shares (or in case of a lost, stolen or destroyed MUX stock certificate, compliance with the provisions of Section 3.6), shall thereafter be entitled to receive a certificate representing the number of shares of Glenayre Common Stock and the cash in lieu of fractional shares as determined pursuant to Section 3.1 of this Agreement.

     3.3 Until surrender as hereinabove provided (or compliance with Section 3.6, if applicable), (i) each outstanding certificate which prior to the Effective Time represented shares of MUX Common Stock (other than certificates for Dissenting Shares) shall be deemed for all corporate purposes, to evidence the right to receive the aggregate number of shares of Glenayre Common Stock and cash for fractional shares to be delivered with respect to such shares of MUX Common Stock; and (ii) each outstanding certificate evidencing Dissenting Shares shall evidence the right of the holder thereof to pursue such holder's remedies as a dissenting shareholder as provided in the California General Corporation Law.


     3.4 All Glenayre Common Stock delivered upon the surrender for exchange of shares of MUX Common Stock (or compliance with Section 3.6, if applicable) in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of MUX Common Stock. There shall be no further registration of transfers on the stock transfer books of MUX of the shares of MUX Common Stock which were outstanding immediately prior to the Effective Time. If for any reason certificates are presented to MUX after the Effective Time, they shall be cancelled and exchanged as provided herein.

     3.5 Immediately upon the Effective Time, each outstanding share of capital stock of SUB, by virtue of the Merger, and without any action on the part of the holder thereof, shall automatically be converted into and become one share of Common Stock of MUX as the Surviving Corporation. From and after the Effective Time, Glenayre, as holder of all of the outstanding shares of capital stock of SUB, shall have the right to receive Common Stock of MUX as provided hereinabove upon its surrender of the certificate or certificates representing all shares of the capital stock of SUB. Until surrender, each outstanding certificate which prior to the Effective Time represented capital stock of SUB shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Common Stock of MUX into which the shares of capital stock of SUB have been so converted. From and after the Effective Time, Glenayre, as owner of all outstanding shares of the capital stock of SUB, shall thereupon cease to have any rights with respect to such shares and its rights shall be solely in respect of the Common Stock of MUX into which such shares of capital stock of SUB have been so converted.

     3.6 In the event that a stock certifcate representing shares of MUX Common Stock is alleged by the holder thereof to have been lost, stolen or
destroyed,  Glenayre   shall  nevertheless  deliver  to   such  holder  the
consideration described in Section 3.2, provided that Glenayre may require such holder to give Glenayre a bond (or other adequate security) sufficient to indemnify it and MUX against any claim that may be made against it or MUX (including any expense or liability) on account of the alleged loss, theft or destruction of the MUX stock certificate or the issuance of the Glenayre stock certificate in exchange therefor.

4.   Termination and Amendment.

     4.1 Notwithstanding the approval of this Agreement by the shareholders of MUX and SUB, this Agreement may be terminated at any time prior to the Effective Time by the mutual agreement of the Boards of Directors of Glenayre, SUB and MUX.

     4.2 Notwithstanding the approval of this Agreement by the shareholders of MUX and SUB, this Agreement shall terminate in the event that the Acquisition Agreement shall be terminated prior to the Effective Time as therein provided.

     4.3 In the event of the termination of this Agreement as provided above, this Agreement shall become void and there shall be no liability on the part of MUX, SUB or Glenayre or their respective officers or directors hereunder, except as otherwise provided in the Acquisition Agreement.

     4.4 This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of MUX or SUB but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of MUX or SUB without first obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties to this Agreement pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be executed in their respective corporate names by the Chief Executive Officer, President or a Vice President and attested by the Secretary or Assistant Secretary of each party hereto.


                         MUX ACQUISITION CORP.


                         By:
                              ____________________, President

                         Attested by:
                                   _______________, Secretary

                         GLENAYRE TECHNOLOGIES, INC.


                         By:
                              ____________________, President

                         Attested by:
                                    ______________, Secretary


                         WESTERN MULTIPLEX CORPORATION


                         By:
                              _____________________, President

                         Attested by:

                               ____________________, Secretary

                                                                 EXHIBIT D
                              ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of the ___ day of_____, 1995 by and among GLENAYRE TECHNOLOGIES, INC., a Delaware corporation ("Glenayre"); FRANK HEGARTY, as agent and attorney-in-fact for the Indemnifying Equity Holders identified on Schedule 1 hereto (the "Equity Holders' Representative"); and NATIONSBANK OF NORTH CAROLINA, N.A. (the "Escrow Agent").

                            Statement of Purpose

     Pursuant to the terms of an Acquisition Agreement dated as of January 3, 1995 among Glenayre, MUX Acquisition Corp., Western Multiplex Corpora-tion ("MUX") and certain equity holders of MUX (the "Acquisition Agree-ment"), MUX Acquisition Corp., which is a wholly-owned subsidiary of Glenayre, is merging with and into MUX (the "Merger"), which will then become a wholly-owned subsidiary of Glenayre.

     Pursuant to the Acquisition Agreement, Glenayre is delivering to the Escrow Agent on the date hereof a certificate with respect to each Indemni-fying Shareholder identified on Schedule 1 hereto for the number of shares of the common stock of Glenayre shown on Schedule 1 hereto. The Escrowed Shares and the Escrowed Funds (each of which is defined below) shall be held in escrow by the Escrow Agent subject to the terms, provisions and conditions set forth herein as security for the indemnification obligations of the Indemnifying Equity Holders under Article 9 of the Acquisition Agreement. The Equity Holders' Representative has been appointed to act as agent and attorney-in-fact for the Indemnifying Equity Holders (which includes the Indemnifying Shareholders) in connection with this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the mutual promises contained herein, the parties hereto hereby agree as follows:

     1.   General.

     (a) Definitions. In addition to any other terms defined elsewhere in this Agreement, including any Schedule hereto (unless such Schedule provides for a different definition), as used herein, the following terms shall have the following meanings:

     "Acknowledgments" means the Acknowledgment and transmittal letter executed and delivered to Glenayre by each Indemnifying Equity Holder in connection with the Merger.

     "Agreement of Merger" means the Agreement of Merger to be filed with the California Secretary of State in connection with the Merger.

     "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of North Carolina.
     "Closing" means the consummation of the Merger.

     "Closing Date" means the date on which the Closing occurs.

     "Closing Value" means the average closing price of Glenayre Common Stock on the NASDAQ National Market System for the ten trading days immediately prior to two Business Days before the Effective Time, subject to appropriate adjustment in the event of a stock dividend on, or split-up or other recapitalization of, the Glenayre Common Stock.

     "Effective Time" means the date on which the Agreement of Merger becomes effective.

     "Escrowed Funds" is defined in paragraph 3 of this Agreement.

     "Escrowed Shares" is defined in paragraph 3 of this Agreement.

     "Expiration Date" means the date which is one year after the Effective
Time.

     "Forfeitable Options" means the options granted by MUX pursuant to MUX's 1981 Incentive Stock Option Plan, MUX's 1991 Incentive Stock Option Plan, MUX's 1992 Incentive Stock Option Plan or MUX's 1993 Incentive Stock Option Plan, which at the Effective Time will be converted into options to acquire Glenayre Common Stock and the exercise price will be appropriately adjusted all in accordance with terms of the Acquisition Agreement, to the individuals and in the amounts (as so adjusted) described on Schedule 2 hereto which are part of the Indemnity Pool and are subject to forfeiture upon application to satisfy an Indemnifying Option Holder's indemnification obligations with respect to a Loss as provided in this Agreement and the Acquisition Agreement.

     "Glenayre  Common  Stock" means  the $.02  par  value Common  Stock of
Glenayre.

     "Glenayre Transfer Agent" means American Stock Transfer & Trust Company, 6201 15th Avenue, 3rd Floor, Brooklyn, NY 11219 and its successors and assigns.

     "Indemnifying Equity Holders" means, collectively, the Indemnifying Shareholders and the Indemnifying Option Holders set forth on Schedule 1.

     "Indemnifying Option Holders" means, collectively, the holders of Forfeitable Options who are obligated to indemnify Glenayre and MUX and their subsidiaries pursuant to the terms of the Acquisition Agreement.

     "Indemnifying Shareholders" means, collectively, the holders of MUX Common Stock who are obligated to indemnify Glenayre and MUX and their subsidiaries pursuant to the terms of the Acquisition Agreement.

     "Indemnity Claim" means any matter which arises which may involve or give rise to a claim by Glenayre against the Indemnifying Equity Holders for any Loss.

     "Indemnity Pool" means all Escrowed Shares, Escrowed Funds and Forfeitable Options.

     "Loss" or "Losses" means any and all liabilities, losses, damages, actions, suits, proceedings, claims, demands, assessments, fines, penal-ties, judgments, fees, costs and expenses (including reasonable accoun-tants' and attorneys' fees) of every nature and character sustained or incurred, directly or indirectly, by Glenayre or MUX or their subsidiaries, arising out of or incident to or by reason of (1) the falsity or incorrect-ness of any representation or warranty made by any Equity Holder or MUX in the Acquisition Agreement, the Acknowledgments, or any document, certifi-cate or other agreement entered into, furnished or to be furnished by any Equity Holder, MUX or MUX Sub pursuant to the Acquisition Agreement or the Acknowledgments; (2) any breach of any covenant to be performed by or on the part of any MUX Equity Holder or MUX under the Acquisition Agreement, the Acknowledgments or any document, certificate, or other agreement or instrument entered into, furnished or to be furnished by any MUX Equity Holder, MUX or MUX Sub pursuant to the Acquisition Agreement or the Acknowledgments; (3) any liability from the failure prior to the Closing of MUX or MUX Sub to qualify as a foreign corporation in any state or the failure of MUX or MUX Sub to pay any taxes to any taxing authority outside the State of California, (4) the failure of MUX or any Person to obtain a building permit with respect to tenant improvements constructed by MUX at 300-310 Harbor Boulevard, Belmont, California, or (5) any matter disclosed on paragraph 1 of Schedule 5.16 to the Acquisition Agreement. The amount of any indemnifiable Losses under the Acquisition Agreement shall be reduced by the amount of (i) any tax benefits actually realizable by Glenayre and MUX or their affiliates, (ii) insurance proceeds net of deductibles and incidental expenses and premium increases reasonably anticipated to result therefrom, and (iii) proceeds or amounts from third parties (regardless of when received but only if actually received), in each case of clauses (i), (ii) and (iii) in connection with or as a result of such Losses, which tax benefits, insurance proceeds or proceeds or amounts from third parties Glenayre shall take reasonable steps to obtain.
MUX  shall assign
to the Equity Holders' Representative any choses in actions that MUX may have against third parties with respect to specific claims as to which Glenayre has received indemnification under the Acquisition Agreement. Tax benefits actually realizable by Glenayre and MUX shall be calculated on a "with and without" basis. (The total Taxes payable by Glenayre and its affiliates if Glenayre had not incurred the applicable Loss shall be referred to as the "Without Taxes" and the total Taxes payable by Glenayre and its affiliates taking into account the Loss shall be referred to as the "With Taxes." The excess, if any, of the Without Taxes over the With Taxes shall be the measure of such tax benefits accruing to Glenayre and MUX. The calculation of Without Taxes and With Taxes shall be for all open years ending with the year following the year during which the amount of the Loss for the applicable Indemnity Claim is finally resolved. Glenayre shall make a reasonable estimate of the With Taxes and Without Taxes for portion of the then current fiscal year and the following fiscal year. In the event of any dispute as to the calculation of the tax benefit, the determination of the independent accounting firm regularly employed to prepare Glenayre's Tax returns (or if there is no such firm, the firm that certifies Glenayre's financial statements) shall be final and binding on all parties.

     "MUX Common Stock" means the Common Stock of MUX.

     "MUX Equity Holder" means a holder of MUX Common Stock or an option to purchase MUX Common Stock.

     "MUX Sub" means Western Multiplex International Sales Corporation, a domestic international sales corporation and a wholly-owned subsidiary of MUX.

     "Notice of Claim" means the written notice given to the Equity Holders' Representative and the Escrow Agent by Glenayre which states the general nature and amount of an Indemnity Claim with reasonable detail as to the alleged basis of the Indemnity Claim. The Notice of Claim shall also set forth the manner in which such claim shall be satisfied, whether by delivery of Escrowed Shares, Escrowed Funds or the forfeiture of Forfeitable Options.

     "Spread" means, with respect to any Forfeitable Option, the amount by which the Closing Value exceeds the exercise price of the Forfeitable Options, as adjusted following the conversion of the options into options to acquire Glenayre Common Stock in accordance with the terms of the Acquisition Agreement.

     (b) All representations, warranties, agreements, undertakings and obligations of the Equity Holders' Representative contained herein shall also be representations, warranties, agreements, undertakings and obliga-tions of the Indemnifying Equity Holders.

     (c) All instructions received by the Escrow Agent from Glenayre must be signed by an authorized representative of Glenayre, as shown on Schedule 3 hereto (an "Authorized Representative"). Instructions received from the Equity Holders' Representative will be signed by the Equity Holders' Representative, that individual's specimen signature being found on the execution page of this Agreement.

     2.   Appointment  of the  Escrow Agent.   The  Escrow Agent  is hereby
appointed Escrow Agent with respect to the "Escrow" as that term is herein defined.

     3. The Escrow. Concurrently with the execution and delivery hereof, Glenayre has delivered to the Escrow Agent certificates representing the shares of Common Stock of Glenayre described on Schedule 1 hereto and executed blank stock powers with respect to such certificates. Such shares, together with (1) all shares issued in payment or distribution of any stock dividend on or split-up or other recapitalization of, or in respect of, any such escrowed shares, and any securities or other property issued or distributed with respect to such shares in connection with any merger, consolidation or liquidation of Glenayre and (2) shares of Glenayre Common Stock issued upon the exercise of Forfeitable Options are referred to herein as the "Escrowed Shares." Glenayre will instruct the Glenayre Transfer Agent to deliver to the Escrow Agent certificates for the shares referred to in (1) and (2) above. Any cash or property other than capital stock of Glenayre, including any dividends paid on the Escrowed Shares (except any portion of such dividends necessary for the Indemnifying Equity Holders to pay taxes on such dividends), which is delivered to the Escrow Agent to be held hereunder (together with any interest or other income earned thereon) is referred to herein as "Escrowed Funds." Glenayre will instruct the Glenayre Transfer Agent to deliver any cash or property payable upon the Escrowed Shares to the Escrow Agent. The Escrowed Shares and the Escrowed Funds are collectively referred to herein as the "Escrow."

     4. The Escrow Agent's Duties. Except as may be otherwise provided in paragraph 24, in which event the special instructions in said paragraph 24 shall be controlling, the Escrow Agent shall hold the Escrow in safe-keeping and deliver the same or any part thereof, only as set forth in this Agreement.

     (a) Term of Escrow. Except as provided in subsection (d) hereof, the Escrow shall not be released by the Escrow Agent until the Expiration Date.

     (b) Escrowed Shares. The Escrow Agent shall hold the Escrowed Shares and shall not release such shares or otherwise allow such shares to be sold or transferred other than pursuant to the terms of this Agreement.

     (c) Formula for Number of Escrowed Shares to be Returned to Glenayre. To the extent that Escrowed Shares are applied to any portion of a Loss pursuant to Paragraph 5 herein, the number of Escrowed Shares to be so applied shall be determined by Glenayre pursuant to the terms of the Acquisition Agreement and shall be set forth in the Notice of Claim delivered to the Escrow Agent. Such Escrowed Shares to be so returned to Glenayre shall be allocated among the Indemnifying Shareholders in accor-dance with Paragraph 5(e) herein.

     (d) Investment of Escrowed Funds. The Escrow Agent shall invest cash balances each day in such money market or other short-term investment funds as shall be specified in writing by the Equity Holders' Representative named. Such money market or short-term investment funds may include any open-end or closed-end management investment trust or investment company registered under the Investment Company Act of 1940, as amended, for which the Escrow Agent or one of its affiliates acts as investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manager or otherwise, and any fees paid to the Escrow Agent or its affiliate by such fund shall be in addition to the fees and expenses owed to the Escrow Agent under this Agreement.

     (e)  Distribution of the Escrow.


          (i) The Escrow Agent shall apply the Escrow to any Loss, and distribute the Escrow to Glenayre, in accordance with para-graph 5 of this Agreement,

          (ii) Not later than five Business Days after the Expiration Date, the Escrow Agent shall deliver to the Equity Holders' Representative (for delivery to the Indemnifying Shareholders) the Escrow then held by the Escrow Agent, less the Escrow for which a Notice of Claim was received by the Escrow Agent prior to the Expiration Date; and such Escrow so distributed to the Indemnifying Shareholders shall be allocated among the Indemnify-ing Shareholders in accordance with their proportionate percent-ages of the Escrow as shown on Schedule 4 attached hereto. Any retained Escrow shall, upon final determination or settlement of the Loss being determined or contested, be applied thereto in accordance with paragraph 5 of this Agreement and any balance delivered to the Indemnifying Shareholders in accordance with their then respective interests in the retained Escrow.

     5.   Application of Indemnity Pool to a Loss.

     (a) At any time prior to the Expiration Date, Glenayre may give the Escrow Agent and the Equity Holders' Representative a Notice of Claim, together with notice that Glenayre intends to apply all or a part of the Indemnity Pool (in the manner provided in paragraph 5(e) of this Agreement) to the payment of the Loss specified in such Notice of Claim. In the event that a Loss has not been liquidated or determined, Glenayre may, at any time prior to the Expiration Date, give the Escrow Agent and the Equity Holders' Representative a Notice of Claim in which Glenayre describes the general nature of the Indemnity Claim and makes a good faith estimate of the Loss.

     (b) If the Equity Holders' Representative does not give written notice to Glenayre and the Escrow Agent, within 30 days after the giving of such Notice of Claim, that he protests the proposed application of the Indemnity Pool to the Loss as specified in such Notice of Claim, then the Indemnity Pool shall be applied to such Loss as set forth in such Notice of Claim.

     (c) If the Equity Holders' Representative does give written notice to Glenayre and the Escrow Agent, within 30 days after the giving of such Notice of Claim, that he protests the proposed application of the Indemnity Pool to the Loss as specified in such Notice of Claim, then the proposed application shall be referred by Glenayre to, and settled by, binding arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association. The arbitration panel or arbitrator (as applicable) shall be selected as provided in subsection 5(d) of this Agreement. The arbitration panel or arbitrator (as applicable) shall determine the amount, if any, of such proposed application which is proper. The venue of the arbitral proceedings shall be in Mecklenburg County, North Carolina. The proceedings shall be governed by the Rules of Commercial Arbitration of the American Arbitration Association. In reaching a decision, the arbitration panel or arbitrator (as applicable) shall apply the principles of law that a North Carolina court, in applying North Carolina law, would use in the event of litigation on the same issues. The decision rendered by the arbitration panel or arbitrator (as applicable) shall be final and binding on Glenayre, the Indemnifying Equity Holders, the Equity Holders' Representative and the Escrow Agent. Judgment on the award rendered by the arbitration panel or arbitrator (as applicable) may be entered in any court having jurisdiction thereof. Each of Glenayre and the Indemnifying Equity Holders shall bear its or their own attorneys' fees, fees for expert witnesses and all other costs incurred by it or them in connection with the Indemnity Claim which is the subject of the arbi-tration. Glenayre and the Indemnifying Equity Holders shall share equally any attorneys' fees, fees for expert witnesses and all other costs incurred by the Escrow Agent in connection with the arbitration of such indemnifica-tion claim (including without limitation costs incurred by Glenayre pursuant to paragraph 15(b) hereof) and any fees charged by the arbitrators or the American Arbitration Association.

     (d) Promptly after receiving notice of protest from the Equity Holders' Representative under subsection 5(c), Glenayre shall name a suitable professionally qualified individual to serve as an arbitrator on the arbitration panel to determine the Indemnity Claim and shall give the Equity Holders' Representative notice thereof; within 10 days after such notice, the Equity Holders' Representative shall name a second suitable professionally qualified individual to serve as an arbitrator on such arbitration panel; and the two individuals so named shall agree upon and name a third individual to serve as an arbitrator on such arbitration panel. In the event that the Equity Holders' Representative does not name a second individual to serve on the arbitration panel within such 10-day period, then the arbitrator named by Glenayre shall serve as the sole
arbitrator.   In the event that  the two individuals named  by Glenayre and the Equity Holders' Representative, respectively, cannot agree on a third member within 10 days, then the selection of a third individual to serve on the arbitration panel shall be made by the American Arbitration Association or, if the American Arbitration Association fails to choose an arbitrator within 15 days after request, by the Chief Resident Superior Court Judge of Mecklenburg County, North Carolina.

     (e) Each Indemnifying Equity Holder shall be liable for his, her or its Proportionate Percentage (as shown on Schedule 4 hereto) of any Loss, provided that no Indemnifying Equity Holder shall be liable for any Loss in excess of his, her or its total interest in the Indemnity Pool. The liability of each Indemnifying Equity Holder as so determined may be satisfied, at the written direction of the Equity Holders' Representative to Glenayre and the Escrow Agent within 30 days after such Notice of Claim is given to the Equity Holders' Representative (or, if such Indemnity Claim is contested pursuant to paragraph 5 of this Agreement, within 30 days after final resolution of such Indemnity Claim), by the Escrow Agent's payment of Escrowed Funds to Glenayre, the Escrow Agent's delivery of the Escrowed Shares to the Glenayre Transfer Agent for transfer to Glenayre, the forfeiture of Forfeitable Options, or any combination of the foregoing. The Escrow Agent will not be required to take any action to cause the forfeiture of Forfeitable Options. In the absence of any such direction by the Equity Holders' Representative within the 30-day period described above, the Proportionate Percentage of a Loss by such Indemnifying Equity Holder shall be satisfied in accordance with the directions specified by Glenayre in the Notice of Claim with respect to such Loss. For purposes of applying the Indemnity Pool to a Loss to satisfy the indemnity obligation of any Indemnifying Equity Holder, (1) the value of any Escrowed Funds so applied shall be the dollar amount (or fair market value, as applicable) of such Escrowed Funds as of the date of such application, (2) the value of any Escrowed Shares so applied shall be the number of such Escrowed Shares, multiplied by the Closing Value and (3) the value of any Forfeitable Options so applied shall be the sum of the Spreads for such Forfeitable Options.

     6.   Escrow Agent's Authority to Act.

     (a) The Escrow Agent may act in accordance with the terms of this Agreement upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document which it in good faith believes to be genuine.

     (b) The Escrow Agent shall be deemed to have properly delivered any item of Escrow upon (i) placing the item in the United States mail in a suitable package or envelope with first class prepaid postage affixed, addressed to the addressee at such addressee's address as set forth in this Agreement or such other address as the party shall have furnished to the Escrow Agent in writing; (ii) delivery in person at the Escrow Agent's offices; or (iii) delivery in any other manner pursuant to written instruc-tions of the person to whom delivery is to be made.

     (c) In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, the Escrow Agent shall not be liable to anyone for damages, losses or expenses which may be incurred as a result of the Escrow Agent so acting or failing to so act; provided, however, the Escrow Agent shall not be relieved from liability for damages arising out of its proven gross negligence or willful miscon-duct under this Agreement.

     7. Other Agreements. The Escrow Agent is not a party to, nor is it bound by, any other agreement or undertaking between Glenayre and the Indemnifying Equity Holders, the Equity Holders' Representative or any of them, or any of them and other persons, it being the intention of the parties hereto that the Escrow Agent assent to and be obligated to give consideration only to the terms and provisions hereof. Unless otherwise provided in paragraph 24, the Escrow Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of any of Glenayre, the Indemni-fying Equity Holders or the Equity Holders' Representative with respect to arrangements or contracts with each other or with others, the Escrow Agent's sole duty hereunder being to hold the Escrow and to dispose of and deliver the same in accordance with instructions given to it as provided in paragraphs 4 and 5 of this Agreement.

     8.   Standard of Care.

     (a) The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent.

     (b) If the Escrow Agent is required by the terms hereof to determine the occurrence of any event or contingency, the Escrow Agent shall, in making such determination, be liable only for its proven willful misconduct or gross negligence, as determined in light of all the circumstances, including the time and facilities available to it in the ordinary conduct of its business. In determining the occurrence of any such event or contingency the Escrow Agent may request from Glenayre or any of the Indemnifying Equity Holders or the Equity Holders' Representative or any other person such reasonable additional evidence as the Escrow Agent in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including without limitation, Glenayre or any of the Indemnifying Equity Holders or the Equity Holders' Representative, and the Escrow Agent shall not be liable for any damages resulting from its delay in acting hereunder pending its receipt and examination of additional evidence requested by it.

     (c) Whenever the Escrow Agent is required by the terms hereof to take action upon the occurrence of any event of contingency, the time prescribed for such action shall in all cases be a reasonable time after written notice received by the Escrow Agent for the happening of such event or contingency; provided, however, that this provision shall not be deemed to limit or reduce the time allowed the Escrow Agent for action as provided in paragraph 8(b).

     9. Limitation on Liability. The Escrow Agent shall not be responsi-ble or liable to Glenayre, any of the Indemnifying Equity Holders or the
Equity Holders' Representative or to any other person in any manner whatsoever for the sufficiency, correctness, genuineness, effectiveness or validity of any of the Escrow, or for the form or execution thereof, or for the identity or authority of any person executing or depositing the same. The Equity Holders' Representative represents and warrants that he is authorized as agent and attorney-in-fact to make and enter into this Agreement on behalf of the Indemnifying Equity Holders. The Escrow Agent is authorized by each of the Glenayre and the Equity Holders' Representa-tive to rely upon all representations, both actual and implied, of each of Glenayre and the Equity Holders' Representative and all other persons relating to this Agreement and/or the Escrow, including without limitation representations as to marital status, authority to execute and deliver this Agreement, notifications, receipts or instructions hereunder, and relation-ships among persons, firms, corporations or other entities, including those authorized to receive delivery hereunder, and the Escrow Agent shall not be liable to any person in any manner by reason of such reliance. The duties of the Escrow Agent hereunder shall be only to Glenayre and the Equity Holders' Representative, their respective successors, heirs, assigns, executors and administrators and to no other person, firm, corporation or other entity whatsoever.

     10. Time of Performance. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance. Whenever time is referred to in this Agreement, it shall be the time recognized by the Escrow Agent in the ordinary conduct of its normal business transactions.

     11. Death, Disability, etc. The death, disability, bankruptcy, insolvency, reorganization or absence of any of Glenayre, the Equity Holders' Representative or any of the Indemnifying Equity Holders shall not affect or prevent performance by the Escrow Agent of its obligations or its right to rely upon instructions received hereunder.

     12. Examination of the Escrowed Shares. Glenayre or the Equity Holders' Representative may examine the certificates for the Escrowed Shares during the regular business hours of the Escrow Agent; such examina-tion shall, however, be permitted only in the presence of an officer of the Escrow Agent.

     13.  Remedies of the Escrow Agent.

     (a) As additional consideration for and as an inducement for the Escrow Agent to act hereunder, it is understood and agreed that in the event of any disagreement between the parties to this Agreement or in the event any other person or entity claims an interest in the Escrow or any part thereof, and such disagreement or claim results in adverse claims and demands being made by them or any of them in connection with or for any part of the Escrow, the Escrow Agent shall be entitled, at the option of the Escrow Agent, to refuse to comply with the instructions or demands of the parties to this Agreement, or any of such parties, so long as such disagreement or adverse claim shall continue. In such event, the Escrow Agent shall not be required to make delivery or other disposition of the Escrow. Anything herein to the contrary notwithstanding, the Escrow Agent shall not be or become liable to Glenayre, the Equity Holders' Representa-tive or the Indemnifying Equity Holders or any of them for the failure of the Escrow Agent to comply with the conflicting or adverse demands of Glenayre or the Equity Holders' Representative or any of such parties or of any other persons or entities claiming an interest in the Escrow or any part thereof. The Escrow Agent shall be entitled to refrain and refuse to deliver or otherwise dispose of the Escrow or any part thereof or to otherwise act hereunder, as stated above, unless and until (i) the rights of the parties and all other persons and entities claiming an interest in the Escrow have been duly determined in accordance with paragraph 5(c) or
(ii) the parties to this Agreement and such other persons and entities have reached an agreement resolving their differences and have notified the Escrow Agent in writing of such agreement and have provided the Escrow Agent with indemnity satisfactory to it against any liability, claims or damages resulting from compliance by the Escrow Agent with such agreement. In addition to the foregoing, the Escrow

Agent  shall have  the right to
tender into the registry or custody of any court having jurisdiction, any part of or all of the Escrow. Upon such tender, the parties hereto agree that the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation hereun-der earned prior to such filing and discharge of the Escrow Agent of its duties hereunder.

     (b) While any arbitration or proceeding arising out of or relating to this Agreement or the Escrow is pending, whether the same be initiated by the Escrow Agent or by others, the Escrow Agent shall have the right at its option to stop all further performance of this Agreement and performance of instructions (except its duty to safekeep the Escrow and to invest Escrowed Funds) until all differences shall have been resolved by agreement or until the rights of all parties shall have been fully and finally determined in accordance with paragraph 5(c) hereof. The rights of the Escrow Agent under this paragraph are in addition to all other rights which it may have by law or otherwise.

     14.  Reliance on Counsel.

     The Escrow Agent may from time to time consult with legal counsel of its own choosing in the event of any disagreement, controversy, or question or doubts as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion or instructions of such counsel. Any such fees and expenses of such legal counsel shall be considered part of the fees and expenses of the Escrow Agent described below.

     15.  Fees and Expenses.

     (a) Glenayre hereby agrees to pay the Escrow Agent for its ordinary services hereunder the fees determined in accordance with, and payable as specified in, the Schedule of Fees set forth in Schedule 5, attached hereto. In addition, Glenayre hereby agrees to pay to the Escrow Agent its expenses incurred in connection with this Agreement, including, but not limited to, legal fees and expenses, in the event the Escrow Agent deems it necessary to retain counsel. Such expenses shall be paid to the Escrow Agent within 10 days following receipt by Glenayre of a written statement setting forth such expenses.

     (b) Glenayre agrees that in the event any controversy arises under or in connection with this Agreement or the Escrow, or the Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agree-ment or the Escrow, to pay to the Escrow Agent reasonable compensation for its extraordinary services and to reimburse the Escrow Agent for all cost and expenses associated with such controversy or litigation, including, but
not limited to legal fees and expenses. The Escrow Agent shall give Glenayre notice prior to incurring any such fees, costs or expenses, and an estimate of the amount of such fees, costs and expenses.

     (c) Each of Glenayre and the Equity Holders' Representative warrant and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrow or any part thereof; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrow or any part thereof; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow or any part thereof or to file any financing statement under the Uniform Commer-cial Code of any jurisdiction with respect to the Escrow or any part thereof.

     (d) In the event fees and expenses of the Escrow Agent are to be paid pursuant to paragraph 24 hereof, it is understood and agreed by Glenayre and the Indemnifying Equity Holders that such fees and expenses are in addition to those described above and that such fees and expenses shall be subject to periodic review and modification by the Escrow Agent as deter-mined by the Escrow Agent in its sole discretion.

     16. Effective Date. The effective date of this Agreement shall be the date hereof.

     17. Termination and Resignation. Unless sooner terminated as hereinafter provided, this Agreement shall terminate without action of any party when all of the terms hereof shall have been fully performed. The Escrow Agent or any successor hereunder may resign and be discharged from its duties or obligations hereunder by giving notice in writing to Glenayre and the Equity Holders' Representative of such resignation specifying a date when such resignation shall take effect, provided that upon such resignation shall not be effective until the Escrow Agent shall turn over the Escrow Amount to a successor agreed to by Glenayre and the Equity Holders' Representative.

     18.  Counterparts.   This Agreement  may be executed  in counterparts,
each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

     19.  Assignment  of Interests.   None of Glenayre  or the Indemnifying
Equity Holders shall assign or attempt to assign or transfer his or its interest hereunder or any part thereof.

     20. Amendments. This Agreement cannot be amended or modified except by another agreement in writing signed by all the parties hereto or by their respective successors in interest.

     21.  Headings.    The  paragraph  headings contained  herein  are  for
convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this agreement.

     22. Governing Law. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of North Carolina.

     23.  Withholding; Investment of Escrow.

     (a) The Escrow Agent shall not be responsible or liable for determi-nation or payment of any taxes assessed against the Escrow or the income therefrom nor for the preparation or filing of any tax returns other than withholding required by statute or treaty. Each of Glenayre and the Equity Holders' Representative agrees to provide the Escrow Agent any information necessary to perform any such required withholding and the Escrow Agent shall be entitled to rely on such information. The Escrow Agent will establish the account holding the Escrow under the TIN of the Equity Holders' Representative; if Escrow Agent is responsible for tax reporting as set forth in paragraph 23, it will be rendered under the aforementioned TIN. A W-9 certifying to the party's withholding status in the form set forth on Schedule 6 attached hereto will be completed at closing.

     (b) The Escrow Agent may make any and all investments through its own bond or investment department. The Escrow Agent shall not be held liable or responsible for the quality or diversity of the assets constituting the Escrow or for any loss or depreciation in the value of such assets or any loss resulting from any investment made by the Escrow Agent in accordance with the terms of this Agreement. If the Escrow Agent is required to sell or otherwise redeem or liquidate any part of the Escrowed Funds prior to its maturity, the parties hereto agree that the Escrow Agent shall not be personally liable for any loss to the Escrow (including either principal or income) or other costs incurred as a result of any such early redemption or liquidation.

     24. Indemnification and Hold Harmless. Glenayre and the Equity Holders' Representative (but only as agent and attorney-in-fact for the Indemnifying Equity Holders) hereby agree jointly and severally to indemni-fy and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder or the performance of its duties hereunder. Such indemnity includes, without limitation, all losses, damages, liabilities and expenses (including counsel fees and expenses) incurred in connection with any litigation
(whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this paragraph 24 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

     25. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile numbers specified below:

     If to Glenayre:

          Glenayre Technologies, Inc.
          520 Madison Avenue, 35th Floor
          New York, New York 10022-4213
          Attention: Clarke H. Bailey

          Facsimile No.:  (212) 935-4299

          and

          Glenayre Electronics, Inc.
          4201 Congress Street, Suite 455
          Charlotte, North Carolina  28209
          Attention: Stan Ciepcielinski

          Facsimile No.: (704) 553-7878



          with a copy to:

          Kennedy Covington Lobdell & Hickman, L.L.P.
          NationsBank Corporate Center, Suite 4200
          100 North Tryon Street
          Charlotte, North Carolina 28202
          Attention:  Eugene C. Pridgen, Esq.

          Facsimile No.:  (704) 331-7598

     If to the Equity Holders' Representative:

          Frank Hegarty

          2114 Lyon Avenue
          Belmont, California 94002

     If to the Escrow Agent:

          NationsBank of North Carolina, N.A.
          Corporate Trust Department
          NationsBank Plaza, NC1-002-08-04
          Charlotte, North Carolina  28255
          Attention:  Teresa A. Davis

          Facsimile No.:  (704) 386-6472

     26. Reports. At least quarterly, the Escrow Agent shall provide Glenayre and the Equity Holders' Representative with a full accounting of the Escrow and a report of all transactions regarding the Escrow (including receipts, investments and disbursements) not previously reported.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed this _______ day of _____________, 1995.


                              GLENAYRE TECHNOLOGIES, INC.


                              By:________________________________
                              Title:_____________________________



                              "EQUITY HOLDERS' REPRESENTATIVE"


                              ___________________________________
                              Frank Hegarty, as Agent and Attorney-
                              in-Fact for the Indemnifying Equity
                              Holders

                              TIN:_______________________



                              NATIONSBANK OF NORTH CAROLINA, N.A.,
                              Escrow Agent


                              By:________________________________
                              Title:_____________________________


ATTACHMENTS

Schedule 1 -   Indemnifying Equity Holders and Description of Escrow
Schedule 2 -   MUX Option Holders and Forfeitable Options
Schedule 3 -   Glenayre Authorized Representative(s)
Schedule 4 -   Indemnifying Equity Holders' Proportionate Percentages
Schedule 5 -   Fee Schedule
Schedule 6 -   Form W-9

                                 SCHEDULE 1

           INDEMNIFYING EQUITY HOLDERS AND DESCRIPTION OF ESCROW

                                 SCHEDULE 2

                 MUX OPTION HOLDERS AND FORFEITABLE OPTIONS

                                 SCHEDULE 3

                   GLENAYRE AUTHORIZED REPRESENTATIVE(S)

                                 SCHEDULE 4

           INDEMNIFYING EQUITY HOLDERS' PROPORTIONATE PERCENTAGES

                                 SCHEDULE 5

                                FEE SCHEDULE

     [fee schedule to come]

     Out of pocket expenses such as, but not limited to, postage, courier, insurance, long distance telephone, stationery, travel, legal or account-ing, etc., will be billed at cost.

     The initial and annual fee are due at closing.

     These fees do not include extraordinary services which will be priced according to time and scope of duties.

     It is acknowledged that the schedule of fees shown above are accept-able for the services mutually agreed upon and the undersigned authorizes NationsBank to perform said services.

                                 SCHEDULE 6

                                  FORM W-9

                                                                  EXHIBIT E


           OPINION OF KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.


                                   [Date]


Western Multiplex Corporation
300 Harbor Boulevard
Belmont, California  94002

     Re: Acquisition Agreement dated as of January 3, 1995 (the "Acquisi-tion Agreement") by and among Glenayre Technologies, Inc. ("Glen-ayre"), MUX Acquisition Corp. ("Merger Sub"), Western Multiplex Corporation ("MUX") and Certain Equity Holders of MUX

Ladies and Gentlemen:

     We have acted as counsel to Glenayre Technologies,Inc. and its wholly-owned subsidiary, MUX Acquisition Corp. ("Merger Sub"), in connection with the merger (the "Merger") of Merger Sub with and into MUX pursuant to the terms of the Acquisition Agreement. This opinion is given to you pursuant to Section 8.2(c) of the Acquisition Agreement. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement.

     In rendering the opinions set forth below, we have examined originals or copies of the Acquisition Agreement and the Agreement of Merger (such documents being referred to herein individually as a "Transaction Document" and collectively as the "Transaction Documents") and originals or copies, certified or otherwise identified to our satisfaction, of such other docu-ments, corporate records and certificates of public officials and corporate officers, and have made such investigations of fact and law, as we have deemed relevant and necessary as a basis for such opinions.

     In giving the opinions expressed herein and making our investigations in connection herewith, we have assumed (a) the due authorization, execu-tion and delivery by the parties thereto other than Glenayre and Merger Sub of the documents examined by us, (b) the genuineness of all signatures of individuals, (c) the due existence of all corporations other than Glenayre and Merger Sub and the personal legal capacity of all individual signa-tories, (d) the authenticity of all documents presented to us as originals,
(e) the conformity to the originals of all documents presented to us as copies, and (f) the integrity and completeness of the corporate minute books of Glenayre and Merger Sub presented to us for our

Western Multiplex Corporation
_____________, 1995
Page 2


examination, and we have no reason to believe that the foregoing assumptions are unwarranted.

     We have also assumed that the Transaction Documents and the transac-tions evidenced thereby, are valid, binding and enforceable against all parties thereto other than Glenayre and Merger Sub.

     Based upon and subject to the foregoing, and subject to the comments and qualifications set forth below, we are of the opinion that:

     1. Glenayre is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     2. Glenayre and Merger Sub each has all requisite corporate power and authority to conduct its business, own, lease and operate its properties and to enter into and perform its obligations under the Transaction Documents.

     3. The execution, delivery and performance by Glenayre and Merger Sub of the Transaction Documents have been duly authorized by all necessary action on the part of Glenayre and Merger Sub. The Transaction Documents have been duly executed and delivered by Glenayre and Merger Sub, and assuming the due execution and delivery by the other parties thereto, each Transaction Document constitutes the legal, valid and binding obligation of Glenayre and Merger Sub, enforceable against them in accordance with their respective terms.

     4. The execution and delivery by Glenayre and Merger Sub of the Transaction Documents do not, and the consummation of the trans-actions contemplated thereunder and compliance by Glenayre and Merger Sub with the terms, conditions and provisions of the Transaction Documents will not, contravene or result in any breach or default under (i) any provision of the certificate or articles of incorporation or bylaws of either Glenayre or Merger Sub, (ii) to our knowledge, any law, statute, rule or regulation of any administrative agency or governmental body, or any judg-ment, order, writ, stipulation, injunction, award or decree of any federal or North Carolina court, arbiter,

Western Multiplex Corporation
_____________, 1995
Page 3


          administrative
          agency or governmental body or (iii) any of the terms, conditions or provisions of any material contract, undertaking, indenture or other agreement or instrument binding on Glenayre or Merger Sub and known to us.

     5. Except for the filing of the Agreement of Merger with the Cali-fornia Secretary of State and certain other filings not yet due as of the date hereof, no authorization, approval or consent of, or declaration or filing with, or taking of any action in respect of or by, any federal or North Carolina governmental authority or regulatory body, is necessary or required in connection with the execution and delivery by Glenayre and Merger Sub of the Transac-tion Documents or the performance by Glenayre or Merger Sub of their respective obligations thereunder.

     6. Upon the filing of the Agreement of Merger with the California Secretary of State, together with appropriate officers' certifi-cates and tax clearance certificates as required by the Califor-nia General Corporation Law (the "CGCL"), the Merger shall be effective in accordance with the CGCL.

     7. The authorized capital stock of Glenayre consists of 50,000,000 shares of Common Stock, $.02 par value per share ("Glenayre Common Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value per share. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding and owned by Glenayre.

     8. The shares of Glenayre Common Stock to be issued in the Merger, when issued upon the terms and for the consideration set forth in the Acquisition Agreement and the Agreement of Merger, will have been duly authorized and will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive rights.

     9. The shares of Glenayre Common stock to be issued in the Merger have been approved for listing on the NASDAQ National Market System.

Western Multiplex Corporation
_____________, 1995
Page 4


     10. We have been informed by the Securities and Exchange Commission that the Registration Statement on Form S-4 has become effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been instituted or threatened by the Commission.

     Our opinions set forth above are subject to the following additional qualifications:

     (i) Enforcement of the Transaction Documents may be limited by bankruptcy, insolvency, reorganization, fraudulent convey-ance, moratorium or similar state or federal debtor relief laws in effect from time to time and which affect the en-forcement of creditors' rights in general.

     (ii) Enforcement of the Transaction Documents is subject to the effect of general principles of equity and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     (iii) Any part of the opinion set forth above relating to compli-ance with or a lack of violation of the provisions of any laws, statutes, rules or regulations, or relating to the obtaining of all necessary governmental or regulatory ap-provals, is based solely upon a review of those authorities which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

     (iv) Opinions or statements herein given "to our knowledge" or qualified as "known to us" and the factual matters on which we have relied in giving other opinions herein (except for our opinions as to corporate matters that we have given in reliance upon our own investigation of the minute books of Glenayre and Merger Sub and certificates of public officials and officers of Glenayre and Merger Sub) are based upon (a) information coming to the attention of the lawyers in our firm who have given substantive attention to the transac-tions contem-

Western Multiplex Corporation
_____________, 1995
Page 5




               plated by the Transaction Documents and (b) the representations and warranties of Glenayre and Merger Sub contained in the Acquisition Agreement. We have made no re-view of the public record.

     (v) We are licensed to practice law in the State of North Caro-lina. Our opinions expressed above are limited to the laws of the State of North Carolina and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction, including principles of con-flict of laws. As to matters governed by California law, we have relied upon the opinion of__________________- _____, California counsel, for purposes of this opinion letter.

     The opinions expressed herein may be relied upon by MUX, its Board of Directors and its counsel, and may not be relied upon by any other party without the prior written consent of the undersigned.

                              Very truly yours,

                                                                  EXHIBIT F

               FORM OF SHILLING & KENYON, INC. COMFORT LETTER

[effective date of registration statement]

Board of Directors
Western Multiplex Corporation
     and
Board of Directors
Glenayre Technologies, Inc.

Ladies and Gentlemen:

     We have audited the consolidated financial statements of Western Multiplex Corporation ("MUX") and subsidiary as of June 30, 1994 and for the year ended June 30, 1994 included in the registration statement on Form S-4 filed by Glenayre Technologies, Inc. ("Glenayre") under the Securities Act of 1933 (the "Act"). Such registration statement [, as amended as of [effective date of registration statement],] is herein referred to as the "Registration Statement."

     In connection with the Registration Statement:

     1. We are independent accountants with respect to MUX within the meaning of the Act and the applicable published rules and regulations thereunder.

     2. In our opinion, the financial statements audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder with respect to registration statements on Form S-4.

     3. We have not audited any financial statements of MUX as of any date or for any period subsequent to June 30, 1994; although we have conducted an audit for the year ended June 30, 1994, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of June 30, 1994 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of [date of interim balance sheet included in S-4]; the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity for the ________ month periods ended [dates of interim financials in S-4] included in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to June 30, 1994.

     4. For purposes of this letter, we have read the minutes of the meetings of the stockholders and the Board of Directors of MUX and its subsidiary, and of the Compensation and Audit Committees of the Board of Directors of MUX during the fiscal year ended June 30, 1994, as set forth in the minute books at [five days prior to effective date of the registra-tion statement], officials of MUX having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the [insert applicable date(s)] Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of MUX have represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to [five days prior to effective date of the registration statement] (our work did not extend to the period from [four days prior to effective date of the registration statement] to [effective date of registration statement]) as follows:

          a. With respect to the __________ month periods ended [dates of interim financials in S-4], we have:

               (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated balance sheet [date of interim financials in S-4], the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity for the __________ month periods ended [dates of interim financials in S-4] included in the Registration State-ment; and

               (2) inquired of certain officials of MUX who have responsi-bility for financial and accounting matters whether the unaudited consoli-dated financial statements referred to under subparagraph a(1) above comply as to form in all material respects with the applicable accounting require-ments of the Act and the published rules and regulations thereunder.

          b. With respect to the period from [period from date of interim financials to most recent month-end], we have:

               (1) read the unaudited consolidated financial data of MUX and subsidiaries for October and November [add other months up to date of filing of Form S-4] of both 1994 and 1993 furnished us by MUX, officials of MUX having advised us that no such financial data as of any date or for any period subsequent to [month-end immediately preceding date of filing of S-4] were available; and

               (2) inquired of certain officials of MUX who have responsi-bility for financial and accounting matters as to whether the unaudited financial data referred to under subparagraph b(1) above are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.

     The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessar-ily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

     5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

          a. (i) the unaudited consolidated financial statements described in subparagraph 4(a)(1) above, included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or (ii) any material modifications should be made to the unaudited consolidated financial statements described in subparagraph 4(a)(1) for them to be in conformity with generally accepted accounting principles; or

          b. (i) at [month-end immediately preceding date of filing of S-4] there was any material change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of MUX and subsidiary consolidated as compared with amounts shown in the [date of interim balance sheet in Form S-4] consolidated balance sheet included in the Registration Statement or
(ii) for the period from [period from date of interim financials to most recent month-end], there were any decreases, as compared with the corre-sponding period in the preceding year, in consolidated net sales or in the total or per share amounts of income before extraordinary items or of net income, except in all instances for changes or decreases which the Regis-tration Statement discloses have occurred or may occur.

     6. As mentioned under subparagraph 4(b), MUX officials have advised us that no consolidated financial data as of any date or for any period subsequent to [month-end immediately preceding date of filing of S-4], are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [month-end immediately preceding date of filing of S-4], have, of necessity, been even more limited than those with respect to the periods referred to in paragraph 4. We have made inquiries of certain officials of MUX who have responsibility for financial and accounting matters as to whether there was any material change at [five days prior to effective date of registration statement] in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of MUX and its subsidiary consolidated as compared with amounts shown on the [date of interim balance sheet in Form S-4] consolidated balance sheet included in the Registra-
tion Statement.    On the  basis  of these  inquiries  and our
reading of the minutes as described in paragraph 4, nothing came to our attention that caused us to believe that there was any change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

     Glenayre may, upon reasonable notice, ask for additional comfort with respect to any items included or referred to in the Registration Statement.

     This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,

                                                                  EXHIBIT G

           FORM OF SHILLING & KENYON, INC. COMFORT LETTER UPDATE

[date of MUX shareholders' meeting]

Board of Directors
Western Multiplex Corporation
     and
Board of Directors
Glenayre Technologies, Inc.

Ladies and Gentlemen:

     We refer to our letter of [effective date of registration statement]
relating to the Registration Statement (No.    ) of Glenayre Technologies,
Inc. We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter, except that for purposes of this letter:

     1. [The Registration Statement to which this letter relates is as amended as of [].] [Insert date if registration statement has been amended; otherwise delete paragraph].

     2. The reading of minutes described in paragraph 4 of that letter has been carried out through [five days prior to date of MUX shareholders' meeting].

     3. The procedures and inquiries covered in paragraph 4 of that letter were carried out to [five days prior to date of MUX shareholders' meeting] (our work did not extend to the period from [four days prior to date of MUX shareholders' meeting] to [date of MUX shareholders' meeting], inclusive).

     4. The period covered in subparagraph 4(b) of that letter is changed to the period from [date immediately following date of interim financials in Form S-4] to _______________; officials of MUX having advised us that no such financial statements as of any date or for any period subsequent to were available.

     5. The references to [most recent month-end prior to date of filing of Form S-4] in paragraph 5(b) of that letter are changed to
     .

     6. The references to [most recent month-end prior to date of filing of Form S-4] and [five days prior to effective date of the registration
statement] in paragraph 6 of that letter are changed to               , and
[five days prior to date of MUX shareholders' meeting], respectively.

     This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of MUX in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,

                                                                  EXHIBIT H

                  OPINION OF GRAY CARY WARE & FRIEDENRICH

     1. The Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to conduct its business, own, lease and operate its properties and enter into the Acquisition Agreement and the Agreement of Merger (the "Agreements") and perform its obligations thereun-der. Western Multiplex International Sales Corporation, a subsidiary of the Corporation ("MUX Sub"), has been duly incorporated and is validly existing in good standing under the laws of the State of California, with corporate power and authority to conduct its business and own, lease and operate its properties.

     2. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action of the Corporation. The Agreements have been duly executed and delivered by the Corporation, and the Acquisition Agreement has been duly executed and delivered by the Principal Shareholders. The Merger has been duly and validly approved by the shareholders of the Corporation in accordance with the General Corpora-tion Law of the State of California (the "CGCL").

     3. The Agreements constitute legally valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms. The Acquisition Agreement constitutes legal valid and binding obligations of the Principal Shareholders and the other Indemnifying Equity Holders who have executed and delivered Acknowledgments, enforceable against them in accordance with its terms. The opinions expressed in this Paragraph 3 are subject to the following limitations, qualifications and exceptions:

          (a) such opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors; and

          (b) enforceability of the Agreements is subject to the effect of general principles of equity and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     4. The execution and delivery of the Agreements by the Corporation, the execution and delivery of the Acquisition Agreement by the Principal Shareholders, and the execution and delivery of the Acknowledgments by the Indemnifying Equity Holders, and the consummation of the Merger by the Corporation pursuant to the Agreements do not (i) to the best of our knowl-edge, violate any (a) federal or California statute, rule or regulation applicable to the Corporation or (b) judgment, order, writ, stipulation, injunction, award or decree of any federal or California court, administra-tive agency or governmental body to which the Corporation or MUX Sub is subject, (ii) violate the provisions of the Governing Documents or (iii) to the best of our knowledge, except for the filing of the Agreement of Merger, require any consents, approvals, authorizations, registrations, declarations or filings by the Corporation under any federal or California statute applicable to the Corporation.

     5. The authorized capital stock of the Corporation consists of 25,000,000 shares of common stock (the "Common Stock"), of which 5,503,695 shares are issued and outstanding. All of the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights under California law and the Governing Documents. To our knowledge based solely on a review of the minute books of the Corporation, options to purchase 2,442,500 shares of Common Stock were outstanding under the Corporation's Incentive Stock Option Plans, which options were not granted in violation of any preemptive rights under California law or the Governing Documents. The authorized capital stock of MUX Sub consists of 2,500 shares of common stock ("MUX Sub Common Stock"), of which 2,500 shares are issued and outstanding and held of record by the Corporation. All of the shares of issued and outstanding MUX Sub Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and, free of preemp-tive rights under California law and the Governing Documents. To our knowledge, except as set forth on Schedule 5.3 or Schedule 5.5 to the Acquisition Agreement, there are no options, warrants or commitments of any character relating to the issued or unissued capital stock of the Corpora-tion or MUX Sub.

     6. Upon the filing of the Agreement of Merger with the California Secretary of State, together with appropriate officers' certificates and tax clearance certificates as required by MUX Sub, the Merger shall be effective in accordance with the CGCL.

                     OPINION OF ROBERT E. MILLER, INC.

     The execution and delivery of the Agreements by the Corporation, the execution and delivery of the Acquisition Agreement by the Principal Shareholders, and the execution and delivery of the Acknowledgments by the Indemnifying Equity Holders, and the consummation of the Merger by the Corporation pursuant to the Agreements do not result in the breach of or a default under any of the material agreements set forth in Schedule 5.11(f) to the Acquisition Agreement.



                                     2

                                                                  EXHIBIT I

                          NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is dated as of the __ day of _____, 1995, by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and ___________________("Equity Holder").

                           W I T N E S S E T H :

     WHEREAS, pursuant to the Acquisition Agreement dated as of January 3, 1995 (the "Acquisition Agreement") by and among the Corporation, MUX Acquisition Corp., a California corporation that is a wholly-owned subsid-iary of the Corporation ("Merger Sub"), Western Multiplex Corporation, a California corporation ("MUX"), and certain equity holders of MUX, Merger Sub will be merged with and into MUX, which will become a wholly-owned subsidiary of the Corporation (the "Merger");

     WHEREAS, MUX is in the business of design, manufacture and sale of analog baseband, point-to-point analog microwave radio and point-to-point digital microwave radio products for the industrial (including without limitation utility, railroad, petroleum and exploration companies), communications service providers (including without limitation cellular, specialized mobile radio and interexchange carriers), government and data communications markets (the "Business");

     WHEREAS, the value to the Corporation of the Merger is dependent in part upon the Corporation's ability to have MUX continue the Business and to obtain for its benefit the good will and going concern value associated therewith; and

     WHEREAS, in connection with the Closing under the Acquisition Agree-ment and as a condition thereof and inducement therefor, and in consider-ation of the receipt by the Equity Holder of shares of Common Stock of the Corporation in exchange for his shares of MUX's Common Stock, the Equity Holder has agreed to enter into certain covenants relating to competition and confidentiality as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged by the Equity Holder, the Equity Holder does hereby agree with the Corporation as follows:

     1.  Noncompetition, Non-Disclosure and Related Matters.

     (a) In addition to other terms defined in this Agreement, the follow-ing terms when used in this Agreement shall have the following meanings:

          "Cause" means any of the following: (1) any act of dishon-esty or fraud on the part of the Equity Holder which is intended to result in his substantial personal enrichment at the expense of MUX, MUX Sub or Glenayre, (2) a material violation of the Equity Holder's responsibilities as determined by the Board of Directors of MUX, which is willful and deliberate or (3) the conviction of the Equity Holder (after the exhaustion of all appeals) of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony; provided, however, that Glenayre shall cause MUX to give prior written notice to the Equity Holder describing the conduct which constitutes "Cause" and, in the case of "Cause" under clause (2) above, provide to the Equity Holder a period of 30 days in which to correct such conduct.

          "Competition" means engagement (1) in the Business or (2) in any business which is the same as or substantially similar to the Busi-ness.

          "Customer" means any Person to whom any products, processes, goods or services have heretofore been sold or offered for sale, or from whom purchases thereof have been solicited, at any time during the two years preceding the date of this Agreement, by MUX.

          "Employee" means any individual employed by the Corporation or MUX or any of their affiliates at any time during the Restricted Period.

          "Good Reason" means any of the following without the Equity Holder's express written consent: (1) a significant diminution of, or the assignment to the Equity Holder of any duties or reporting respon-sibilities materially inconsistent with, his status, duties or respon-sibilities as in effect immediately prior to the Merger, except for those which are contemplated by or consistent with the Acquisition Agreement (including Article 3), (2) a reduction by MUX of the Equity Holder's base salary as in effect immediately prior to the Merger or
     (3) the relocation of MUX's principal office by more than 30 miles from the current location of such office.

          "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or other entity.

          "Restricted Period" means the period beginning on the date hereof and ending on the third anniversary of the date hereof.

          "Restricted Territory" means any State of the United States of America.

     (b) The Equity Holder agrees that during the Restricted Period he will not either directly or indirectly:

     (1)  engage in any Competition in any Restricted Territory; or

     (2) be or become an employee, officer, director, shareholder, part-ner, agent or consultant of, or acquire or have any proprietary or other equity interest in, or otherwise participate or assist in the business of, any Person who engages in any Competition in any Restricted Territory; provided, that the Equity Holder may own, directly or indirectly, solely as a passive investment, securities issued by such Person if such securities are publicly traded and do not constitute more than 1% in the aggregate of the outstanding equity securities of such Person.

Provided, however, that the restrictions of this Section 1(b) shall immediately terminate if the Equity Holder's employment by MUX is terminat-ed by MUX without Cause or by the Equity Holder's resignation for Good Reason.

     (c) The Equity Holder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, solicit or enter into any transaction with any Customer for the purpose of any sale to such Customer of products, processes, goods or services the sale of which would constitute Competition.

     (d) The Equity Holder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, induce or attempt to induce any Employee to leave his or her employment with the Corporation or MUX or any of their affiliates.

     (e) The Equity Holder understands that in his capacity as a former shareholder and an employee of MUX, he has obtained "Confidential Informa-tion" relating to the Business. As used herein, the term "Confidential Information" means any information or compilations of information (including without limitation trade secrets, know-how, technology, names, addresses or needs of customers, other customer or supplier lists, formulae, patterns, devices, plans or processes or any other proprietary information relating to the Business) of MUX which is private or confidential in that it is not known or available to the public and gives MUX an opportunity to obtain an advantage over competitors who do not know or use it. The Equity Holder shall not, without the prior written consent of the Corporation, at any time during or after the Restricted Period (1) use or disclose any such Confidential Information outside the Corporation (or its affiliated companies, including MUX), (2) aid in the removal from MUX or delivery to any third party of any such Confidential Information or
(3) sell, exchange or give away or otherwise dispose (or assist therein) of any such Confidential Information now or hereafter owned by MUX, whether or not the same shall or may have been originated, discovered or developed by the Equity Holder. The Equity Holder acknowledges and confirms that he has or claims no proprietary interest in any such information, or in any technology, invention, patent, trademark or other intellectual property of, used or to be acquired by the Corporation, MUX or any of their affiliates at any time during the Restricted Period.

     (f) The Equity Holder acknowledges that, in view of the nature of the Business and the business objectives of the Corporation in entering into this Agreement and the Acquisition Agreement, the restrictions contained in this Section 1 are reasonably necessary to protect the legitimate business interests of the Corporation, and that any violation of such restrictions will result in irreparable injury to the Corporation for which damages will not be an adequate remedy. The Equity Holder therefore acknowledges that if he violates any such restrictions, the Corporation shall be entitled to preliminary and permanent injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.

     (g) If any of the provisions contained in this Section 1 shall for any reason be held to be overly broad as to duration, scope, activity or subject, any such provision shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

     (h) The rights and remedies of the Corporation hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative. Without limiting the generality of the foregoing, the rights and remedies of the Corporation hereunder, and the obligations and liabilities of the Equity Holder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition.

     2. Severability. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or other part of such provision, or of such provision or part thereof under any other circum-stances or in any other jurisdiction.

     3. Governing Law. The construction, validity and enforceability of this Agreement shall be governed by the laws of the State of North Caroli-na.

     4. No Waiver. No failure or delay of the Corporation in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights.

     5. Consent to Jurisdiction. Each of the parties hereby consents and agrees to the non-exclusive jurisdiction of all courts sitting in the State of North Carolina in connection with any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof.

     6. Miscellaneous. This Agreement and the Acquisition Agreement constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the Corporation and the Equity Holder as of the day and year first above written.

                                   GLENAYRE TECHNOLOGIES, INC.


                                       By:
                                       Name:  ___________________________
                                       Title:   __________________________



                                                                     [SEAL]
                                   ____________________

                                                                   EXHIBIT J
                  EQUITY HOLDERS' REPRESENTATIVE AGREEMENT


          THIS EQUITY  HOLDERS' REPRESENTATIVE AGREEMENT  (the "Agreement")
is entered into this ____ day of _________, 1995 by and between           -
     (the "Representative") and the signatories hereto, which signatories are set forth on the attached Exhibit A, who are recipients of a portion of the Merger Consideration and/or Forfeitable Options (which are Glenayre Stock Options received in connection with the Merger in substitution for MUX Stock Options) ("MUX Recipients") in connection with that certain Acquisition Agreement by and among Glenayre Technologies, Inc. ("Glen-ayre"), MUX Acquisition Corp., Western Multiplex Corporation ("MUX") and certain equity holders of MUX, dated as of January ____, 1995 (the "Acqui-sition Agreement"). (Unless otherwise defined herein, terms used in this Agreement shall have the meanings set forth in the Acquisition Agreement.)


                                  RECITALS

          a. Pursuant to the Acquisition Agreement, MUX Acquisition Corp. is to be merged with and into MUX. By the terms of the Acquisition Agreement, shareholders and optionholders of MUX will receive Glenayre shares and/or options to purchase Glenayre Common Stock. A portion of such shares will be held in escrow by NationsBank of North Carolina, N.A. and a portion of such options will be subject to cancellation (the "Indemnity Pool"), all as more particularly set forth in the Acquisition Agreement.

          b. The Indemnity Pool is intended to provide a reserve for the satisfaction of claims for indemnification, if any, pursuant to the indemnification provisions set forth in Article 9 of the Acquisition Agreement.

          c.   Pursuant   to  Article 9   of  the   Acquisition  Agreement,
Frank Hegarty is currently appointed the Representative for the purposes and with the authority set forth in Article 9.

          d. As a condition to accepting the appointment as Representa-tive under the terms of the Acquisition Agreement, MUX Recipients who have an interest in the Indemnity Pool (the "Indemnifying Equity Holders") have agreed to indemnify and share expenses incurred by the Representative (or any successor representative) in performing the role as Representative under the Acquisition Agreement.

          e. The Indemnifying Equity Holders have agreed to share, in the manner set forth herein, any unreimbursed liabilities incurred by those persons who were officers and/or directors of MUX prior to the Merger ("MUX Officers or Directors") or trustees of the ESOP ("ESOP Trustees") in connection with their activities as such an officer or director and/or as such a trustee.

                                 AGREEMENT

          NOW, THEREFORE, the parties agree as follows:

          i. The appointment of the Representative pursuant to Article 9 of the Acquisition Agreement is hereby agreed by all parties hereto, and the provisions of said Article 9 are incorporated herein as though fully set forth herein. In addition to and without limiting the provisions of said Article 9, it is hereby agreed that:

               (1) The Representative shall be, and hereby is, authorized to retain counsel, accountants, or other professional advisors to assist in determining the validity of claims made pursuant to the Acquisition Agreement or in otherwise acting as the Representative.

               (2) The Representative shall not be individually liable for any expense incurred on behalf of the Indemnifying Equity Holders or any of them in protesting, analyzing, resisting, arbitrating, litigating, negoti-ating with respect to, or defending any claim made against the Indemnity Pool, or for any amounts otherwise expended in acting hereunder.

               (3) On demand by the Representative, each Indemnifying Equity Holder shall contribute a pro rata portion (as determined below) of the fees and expenses incurred by the Representative on behalf of the Indemnifying Equity Holders in acting hereunder up to a maximum aggregate amount of fees and expenses of $50,000. Each signatory hereto shall contribute a pro rata portion (as determined below) of the fees and expenses incurred by the Representative on behalf of the Indemnifying Equity Holders in acting hereunder in excess of $50,000; provided, that the Representative shall have obtained the prior written consent of Indemnify-ing Equity Holders holding a majority in interest of the Indemnity Pool before incurring fees and expenses in excess of $50,000. (There shall be no separate fee payable hereunder to the Representative, but the Represen-tative shall be reimbursed for any out of pocket expenses incurred by him as Representative.) The amount due from each signatory hereto from time to time shall be computed by taking the total of such fees and expenses times a fraction (the "Escrow Fraction"), the numerator of which is the Merger Consideration and Spread paid and payable to such signatory as set forth in
Schedule 4.10 of the Acquisition Agreement, and the denominator of which is the Merger Consideration and Spread paid and payable to all Indemnifying Equity Holders, all as more particularly described on Schedule 4.10 of the Acquisition Agreement. In the event of any default by an Indemnifying Equity Holder in making a contribution demanded hereunder by the Represen-tative, the Escrow Fraction of a non-defaulting Indemnifying Equity Holder shall be increased by subtracting from the denominator the

Merger Consideration and Spread paid and payable to such defaulting Indemnifying Equity Holder.

               (4) The Representative shall keep the signatories hereto reasonably informed of actions taken by the Representative in acting hereunder.

               (5)  The Representative  may resign at any  time upon thirty
(30) days written notice to the Indemnifying Equity Holders and to Glen-ayre; provided, that such resignation shall not become effective until a successor Representative has been appointed pursuant to paragraph 1(g) below, except that if the Indemnifying Equity Holders have not made the appointment of a successor Representative pursuant to paragraph 1(g)(i) within the required 25-day period for doing so, the resigning Representa-tive shall be authorized to appoint his successor by written notice to the Indemnifying Equity Holders and to Glenayre.

               (6) Indemnifying Equity Holders holding a majority in interest of the Indemnity Pool may by written consent remove the Represen-tative upon written notice to the Representative and Glenayre; provided, however, that such removal shall not become effective until a successor Representative has been appointed pursuant to paragraph 1(g) below.

               (7) Indemnifying Equity Holders holding a majority in interest of the Indemnity Pool may by written consent appoint an additional Representative and/or fill a vacant Representative position caused by the death, disability, resignation or removal of a Representative. Notwith-standing the foregoing, (i) the Indemnifying Equity Holders shall appoint a successor Representative within twenty-five (25) days of the death, dis-ability or notice of resignation of the sole (or last remaining) Represen-tative and (ii) if there are an even number of Representatives, the Indemnifying Equity Holders shall either appoint an additional Representa-tive or remove a Representative.

               (8) In the event there is more than one (1) Representative, the Representatives shall act upon a majority vote of the Representatives in office with each Representative being entitled to one (1) vote regard-less of such Representative's interest in the Indemnity Pool. Notwith-standing the foregoing, in the event there is an even number of Representa-tives, the youngest Representative (based on the ages of the Representa-tives rather than their respective tenures as Representatives) shall not be entitled to vote.

               i.   The   authorization  granted  to  the  Equity  Holders'
Representative shall be irrevocable and shall not be terminated by any act of any of the Indemnifying Equity Holders or by operation of law, whether by death or incompetency of any Indemnifying Equity Holder or by the occurrence of any other event except the termination of this Agreement as provided in paragraph 9 below. If, after the execution hereof, any such Indemnifying Equity Holder shall die or become incompetent, the Equity Holders' Representative is nevertheless authorized and directed to exercise the authority granted in this Agreement as if such death or incompetence had not occurred and regardless of notice thereof.

          ii. If any MUX Officer or Director or any ESOP Trustee (an "Indemnified Agent") incurs a liability or expense arising out of the Indemnified Agent's activities as a MUX Officer or Director or as an ESOP Trustee (a "MUX Services Cost") and such MUX Services Cost is not fully covered by insurance or otherwise, the amount of such MUX Services Cost which is not covered by insurance or otherwise (the "Uncovered MUX Services Cost") shall be shared by the Indemnifying Equity Holders as set forth below. On demand by the Indemnified Agent each Indemnifying Equity Holder shall pay the Indemnified Agent the Indemnification Amount as defined below. The "Indemnification Amount" for each Indemnifying Equity Holder shall equal the Uncovered MUX Services Cost multiplied by such Indemnifying Equity Holder's Escrow Fraction.

          iii. The obligations of the Indemnifying Equity Holders hereto to reimburse the Representative pursuant to paragraph 1 for expenses and costs incurred by the Representative, to share the expenses of an Indemnified Agent pursuant to paragraph 2 and/or to indemnify the Representative pursuant to paragraph 4 are in addition to and shall not be affected or diminished by, any limitations on indemnification pursuant to Article 9 of the Acquisition Agreement, nor shall the Indemnifying Equity Holders' indemnification obligations under Article 9 of the Acquisition Agreement be diminished by their reimbursement or expense sharing obligations under this Agreement. Any Indemnifying Equity Holder who is in default of such indemnifying Equity Holder's obligations hereunder shall be liable to any and all Indemnifying Equity Holder's who are damaged by such default including all costs and expenses of recovering such damages from such defaulting Indemnifying Equity Holder, and each Indemnifying Equity Holder specifically agrees that if at the time of the final disposition of the Indemnity Pool to the Indemnifying Equity Holders, there remain unpaid costs and expenses of the Representative incurred hereunder, the Represen-tative shall be authorized to deduct from such final disposition the full amount of such unpaid costs and expenses before making distribution of the balance to the Indemnifying Equity Holders. In making such deduction and final disposition, the Representative shall take into account and adjust for any Indemnifying Equity Holders who have already paid or contributed their fractional share of such costs and expenses.

          iv. The Representative shall under no circumstances be liable to the Indemnifying Equity Holders for actions taken by the Representative in good faith hereunder and shall be indemnified by the Indemnifying Equity Holders in proportion to their respective

Escrow Fractions (as determined above) for any loss or damages suffered by the Representative in the good faith carrying out of the Representative's duties hereunder except for losses or damages caused by the Representative's gross neglect, recklessness or willful misconduct.

          v. This Agreement shall be binding on and shall inure to the benefit of the heirs, legatees, personal representatives, successors and assigns of the respective signatories hereto, including any successor Representative; provided, however, that such successor in interest or permitted assigns shall agree to be bound by the provisions of this Agreement.

          vi. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

          vii. This Agreement shall be subject in all respects to the provisions of the Acquisition Agreement contained in Sections 11.2 (Notic-es); provided, however, that addresses not set forth in the Acquisition Agreement shall be as set forth in Exhibit A.

          8. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the United States and those of the State of California applicable to contracts made and to be performed wholly within such state.

          9. The provisions of paragraph 1 of this Agreement shall terminate on the disposition of the entire Indemnity Pool to Glenayre or the Indemnifying Equity Holders, as the case may be. The provisions of this Agreement other than as contained in paragraph 1 shall not be affected by the termination of the provisions of paragraph 1 and shall survive such termination.

          10. This agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Equity Holders' Representative Agreement on the date first above written.


                                        REPRESENTATIVE:






                                        INDEMNIFYING EQUITY HOLDERS:




                                        Graham R. Barnes



                                        John P. Bartelme



                                        Barry Foster



                                        Michael J. Gresham



                                        Frank Hegarty



                                        Elias Mitri



                                        Michael Mulcay



                                        John Woods



                                        Amir Zoufonoun

                                 EXHIBIT A

                     NAMES AND ADDRESSES OF SIGNATORIES


Name                                    Address

Graham R. Barnes



John P. Bartelme



Barry Foster



Michael J. Gresham



Frank Hegarty



Elias Mitri



Michael Mulcay



John Woods



Amir Zoufonoun

                                                                   Annex II

CHAPTER 13.  DISSENTERS' RIGHTS

Section
1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions.
1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents.
1302.     Submission of share certificates for endorsement; uncertificated securities.
1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment.
1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers.
1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs.
1306.     Prevention of immediate payment; status as creditors; interest.
1307.     Dividends on dissenting shares.
1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment.
1309.     Termination of dissenting share and shareholder status.
1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval.
1311.     Exempt shares.
1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions.


(Section Mark) 1300.  Reorganization or short-form merger; dissenting shares;
         corporate purchase at fair market value; definitions

          (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each share-holder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be deter-mined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any apprecia-tion or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

          (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:





          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities ex-change certified by the Commissioner of Corporations under subdivision
     (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in
     * * * subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in * * * subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that * * * subparagraph (A) rather than * *
     * subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with
     Section 1301.

          (4) Which the dissenting shareholder has submitted for endorse-ment, in accordance with Section 1302.

          (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.


(Section Mark) 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

          (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorga-nization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissent-ing shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corpora-tion to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

          (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) or paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the out-standing shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(Section Mark) 1302.  Submission of share certificates for endorsement;
         uncertificated securities

          Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of
     Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securi-ties, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certifi-cates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.


(Section Mark) 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

          (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

          (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satis-fied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.


(Section Mark) 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

          (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fair to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corpo-ration, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissent-ing shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

          (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

          (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(Section Mark) 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

          (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share.
     Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

          (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

          (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to pur-chase, with interest thereon at the legal rate from the date on which judgment was entered.

          (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securi-ties, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

          (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).


(Section Mark) 1306.  Prevention of immediate payment; status as creditors;
         interest

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(Section Mark) 1307.  Dividends on dissenting shares

     Cash dividends declared and paid by the corporation upon the dissent-ing shares after the date of approval of the reorganization by the out-standing shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.


(Section Mark) 1308.  Rights of dissenting shareholders pending valuation;
         withdrawal of demand for payment

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(Section Mark) 1309.  Termination of dissenting share and shareholder status

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandon-ment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the arti-cles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the pur-chase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corpora-tion, withdraws the shareholder's demand for purchase of the dissent-ing shares.


(Section Mark) 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceed-ings under Sections 1304 and 1305 shall be suspended until final determina-tion of such litigation.


(Section Mark) 1311.  Exempt shares

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.


(Section Mark) 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

          (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the share-holder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganiza-tion or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accor-dance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

          (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

          (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.